    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1999.
                                                        Registration No. 333-[ ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ECHOSTAR DBS CORPORATION
             AFFILIATE GUARANTORS LISTED ON SCHEDULE ATTACHED HERETO
             (Exact name of Registrant as specified in its charter)

               COLORADO                                 5064                                84-1328967
(STATE OF REGISTRANT'S INCORPORATION)       (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER IDENTIFICATION
                                             CLASSIFICATION CODE NUMBER)                      NUMBER)

                                                                               DAVID K. MOSKOWITZ, ESQ.
                    5701 SOUTH SANTA FE DRIVE                         SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                    LITTLETON, COLORADO 80120                                         SECRETARY
                         (303) 723-1000                                        ECHOSTAR DBS CORPORATION
                                                                              5701 SOUTH SANTA FE DRIVE
                                                                              LITTLETON, COLORADO 80120
                                                                                    (303) 723-1000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,             (NAME, ADDRESS, INCLUDING ZIP CODE, AND
INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                                                                                     FOR SERVICE)


                                 WITH A COPY TO:

                             DAVID W. AMBROSIA, ESQ.
                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                               NEW YORK, NY 10004
                                 (212) 858-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the Securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
        TITLE OF SECURITIES TO BE REGISTERED             AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
                                                          REGISTERED       OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION FEE
                                                                            PER NOTE (1)           PRICE
---------------------------------------------------------------------------------------------------------------------------------
9 1/4% Senior Notes due 2006                             $375,000,000          100.0%          $375,000,000         $104,250
---------------------------------------------------------------------------------------------------------------------------------
9 3/8% Senior Notes due 2009                            $1,625,000,000         100.0%         $1,625,000,000        $451,750
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 9 1/4% Senior Notes and the 9 3/8%          (2)                (2)                 (2)               (2)
Senior Notes by affiliates of EchoStar DBS Corporation
---------------------------------------------------------------------------------------------------------------------------------
                  TOTAL                                 $2,000,000,000         100.0%         $2,000,000,000        $556,000
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

                          -----------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  SCHEDULE OF ADDITIONAL REGISTRANT GUARANTORS

------------------------------------------------------------------------------------------------------------------------------------
    EXACT NAME OF GUARANTOR REGISTRANTS AS SPECIFIED         STATE OF           PRIMARY STANDARD                  I.R.S.
              IN THEIR RESPECTIVE CHARTERS                   FORMATION      INDUSTRIAL CLASSIFICATION     EMPLOYER IDENTIFICATION
                                                                                     NUMBER                       NUMBER
------------------------------------------------------------------------------------------------------------------------------------
                  DIRECTSAT CORPORATION                      DELAWARE                 5064                      54-1547458
               ECHO ACCEPTANCE CORPORATION                   COLORADO                 5064                      84-1082359
                 ECHOSPHERE CORPORATION                      COLORADO                 5064                      84-0833457
          DISH INSTALLATION NETWORK CORPORATION              COLORADO                 5064                      84-1195952
            ECHOSTAR TECHNOLOGIES CORPORATION                  TEXAS                  5064                      76-0033570
                    HT VENTURES, INC.                        COLORADO                 5064                      84-1239150
           ECHOSTAR INTERNATIONAL CORPORATION                COLORADO                 5064                      84-1258859
                 SATELLITE SOURCE, INC.                      COLORADO                 5064                      84-1045974
             ECHOSTAR SATELLITE CORPORATION                  COLORADO                 5064                      84-1114039
              HOUSTON TRACKER SYSTEMS, INC.                  COLORADO                 5064                      84-1462072
           ECHOSTAR NORTH AMERICA CORPORATION                COLORADO                 5064                      84-1282886
                  SKY VISTA CORPORATION                      COLORADO                 5064                      84-1469204
                ECHOSTAR INDONESIA, INC.                     COLORADO                 5064                      84-1253832
        DIRECT BROADCASTING SATELLITE CORPORATION            COLORADO                 5064                      84-1328968
       ECHOSTAR SATELLITE BROADCASTING CORPORATION           COLORADO                 5064                      84-1337871
                       DISH, LTD.                             NEVADA                  5064                      88-0312499
               ECHOSTAR SPACE CORPORATION                    COLORADO                 5064                      84-1307367
------------------------------------------------------------------------------------------------------------------------------------


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED JANUARY 28, 1999

PROSPECTUS

                              ECHOSTAR DBS CORPORATION

                                 OFFER TO EXCHANGE

                  $375,000,000 OF ITS 9 1/4% SENIOR NOTES DUE 2006
                WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                  FOR ALL OUTSTANDING 9 1/4% SENIOR NOTES DUE 2006
                                        AND
                 $1,625,000,000 OF ITS 9 3/8% SENIOR NOTES DUE 2009
                WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                  FOR ALL OUTSTANDING 9 3/8% SENIOR NOTES DUE 2009

The Exchange Offer will expire at 5:00 p.m., New York City Time, on
             , 1999, unless extended.

THE REGISTERED NOTES

- The terms of each of the Notes to be issued in the Exchange Offer are substantially identical to each of the outstanding Notes that we issued on January 25, 1999, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding Notes. Sometimes we refer to the Notes to be issued in the Exchange Offer as the Exchange Notes and the Notes issued on January 25, 1999 as the Old Notes.

- Interest on the Notes is payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 1999.

- The Notes are general senior unsecured obligations of the Company and will rank equally in right of payment to each other and to all our existing and future senior unsecured obligations and will rank senior in right of payment to all our existing and future junior obligations. The Notes are effectively junior to secured obligations to the extent of the collateral securing such obligations, including any borrowings under our future secured credit facilities. The Notes are guaranteed on a senior unsecured basis by substantially all of our subsidiaries and certain of our affiliates.

MATERIAL TERMS OF THE EXCHANGE OFFER

-    Expires at 5:00 p.m., New York City time, on           , 1999, unless
     extended.

- All outstanding Notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of Exchange Notes which are registered under the Securities Act of 1933, as amended.

- The exchange of Notes will not be a taxable exchange for U.S. federal income tax purposes.

-    We will not receive any proceeds from the Exchange Offer.

- Tenders of outstanding Old Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 23 OF THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
        COMMISSION  HAS  APPROVED  THE NOTES  TO  BE  DISTRIBUTED  IN  THE
          EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED
           THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE.  ANY REPRESENTA-
                 TION TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

                  The date of this Prospectus is           , 1999.

                                TABLE OF CONTENTS



                                                                                               Page
                                                                                               ----
Prospectus Summary                                                                               6
The EchoStar Organization                                                                       22
Risk Factors                                                                                    23
Use of Proceeds                                                                                 41
Capitalization                                                                                  50
Selected Financial Data                                                                         51
Management's Discussion and Analysis of Financial Condition and Results of Operations           54
Business                                                                                        65
Management                                                                                      93
Certain Relationships and Related Transactions                                                  98
Security Ownership of Certain Beneficial Owners and Management                                  99
Description of the Notes                                                                       101
Certain United States Federal Income Tax Considerations                                        144
United States ERISA Considerations                                                             147
Plan of Distribution                                                                           147
Legal Matters                                                                                  149
Experts                                                                                        149
Where You Can Find More Information                                                            149
Index to Financial Statements                                                                  F-1



NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER TO SELL OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                              FORWARD-LOOKING STATEMENTS

     All statements contained herein, as well as statements made in press releases and oral statements that may be made by EchoStar or by officers, directors or employees acting on its behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially are the following: a total or partial loss of a satellite due to operational failures, space debris or otherwise; a decrease in sales of digital equipment and related services to international service providers; a decrease in DISH Network subscriber growth; an increase in subscriber acquisition costs; impediments to the retransmission of local or distant broadcast network signals; lower than expected demand for the Company's delivery of local broadcast network signals; an unexpected business interruption due to the failure of third-parties to remediate year 2000 issues; the inability of the Company to retain or obtain necessary authorizations from the Federal Communications Commission (FCC); an increase in competition from cable, direct broadcast satellite (DBS), other satellite system operators and other providers of subscription television services; the introduction of new technologies and competitors into the subscription television business; a merger of existing DBS competitors; a change in the regulations governing the subscription television service industry; the outcome of any litigation in which ECC or the Company may be involved; failure to consummate the 110 Acquisition with The News Corporation Limited and MCI WorldCom, Inc. (MCI) whereby ECC would issue equity securities in exchange for two satellites that have not yet been completed or the failure of such satellites to be successfully launched or to become operational or a delay in such launch or operation; general business and economic conditions; and other risk factors described from time to time in reports filed with the Securities and Exchange Commission (SEC or Commission) by ECC or the Company. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein.

                                  PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. "WE," "OUR" AND THE "COMPANY" AS USED IN THIS PROSPECTUS REFER TO ECHOSTAR DBS CORPORATION, A COLORADO CORPORATION (DBS CORP.), DIRECT BROADCASTING SATELLITE CORPORATION, A COLORADO CORPORATION, AND THE SUBSIDIARIES OF DBS CORP. AS USED IN THIS PROSPECTUS, "ECC" REFERS TO ECHOSTAR COMMUNICATIONS CORPORATION, A NEVADA CORPORATION, OR, IF THE CONTEXT REQUIRES, TO ECC TOGETHER WITH ITS SUBSIDIARIES. "OLD NOTES" REFERS TO OUR 9 1/4% SENIOR NOTES DUE 2006 AND OUR 9 3/8% SENIOR NOTES DUE 2009 THAT WERE ISSUED ON JANUARY 25, 1999 AND "EXCHANGE NOTES" REFERS TO OUR 9 1/4% SENIOR NOTES AND OUR 9 3/8% SENIOR NOTES OFFERED PURSUANT TO THIS PROSPECTUS. "NOTES" REFERS TO THE OLD NOTES AND THE EXCHANGE NOTES, COLLECTIVELY.

                                  THE EXCHANGE OFFER

     We completed on January 25, 1999 the private offering of an aggregate of $2,000,000,000 of Notes consisting of $375,000,000 9 1/4% Senior Notes due 2006 and 1,625,000,000 9 3/8% Senior Notes due 2009. We entered into registration rights agreements with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this Prospectus and to complete the

Exchange Offer within 210 days of the issuance of the Old Notes. You are entitled to exchange in the Exchange Offer your outstanding Old Notes for registered Exchange Notes with substantially identical terms. If the Exchange Offer is not completed by August 23, 1999, and in certain other circumstances, liquidated damages, in addition to interest that would otherwise accrue on the Notes, will accrue at the rates described herein. You should read the discussion under the headings "-- Summary Description of the Notes" and "Description of the Notes" for further information regarding the registered notes.

     We believe that the Exchange Notes offered in the Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "--Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and resale of the Notes.

                                     THE COMPANY

     We are a leading provider of DBS programming services in the United States, a significant international supplier of digital satellite receiver systems and a provider of other satellite services. We commenced our subscription satellite television service, the DISH Network, in March 1996, after the successful launch of our first satellite (EchoStar I) in December 1995. Since that time, we have launched three additional satellites (EchoStar II, EchoStar III and EchoStar
IV) and we now have more operational DBS satellites than any other DBS operator in the United States. As of December 31, 1998, DISH Network had more than
1.9 million subscribers, an increase of approximately 900,000 subscribers during the past 12 months. We added approximately 330,000 subscribers during the fourth quarter of 1998, which we estimate represents almost 40% of all new satellite subscribers in the United States during that period. Average monthly programming revenue during the third quarter of 1998 was approximately $40 per subscriber.

     The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in United States history, surpassing the rollout of color televisions, VCRs and compact disc players. As of December 31, 1998, approximately 9 million United States households subscribed to DBS and other digital direct-to-home (DTH) satellite services. We believe that there is still significant unsatisfied demand for high quality, reasonably priced television programming.

     We have authorizations for more United States licensed DBS frequencies than any other DBS competitor, including 21 frequencies at an orbital slot (119 degrees West Longitude) that is capable of providing DBS service to the entire continental United States (known as "full CONUS"). From that orbital slot, we provide consumers in the continental United States with a choice of approximately 200 channels of digital television programming and CD quality audio programming. DISH Network subscribers can choose from a variety of programming packages that we believe have a better price-to-value relationship than packages currently offered by most subscription television providers, particularly cable TV operators.

     In November 1998, we announced an agreement with The News Corporation Limited, its ASkyB subsidiary and MCI to purchase MCI's authorization for 28 additional DBS frequencies at the 110 degrees WL full CONUS orbital slot, together with two satellites (EchoStar V and EchoStar VI) that are to be delivered in-orbit and other related assets and rights (the 110 Acquisition). Assuming consummation of the 110 Acquisition and successful launch of EchoStar V and EchoStar VI, we expect that the DISH Network will have the capacity to expand its current offering of more than 200 channels to approximately 500 video and audio channels broadcast nationwide. Subscribers can receive DISH Network programming through a single 18-inch dish. EchoStar V and EchoStar VI are currently scheduled to be launched during 1999.

     DISH Network programming is available to any subscriber who purchases or leases an 18-inch satellite dish, an EchoStar digital satellite receiver, a user-friendly remote control and related components that together constitute an EchoStar receiver system. EchoStar receiver systems are fully compatible with MPEG-II, the world digital standard for computers and consumer electronics products, and provide image and sound quality superior to current analog cable TV service.

     EchoStar receiver systems are designed and engineered by our EchoStar Technologies Corporation (ETC) business unit. ETC has contracted for the manufacture of EchoStar receiver systems with third parties in accordance with ETC specifications. Our satellite receivers have won numerous awards from dealers, retailers and industry trade publications. In addition to supplying EchoStar receiver systems for the DISH Network, ETC supplies similar receiver systems to international satellite TV service providers. Currently, ETC has two major customers, subsidiaries of the national telephone companies in Spain (Telefonica) and Canada (Bell Canada). Additionally, we design "turn-key" satellite systems for third parties. As part of the 110 Acquisition, News Corporation, which has interests in several major international satellite TV service providers, agreed to purchase at least 500,000 digital satellite receivers. ETC is actively soliciting additional business to supply receiver systems to several satellite TV projects in various stages of development around the world, although we cannot provide assurance as to the ultimate success of those efforts.

     Our Satellite Services business unit primarily leases capacity on our satellites to customers on either a monthly (full-time) or hourly (part-time) basis. Full-time customers tend to be international services that broadcast foreign language programming to DISH Network subscribers. Part-time customers are typically Fortune 1000 companies that use our satellite network for business television (BTV) service to communicate with employees, customers and suppliers located around the United States. In addition, we are actively developing a wide range of Internet and high-speed data services that we expect to offer to consumers beginning in 1999.

     Our primary objective is to continue to expand our DISH Network subscriber base, as well as to develop as an integrated, full-service satellite company. To achieve this objective, we seek to:

- LEVERAGE OUR SIGNIFICANT SHARE OF DBS SPECTRUM. ECC currently has FCC authorizations for more DBS capacity than any other domestic satellite TV service provider, with four high-power satellites currently in orbit. We will continue to expand our digital video and audio programming offerings with additional satellite-delivered programming, high definition television
     (HDTV) offerings, sports, movies, foreign language, business, educational and other niche programming. We also plan to introduce Internet and high-speed data services during 1999. By expanding our local and other programming services and by introducing Internet and high-speed data services, we believe that we will be able to differentiate ourselves from other subscription TV service providers that do not have the channel capacity to offer similar services or cannot expand their capacity in a cost effective manner. Consummation of the 110 Acquisition should further enhance our ability to add programming and strengthen our product offering.

- ENHANCE OUR POSITION AS A PROVIDER OF VALUE-ORIENTED PROGRAMMING AND RECEIVER SYSTEMS. We employ a "value-based" strategy with respect to pricing decisions for DISH Network programming and EchoStar receiver systems. We believe that DISH Network offers consumers more video and audio programming for less money than most other subscription TV services. For example, our entry level "America's Top 40" programming package is priced at $19.99 per month as compared to, on average, more than $30 per month for comparable cable TV service (typically consisting of 54 analog channels). Customers can add up to seven premium movie channels for an additional $11 per month, or about the same amount that cable subscribers typically pay for only one or two movie channels. The Company's fourth quarter 1998 promotion, the DISH Network One-Rate Plan, provides a $249 rebate on the purchase of certain EchoStar receiver systems if the subscriber commits to a year's purchase of America's Top 100 CD programming and two premium channel packages for a monthly fee of $48.98. Also in the fourth quarter of 1998, we announced a price guarantee to consumers, ensuring no price increases for our most popular programming packages through March 2000. In addition, we believe that our digital video receiver systems are produced at a lower cost than those of most other manufacturers of similar equipment. We have been able to leverage this advantage by acquiring DISH Network subscribers at what we believe to be a substantially lower cost than any of our DBS competitors while offering consumers a wide array of features and functionality in EchoStar receiver systems.

- CONTINUE TO EXPAND DISTRIBUTION CHANNELS. We continue to strengthen our sales and distribution channels, which include an independent dealer network, consumer electronics retail and direct sales representatives. We are approaching 18,000 points of sale across the United States, up from approximately 12,000 points of sale 12 months ago. The majority of our subscriber activations have come from our independent dealer network, which consists primarily of local retailers who specialize in TV and home entertainment systems. We intend to increase our distribution channels and further expand our points of sale into more traditional consumer electronics retailers (e.g., our agreement with Sears to distribute EchoStar receiver systems). Presently, we have agreements with four manufacturers, SCI, VTech, JVC and Philips, to produce EchoStar receiver systems.

- DEVELOP ECHOSTAR TECHNOLOGIES CORPORATION AND SATELLITE SERVICES BUSINESSES. We believe that ETC and Satellite Services offer strategic opportunities for the Company in the future. ETC has been able to leverage its research and development on EchoStar receiver systems by selling similar products to international satellite TV service providers. In addition, the design by ETC of receiver systems for international customers has resulted in improvements in the design and economies of scale in production of EchoStar receiver systems for the DISH Network. ETC has generated significant revenue for the Company during 1997 and 1998. Likewise, although Satellite Services is not yet a fully developed business, we believe that providing Satellite Services to BTV and other customers can enhance DISH Network subscriber growth by increasing visibility for the DISH Network, and because many BTV customers might also subscribe to DISH Network's other programming service offerings.

- EMPHASIZE ONE-STOP SHOPPING. We believe that providing outstanding service, convenience and value are essential to developing long-term customer relationships. We offer consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. To enhance responsiveness to our customers, we have established a single telephone number (1-800-333-DISH), which customers can call 24 hours a day, seven days a week to order EchoStar receiver systems, activate and modify programming services, schedule installation and obtain technical support and warranty services. We believe we are the only DBS provider to offer a comprehensive single-point customer service function.

     We have evaluated and expect to continue to evaluate possible acquisition transactions and the possible disposition of certain of our businesses on an ongoing basis and at any given time we may be engaged in discussions or negotiations with respect to possible acquisitions or dispositions within the

DBS field as well as other areas of opportunity.

     Our principal offices are located at 5701 South Santa Fe Drive, Littleton, Colorado 80120, and our telephone number is (303) 723-1000.

                                 RECENT DEVELOPMENTS

110 ACQUISITION

     The 110 Acquisition was announced on November 30, 1998. Under the 110 Acquisition agreement, ECC will acquire MCI's license to operate 28 DBS frequencies at the 110 degrees WL full CONUS orbital location; two Space Systems/ Loral-built satellites, to be delivered in-orbit and currently expected to be launched during 1999; a recently-constructed digital broadcast operations center located in Gilbert, Arizona; a worldwide license agreement to manufacture and distribute set-top boxes internationally using NDS Limited encryption/decoding technology; a commitment by an affiliated entity of News Corporation to purchase from ETC a minimum of 500,000 set-top boxes; and a three-year no fee retransmission consent agreement for DISH Network to rebroadcast FOX Broadcasting Company owned-and-operated local station signals to their respective markets. The transferors will bear the costs of the construction, launch and insurance of the two Space Systems/Loral-built satellites, including launch insurance and one year of in-orbit service insurance. ECC and MCI also agreed that MCI will have the non-exclusive right to bundle DISH Network service with MCI's telephony service offerings on mutually agreeable terms. In addition, we have agreed to carry the FOX News Channel on the DISH Network. We received standard program launch support payments in exchange for carrying the programming.

     Beneficial interest in substantially all of the assets and rights to be acquired by ECC in the 110 Acquisition will be transferred to us promptly after closing.

     If ECC's Class A common stock (Nasdaq: DISH) trades between $15.00 per share and $39.00 per share during the 20 business days prior to closing the 110 Acquisition, News Corporation will receive 24,030,000 newly-issued shares of ECC's Class A common stock and MCI will receive 5,970,000 newly-issued shares of ECC's Class A common stock, a total of approximately 37% of ECC's fully-diluted equity and approximately 8.5% of the total voting power of ECC. If the average closing price of ECC's Class A common stock for the 20 business days preceding the closing of the 110 Acquisition exceeds $39 per share, the number of the newly-issued shares will be determined by dividing $1.17 billion by such price. If the 110 Acquisition had been consummated on January 25, 1999, ECC would have been required to issue 24,258,760 Class A Shares, constituting approximately 31.8% of ECC's fully-diluted equity and 7.0% of ECC's total voting power.

     By combining the capacity of the newly acquired satellites at the 110 degrees WL orbital slot and our current satellites at 119 degrees WL (which is subject to FCC approval which has been applied for), we expect that our DISH Network will have the capacity to provide approximately 500 channels of programming, Internet and high-speed data services and HDTV nationwide through a single 18 inch dish, and would be positioned to become a one-dish solution for satellite-delivered local programming in major markets across the United States. We also expect that our DISH Network will have the capacity to serve Alaska, Hawaii, Puerto Rico and the United States territories in the Caribbean.

     In connection with the 110 Acquisition, the litigation between ECC and News Corporation described below under "Business -- Legal Proceedings" will be stayed and dismissed with prejudice upon closing or if the transaction is terminated for reasons other than the breach by, or failure to fulfill a condition within the control of, News Corporation or MCI, or in certain other limited circumstances.

     The 110 Acquisition is subject to receipt of regulatory approvals and the approval of ECC's shareholders. See "Business -- Government Regulation" and "Risk Factors -- Opposition to, and Risk of Loss of, Certain EchoStar Authorizations." ECC's Board of Directors has approved the 110 Acquisition. Although the FCC has not yet provided approval for the 110 Acquisition, the Federal Trade Commission and the United States Department of Justice provided "early termination" of Hart-Scott-Rodino antitrust review of the 110 Acquisition on December 16, 1998. The FCC has placed the 110 Acquisition on public notice. Comments on, or petitions to deny, the transaction were required to be filed by January 14, 1999. The U.S. Department of Justice has filed comments requesting prompt grant of the 110 Acquisition application. Several parties have opposed the application on various grounds or have requested conditions, including, without limitation, arguing that alien ownership limitations and other broadcast qualification requirements apply, requesting program access conditions with respect to News Corporation's programming, and requesting conditions in connection with service to Alaska and Hawaii, including requesting service to Hawaii from 110 degrees WL as well as from the 148 degrees WL orbital location, with respect to which ECC has filed a still pending request for a waiver of the obligation to serve Alaska and Hawaii. We cannot be sure how the FCC would rule on any of these oppositions or requests. The entire FCC formal pleading cycle is expected to be completed by early February 1999, with FCC approval of the transaction possible shortly thereafter. To our knowledge, no other regulatory approvals are necessary in order to consummate the 110 Acquisition. The transaction must also be approved by ECC's shareholders. Charles W. Ergen, Chairman, President and Chief Executive Officer of ECC and its controlling shareholder, has agreed to vote in favor of the transaction.

ECC TENDER OFFERS

     ECC announced on December 23, 1998, that it had commenced cash tender offers (Tender Offers) as part of a plan to refinance most of its existing indebtedness at more favorable interest rates and terms. ECC offered to purchase any and all of the following debt securities issued by its direct and indirect subsidiaries: the 12 1/2% Senior Secured Notes due 2002 issued by EchoStar DBS Corporation; the 12 7/8% Senior Secured Discount Notes due 2004 issued by Dish, Ltd.; and the 13 1/8% Senior Secured Discount Notes due 2004 issued by EchoStar Satellite Broadcasting Corporation. ECC also announced that it had sent to all holders of ECC's issued and outstanding 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 a notice to exchange all of the outstanding shares of Series B Preferred into 12 1/8% Senior Preferred Exchange Notes due 2004 on the terms and conditions set forth in the certificate of designation relating to the Series B Preferred. The Senior Preferred Exchange Notes were issued on January 4, 1999. Immediately following the exchange, ECC commenced an offer to purchase any and all outstanding Senior Preferred Exchange Notes. The Tender Offers for the first three issues of notes were consummated on January 25, 1999, concurrently with the offering of the Old Notes, with holders of more than 99% of each issue of debt securities tendering their notes and consenting to certain amendments to the indentures governing the notes that eliminated substantially all of the restrictive covenants and amended certain other provisions. The Tender Offer for the Senior Preferred Exchange Notes will expire on February 1, 1999, unless extended. The Company has been advised by the depositary for such Tender Offer that it has received tenders and consents from holders of more than 99% of the outstanding Senior Preferred Exchange Notes.

REORGANIZATION

     In order to streamline the organization and operations of the ECC group of companies, ECC plans to implement a reorganization as illustrated below under "The EchoStar Organization." Pursuant to the reorganization plan, we will place, subject to FCC approval, ownership of all of the group's DBS satellites and related FCC authorizations and licenses into EchoStar Satellite Corporation, a wholly owned subsidiary of EchoStar DBS Corporation. DirectSat Corporation and Direct Broadcasting Satellite Corporation, the current owners of EchoStar II and EchoStar III, will both be merged into EchoStar Satellite Corporation.
Dish, Ltd. and EchoStar Satellite Broadcasting Corporation will be merged into EchoStar DBS Corporation. EchoStar DBS Corporation currently owns EchoStar IV, which, like the other DBS satellites and related FCC authorizations for frequencies (including those acquired in the 110 Acquisition), will be transferred to EchoStar Satellite Corporation. Our companies that currently hold FCC DBS authorizations have filed applications with the FCC to effect these "pro forma" assignments of their licenses to EchoStar Satellite Corporation. Consummation of the reorganization is contingent upon receipt of those FCC approvals.

                      SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $375,000,000 aggregate principal amount of outstanding 9 1/4% Senior Notes due 2006 and $1,625,000,000 aggregate principal amount of outstanding 9 3/8% Senior Notes due 2009 for an equal aggregate principal amount of Exchange Notes. Each series of Exchange Notes will be obligations of the Company entitled to the benefits of the indenture governing such series of the outstanding Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the outstanding Old Notes except that the Exchange Notes have been registered under the Securities Act, and therefore are not entitled to the benefits of the registration rights granted under the registration rights agreements, executed as part of the offering of the outstanding Old Notes. As a result of this registration, the Exchange Notes will not bear legends restricting their transfer.

Registration Rights            You are entitled to exchange your Old Notes for
Agreements                     registered Exchange Notes with substantially
                               identical terms. The Exchange Offer is intended to satisfy these rights. After the Exchange
                               Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes, except in certain limited circumstances.

The Exchange Offer             We are offering to exchange $1,000 principal
                               amount of our Exchange Notes which have been registered under the Securities Act for each $1,000 principal amount of the applicable series of outstanding Old Notes.

                               In order to be exchanged, an outstanding Old
                               Note must be properly tendered and accepted.
                               All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. The following principal amounts of the Old Notes are outstanding: $375,000,000
                               9 1/4% Senior Notes due 2006 and $1,625,000,000
                               9 3/8 % Senior Notes due 2009. We will issue registered notes on or promptly after the expiration of the Exchange Offer.

Resale of the Exchange Notes   Based on an interpretation by the staff of the
                               SEC set forth in no-action letters issued to third parties, including "Exxon Capital
                               Holdings Corporation" (available May 13, 1988),
                               "Morgan Stanley & Co. Incorporated" (available
                               June 5, 1991), "Mary Kay Cosmetics, Inc."
                               (available June 5, 1991) and "Warnaco, Inc."
                               (available October 11, 1991), we believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if: the Exchange Notes issued in the Exchange Offer are being acquired by you in the ordinary course of your business;
                               you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued to you in the Exchange Offer; you are not a broker-dealer who purchased such outstanding
                               Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and you are not an "affiliate" of ours. If our belief is inaccurate and you transfer any Note issued to you in the Exchange Offer without delivering a prospectus meeting the requirement of the Securities Act or without an exemption from registration of your Old Notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability. Each broker-dealer that is issued Exchange Notes in the Exchange
                               Offer for its own account in exchange for Old
                               Notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale of the Exchange Notes issued in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this Prospectus for an offer to resell, resale or other retransfer of the Exchange Notes issued to it in the Exchange Offer. We have agreed to use our best efforts to make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding Old Notes is an affiliate (as such term is defined in Rule 405 of the Securities
                               Act) of the Company. The Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding Old
                               Notes in any jurisdiction in which this
                               Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date                The Exchange Offer will expire at 5:00 p.m.,
                               New York City time,            , 1999, unless
                               we decide to extend the expiration date.

Accrued Interest on the        The Old Notes and the Exchange Notes will bear
Exchange Notes and the         interest from January 25, 1999.  Old Notes that
Outstanding Old Notes          are accepted for exchange will cease to accrue
                               interest from the date of completion of the Exchange Offer. Consequently, holders who exchange their outstanding Old Notes for Exchange Notes will receive the same interest payment on August 1, 1999 (the first interest payment date with respect to the outstanding
                               Old Notes and the Exchange Notes to be issued in the Exchange Offer) that they would have received had they not accepted the Exchange
                               Offer.

Termination of the Exchange    We may terminate the Exchange Offer if we
Offer                          determine that our ability to proceed with the
                               Exchange Offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the SEC of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although we cannot assure you that such conditions will not occur. Holders of outstanding Old Notes will have certain rights against us under the registration rights agreements executed as part of the offering of the outstanding Old Notes if we fail to consummate the Exchange Offer.

Procedures for Tendering
Outstanding Old Notes          If you are a holder of an Old Note and you wish
                               to tender your Old Note for exchange pursuant to the Exchange Offer, you must transmit to U.S. Bank Trust National Association, as
                               Exchange Agent, on or prior to the Expiration
                               Date: either a properly completed and duly executed Letter of Transmittal, which accompanies this Prospectus, or a facsimile of the Letter of Transmittal, including all other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth on the cover page of the Letter of Transmittal; or a computer-generated message transmitted by means of the Automated
                               Tender Offer Program system of The Depository
                               Trust Company (DTC) and received by the
                               Exchange Agent and forming a part of a
                               confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal; and, either a timely confirmation of book-entry transfer of your outstanding Old Notes into the Exchange
                               Agent's account at DTC pursuant to DTC's procedure for book-entry transfers described in this Prospectus under the heading "The Exchange
                               Offer--How to Tender" must be received by the Exchange Agent on or prior to the Expiration
                               Date; or the documents necessary for compliance with the guaranteed delivery procedures described below. By executing the Letter of Transmittal, each holder will represent to us that, among other things, the Exchange Notes to be issued in the Exchange Offer are obtained in the ordinary course of business of the person receiving such Exchange Notes whether or not such person is the holder, neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution or such Exchange Notes and neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

Special Procedures for         If you are the beneficial owner of Old Notes
Beneficial Owners              and your name does not appear on a security
                               position listing of DTC as the holder of such Old Notes or if you are a beneficial owner of registered Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Old Notes or registered Old Notes in the Exchange Offer, you should promptly contact the person in whose name your Old Notes are registered and instruct such person to tender on your behalf. If such beneficial holder wishes to tender on its own behalf such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its outstanding Old Notes, either make appropriate arrangements to register ownership of the outstanding Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedure  If you wish to tender your Old Notes and time will not permit your required documents to reach the Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be completed on time or certificates for registered Old Notes cannot be delivered on time, you may tender your Old Notes pursuant to the procedures described in this Prospectus under the heading "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights              You may withdraw the tender of your Old Notes
                               at any time prior to 5:00 p.m., New York City
                               time, on ,            1999, the business day
                               prior to the Expiration Date, unless your Old
                               Notes were previously accepted for exchange.

Acceptance of Outstanding Old  Subject to certain conditions (as summarized
Notes and Delivery of          above in "-- Termination of the Exchange Offer"
Exchange Notes                 and described more fully under the "The
                               Exchange Offer"), we will accept for exchange any and all outstanding Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to Exchange Offer will be delivered promptly following the Expiration Date.

Certain U.S. Federal Income    An exchange of Old Notes for Exchange Notes
Tax Consequences               will not be taxable to holders. See "Certain
                               United States Federal Tax Consequences - the
                               Exchange Offer."

Use of Proceeds                We will not receive any proceeds from the
                               issuance of Exchange Notes pursuant to the Exchange Offer. We will pay all expenses incident to the Exchange Offer.

Exchange Agent                 U.S. Bank Trust National Association is serving
                               as Exchange Agent in connection with the Exchange Offer. The Exchange Agent can be reached at Corporate Trust Trustee
                               Administration, 180 E. 5th Street, St. Paul,
                               Minnesota 55101. For more information with respect to the Exchange Offer, the telephone number for the Exchange Agent is (651) 244-8162 and the facsimile number for the Exchange Agent is (651) 244-1537.

Consequences of Not            If you do not exchange your Old Notes in the
Exchanging Old Notes           Exchange Offer, your Old Notes will continue to
                               be subject to the restrictions or transfer set forth in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only if they are registered under, offered or sold pursuant to an exemption from, or offered or sold in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the Old Notes under the Securities Act. See "The Exchange Offer."

                           SUMMARY DESCRIPTION OF THE NOTES

     The Exchange Offer applies to $375,000,000 aggregate principal amount of 9 1/4% Senior Notes due 2006 and $1,625,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2009. The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore, will not bear legends restricting the transfer thereof. Each series of the Exchange Notes will evidence the same debt as the applicable series of Old Notes and will be entitled to the benefits of the applicable Indenture. See "Description of the Notes." As used in this summary of the Notes, the "Company" refers to EchoStar DBS Corporation and not to its Subsidiaries, and "Subsidiaries" refers to EchoStar DBS Corporation's direct and indirect subsidiaries and Direct Broadcast Satellite Corporation, a wholly-owned subsidiary of ECC (DBSC).

Securities Offered       $375.0 million aggregate principal amount of 9 1/4%
                         Notes due 2006 (the Seven Year Notes).

                         $1.625 billion aggregate principal amount of 9 3/8% Notes due 2009 (the Ten Year Notes).

Maturity Date            February 1, 2006 for the Seven Year Notes;
                         February 1, 2009 for the Ten Year Notes.

Interest Payment Dates   Interest will accrue at the rate of 9 1/4% per annum
                         on the Seven Year Notes and 9 3/8% per annum on the Ten Year Notes, and will be payable semi-annually in cash on February 1 and August 1 of each year, commencing August 1, 1999.

Ranking The Notes rank senior in right of payment to all subordinated indebtedness of the Company and PARI PASSU in right of payment to each other and to all senior indebtedness of the Company. Although the Notes are titled "Senior," the Company has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior.

                         The Notes and the Guarantees are effectively junior to secured obligations of the Company and its subsidiaries to the extent of the collateral securing those obligations, including borrowings under the Company's future secured credit facilities.

                         As of September 30, 1998, the long-term indebtedness of the Company and its Subsidiaries aggregated approximately $1.52 billion. On a pro forma basis, after giving effect to issuance of the Notes and application of the net proceeds therefrom and to the reorganization, the Company's aggregate consolidated Indebtedness as of September 30, 1998, for purposes of the indentures relating to the Notes (the Indentures), would have been approximately 2.07 billion. See "Description of the Notes" and "Capitalization."

Optional Redemption of   Except as set forth below, the Seven Year Notes are
the Seven Year Notes     not redeemable at the Company's option prior to
                         February 1, 2003. Thereafter, the Seven Year Notes are subject to redemption, at the option of the Company, in whole or in part, at the redemption prices set forth herein. In addition, at any time prior to February 1, 2002, the Company may redeem
                         Seven Year Notes at a redemption price equal to 109.250% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more public or private sales of certain Equity
                         Interests of the Company (other than proceeds from a sale to any Subsidiary of the Company), provided that: (1) at least 65% of the Seven Year Notes remain outstanding immediately after the occurrence of such redemption; and (2) such redemption occurs within 120 days of the date of the closing of any such sale.

Optional Redemption of   Except as set forth below, the Ten Year Notes are
the Ten Year Notes       not redeemable at the Company's option prior to
                         February 1, 2004. Thereafter, the Ten Year Notes are subject to redemption, at the option of the Company, in whole or in part, at the redemption prices set forth herein. In addition, at any time prior to February 1, 2002, the Company may redeem Ten Year
                         Notes at a redemption price equal to 109.375% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more public or private sales of certain Equity Interests of the Company
                         (other than proceeds from a sale to any Subsidiary of the Company), provided that: (1) at least 65% of the Ten Year Notes remain outstanding immediately after the occurrence of such redemption; and (2) such redemption occurs within 120 days of the date of the closing of any such sale.

Change of Control        Upon the occurrence of a Change of Control (as
                         defined herein), the Company will be required to make an offer to each holder of Notes to repurchase all or any part of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.

Offer to Purchase        Upon the occurrence of certain events described
                         under "Description of the Notes--Certain
                         Covenants--Excess Proceeds Offer," the Company will be required to offer to repurchase a specified amount of Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.

Guarantees               The Ten Year Notes and the Seven Year Notes are
                         guaranteed by substantially all of the Restricted
                         Subsidiaries, on a senior basis, which guarantee ranks PARI PASSU with all senior unsecured indebtedness of such Restricted Subsidiaries. ECC and the subsidiaries of ECC that are not also subsidiaries of the Company (other than DBSC) are not obligated under or guaranteeing in any manner the Company's obligations under the Ten Year Notes and the Seven Year Notes. See "Description of the
                         Notes--Guarantees."

Certain Other Covenants  Each Indenture restricts, among other things, the payment of dividends, the repurchase of stock and subordinated indebtedness of the Company, the making of certain other Restricted Payments (as defined), the incurrence of certain indebtedness and the issuance of preferred stock, certain asset sales, the creation of certain liens, certain mergers and consolidations, and transactions with Affiliates (as defined).

Registration Rights;     Pursuant to registration rights agreements relating
Liquidated Damages       to each series of Notes among the Company, the
                         Guarantors and the Initial Purchasers (the
                         Registration Rights Agreements), the Company and the
                         Guarantors agreed:

                         (1) to file a registration statement (the Exchange Offer Registration Statement) on or prior to April 25, 1999 relating to an exchange offer for the Old Notes and Guarantees (the Exchange Offer); and

                         (2) to use their best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC on or prior to July 24, 1999.

                          In certain circumstances, the Company and the Guarantors will be required to provide a shelf registration statement (the Shelf Registration Statement) to cover resales of the Notes and Guarantees by the holders thereof. If the Company and the Guarantors do not comply with their obligations under the Registration Rights Agreement, they will be required to pay Liquidated Damages to holders of the Notes under certain circumstances. See "Description of the Notes--Registration Rights; Liquidated Damages." Our filing of the registration statement of which this Prospectus is a part is intended to satisfy the requirement to file the Exchange Offer Registration Statement.

                                SUMMARY FINANCIAL DATA

     The following summary financial data and the selected financial data presented elsewhere in this prospectus for the five years ended December 31, 1997, are derived from the Combined and Consolidated Financial Statements of the Company, audited by Arthur Andersen LLP, independent public accountants. The following summary financial data with respect to the nine months ended
September 30, 1997 and 1998, are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Combined and Consolidated Financial Statements and the notes thereto, and other financial information included elsewhere in this Prospectus.



                                                   YEAR ENDED DECEMBER 31,                          NINE MONTHS ENDED
                                                   -----------------------                            SEPTEMBER 30,
                                                                                                      -------------
                                  1993         1994        1995          1996          1997         1997         1998
                                  ----         ----        ----          ----          ----         ----         ----
                                          (IN THOUSANDS, EXCEPT RATIOS, SUBSCRIBERS                    (UNAUDITED)
                                                   AND PER SUBSCRIBER DATA)
STATEMENTS OF OPERATIONS
    DATA:
Revenue                         $  211,563   $ 179,313   $  148,520   $  197,103     $  475,902   $  296,460   $  696,944
Operating income (loss)             18,204      13,216       (8,006)    (108,865)      (224,336)    (178,033)     (55,994)
Net income (loss) (1)               12,272          90      (12,361)    (101,676)      (323,424)    (248,937)    (170,960)


                                                                                      AS OF SEPTEMBER 30, 1998
                                                                                      ------------------------
                                                                                 ACTUAL                   AS ADJUSTED
                                                                                 ------                   -----------
                                                                                         (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable investment securities (2)               $   44,300                 $   300,746
Total assets(3)                                                                1,467,422                   2,819,094
Long-term debt, net of current portion                                         1,517,786                   2,049,547
Total stockholders' equity (deficit)(3)                                         (464,722)                    355,188

                                                YEAR ENDED DECEMBER 31,                           NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30,
                              1993         1994         1995          1996          1997           1997          1998
                              ----         ----         ----          ----          ----           ----          ----
                                                                                                     (UNAUDITED)
Other Data:
DISH Network subscribers          --            --          --       350,000     1,040,000         820,000   1,609,000
Average monthly revenue          $--       $    --         $--        $35.50        $38.50          $39.10      $39.20
per subscriber
EBITDA (4)                    19,881        15,459      (4,892)      (65,496)      (51,500)        (44,488)     21,603
Net cash flows from:
Operating activities          30,215        24,205     (21,888)      (22,836)       (7,549)        (47,967)    (40,068)
Investing activities         (20,910)     (338,565)     (1,431)     (294,962)     (306,079)       (307,581)    (19,309)
Financing activities          (6,199)      325,011      19,764       342,287       337,247         346,887      39,619
Ratio of earnings to
fixed charges (5)               18.0x           --          --            --            --              --          --
Deficiency of earnings
to fixed charges (5)             $--       $(5,206)    $(44,315)    $(188,347)    $(366,447)     $(276,734)  $(192,359)



-----------

(1) Certain of the Company's subsidiaries operated under Subchapter S of the Internal Revenue Code of 1986, as amended, and comparable provisions of applicable state income tax laws, until December 31, 1993. The net income for the year ended December 31, 1993, presented above is net of pro forma income taxes of $7,846, determined as if the Company had been subject to corporate federal and state income taxes for those years.

(2) Excludes restricted cash and marketable investment securities, which have been reclassified and included in the As Adjusted amount.

(3) As adjusted to give effect to the offering of the Old Notes and the application of the net proceeds thereof and the 110 Acquisition. Consummation of the 110 Acquisition is subject to receipt of regulatory approval and approval of ECC's shareholders. There will be no pro forma effect to the Company's Statement of Operations as a result of the 110 Acquisition.

(4) The Company believes it is common practice in the telecommunications industry for investment bankers and others to use various multiples of current or projected EBITDA (earnings before interest, taxes, depreciation and amortization) for purposes of estimating current or prospective enterprise value and as one of many measures of operating performance. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, because EBITDA is independent of the actual leverage employed by the business; but EBITDA ignores funds needed for capital expenditures and expansion. Some investment analysts track the relationship of EBITDA to total debt as one measure of financial strength. However, EBITDA does not purport to represent cash provided or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

          EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash (vs. accrual) basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. The Company is aware of no uniform standards for determining EBITDA and believes presentations of EBITDA may not be calculated consistently by different entities in the same or similar businesses. However, the Company has consistently calculated the EBITDA amounts shown above to equal "operating income (loss)" plus depreciation and amortization (including subscriber acquisition costs amortization of $16 million and $121 million for the years ended December 31, 1996 and 1997, and $95 million and $19 million for the nine months ended
     September 30, 1997 and 1998, respectively).

(5) For purposes of computing the ratio of earnings to fixed charges, and the deficiency of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and the imputed interest component of rental expense under non-cancelable operating leases. For the years ended December 31, 1994, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, earnings were insufficient to cover the fixed charges. On a pro forma basis, using an assumed effective annual interest rate of 9.6% and assuming that the Tender Offers had been consummated as of the beginning of the applicable period, the Company's pro forma earnings would have been inadequate to cover its pro forma fixed charges for the year ended December 31, 1997, by $341 million and for the nine months ended September 30, 1998, by $165 million.

                             SUMMARY SATELLITE DATA



                     ECHOSTAR I       ECHOSTAR II       ECHOSTAR III     ECHOSTAR IV(1)    ECHOSTAR V (2)    ECHOSTAR VI(2)
Orbital slot        119 degrees WL   119 degrees WL   61.5 degrees WL   148 degrees WL    110 degrees WL    110 degrees WL
Transponders        16 @ 24 MHz      16 @ 24 MHz      16/32 @ 24 MHz    10/20 @ 24 MHz    16/32 @ 24 MHz    16/32 @ 24
                                                      (3)(4)            (3)(4)            (3)               MHz (3)
Approximate         128 channels     128 channels     128/256 channels  80/160 channels   160/256 channels  160/256
   channel                                                                                                  channels
   capacity (5)
Output power        130 watts        130 watts        230/120 watts     230/120 watts     220/110 watts     240/120 watts
Expected end of     2011             2011             2012              2010              2014              2014
   commercial
   life (6)
Coverage area       Continental United States         Eastern and       Western and       Continental United States,
                    and certain regions of            Central United    Central United    Alaska, Hawaii, Puerto Rico and
                    Canada and Mexico                 States            States            certain regions of Canada and
                                                                                          Mexico


-----------

(1) Firm authorization to operate EchoStar IV at 148 degrees WL has not yet been obtained; EchoStar IV currently operates under Special Temporary Authorization.

(2) Use of EchoStar V and EchoStar VI and the frequencies at 110 degrees WL is contingent upon the closing of the 110 Acquisition and successful launch of EchoStar V and EchoStar VI. Consummation of this transaction is subject to receipt of regulatory approval.

(3) The transponders on each of these satellites can be independently switched to provide a range from 16 transponders operating at 220 or 230 watts of power each (240 watts in the case of EchoStar VI) to 32 transponders operating at 110 or 120 watts of power each subject to note 4.

(4) Although EchoStar III has experienced an anomaly, the satellite has not experienced any loss of capacity to date. See "Risk Factors--Risk that We Will be Unable to Settle with Insurers" below. EchoStar IV was designed to operate a total of 32 transponders in 120 watt mode, or 16 transponders in 230 watt mode. As a result of the failure of the solar panels on EchoStar IV to properly deploy, EchoStar IV is currently capable of sustaining a maximum of only 20 transponders. That number will decrease over time, but based on existing data the Company expects that approximately 16 transponders will probably be available over the entire expected 12 year life of the satellite, absent additional failures.

(5) ECC's DBS authorizations do not allow full use of that channel capacity. They specifically cover: (i) 11 of the 16 transponders (a maximum of approximately 88 video channels) on EchoStar I; (ii) 10 of the 16 transponders (a maximum of approximately 80 video channels) on EchoStar II;
     (iii) 11 of the 16 transponders (a maximum of approximately 88 video channels) on EchoStar III; (iv) 24 of the 32 frequencies at 148 degrees WL, where EchoStar IV currently operates under Special Temporary Authorization (in light of EchoStar IV's technical constraints, its maximum temporarily authorized effective capacity is 160 video channels); (v) a total of 29 transponders at 110 degrees WL to be operated on EchoStar V and EchoStar VI assuming consummation of the 110 Acquisition and successful launch of the satellites (a maximum of approximately 290 video channels with two satellites operating in high power mode or 232 video channels with one satellite operating over all 29 frequencies in low-power mode) (authorization has not yet been obtained). With digital compression, each transponder or frequency can yield 8 or more video channels (8 in low-power mode, 10 in high-power mode).

(6) The expected end of commercial life of each satellite has been estimated by ECC based on each satellite's actual or expected launch date and the terms of the construction and launch contracts. The minimum design life is 12 years. The licenses are issued for ten year periods, and would, unless renewed by the FCC, expire prior to the end of the minimum design life. See "Risk Factors."

                         THE ECHOSTAR ORGANIZATION

     The following chart illustrates ECC's present corporate structure prior to completion of the planned reorganization and where significant assets and rights are held. The Notes will be guaranteed by DBSC and substantially all of the Company's direct and indirect Wholly Owned Restricted Subsidiaries (as defined), until such time as the reorganization has been completed. The following page sets forth a chart illustrating ECC's corporate structure following consummation of the reorganization, and pro forma for the offering.



                                                  -------------------------
                                                 | ECHOSTAR COMMUNICATIONS |
                                                 |       CORPORATION       |
                                                 |                         |
                                                 |  NASDAQ:  DISH, DISHP   |
                                                 |                         |
                                                 |      ISSUER OF THE      |
                                                 |  SERIES A AND SERIES C  |
                                                 |     PREFERRED STOCK     |
                                                 |                         |
                                                 |  ISSUER OF THE SENIOR   |
                                                 |   PREFERRED EXCHANGE    |
                                                 |          NOTES          |
                                                  -------------------------
                                                              |
                                  ----------------------------------------------------------
                                 |                            |                             |
                    ---------------------------   --------------------------   --------------------------    ----------------------
                   |    DIRECT BROADCASTING    | |      ECHOSTAR DBS        | |          ECHOSTAR        |  |     DISH NETWORK     |
                   |         SATELLITE         | |       CORPORATION        | |      SPACE CORPORATION   |  |  CREDIT CORPORATION  |
                   |        CORPORATION        | |                          | |                          |  |                      |
                   |                           | |      ISSUER OF THE       | |- RESIDUAL RIGHTS RELATING|  |-CONSUMER FINANCING OF|
                   | - ECHOSTAR III SATELLITE  | |      NOTES AND THE       | |  TO LAUNCH CONTRACT FOR  |  | ECHOSTAR RECEIVER    |
                   |-11 FREQUENCIES 61.5DEG. WL| |       1997 NOTES         | |  ECHOSTAR III            |  | SYSTEMS              |
                   |-11 FREQUENCIES 175DEG.  WL| |                          |  --------------------------    ----------------------
                    ---------------------------  | -ECHOSTAR IV SATELLITE   |
                                                 |-24 FREQUENCIES 148DEG. WL|
                                                  --------------------------
                                                              |
                                                  --------------------------
                                                 |     ECHOSTAR SATELLITE   |
                                                 |        BROADCASTING      |
                                                 |         CORPORATION      |
                                                 |                          |
                                                 |        ISSUER OF THE     |
                                                 |         1996 NOTES       |
                                                  --------------------------
                                                              |
                                                  --------------------------
                                                 |          DISH, LTD.      |
                                                 |                          |
                                                 |         ISSUER OF THE    |
                                                 |          1994 NOTES      |
                                                  --------------------------
                                                              |
               ------------------------------------------------------------------------------------------------
              |                        |                      |                       |                        |
 ---------------------------   ------------------   ---------------------------   ----------------   --------------------------
|   ECHOSTAR TECHNOLOGIES   | |    ECHOSPHERE    | |          ECHOSTAR         | |    ECHOSTAR    | |        DIRECTSAT         |
|        CORPORATION        | |    CORPORATION   | |         SATELLITE         | | INTERNATIONAL  | |       CORPORATION        |
|                           | |                  | |         CORPORATION       | |  CORPORATION   | |                          |
|  -U.S. DISTRIBUTION OF    | |-U.S. DISTRIBUTION| |                           | |                | |-ECHOSTAR II SATELLITE    |
| ECHOSTAR RECEIVER SYSTEMS | | OF DTH PRODUCTS  | |-DISH NETWORK AND SATELLITE| |-INTERNATIONAL  | |-10 FREQUENCIES 119DEG. WL|
|   FOR DISH NETWORK AND    | | AND ECHOSTAR     | | SERVICES                  | | DISTRIBUTION   | |-11 FREQUENCIES 175DEG. WL|
|      DTH PRODUCTS TO      | | RECEIVER SYSTEMS | |-ECHOSTAR I SATELLITE      | | OF DTH PRODUCTS| |-1 FREQUENCY 110DEG. WL   |
|   ECHOSPHERE AND OTHER    | | FOR THE DISH     | |-11 FREQUENCIES 119DEG. WL |  ----------------   --------------------------
|       DISTRIBUTORS        | | NETWORK TO       | |-DBS PROGRAMMING CONTRACTS |
|-INTERNATIONAL DISTRIBUTION| | SATELLITE        | |-DIGITAL BROADCAST CENTER  |
|  OF DBS AND DTH PRODUCTS  | | RETAILERS        | |-THREE CUSTOMER SERVICE    |
| -RESEARCH AND DEVELOPMENT |  ------------------  | CENTERS                   |
|  OF DBS STAND-ALONE AND   |                       ---------------------------
|    INTEGRATED PRODUCTS    |
 ---------------------------


The following chart illustrates ECC's expected corporate structure and where significant assets and rights are, or are expected to be, held pro forma for the offering and the planned reorganization.

                                              --------------------------------
                                             |      ECHOSTAR COMMUNICATIONS   |
                                             |            CORPORATION         |
                                             |                                |
                                             |       NASDAQ:  DISH, DISHP     |
                                             |                                |
                                             |-   ISSUER OF SERIES C PREFERRED|
                                             |    STOCK                       |
                                              --------------------------------
                                                           |
                                                     -----------------------
                                                    |                       |
                                             ---------------     -----------------------
                                            |  ECHOSTAR DBS |   |      DISH NETWORK     |
                                            |   CORPORATION |   |   CREDIT CORPORATION  |
                                            |               |   |                       |
                                            |- ISSUER OF THE|   |- CONSUMER FINANCING OF|
                                            |  NOTES        |   |  ECHOSTAR RECEIVER    |
                                            |               |   |  SYSTEMS              |
                                             ---------------     -----------------------
                                                     |
               ---------------------------------------------------------------------------------------
              |                         |                            |                                |
 -------------------------    ----------------------    ----------------------------    ---------------------------
|          ECHOSTAR       |  |       ECHOSPHERE     |  |         ECHOSTAR           |  |  ECHOSTAR INTERNATIONAL   |
|        TECHNOLOGIES     |  |       CORPORATION    |  |         SATELLITE          |  |        CORPORATION        |
|         CORPORATION     |  |- U.S. DISTRIBUTION OF|  |        CORPORATION         |  |-INTERNATIONAL DISTRIBUTION|
| -U.S. DISTRIBUTION OF   |  |  DTH PRODUCTS AND    |  |-DISH NETWORK AND           |  | OF DTH PRODUCTS           |
|  ECHOSTAR RECEIVER      |  |  ECHOSTAR RECEIVER   |  | SATELLITE SERVICES         |   ---------------------------
|  SYSTEMS FOR DISH       |  |  SYSTEMS FOR THE DISH|  |-ECHOSTAR I SATELLITE       |
|  NETWORK AND DTH        |  |  NETWORK TO SATELLITE|  |-ECHOSTAR II SATELLITE      |
|  PRODUCTS TO ECHOSPHERE |  |  RETAILERS           |  |-ECHOSTAR III SATELLITE     |
|  AND OTHER DISTRIBUTORS |   ----------------------   |-ECHOSTAR IV SATELLITE      |
| -INTERNATIONAL          |                            |-CONTRACTS FOR ECHOSTAR V   |
|  DISTRIBUTION OF DBS AND|                            | AND ECHOSTAR VI*           |
|  DTH PRODUCTS                                        |-11 FREQUENCIES 61.5DEG.  WL|
| -RESEARCH AND           |                            |-29 FREQUENCIES 110DEG.  WL |
|  DEVELOPMENT OF         |                            |-21 FREQUENCIES 119DEG.  WL |
|  DBS STAND-ALONE AND    |                            |-24 FREQUENCIES 148DEG.  WL |
|  INTEGRATED PRODUCTS    |                            |-22 FREQUENCIES 175DEG.  WL |
| -NEWS CORPORATION       |                            |-DBS PROGRAMMING CONTRACTS  |
|  AFFILIATE TECHNOLOGY   |                            |-DIGITAL BROADCAST CENTER   |
|  LICENSE AND 500,000    |                            |-ARIZONA DIGITAL BROADCAST  |
|  UNIT BOX ORDER.**      |                            | CENTER*                    |
 -------------------------                             |-THREE CUSTOMER SERVICE     |
                                                       | CENTERS.                   |
                                                        ----------------------------




------------------------
 *Subject to FCC approval and consummation of the 110 Acquisition. **Subject to consummation of the 110 Acquisition.



                                     RISK FACTORS

     Holders of the Old Notes should consider carefully all of the information contained in this Prospectus, which may be generally applicable to the Old Notes as well as to the Exchange Notes, before deciding whether to tender their Old Notes for the Exchange Notes offered hereby and, in particular, the following factors:

     CONSEQUENCES OF NOT EXCHANGING NOTES. If you do not exchange your Old Notes for the Exchange Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Old Notes under the Securities Act. In addition, if you exchange your Old Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes would be adversely affected. See "The Exchange Offer."

     HOLDERS RESPONSIBLE FOR COMPLIANCE WITH EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE. We will issue the Exchange Notes in exchange for the Old Notes pursuant to this Exchange Offer only after we have timely received such Old Notes, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Old Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange. The Exchange Offer will
expire at 5:00 p.m. New York City time on                   , 1999, or on a
later extended date and time as we may decide (the Expiration Date). Old Notes that are not tendered or are tendered but not accepted for exchange will, following the Expiration Date and the consummation of this Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. In addition, if you are still holding any Old Notes after the Expiration Date and the Exchange Offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreements (subject to limited exceptions, if applicable). We do not currently anticipate that we will register the Old Notes under the Securities Act.

     The Exchange Notes and any Old Notes having the same maturity which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the related Indenture.

     REQUIREMENTS FOR TRANSFER OF EXCHANGE NOTES. Based on interpretations by staff of the SEC, as set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, that you acquire your Exchange Notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such Exchange Notes. However, we have not submitted a no-action letter to the SEC regarding this Exchange Offer and we cannot assure you that the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. If you are an affiliate of the Company, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, you

          - may not rely on the applicable interpretations of the staff of the SEC and

          - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes where the Old Notes exchanged for such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to make this Prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

     RESTRICTIVE COVENANTS. The Indentures relating to each series of Notes contain restrictive covenants that, among other things, limit our ability and the ability of our subsidiaries to:

-    incur additional indebtedness;

-    issue preferred stock;

-    sell assets;

-    create, incur or assume liens;

- create dividend and other payment restrictions with respect to our subsidiaries;

-    merge, consolidate or sell assets;

-    enter into transactions with affiliates; and

-    pay dividends.

     These restrictions may inhibit our ability to manage our business and to react to changing market conditions. See "Description of the Notes."

     SUBSTANTIAL LEVERAGE. Our Company is highly leveraged, which makes us vulnerable to changes in general economic conditions. We have substantial debt service requirements. The Indenture for each series of Notes restricts our and our subsidiaries' ability to incur additional debt. Thus it is, and will continue to be, difficult for us and our subsidiaries to obtain additional debt if required or desired in order to implement our business strategy. Since substantially all of our operations are conducted through our subsidiaries, our ability to service our debt obligations, including our obligations under the Notes, is dependent upon the earnings of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or other payments. Some of our subsidiaries may become parties to other agreements that severely restrict their ability to obtain additional debt financing for working capital, capital expenditures and general corporate purposes. As of September 30, 1998, we had outstanding long-term debt (including both the current and long-term portion) of approximately $1.5 billion. On a pro forma basis, after giving effect to issuance of the Notes and application of the net proceeds therefrom and to the reorganization, the Company's aggregate consolidated Indebtedness as of September 30, 1998, for purposes of the Indentures would have been approximately $2.07 billion. Although the Notes are titled "Senior," we have not issued, and do not have any plans to issue, any indebtedness to which the Notes would be senior. Our ability to meet our payment obligations will depend on the success of our business strategy, which is subject to uncertainties and contingencies beyond our control.

     COMPETITION. The subscription television industry is highly competitive. We face competition from companies offering video, audio, data, programming and entertainment services, including cable operators and other satellite operators. Many of these competitors have substantially greater financial, marketing and other resOurces than we have. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     COMPETITION FROM DBS AND OTHER SATELLITE SYSTEM OPERATORS. We compete with companies offering programming through various satellite broadcasting systems. One competitor, DIRECTV, Inc., has launched three DBS satellites and has 27 frequencies at 101 degrees WL that are capable of full CONUS coverage. DIRECTV and United States Satellite Broadcasting Company, Inc. (USSB), which operates five more frequencies on one of DIRECTV's satellites, currently offer more than 200 channels of combined DBS video and audio programming. As of November 30, 1998, DIRECTV had approximately 4.3 million subscribers. DIRECTV and USSB are in an advantageous position with regard to market entry, programming (particularly in light of DIRECTV's exclusive sports programming) and, possibly, volume discounts for programming offers. DIRECTV's parent recently announced an agreement whereby it would acquire the business and assets of USSB in a transaction expected to be completed in mid-1999. In addition to the 5 USSB frequencies at 101 degrees WL, this combination would give DIRECTV access to three additional DBS frequencies controlled by USSB at 110 degrees WL.

     We also face competition from PrimeStar, Inc. (PrimeStar). PrimeStar currently leases a Fixed-Satellite Service (FSS) satellite at 85 degrees WL and as of November 30, 1998, had approximately 2.3 million subscribers. It has also applied for FCC authorization to acquire control over TCI Satellite Entertainment, Inc. (TSAT), a company that has an authorization for 11 DBS frequencies at 119 degrees WL and has launched a satellite to that location. DIRECTV's parent recently announced an agreement whereby it would acquire PrimeStar's satellite broadcasting businesses. In addition, two other United States satellite companies, including a subsidiary of Loral Space and Communications Limited (Loral), have conditional permits for a comparatively small number of DBS assignments that can be used to provide service to portions of the United States.

     The FCC has proposed to allocate additional expansion spectrum for DBS services, and has separately indicated that it may apply to the International Telecommunication Union (ITU) for allocation of additional DBS orbital locations capable of providing service to the United States. Further, Canada, Mexico and other countries have been allotted, or may use, various orbital locations capable of providing service to the United States. In general, non-United States licensed satellites are not presently allowed to provide domestic DBS or DTH service in the United States. However, the United States has signed protocols with Mexico and Argentina allowing DBS and DTH service from satellites licensed by these countries to the United States and vice versa. The FCC already has permitted a company, Televisa International, LLC (Televisa), to provide DTH service in the United States through a Mexican licensed satellite from an orbital location with full CONUS coverage. In addition, the United States has indicated its willingness to enter into DBS/DTH protocols with other countries. We cannot be sure that these and other recent developments will not create significant additional competition in the market for subscription television services.

     There are a number of additional frequencies over which programming can be delivered via geostationary satellite, including low power C-band, medium and high powered Ka-band, Ku-band, and extended Ku-band, as well as proposed non-geostationary satellite systems that would operate over these frequencies. These satellite frequencies can be used to provide us with additional competition. See "Business--Competition -- Other DBS and DTH Satellite System Operators."

     COMPETITION FROM CABLE TELEVISION AND OTHER TERRESTRIAL SYSTEMS. We encounter substantial competition in the subscription television market from cable television and other terrestrial systems. Cable television operators have a large, established customer base, and many cable operators have significant investments in, and access to, programming. Cable television service is currently available to more than 90% of the approximately 98 million United States television households, and approximately 67% of total television households currently subscribe to cable. Cable television operators currently have an advantage relative to us with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. Cable operators may also obtain a competitive advantage through bundling their analog video service with expanded digital video services delivered terrestrially or via satellite, synchronous high speed data transmission, and telephone service on upgraded cable plant. As a result of these and other factors, there can be no assurance that we will be able to continue to expand our subscriber base or compete effectively against cable television operators. See "Business--Competition--Cable Television."

     New and advanced Local Multi-Point Distribution Services are still in the development stage. In addition, digital video compression over existing telephone lines, and digital "wireless cable" are being implemented and supported by entities such as regional telephone companies which are likely to have greater resources than ECC. When fully deployed, these new technologies could have a material adverse effect on the demand for DBS services. Moreover, mergers, joint ventures, and alliances among franchise, wireless or SMATV/private cable television operators, Regional Bell Operating Companies (RBOCs) and others may result in providers capable of offering bundled cable television and telecommunications services in competition with ECC. For instance, AT&T is in the process of acquiring cable operator TCI, subject to certain approvals. There can be no assurance that we will be able to compete successfully with existing competitors or new entrants in the market for pay television services. See "Business--Competition--Telephone Companies."

     EXPECTED OPERATING LOSSES. Due to the substantial expenditures required to complete construction, launch and deployment of the EchoStar DBS system and introduction of our DISH Network service to consumers, we have sustained significant losses in recent periods. Our operating losses were $109 million, $224 million and $56 million for the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998, respectively. We had net losses of $102 million, $323 million and $171 million during those same periods. Improvements in our results of operations are largely dependent upon our ability to increase our customer base while maintaining our price structure, controlling subscriber turnover (the rate at which subscribers terminate service), and effectively managing our costs. No assurance can be given that we will be effective with regard to these matters. In addition, we incur significant acquisition costs to obtain DISH Network subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber turnover. See "--Risk of Inability to Manage Rapidly Expanding Operations" and "--Subscriber Turnover." We anticipate that we will continue to experience operating losses through at least 2000. There can be no assurance that such operating losses will not continue beyond 2000. See "Management's Discussion and Analysis of

Financial Condition and Results of Operations--Liquidity and Capital Resources."

     POTENTIAL NEED FOR ADDITIONAL CAPITAL. We may require additional funds to acquire DISH Network subscribers. In addition, we have conditional licenses or applications pending with the FCC for a two satellite Ku-band system, a two satellite FSS Ka-band system, a two satellite extended Ku-band system and a six satellite low earth orbit satellite system. We will need to raise additional funds for the foregoing purposes. Further, there are a number of factors, some of which are beyond our control or ability to predict, that could require us to raise additional capital. These factors include higher than expected subscriber acquisition costs, a defect in or the loss of any satellite or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that we will be able to raise additional capital at the time necessary or on satisfactory terms. The inability to raise sufficient capital would have a material adverse effect on our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     RISK THAT WE WILL BE UNABLE TO PURCHASE NOTES TENDERED UPON A CHANGE OF CONTROL. There can be no assurance that we will have sufficient funds to repurchase the Notes upon a Change of Control (as defined in the "Description of the Notes"). If we do not have sufficient funds to redeem all Notes tendered for purchase upon the occurrence of a Change of Control, and if we are unable to raise additional capital there could be an Event of Default under the Indentures governing the Notes. No assurance can be given that additional capital would be available on acceptable terms, or at all.

     DISTRIBUTION CHANNELS. At this time, EchoStar receiver systems are primarily manufactured by SCI Technology, Inc. (SCI) and to a lesser extent by JVC and VTech. Unlike DIRECTV, we do not currently have numerous manufacturing agreements or arrangements with several consumer products manufacturers other than JVC and Philips. As a result, our receivers (and consequently our programming services) are less well known to consumers, and, due in part to the lack of product recognition and demand, our receiver systems are carried for sale in fewer retail outlets (approximately 18,000) than DIRECTV (approximately 30,000).

     RISK THAT WE WILL BE UNABLE TO SETTLE WITH INSURERS. During October 1998, EchoStar III experienced an anomaly which, together with previous anomalies to date, has resulted in the failure of 3 traveling-wave-tube amplifiers (TWTAs) and the loss of use of a total of 6 TWTAs. The satellite is equipped with a total of 44 TWTAs. Only 11 TWTAs are necessary to fully utilize DBSC's 11 frequencies at 61.5 degrees WL, where the satellite is located. Although there has been no interruption of service for our customers and no interruption of service is presently expected, we are presently working with Lockheed Martin to investigate the cause and potential implications of the anomalies. Lockheed Martin has informally advised us that it is possible the anomaly may result in the loss of additional transponders in the future.

     As a result of the anomaly related to the TWTAs, we have instructed our broker to notify our insurance carriers of an occurrence under the terms of the EchoStar III launch insurance policy. The EchoStar III launch insurance policy provides for insurance of $219.3 million covering the period from launch of the satellite (October 5, 1997) plus 365 days. Under that policy, we have until March 1999 to file a claim for either a constructive total or partial loss. It may be several weeks before all of the data required in connection with the filing of a claim can be accumulated. Pending completion of the anomaly investigation, we have transitioned to a 60 day, $200 million in-orbit insurance policy on EchoStar III at standard industry rates which was renewed through February 2, 1999. However, the policy contains an exclusion for future TWTA losses based on similar anomalies. As a result of the exclusion, and in the event that comprehensive coverage for the TWTA anomalies is ultimately denied under the launch insurance policy, we could potentially experience uninsured losses of capacity on EchoStar III in the future, up to and including a total loss of capacity. Although there can be no assurance, we expect that in-orbit insurance can be procured on more traditional terms in the future if the anomaly investigation is satisfactorily concluded and no further failures occur in the interim.

     EchoStar IV is currently able to operate a maximum of only 20 transponders as a result of a solar array anomaly. The number of available transponders will decrease over time, but based on existing data, we expect that approximately 16 transponders will probably be available over the entire 12 year design life of the satellite, absent significant additional or other failures. In
September 1998, we filed a $219.3 million insurance claim for a constructive total loss (as defined in the launch insurance policy) related to EchoStar IV. We cannot provide any assurance as to whether we will receive the amount claimed or, if the full amount of the claim is received, that we will retain title to Echostar IV with its reduced capacity.

     EFFECT OF LOSS OF KEY PERSONNEL. We believe that our future success will depend to a significant extent upon the performance of Charles W. Ergen, Chairman, Chief Executive Officer and President of ECC. The loss of Mr. Ergen could have an adverse effect on our business. We do not maintain "key man" insurance. Although all executives (other than executive officers) of the Company have executed agreements limiting their ability to work for or consult with competitors if they leave the Company, the Company does not have any employment agreements with any executive officer of the Company.

     DEPENDENCE ON THIRD PARTY PROGRAMMERS. We are dependent on third parties to provide us with programming services. Our programming agreements have remaining terms ranging from one to ten years and contain various renewal and cancellation provisions. We may not be able to renew these agreements on favorable terms or at all, or these agreements may be cancelled prior to expiration of their original term. In the event that any such agreements are not renewed or are cancelled, there can be no assurance that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming. Our competitors currently offer much of the same programming that we do. Our ability to compete successfully will depend on our ability to continue to obtain desirable programming and attractively offer it to our customers at competitive prices. See "Business--Programming."

     Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the Cable Act) and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. We purchase a substantial percentage of our programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as ours, could adversely affect our ability to acquire programming at all or to acquire programming on a cost-effective basis. In addition, laws, regulations and the need to obtain certain retransmission consents and copyright licenses may limit our ability to implement a local programming strategy in multiple markets. See "Business--Government Regulation--Satellite Home Viewer Act and Retransmission Consent."

     On May 19, 1998, we filed a complaint against Comcast, a major cable provider, seeking access to the sports programming controlled by Comcast in the Philadelphia area. The FCC has denied a separate complaint filed by DIRECTV requesting access to the same programming, partly on the basis that the programming is delivered to the distributors terrestrially, rather than by satellite. Therefore, we cannot be sure as to how the FCC will act on our complaint against Comcast. There is a risk that cable-affiliated programming vendors may seek to deny their programming to us or to discriminate against us by switching to terrestrial delivery of the programming or that they may seek to acquire sports franchises and secure exclusive programming, making our offering comparatively less attractive.

     On January 14, 1999, ECC filed a program access complaint with the FCC against Speedvision Network, L.L.C. ("Speedvision") and Outdoor Life Network, L.L.C. ("Outdoor Life Network") seeking access to the programming controlled by these two networks. ECC's program access complaint alleges that the conduct of Speedvision and Outdoor Life Network in cutting off ECC's access to programming after five days of carriage constitutes an unreasonable refusal to deal and a prohibited unfair practice under the Communications Act and the FCC's rules. ECC cannot be sure how the FCC will act on ECC's complaint against Speedvision and Outdoor Life Network. Speedvision has cut off the service allegedly based on its view that ECC has breached a November 1998 contract between the parties. Speedvision and Outdoor Life Network have sued ECC in federal district court in Connecticut requesting several remedies. We cannot be sure how the court will rule on this complaint.

     RISKS OF INFRINGEMENT OF PATENTS AND PROPRIETARY RIGHTS. Our ability to obtain patents and other intellectual property rights is material to our business. Many of our competitors have obtained, and may obtain in the future, patents that cover or affect products or services directly or indirectly related to those that we offer. There can be no assurance that we are aware of all patents that may potentially be infringed by our products. In addition, patent applications in the United States are confidential until a patent is issued and, accordingly, we cannot evaluate the extent to which our products may infringe claims contained in pending patent applications. In general, if a court determines that one or more of our products infringes on patents held by others, we would be required to cease developing or marketing those products, to obtain licenses to develop and market those products from the holders of the patents or to redesign those products in such a way as to avoid infringing the patent claims. We cannot estimate the extent to which we may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses. Various parties have contacted us, claiming patent and other intellectual property rights with respect to components within the EchoStar DBS system. We cannot be certain that we would be able to obtain such licenses on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement. See "Business--Legal Proceedings."

     DEPENDENCE ON SATELLITES AND SINGLE DIGITAL BROADCAST CENTER. Prior to the expiration of the anticipated useful lives of our satellites, we will need to obtain replacement satellites. We cannot be certain that replacements will be available when required or, if available, that they will be available at reasonable prices, and on other acceptable terms. Various FCC approvals would be required with respect to replacement satellites, including but not limited to renewal of our ten year DBS licenses. We cannot be certain that the FCC will grant the required approvals, or that conditions would not be imposed by the FCC on such grants.

     We will continue to rely upon a single digital broadcast center located in Cheyenne, Wyoming for key operations such as reception of programming signals, encryption and compression. If a natural or other disaster damaged the digital broadcast center, there can be no assurance that we would be able to continue to provide programming services to our customers.

     DEPENDENCE ON SINGLE RECEIVER MANUFACTURER. EchoStar receiver systems are currently manufactured primarily by SCI, a high-volume contract electronics manufacturer. VTech recently began manufacturing certain EchoStar receiver systems for us. JVC manufactures other consumer electronics products incorporating our receiver systems. If SCI is unable for any reason to produce receivers in a quantity sufficient to meet our requirements, our ability to add additional DISH Network subscribers and grow our Technology business would be materially impaired. Likewise, our results of operations would be adversely affected.

     SUBSCRIBER MANAGEMENT. The Company's contract with its current subscriber management and billing system service provider will expire in March 1999. Because the Company's new subscriber management and billing system contract will expire prior to the date that the new system is expected to be operational, the Company will be required to renew or extend the existing contract for that interim period. The Company presently expects that the terms of this interim contract could be significantly less favorable than the present contract. Accordingly, the Company expects that its DISH Network operating expenses could increase during the second quarter of 1999 and these increased costs could continue until the Company is able to either implement its new subscriber management and billing system or is able to negotiate an extended contract in the event the Company abandons the project. Our business could be materially harmed if the existing contract is not renewed, and the new billing system does not operate as expected.

     CONSUMMATION OF THE 110 ACQUISITION. The 110 Acquisition is subject to regulatory approval and other conditions. If the 110 Acquisition is not consummated, then we may not be able to secure access to the 110 degrees WL orbital slot on favorable terms or at all, which would have an adverse effect on our ability to expand our business, and, under certain circumstances, the stay of the News Corporation litigation may expire. We may be required to dismiss the News Corporation litigation with prejudice even if the 110 Acquisition is not consummated. See "Business--Legal Proceedings."

     IMPEDIMENTS TO RETRANSMISSION OF LOCAL BROADCAST SIGNALS. We offer (subject to certain conditions for eligibility) programming telecast by local affiliates of national television networks to certain major population centers within the continental United States via our DBS satellites. In order to retransmit network station programming, satellite companies must have a copyright license and also obtain the retransmission consent of the network station, except for direct to home retransmissions to "unserved households," as that term is defined in the Satellite Home Viewer Act (SHVA). Although we have entered into a retransmission consent agreement covering FOX Network owned and operated stations in connection with the 110 Acquisition, to date we have not received, and we cannot be certain that we will obtain, retransmission consents (to the extent required) from any local affiliate. Our inability to transmit such programming could have an adverse effect on our business.

     The SHVA establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household," with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a standard of signal intensity as defined by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. Although we believe that the SHVA could be read to allow us to retransmit the programs of a local network station to its local market via DBS satellite (a view that is opposed by several other parties), we also believe that the compulsory copyright license under the SHVA and the retransmission consent rules of the Communications Act may not be sufficient to permit us to implement our strategy to retransmit such programming in the most efficient and comprehensive manner and that new legislation may be necessary for that purpose.

     IMPEDIMENTS TO, AND INCREASED COSTS OF, RETRANSMISSION OF DISTANT BROADCAST SIGNALS. The SHVA permits satellite retransmission of distant network signals, but only to "unserved households," and of superstation signals. As described above, the determination of whether a household qualifies as "unserved" for the purpose of being eligible to receive a distant network signal by satellite under the SHVA depends, among other things, on whether that household can receive a signal of "Grade B intensity" as defined by the FCC.

     The national networks and local affiliate stations have sued PrimeTime 24, a satellite company whose signal feeds the Company had one time delivered, challenging PrimeTime 24's methods of selling network programming until recently to consumers based upon infringement of copyright. The United States District Court for the Southern District of Florida entered a nationwide injunction preventing PrimeTime 24 from selling its programming to consumers unless the programming was sold according to certain stipulations in the injunction. The injunction covers PrimeTime 24's "distributors" as well. The Plaintiff in the Florida litigation informed ECC that it considered ECC a "distributor" for purposes of that injunction. A federal district court in North Carolina has also issued an injunction against PrimeTime 24 prohibiting certain distant signal retransmissions to homes delineated by a contour in the Raleigh area. Other copyright litigation against PrimeTime 24 is pending.

     As a result of: (a) these rulings; (b) ECC's determination to sell local network channels back into the area from which they originate; (c) 1997 adjustments to copyright royalties payable in connection with delivery of network signals by satellite; and (d) a number of other regulatory, political, legal contractual and business factors, during July 1998, ECC ceased delivering PrimeTime 24 programming, and began uplinking and distributing network signals directly. ECC has also implemented SHVA compliance procedures which will materially restrict the market for the sale of network signals by ECC. CBS and other broadcast networks have informed ECC that they believe ECC's method of providing distant network programming violates the SHVA and hence infringes their copyright.

     On October 19, 1998, ECC filed a declaratory judgment action in the United States District Court for the District of Colorado against the four major networks. In the future, ECC may attempt to certify a class including the networks as well as any and all owned and operated stations and any independent affiliates. ECC has asked the court to enter a judgment declaring that ECC's method of providing distant network programming does not violate the SHVA and hence does not infringe the networks' copyrights. We cannot be sure that the court will rule in our favor in this regard.

     Certain national television broadcast networks (and their local affiliates) have threatened to file counter-claims or separate lawsuits against ECC for both the satellite retransmission of local-into-local and distant-into-local signals. On November 5, 1998, the NBC, CBS, ABC and FOX networks, together with their affiliate groups, acting on prior threats, filed a complaint in federal district court in Miami against ECC, alleging, among other things, copyright infringement. The plaintiffs in that action have also requested the issuance of a preliminary injunction against ECC. In the event of a decision adverse to ECC in any such litigation, significant damage awards and additional material restrictions on the sale of network signals by ECC could result. Among other things, ECC could be required to terminate delivery of distant network signals to a material portion of its subscriber base. Further restrictions on the sale of network channels imposed in the future could result in a less attractive service, decreases in subscriber activations and subscription television services revenue and an increase in subscriber churn.

     On November 17, 1998, in response to petitions for rulemaking filed by ECC and another company, the FCC released a Notice of Proposed Rule Making concerning the term "Grade B intensity" as used in the SHVA. The Notice of Proposed Rule Making (NPRM) requested comment, or made tentative proposals on, possible rules regarding Grade B intensity for purposes of the SHVA. We cannot be sure that the FCC will in fact issue rules in this area, that these rules will be favorable to us or that the federal courts will give weight to these rules.

     RISKS OF ADVERSE EFFECTS OF GOVERNMENT REGULATION. We are subject to the regulatory authority of the United States government and the national communications authorities of the countries in which we operate. Our business prospects could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment, as well as by our failure to comply with existing laws, policies and regulations. We must comply with all applicable Communications Act requirements and FCC regulations and policies, including, among other things, proceeding with diligence to construct satellites and commence operations within prescribed milestones and in accordance with the FCC's required filings of periodic progress reports.

     We believe that we remain free to set prices and serve customers according to our business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. However, we cannot be certain that the FCC would not find that we are subject to the requirements of Title II. If the FCC were to make such a finding, we would be required to comply with the applicable portions of Title II.

     We believe that, because we engage in a subscription programming service, we are not subject to many of the regulatory obligations imposed upon broadcast licensees. However, we cannot be certain whether the FCC will find in the future that we should be treated as a broadcast licensee with respect to our current and future operations, and certain parties have requested such treatment. If the FCC were to determine that we are, in fact, a broadcast licensee, we could be required to comply with all regulatory obligations imposed upon broadcast licensees.

     The Communications Act, and the FCC's implementing regulations, provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own or vote in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. Although the FCC's International Bureau has ruled that these limitations do not apply to subscription DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to our authorizations for fixed satellite service if we hold ourselves out as a common carrier or if the FCC decides to treat us as such a carrier. The FCC has noted that we have proposed to operate one of our authorized FSS systems on a common carrier as well as a non-common carrier basis.

     A survey of our equity owners discloses that our foreign ownership in January 1998 was under 5%. The 110 Acquisition, however, would result in the issuance to an Australian corporation of stock in excess of these limitations if they were to apply, and a separate FCC determination that such ownership was consistent with the public interest might be required in order to avoid a violation of the Communications Act and/or the FCC's rules.

     The FCC has proposed allowing non-geostationary orbit (NGSO) FSS systems to operate on a co-primary basis in frequencies including those used by ECC's operational DBS satellites and its other proposed DBS and FSS operations. The FCC has also requested comment on a request to allow a terrestrial service proposed by Northpoint to retransmit local television signals and provide data services to DBS subscribers. Both of these proposed operations, if authorized and implemented, may cause electrical interference to ECC's current and future operations.

     Pursuant to the Cable Act, the FCC recently imposed public interest requirements upon DBS licensees that include the obligation to set aside four percent of the licensee's channel capacity exclusively for non-commercial programming of an educational or informational nature by "national educational programming suppliers." Among other constraints, the FCC defined relatively narrowly the type of suppliers for which that capacity should be reserved, and required that the capacity be made available at substantially below-cost rates. The FCC also applied to DBS providers the requirement of providing reasonable access to time at low favored rates, and equal opportunity, for certain qualified candidates for office. We cannot be sure that the implementation of these rules will not result in additional burdens on the Company.

     Although DBS operators like us currently are not subject to the "must carry" requirements of the Cable Act, the cable industry and the broadcasters have argued that DBS operators should be subject to these requirements, and the broadcasters also have argued that satellite companies should not be allowed to distribute local network signals unless they become subject to such requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation or regulation of a similar nature is promulgated, our future plans to provide local programming may be adversely affected, and such must carry requirements could cause the displacement of possibly more attractive programming.

     The FCC has commenced a rulemaking which seeks to streamline and revise its rules governing DBS. This rulemaking concerns many new possible DBS rules. There can be no assurance about the content and effect of any new DBS rules ultimately promulgated by the FCC.

     OPPOSITION TO, AND RISK OF LOSS OF, CERTAIN ECHOSTAR AUTHORIZATIONS. Many aspects of our operations require the retention or renewal of existing FCC authorizations, or the procurement of additional authorizations. We have licenses to operate EchoStar I and EchoStar II at 119 degrees WL, which both expire in 2006, and a license to operate EchoStar III at 61.5 degrees WL, which expires in 2008. Also, we have filed with the FCC an application for a license to operate EchoStar IV as well as a request for a waiver of the requirement of serving Alaska and Hawaii from 148 degrees WL. The State of Hawaii has requested the imposition of several conditions on these requested authorizations, and we have opposed many of these conditions. We cannot be sure that the FCC will grant these requests or that it will not impose onerous conditions. We are currently operating EchoStar IV at 148 degrees WL under Special Temporary Authorization
(STA), which is currently set to expire on February 21, 1999. Certain of our pending and future requests to the FCC for extensions, waivers and approvals have been, and are expected to continue to be, opposed by third parties.

     An affiliate of the Company and wholly owned subsidiary of ECC has requested FCC approval for the assignment to ECC of all FCC authorizations involved in the 110 Acquisition, and the FCC has placed these applications (the MCI/News Corp. Application) on public notice. Petitions to deny our comments were due January 14, 1999, ECC's opposition was due January 25, 1999, and replies are due February 1, 1999. The U.S. Department of Justice has filed comments in support of the 110 Acquisition application. Several parties have opposed the application on various grounds or have requested conditions, including, without limitation, arguing that alien ownership limitations and other broadcast qualification requirements apply, requesting program access conditions with respect to News

Corporation's programming, and requesting conditions in connection with service to Alaska and Hawaii, including requesting service to Hawaii from 110 degrees WL as well as from the 148 degrees WL orbital location, with respect to which ECC has filed a still pending request for a waiver of the obligation to serve Alaska and Hawaii. We cannot be sure how the FCC would rule on any of these oppositions or requests. Although ECC has requested expedited action on the applications, ECC cannot be sure that the FCC will grant them and/or that it will grant them expeditiously. ECC notes that, in a 1995 rulemaking the FCC had imposed a one-time rule, applicable only to the January 1996 DBS auction, which effectively prevented DBS operators from using channels at more than one full CONUS location. If the FCC were to reimpose this rule, we would not be able to preserve both our requested authorization at 110 degrees WL and our existing licenses at 119 degrees WL. Although we have vigorously argued in our application that the FCC need not and should not reimpose that rule, we cannot be sure how the FCC will rule in that regard.

     The two satellites being manufactured for MCI (EchoStar V and EchoStar VI) for use at the 100 degrees WL orbital slot are equipped with spot beams to provide service to Alaska and Hawaii. The State of Hawaii has requested service using 18-24 inch dishes. The satellites probably will not be capable of providing service to substantial portions of Hawaii and Alaska with a dish that small, particularly areas with heavy and consistent precipitation. The State of Hawaii has requested the FCC to condition the transfer of control of the licenses to EchoStar on provision of service to 18-24 inch dishes.

     Furthermore, MCI's authorization is subject to still pending challenges before the full FCC, and we cannot be sure how the FCC will rule on these challenges. Moreover, our plan to use our authorized frequencies at 119 degrees WL and our requested frequencies at 110 degrees WL in conjunction with a single consumer dish may be subject to additional regulatory requirements and may require a modification of the ITU plan. Furthermore, still pending before the FCC is an application for minor modification of MCI's authorization. These and possibly other modifications must be approved prior to the deployment of satellites at that location, and we cannot be sure that the FCC will approve them or that it will do so timely. Moreover, MCI has not yet received FCC authorization in connection with certain types of Telemetry, Tracking and Control (TT&C) operations of its proposed system, and we cannot be sure that such authorization will be received.

     The FCC's alien ownership requirements prohibit aliens from owning or voting more than 25% of the equity interests of certain FCC licenses. It is possible that News Corporation, which would be considered an "alien" for this purpose, will acquire more than 25% of EchoStar's equity interests in connection with the 110 Acquisition. See "Security Ownership of Certain Beneficial Owners and Management -- Note (6)." EchoStar does not believe that the alien ownership restriction will be applicable to the 110 Acquisition. If the FCC were to so apply the restriction and the 110 Acquisition could not be restructured, the 110 Acquisition might not be consummated.

     The TT&C operations of EchoStar I are in an area of the spectrum called the "C-band." Although the FCC granted us conditional authority to use these frequencies for TT&C, in January 1996 a foreign government raised an objection to EchoStar I's use of these frequencies. We cannot be certain whether that objection will subsequently require us to relinquish the use of such C-band frequencies for TT&C purposes. This could result in the inability to control EchoStar I and a total loss of the satellite. Further, EchoStar II's TT&C operations are in the "extended" C-band. Our authorization to use these frequencies was set to expire on January 1, 1999. Although we have timely applied for extension of that authorization to 2006, we cannot be sure that the FCC will grant our request. Denial of this request could result in the inability to control EchoStar II and the loss of that satellite. Also, ECC's rights under the Dominion Agreement (as defined), which would give it certain limited rights to operate certain additional frequencies at 61.5 degrees WL, will not be given effect in the absence of certain FCC approvals, which have not yet been received and may not be forthcoming.

     With respect to the 24 orbital assignments at the 148 degrees WL orbital slot, ECC is required, among other things, to have its entire system at the 148 degrees WL orbital slot operational by December 20, 2002. ECC cannot be sure that it will meet this milestone.

     All of our authorizations for satellite systems that are not yet operational, including DirectSat's (at 110 degrees WL and 175 degrees WL), DBSC's (at 175 degrees WL) and ESC's (for 11 unassigned western frequencies) construction permits, ESC's FSS Ku-band and Ka-band authorizations and E-Sat's Low Earth Orbit Mobile-Satellite Service license, are subject to construction and progress obligations, milestones, reporting and other requirements. The FCC has, in fact, indicated it may revoke, terminate, condition or decline to extend or renew such authorizations if the permittee fails to comply with applicable Communications Act requirements, including construction and operation obligations. The FCC also has declared that it will carefully monitor the reports required to be filed by DBS and FSS permittees. If we fail to file adequate reports or to demonstrate progress in the construction of our satellite systems, the FCC may cancel our authorizations for those systems. We have not filed, or timely filed, all required reports or other filings in connection with our authorized systems with the FCC. There is a risk that the FCC may find that we have not complied fully with the FCC's due diligence or other requirements, including the filing of reports and satisfaction of construction and payment obligations consistent with the FCC's rules and the progress reports filed by ECC. The construction permits of ESC for 11 unassigned western frequencies and DBSC (at 175 degrees WL) have already expired, and although we have filed timely requests for their extension, we cannot be sure how the FCC will act on these requests. Further, ESC's FSS Ku-band license is subject to pending challenges by PrimeStar and GE American Communications, Inc. and we cannot be sure that the FCC will sustain that license or that it will not impose conditions unfavorable to us. In addition, our other FSS authorizations, or requests for modifications thereof, are subject to challenges. We cannot be sure that our licenses, requests for modifications or applications will withstand such challenges.

     RISK OF INABILITY TO MANAGE RAPIDLY EXPANDING OPERATIONS. To manage our growth effectively, we must continue to develop our internal and external sales force, installation capability, customer service operations, and information systems, and maintain our relationships with third party vendors. We will also need to continue to expand, train and manage our employee base, and our management personnel will be required to assume even greater levels of responsibility. If we are unable to manage our growth effectively, our business and results of operations could be materially adversely affected.

     SUBSCRIBER TURNOVER. From January 1, 1997, our monthly subscriber turnover (which represents the number of subscriber disconnects during the period divided by the weighted-average number of subscribers during the period) has averaged less than 1.25%. If we are unable to control subscriber turnover, our financial condition and results of operations would be adversely affected.

     RISK OF SATELLITE DEFECT, LOSS OR REDUCED PERFORMANCE. Launch services are provided in very few countries and locations around the world, and we have a limited choice of launch services providers. If a foreign launch services provider is used for EchoStar V or EchoStar VI, the satellite manufacturer will be required to obtain from the United States government a technical data exchange license and a satellite export license for that satellite. We could also be subject to other restrictions by the United States government because of policy towards the countries where launch services are provided. We cannot be certain that these licenses will be obtained on time or at all, or that any delay in getting these licenses will not have a materially adverse effect on our business. Satellites are subject to significant risks, including launch failure, which may result in incorrect orbital placement or improper commercial operation. Approximately 15% of all commercial geostationary satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and satellite manufacturer.

     In the event of a failure or loss of any of EchoStar I, EchoStar II, or EchoStar III, and subject to FCC consent, we may relocate EchoStar IV and use the satellite as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that EchoStar IV would not cause additional interference compared to EchoStar I, EchoStar II, or EchoStar III. If we choose to use EchoStar IV in this manner, there can be no assurance that such use would not adversely affect our ability to meet the operation deadlines associated with our permits. Failure to meet such deadlines could result in the loss of such permits and would have an adverse effect on our operations.

     LIMITED LIFE OF SATELLITES. Each of our satellites has a limited useful life. A number of factors affect the useful lives of the satellites, including the quality of their construction, the durability of their component parts, the longevity of their station-keeping on orbit and the efficiency of the launch vehicle used. The minimum design life of each of EchoStar I, EchoStar II, EchoStar III and EchoStar IV is 12 years. There can be no assurance, however, as to the useful lives of the satellites. Our operating results would be adversely affected if the useful life of any of these satellites were significantly shorter than 12 years. The satellite construction contracts for our satellites contain no warranties in the event of a failure of EchoStar I, EchoStar II, EchoStar III or EchoStar IV following launch. Additionally, a move of any of these satellites, either temporarily or permanently, to another orbital location, could decrease the orbital life of the satellite by up to six months per movement.

     RISK OF SATELLITE LOSS OR DAMAGE FROM ELECTROSTATIC STORM AND SPACE DEBRIS. The loss, damage or destruction of any of our satellites as a result of electrostatic storm or collision with space debris would have a material adverse effect on our business. Our insurance policies include coverage for any resulting physical damage. See "-- Insurance."

     RISK OF SIGNAL THEFT. The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. We recently received reports that our encryption system has been compromised. If our encryption technology is compromised in a manner that is not promptly corrected, our revenue and our ability to contract for video and audio services provided by programmers would be adversely affected. Published reports indicate that the DIRECTV and USSB encryption systems have been compromised. A Canadian court has ruled that pirating of DIRECTV programming is not illegal in Canada. This ruling may encourage the attempted piracy of our programming in Canada, resulting in lost revenue for ECC and increased piracy of DIRECTV programming. Piracy of DIRECTV programming could result in increased sales of DIRECTV receivers at the expense of loss of potential DISH Network subscribers. ECC can take a number of different corrective measures to limit the amount of damage that would be sustained by a breach of its conditional access system including, as a last resort, complete replacement of the access control system. Any security breach could result in a material reduction of DISH Network revenue until repaired.

     RISKS OF FAILURE OF COMPLEX TECHNOLOGY. Our DBS system is highly complex. New applications and adaptations of existing and new technology (including compression, conditional access, on screen guides and other matters), and significant software development, are integral to our DBS system. As a result of the introduction of such new applications and adaptations from time to time, our DBS system may, at times, not function as expected.

     Technology in the satellite television industry is in a rapid and continuing state of change as new technologies develop. Although the digital compression technology utilized in connection with our DBS system is the world standard, the integration and implementation of that technology is also undergoing rapid change. There can be no assurance that we and our suppliers will be able to keep pace with technological developments. In addition, delays in the delivery of components or other unforeseen problems in our DBS system may occur that could adversely affect performance or operation of our DBS system and could have an adverse effect on our business. Further, in the event that a competitive satellite receiver technology becomes commonly accepted as the standard for satellite receivers in the United States, we would be at a significant technological disadvantage. See "Business -- Programming."

     CONTROL OF THE COMPANY BY PRINCIPAL STOCKHOLDER. The Company is a wholly owned subsidiary of ECC. Although Charles W. Ergen, the Chairman, Chief Executive Officer and President of ECC, currently owns approximately 63% of the total equity securities of ECC (assuming exercise of employee stock options), he currently possesses approximately 94% of the total voting power. If the 110 Acquisition is completed and the Series A Preferred Stock of ECC is repurchased, he will control 86% of the total voting power. Thus, Mr. Ergen will continue to have the ability to elect a majority of the directors of ECC and to control all other matters requiring the approval of ECC's stockholders. In addition, pursuant to a voting agreement among Mr. Ergen, News Corporation and MCI, News Corporation and MCI have agreed to vote their shares after consummation of the 110 Acquisition in accordance with the recommendation of the Board of Directors of ECC for five years. See "Security Ownership of Certain Beneficial Owners and Management." For Mr. Ergen's total voting power in ECC to be reduced to below 51%, his percentage ownership of the equity securities of ECC would have to be reduced to below 10%.

     INSURANCE. We procured in-orbit insurance for EchoStar I, EchoStar II and EchoStar III. The insurance policy with respect to in-orbit operation contains standard commercial satellite insurance provisions, including a material change in underwriting information clause requiring us to notify our insurers of any material change in the written underwriting information provided to the insurers or any change in any material fact or circumstance concerning our satellite insured under the policy. Such notification permits insurers to renegotiate the terms and conditions if the result is a material change in risk of loss or insurable interest. A change in the health status of an insured satellite or any loss occurring after risk has attached does not entitle the insurers to renegotiate the policy terms. The in-orbit insurance policy for EchoStar I and EchoStar II has a one-year policy period with a one-year extension provision. The policy period will continue until June 25, 1999. The in-orbit coverage for EchoStar III is for sixty days and will continue until February 2, 1999. There can be no assurance that such renewals will be possible or can be at rates or on terms favorable to us. For example, if EchoStar I, EchoStar II, EchoStar III or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. See "Business -- Insurance."

     EchoStar IV is currently able to use a maximum of only 20 transponders as a result of a solar array anomaly. The number of available transponders will decrease over time. EchoStar IV has also experienced TWTA anomalies comparable to those that occurred to EchoStar III which have resulted in the failure of three TWTAs and the loss of use of a total of six TWTAs. Based on existing data, we expect that approximately 16 transponders will probably be available over the entire expected 12 year life of the satellite, absent significant additional TWTA anomalies or other failures. In September 1998, we filed a $219.3 million insurance claim for a total loss (as defined in the launch insurance policy) related to EchoStar IV. However, if we were to receive $219.3 million, for a total loss on the satellite, the insurers would obtain the sole right to the benefits of salvage from EchoStar IV under the terms of the launch insurance policy. Although we believe we have suffered a total loss of EchoStar IV in accordance with that definition in the launch insurance policy, we presently intend to negotiate a settlement with the insurers that will compensate us for the reduced satellite transmission capacity and allow us to retain title to the asset. See "-- Risk that We Will be Unable to Settle with Insurers" above.

     Our satellite insurance contains customary exclusions and does not apply to loss or damage caused by acts of war or civil insurrection, anti-satellite devices, nuclear radiation or radioactive contamination or certain willful or intentional acts designed to cause loss or failure of a satellite. There may be circumstances in which insurance will not fully reimburse the Company for any loss. In addition, insurance will not reimburse the Company for business interruption, loss of business and similar losses that might arise from delay in the launch of any EchoStar satellite.

     STATE TAXES. In addition to being subject to FCC regulation, operators of satellite broadcast systems in the United States may be affected by imposition of state and/or local sales taxes on satellite-delivered programming. According to the Satellite Broadcasting and Communications Association, several states, including Maryland, Missouri, North Dakota, New York and Washington, have either adopted or proposed such taxes. Other states are in various stages of considering proposals that would tax providers of satellite-delivered programming and other communications providers. The adoption of state imposed sales taxes could have adverse consequences to our business. However, the 1996 Act exempts DTH satellite service from the collection, or remittance, or both, of any tax or fee imposed by any local taxing jurisdiction on such services.

     CERTAIN OBLIGATIONS. We utilized satellite vendor financing in connection with the purchase of each of our current satellites. Under the terms of that financing, a portion of the purchase price for the satellites was deferred until after the respective satellites were in orbit (the Outstanding Deferred Payments). As of September 30, 1998, we had $18.9 million in principal amount outstanding of Outstanding Deferred Payments relating to EchoStar I, $18.7 million relating to EchoStar II, $12.1 million relating to EchoStar III and $13.0 million relating to EchoStar IV. The Outstanding Deferred Payments relating to EchoStar I and EchoStar II are secured by substantially all of the assets of Dish, Ltd. (a wholly-owned subsidiary of EchoStar DBS Corporation) and its subsidiaries (subject to certain restrictions) and are guaranteed by ECC. The consummation of the offering of the Old Notes and the reorganization might result in breaches of certain covenants in favor of the holders of the Outstanding Deferred Payments, in particular the holders of Outstanding Deferred Payments relating to EchoStar I and EchoStar II. We believe that, if there is a breach of such covenants, we may be liable to the holders of such Outstanding Deferred Payments for damages, if any, arising out of such breach, including possibly the obligation to repay such Outstanding Deferred Payments prior to the scheduled maturity thereof together with the economic equivalent of interest thereon through the scheduled maturity date.

     RISKS ASSOCIATED WITH ACQUISITIONS. We have made a number of acquisitions and will continue to review future acquisition opportunities. No assurances can be given that acquisition candidates will continue to be available on terms and conditions acceptable to us. Acquisitions, including the 110 Acquisition, involve numerous risks, including, among other things, difficulties and expenses incurred in connection with the acquisition and the subsequent assimilation of the operations of the acquired company, adverse consequences of conforming the acquired company's accounting policies to ours, the difficulty in operating acquired businesses, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired companies. There can be no assurance that any acquisition, including the 110 Acquisition, will be successfully integrated into our on-going operations or that estimated cost savings will be achieved. In addition, in the event that the operations of an acquired business do not meet expectations, we may be required to restructure the acquired business or write-off the value of some or all of the assets of the acquired business.

     PENDING FEE DISPUTE. In connection with the News Corporation litigation, ECC has a contingent fee arrangement with the lawyers representing ECC, which provides for the lawyers to be paid a percentage of any net recovery obtained by ECC in its dispute with News Corporation. Although they have not been specific, the lawyers have asserted that they may be entitled to receive payments in excess of $80 million to $100 million under this fee arrangement in connection with the settlement of the dispute with News Corporation. ECC intends to vigorously contest the lawyers' interpretation of the fee arrangement, which ECC believes significantly overstates the magnitude of any ECC liability thereunder.

     If the lawyers and ECC are unable to resolve this fee dispute under the fee arrangement, the fee dispute would be resolved under arbitration. We cannot be certain about the outcome of negotiations or arbitration regarding this fee dispute. As the holder of the 110 Acquisition assets, we will be required to pay any fee that is payable under the fee arrangement.

     FRAUDULENT CONVEYANCE CONSIDERATIONS. We will use a portion of the net proceeds of the Old Notes to make a distribution to ECC for repaying the Senior Preferred Exchange Notes. See "Use of Proceeds." It is possible that creditors of the Company may challenge the incurrence of indebtedness represented by the Notes as a fraudulent conveyance under relevant federal and state statutes and, under certain circumstances (including a finding that the Company was insolvent at the time the Notes were issued), a court could hold that the Company's obligations on the Notes may be voided or are subordinate to other obligations of the Company. Our obligations under the Notes are guaranteed, jointly and severally (the Subsidiary Guarantees), by DBSC and certain of our subsidiaries (collectively the Subsidiary Guarantors). It is possible that the creditors of the Subsidiary Guarantors may challenge the Subsidiary Guarantees as a fraudulent conveyance under relevant federal and state statutes, and, under certain circumstances (including a finding that a Subsidiary Guarantor was insolvent at the time its Subsidiary Guarantee was issued), a court could hold that the obligations of a Subsidiary Guarantor under a Subsidiary Guarantee may be voided or are subordinate to other obligations of a Subsidiary Guarantor. In addition, it is possible that the amount for which a Subsidiary Guarantor is liable under a Subsidiary Guarantee may be limited. The measure of insolvency for purposes of the foregoing may vary depending on the law of the jurisdiction that is being applied. Generally, however, a company would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. The Indenture will provide that the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees will be limited to amounts that will not result in the Subsidiary Guarantees being a fraudulent conveyance under the applicable law. See "Description of the Notes -- Guarantees."

     IMPACT OF YEAR 2000 ISSUE. An issue exists for all companies that rely on computers as the year 2000 approaches. This issue involves computer programs and applications that were written using two digits rather than four to identify the applicable year, and could result in system failures or miscalculations. We have undertaken an assessment to determine the extent of any necessary remediation, and the anticipated costs thereof, to make our material equipment, systems and applications year 2000 compliant. Costs in connection with any modifications to make our systems compliant are not expected to be material. However, if such modifications are not completed successfully or are not completed in a timely manner, the year 2000 issue may have a material adverse impact on the operations of the Company. Exposure could arise also from the impact on non-compliance by certain software and/or equipment vendors and others with whom we conduct business. No estimates can be made as to the potential adverse impact that may result from non-compliance with the year 2000 issue by the software and/or equipment vendors and others with whom we conduct business.

     ABSENCE OF PUBLIC MARKET. The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in January 1999 to a limited number of institutional investors and are eligible for trading in Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

     The Exchange Notes will constitute a new issue of securities, for which there is no established trading market. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time and the Exchange Notes could trade at prices that may be lower than the initial prices thereof, depending on many factors, including prevailing interest rates, the markets for similar services and the financial performance of the Company. The Initial Purchasers have made a market in the Old Notes. Although there is currently no market for the Exchange Notes, the Initial Purchasers have advised us that they currently intend to make a market in the Exchange Notes. However, they are not obligated to do so, and any such market-making with respect to the Old Notes and the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the Exchange Act) and may be limited during the Exchange Offer and the pendency of any shelf registration statement. See "Description of the Notes -- Registration Rights; Liquidated Damages." Accordingly, we cannot provide assurance as to the development or liquidity of any market for the Old Notes and the Exchange Notes. We do not intend to apply for listing of any of the Notes on any securities exchange or for quotation through the Nasdaq National Market or any other securities quotation service.
                                   USE OF PROCEEDS

     There will be no cash proceeds to the Company from the Exchange Offer. The gross proceeds to the Company from the Old Notes Offering were approximately $2.0 billion, with net proceeds to the Company of approximately $1.8 billion. The net proceeds from the Old Notes offering will be used to repurchase the 1994, 1996 and 1997 Notes, to fund a distribution to ECC for a repurchase of its Senior Preferred Exchange Notes, to repay ECC loans to DBSC and to fund subscriber acquisition and marketing expenses as well as general corporate purposes. Although the estimates set forth under "Uses" below represent EchoStar's best estimate of the intended use of the proceeds from the offering of the Old Notes, the specific amounts allocated to each use may change depending on such factors as unanticipated costs or requirements necessary for development and operation of the EchoStar DBS System.

                                                                        (IN THOUSANDS)
                                                                         ------------
SOURCES:
Net proceeds from the Old Notes offering(1)                            $     1,787,850
Cash contribution to the Company from ECC                                      200,000
                                                                             ---------
                                                                       $     1,987,850
                                                                             ---------
                                                                             ---------

USES:
Repurchase of 1994 Notes(2)                                            $       597,749
Repurchase of 1996 Notes(2)                                                    502,300
Repurchase of 1997 Notes, including accrued interest(2)                        378,125
Distribution to ECC for repurchase of Senior Preferred
  Exchange Notes(3)                                                            269,657
Repayment of ECC Loans to DBSC and accrued interest                             60,156
Excess cash                                                                    179,863
                                                                             ---------
      Total Uses                                                       $     1,987,850
                                                                             ---------
                                                                             ---------

-----------

(1) Net proceeds from the offering are net of approximately $212.2 million of estimated transaction costs, including discounts, commissions, expenses and the excess of the tender price over the approximate accreted value or principal amount, as applicable, of the 1994 Notes, the 1996 Notes and the 1997 Notes.

(2) Represents the approximate accreted value of the 1994 Notes and the 1996 Notes and the principal amount of the 1997 Notes plus accrued interest as of January 25, 1999, the closing date of the Tender Offers therefor.

(3) Represents the proceeds required by ECC to repurchase the Senior Preferred Exchange Notes pursuant to the Tender Offers. In addition, ECC will use its existing cash to repurchase all of its outstanding shares of Series A Cumulative Preferred Stock (the Series A Preferred Stock). Charles W. Ergen, President and Chief Executive Officer of ECC, owns 1,535,847 shares of Series A Preferred Stock and 80,834 shares are owned by James DeFranco, Executive Vice President of ECC. The Series A Preferred Stock is convertible into ECC Class A Common Stock, is entitled to cumulative dividends at the rate of 8% per annum and is not redeemable by the holders or ECC. The repurchase price will be based on the market price of ECC's Class A Common Stock on or about the date of closing. Based on the closing price of ECC's Class A Common Stock on January 26, 1999 of $55.63, the repurchase price would be approximately $96 million. The above sources and uses of proceeds exclude the repurchase of the Series A Preferred Stock.


                                  THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The sole purpose of the Exchange Offer is to fulfill the obligations of the Company and the Guarantors with respect to the registration of the Old Notes.

     The Old Notes were originally issued and sold on January 25,1999 (the Issue
Date). Such sales were not registered under the Securities Act in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the Old Notes, the Company agreed to file with the SEC a registration statement relating to the Exchange Offer (the Exchange Offer Registration Statement), pursuant to which the Exchange Notes, consisting of another series of senior notes of the Company covered by such Registration Statement and containing substantially identical terms to the Old Notes, except as set forth in this Prospectus, would be offered in exchange for Old Notes tendered at the option of the holders thereof. If: (i) the applicable Exchange Offer is not permitted by applicable law or SEC policy; or (ii) any holder of Transfer Restricted Securities notifies the Company within the specific time period that:
(A) it is prohibited by law or SEC policy from participating in the Exchange Offer; (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales; or (C) it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the SEC a registration statement (the Shelf Registration Statement) to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until the earliest of: (i) the date on which such Old Note has been exchanged in the Exchange Offer and is entitled to be resold to the public by the holder thereof without complying with prospectus delivery requirements; (ii) the date on which such Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer

Registration Statement (including delivery of the prospectus contained therein);
(iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Old Note may be distributed to the public pursuant to Rule 144(k) under the Securities Act. See "Description of the Notes--Registration Rights; Liquidated Damages."

     Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth below.

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus (the Letter of Transmittal), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Old Notes) are not entitled to certain registration rights and certain liquidated damages provisions which are applicable to the Old Notes under the Registration Rights Agreement. Each series of Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of its respective Indenture. See "Description of the Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Based on its view of interpretations set forth in no-action letters issued by the Staff to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Company, (ii) a broker-dealer who acquired Old Notes directly from the Company or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Broker-dealers who acquire Old Notes as a result of market-making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Company has agreed that, for a period of one year after the Exchange Offer is consummated, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes or any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer. The Exchange Notes will bear interest from January 25, 1999. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to have interest accrue, or to receive any payment in respect of interest, on the Old Notes from January 25, 1999 to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes is payable semiannually in arrears on February 1 and August 1 of each year, commencing August 1, 1999, accruing from January 25, 1999.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The Exchange Offer expires on the Expiration Date.  The term "Expiration
Date" means 5:00 p.m., Eastern time, on                       unless the Company
in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Company, expires. The Company reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to U.S. Bank Trust National Association (the "Exchange Agent") and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

     The initial Exchange Date will be the first business day following the Expiration Date. The Company expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holder of the Old Notes as promptly as practicable. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., Eastern time, on the Expiration Date, the Company will exchange the Exchange Notes for Old Notes on the Exchange Date.

     This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Company to record holders of Old Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

HOW TO TENDER

     The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

GENERAL PROCEDURES

     A holder of an Old Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender Old Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Old Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide his, her or its taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proven in a manner satisfactory to the Company and the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the principal amount of the Old Notes being tendered, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely Book-Entry Confirmation).

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither the Company, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer: The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocable constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.
The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement and that the Company shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By tendering Old Notes and executing the Letter of Transmittal, the Transferor certifies that (a) it is not an Affiliate of the Company, that it is not a broker-dealer that owns Old Notes acquired directly from the Company or an Affiliate of the Company, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such transferor has no arrangement with any person to participate in the distribution of such Exchange Notes or (b) that it is an Affiliate of the Company or of the Initial Purchasers of the Old Notes in the Offering of Notes, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

WITHDRAWAL RIGHTS

     Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature of the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving Exchange Notes from the Company and causing the Old Notes to be assigned, transferred and exchanged. Upon the terms and subject to conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Old Notes will be made by the Exchange Agent promptly after acceptance of the tendered Old Notes. Old Notes not accepted for exchange by the Company will be returned without expense to the tendering holders (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Company terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue Exchange Notes in respect of any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if: (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental, regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer,
(ii) assessing or seeking any damages as a result thereof or (iii) resulting in a material delay in the ability of the Company to accept for exchange some or all of the Old Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company, might directly or indirectly result in any of the consequences referred to in clauses
(a)(i) or (ii) above or, in the sole judgment of the Company, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Staff refered to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations or prospects of the Company.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Company) giving rise to such condition or may be waived by the Company in whole or in part at any time or from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

     Any determination by the Company concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

     U.S. Bank Trust National Association has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at:

     U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, Minnesota 55101
     Telephone: (612) 244-8162
     Facsimile: (612) 244-1537
     Attention:

     Delivery to an address other than as set forth herein, or transmission of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

     The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, investment banking and legal fees, will be paid by the Company and are estimated to be approximately $250,000.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

DISSENTER AND APPRAISAL RIGHTS

     HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

     The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Considerations."

OTHER

     Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled obligations contained in the terms of the Old Notes and the Registration Rights Agreements. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreements which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Old Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See "Risk Factors--Consequences of Not Exchanging Notes."

     The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                                    CAPITALIZATION

     The following table sets forth: (i) the combined and consolidated capitalization of the Company, on a historical basis as of September 30, 1998, and (ii) the combined and consolidated capitalization of the Company on an adjusted basis assuming consummation of the 110 Acquisition and giving effect to the offering of the Old Notes and the application of the net proceeds thereof. The historical information in this table is derived from the Combined and Consolidated Financial Statements of the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Combined and Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                     AS OF SEPTEMBER 30, 1998
                                                                                   ACTUAL              AS ADJUSTED
                                                                                   ------              -----------
                                                                                          (IN THOUSANDS)
                                                                                            (UNAUDITED)
Cash, cash equivalents, and marketable investment securities                   $     44,300           $     300,746
Restricted cash and marketable investment securities                                 76,583                      -- (1)
Total cash, cash equivalents, and marketable investment securities                  120,883                 300,746 (2)
                                                                               ------------
Total assets                                                                   $  1,467,422           $   2,819,094 (2)
                                                                               ------------
                                                                               ------------
Long-term debt (net of current portion):
Mortgages and notes payable                                                    $     49,547           $      49,547
Notes payable to ECC, including accrued interest                                     58,497                      --
1994 Notes                                                                          552,776                      --
1996 Notes                                                                          481,966                      --
1997 Notes                                                                          375,000                      --
9 1/4% Senior Notes due 2006                                                             --                 375,000
9 3/8% Senior Notes due 2009                                                             --               1,625,000
Total long-term debt                                                              1,517,786               2,049,547
Stockholder's equity (deficit):
Common Stock, $.01 par value, 3,000 shares authorized, issued and
outstanding                                                                              --                      --
Additional paid-in capital                                                          145,164               1,515,164 (3)
Accumulated deficit                                                                (609,886)             (1,159,976)(4)
Total stockholder's equity (deficit)                                               (464,722)                355,188
                                                                               ------------           -------------
Total capitalization                                                           $  1,053,064           $   2,404,735
                                                                               ------------           -------------
                                                                               ------------           -------------



-----------
(1) Restrictions on cash held in escrow under the terms of indentures were removed upon the prepayment of the applicable notes. The restricted cash balances as of September 30, 1998 have been reclassified and included in the "as adjusted" amount of cash, cash equivalents and marketable investment securities.

(2) The increase in the Company's total assets includes the increase in cash available to the Company for working capital of approximately $179.9 million as a result of the offering of the Old Notes (see "Use of Proceeds"), plus $1.17 billion of assets to be acquired by ECC pursuant to the 110 Acquisition and contributed to the Company.

(3) The increase in the Company's additional paid-in capital consists of $200 million in cash to be contributed to the Company by ECC and additional assets valued at $1.17 billion, to be acquired by ECC in the 110 Acquisition and contributed to the Company.

(4) The increase in accumulated deficit results from (a) a distribution of the offering proceeds to ECC of approximately $269.9 million to retire the Senior Preferred Exchange Notes, including related costs of that Tender Offer, (b) interest expense of approximately $51.1 million from September 30, 1998 through January 25, 1999, the date of consummation of the Tender Offers and debt to be repurchased and paid, and (c) the estimated extraordinary loss of approximately $229.1 million the Company expects to report in 1999 upon the early retirement of the 1994 Notes, the 1996 Notes and the 1997 Notes.

                               SELECTED FINANCIAL DATA

     The following selected financial data as of, and for each of the five years ended December 31, 1997, have been derived from, and are qualified by reference to, the Company's Combined and Consolidated Financial Statements which have been audited by Arthur Andersen LLP, independent public accountants. The following selected financial data at September 30, 1998, and for the nine months ended September 30, 1997 and 1998, are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. This data should be read in conjunction with the Company's Combined and Consolidated Financial Statements and related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                               YEAR ENDED DECEMBER 31,                         NINE MONTHS ENDED
                                               -----------------------                            SEPTEMBER 30,
                                                                                               ------------------
                              1993         1994         1995         1996         1997          1997         1998
                              ----         ----         ----         ----         ----          ----         ----
                          (IN THOUSANDS, EXCEPT RATIOS, SUBSCRIBERS AND PER SUBSCRIBER DATA)       (UNAUDITED)
STATEMENTS OF OPERATIONS
    DATA:
  Revenue:
    DISH Network             $     ---   $     ---    $     ---    $   57,888   $341,808     $  225,928   $  470,636
    DTH equipment sales
        and integration
        services                   ---         ---       35,816        77,390     90,263         37,410      190,787
    Satellite services             ---         ---          ---         5,822     11,135          7,879       15,805
    C-band and other           211,563     179,313      112,704        56,003     32,696         25,243       19,716
                             ---------   ---------    ---------    ----------   --------     ----------   ----------
  Total revenue                211,563     179,313      148,520       197,103    475,902        296,460      696,944

  Costs and Expenses:
    DISH Network
        operating
        expenses                   ---         ---          ---        42,409    193,170        130,078      274,083
    Cost of sales--DTH
        equipment and
        integration
        services                   ---         ---       30,404        75,984     60,918         25,998      131,050
    Cost of Sales--
        C-band and other       161,447     133,635       84,846        42,345     23,909         16,337       12,555
    Marketing expenses           3,497       2,346        1,786        53,168    183,345        122,652      190,817
    General and
        administrative          26,738      27,873       36,376        48,693     66,060         45,883       66,836
    Depreciation and
        amortization             1,677       2,243        3,114        43,369    172,836        133,545       77,597
                             ---------   ---------    ---------    ----------   --------     ----------   ----------
    Total costs and
        expenses               193,359     166,097      156,526       305,968    700,238        474,493      752,938
                             ---------   ---------    ---------    ----------   --------     ----------   ----------
    Operating income
        (loss)               $  18,204   $  13,216    $  (8,006)   $ (108,865)  $(224,336)   $ (178,033)  $  (55,994)
                             ---------   ---------    ---------    ----------   --------     ----------   ----------
                             ---------   ---------    ---------    ----------   --------     ----------   ----------
    Net income (loss)(1)     $  12,272   $      90    $ (12,361)   $ (101,676)  $(323,424)   $ (248,937)  $ (170,960)
                             ---------   ---------    ---------    ----------   --------     ----------   ----------
                             ---------   ---------    ---------    ----------   --------     ----------   ----------



                                                 AS OF DECEMBER 31,                          AS OF SEPTEMBER 30, 1998
                                                 ------------------                          ------------------------
                              1993         1994         1995         1996         1997        ACTUAL      AS ADJUSTED(3)
                              ----         ----         ----         ----         ----        ------      --------------
                                                                                                    (UNAUDITED)
BALANCE SHEET DATA:
    Cash, cash
        equivalents and
        marketable
        investment
        securities (2)       $  27,232   $  48,544    $  14,161    $   57,247   $ 65,965     $   44,300   $    300,746
    Total assets               106,476     472,492      559,297     1,085,545   1,431,774     1,467,422      2,819,094
    Long-term
        obligations, net
        of current
        portion:
        9 1/4% Senior
        Notes due 2006             ---         ---          ---           ---        ---            ---        375,000
    9 3/8% Senior Notes
        due 2009                   ---         ---          ---           ---        ---            ---      1,625,000
    1994 Notes                     ---     334,206      382,218       437,127    499,863        552,776            ---
    1996 Notes                     ---         ---          ---       386,165    438,512        481,966            ---
    1997 Notes                     ---         ---          ---           ---    375,000        375,000            ---
    Mortgages and other
        notes payable,
        net of current
        portion                  4,702       5,393       33,444        51,428     51,846         49,547         49,547
    Notes payable to
        ECC, including
        accumulated
        interest                   ---         ---          ---        12,000     54,597         58,497            ---
    Note payable to
        stockholder             14,725         ---          ---           ---        ---            ---            ---
    Other long-term
        obligations                ---         ---          ---         7,037     19,500         27,954         27,954
Total stockholder's
    equity (deficit)            49,700     103,808       92,892        (6,673)  (313,770)      (464,722)       355,188

                                                                                                 NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                             SEPTEMBER 30,
                                               -----------------------                             -------------
                              1993         1994         1995         1996         1997          1997           1998
                              ----         ----         ----         ----         ----          ----           ----
                                                                                                    (UNAUDITED)
OTHER DATA:
    DISH Network
        subscribers                ---         ---          ---       350,000    1,040,000      820,000      1,609,000
    Average monthly
        revenue per
        subscriber           $     ---   $     ---    $     ---    $     35.50  $    38.50   $    39.10   $      39.20
    EBITDA (4)                  19,881      15,459       (4,892)      (65,496)    (51,500)      (44,488)        21,603
    Net cash flows
        from:
        Operating
          activities            30,215      24,205      (21,888)      (22,836)     (7,549)      (47,967)       (40,068)
    Investing activities       (20,910)   (338,565)      (1,431)     (294,962)   (306,079)     (307,581)       (19,309)
    Financing activities        (6,199)    325,011       19,764       342,287     337,247       346,887         39,619
    Ratio of earnings to
        fixed charges (5)        18.0x         ---          ---           ---         ---           ---            ---
    Deficiency of
        earnings to
        fixed charges (5)    $     ---   $  (5,206)   $ (44,315)   $ (188,347)  $(366,447)   $ (276,734)  $   (192,359)


-----------
(1) Certain of the Company's subsidiaries operated under Subchapter S of the Internal Revenue Code of 1986, as amended, and comparable provisions of applicable state income tax laws, until December 31, 1993. The net income for 1993 presented above is net of pro forma income taxes of $7,846, determined as if the Company had been subject to corporate federal and state income taxes for those years.

(2)  Excludes restricted cash and marketable investment securities.

(3) Gives effect to the offering of the Old Notes and the application of the net proceeds thereof and is pro forma for the 110 Acquisition. Consummation of the 110 Acquisition is subject to receipt of regulatory approval and approval of ECC's shareholders. There is no pro forma effect to the Company's Statements of Operations as a result of the 110 Acquisition.

(4) The Company believes it is common practice in the telecommunications industry for investment bankers and others to use various multiples of current or projected EBITDA (earnings before interest, taxes, depreciation and amortization) for purposes of estimating current or prospective enterprise value and as one of many measures of operating performance. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, because EBITDA is independent of the actual leverage employed by the business; but EBITDA ignores funds needed for capital expenditures and expansion. Some investment analysts track the relationship of EBITDA to total debt as one measure of financial strength. However, EBITDA does not purport to represent cash provided or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash (vs. accrual) basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. The Company is aware of no uniform standards for determining EBITDA and believes presentations of EBITDA may not be calculated consistently by different entities in the same or similar businesses. However, the Company has consistently calculated the EBITDA amounts shown above to equal "operating income (loss)" plus depreciation and amortization (including subscriber acquisition costs amortization of $16 million and $121 million for the years ended December 31, 1996 and 1997, and $95 million and $19 million for the nine months ended
     September 30, 1997 and 1998, respectively).

(5) For purposes of computing the ratio of earnings to fixed charges, and the deficiency of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and the imputed interest component of rental expense under non-cancelable operating leases. For the years ended December 31, 1994, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, earnings were insufficient to cover the fixed charges. On a pro forma basis using an assumed effective interest rate of 9.6% and assuming that the Tender Offers had been consummated as of the beginning of the applicable period, the Company's pro forma earnings would have been inadequate to cover its pro forma fixed charges for the year ended December 31, 1997, by $341 million and for the nine months ended September 30, 1998, by $165 million.

                         MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The operations of the Company include three interrelated business units:
(i) the DISH Network; (ii) Technology; and (iii) Satellite Services. The Company's principal business strategy is to continue to develop its subscription television service in the United States to provide consumers with a competitive alternative to cable television service.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998, COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1997.

     REVENUE. Total revenue for the nine months ended September 30, 1998, was $697 million, an increase of $401 million compared to total revenue for the nine months ended September 30, 1997, of $296 million. The increase in total revenue was primarily attributable to DISH Network subscriber growth combined with increased revenue from the Company's technology business unit (Technology). The Company expects that its revenues will continue to increase as the number of DISH Network subscribers increases. Consistent with the increases in total revenues and the number of DISH Network subscribers during the three months ended September 30, 1998, the Company experienced a corresponding increase in trade accounts receivable at September 30, 1998.

     DISH Network subscription television services revenue totaled $460 million for the nine months ended September 30, 1998, an increase of $267 million or 138%, compared to the same period in 1997. This increase was directly attributable to the increase in the number of DISH Network subscribers. The average number of DISH Network subscribers during the nine months ended September 30, 1998, increased approximately 137% as compared to the same period in 1997. Monthly revenue per subscriber approximated $39.20 and $39.10 during the nine months ended September 30, 1998, and 1997, respectively. DISH Network subscription television services revenue principally consists of revenue from basic, premium and pay-per-view subscription television services. DISH Network subscription television services will continue to increase to the extent the Company is successful in increasing the number of DISH Network subscribers and maintaining or increasing revenue per subscriber.

     For the nine months ended September 30, 1998, DTH equipment sales and integration services totaled $191 million, an increase of $154 million compared to the nine months ended September 30, 1997. DTH equipment sales consist of sales of digital set-top boxes and other digital satellite broadcasting equipment by the Company to international DTH service operators. The Company currently has agreements to provide equipment to DTH service operators in Spain and Canada. The increase in DTH equipment sales and integration services revenue was primarily attributable to an increase in the volume of set-top boxes sold.

     Substantially all of the Company's Technology revenues have resulted from sales to two international DTH providers. As a result, the Company's Technology business currently is economically dependent on these two DTH providers. The Company's future revenue from the sale of DTH equipment and integration services in international markets depends largely on the success of these DTH operators and continued demand for the Company's digital set-top boxes. Due to several factors, the Company expects that its DTH equipment and integration services revenue could decline during 1999 as compared to 1998 revenue for similar periods. These factors include an expected decrease in demand resulting from the fulfillment of initial stock orders combined with a decrease in the sales price of digital set-top boxes due to increased competition from other providers of DTH equipment. During July 1998, Telefonica, one of the two DTH service providers described above, announced its intention to merge with Sogecable (Canal Plus Satellite), one of its primary competitors. Although the Company has binding purchase orders from Telefonica for additional 1998 and 1999 deliveries of DTH equipment, the Company cannot yet predict what impact, if any, consummation of this merger might have on its future sales to Telefonica. However, in October 1998, Telefonica announced that the merger negotiations had been suspended. Although the Company continues to actively pursue additional distribution and integration service opportunities internationally, no assurance can be given that any such additional negotiations will be successful.

     Satellite services revenue totaled $16 million for the nine months ended September 30, 1998, an increase of $8 million as compared to the same period in 1997. These revenues include, among other things, fees charged to content providers for signal carriage and revenues earned from BTV customers. The increase in satellite services revenue was primarily attributable to increased BTV revenue.

     DISH NETWORK OPERATING EXPENSES. DISH Network operating expenses totaled $274 million for the nine months ended September 30, 1998, an increase of $144 million or 111%, compared to the same period in 1997. The increase in DISH Network operating expenses was consistent with, and primarily attributable to, the increase in the number of DISH Network subscribers. DISH Network operating expenses represented 60% and 67% of subscription television services revenue during the nine months ended September 30, 1998 and 1997, respectively. Although the Company expects DISH Network operating expenses as a percentage of subscription television services revenue to decline modestly from 1998 levels in future periods, there can be no assurance that this expense to revenue ratio will not increase.

     Subscriber-related expenses totaled $211 million for the nine months ended September 30, 1998, an increase of $114 million compared to the same period in 1997. Such expenses, which include programming expenses, copyright royalties, residuals payable to retailers and distributors, and billing, lockbox and other variable subscriber expenses, totaled 46% of subscription television services revenues for the nine months ended September 30, 1998, compared to 50% during the nine months ended September 30, 1997. The decrease in subscriber-related expenses as a percentage of subscription television services revenue resulted primarily from a decrease in programming expenses on a per subscriber basis, which resulted from a change in product mix combined with price discounts received from certain content providers.

     Customer service center and other expenses principally consist of costs incurred in the operation of the Company's DISH Network customer service centers, such as personnel and telephone expenses, as well as subscriber equipment installation and other operating expenses. Customer service center and other expenses totaled $46 million for the nine months ended September 30, 1998, an increase of $23 million as compared to the nine months ended September 30, 1997. The increase in customer service center and other expenses resulted from increased personnel expenses to support the growth of the DISH Network. Customer service center and other expenses totaled 10% of subscription television services revenue during the nine months ended September 30, 1998, compared to 12% of subscription television services revenue during the same period of the prior year. Although the Company expects customer service center and other expenses as a percentage of subscription television services revenue to remain near 1998 levels in the future, there can be no assurance that this expense to revenue ratio will not increase.

     Satellite and transmission expenses include expenses associated with the operation of the Company's digital broadcast center, contracted satellite TT&C services, and satellite in-orbit insurance. Satellite and transmission expenses increased $8 million during the nine months ended September 30, 1998, as compared to the same period during 1997. This increase resulted from higher satellite and other digital broadcast center operating expenses due to an increase in the number of operational satellites. The Company expects satellite and transmission expenses to continue to increase in the future as additional satellites are launched. However, as our DISH Network subscriber base continues to expand, the Company expects that such costs as a percentage of DISH Network revenue may decline.

     COST OF SALES -- DTH EQUIPMENT AND INTEGRATION SERVICES. Cost of sales -- DTH equipment and integration services totaled $131 million for the nine months ended September 30, 1998, an increase of $105 million, as compared to the nine months ended September 30, 1997. This increase is consistent with the increase in DTH equipment revenue. Cost of sales--DTH equipment and integration services principally includes costs associated with digital set-top boxes and related components sold to international DTH operators. As a percentage of DTH equipment revenue, cost of sales has averaged 69% for the nine months ended September 30, 1998. The Company expects that cost of sales will increase as a percentage of DTH equipment revenue in the future due to increased competition from other providers of DTH equipment.

     MARKETING EXPENSES. Marketing expenses totaled $191 million for the nine months ended September 30, 1998, an increase of $68 million or 56%, compared to the same period in 1997. The increase in marketing expenses was primarily attributable to the increase in subscriber promotion subsidies. Subscriber promotion subsidies include the excess of transaction costs over transaction proceeds at the time of sale of ECC receiver systems, activation allowances paid to retailers, and other promotional incentives. The Company recognizes subscriber promotion subsidies as incurred. These expenses totaled $165 million for the nine months ended September 30, 1998, an increase of $66 million over the same period in 1997. This increase resulted from increased subscriber activations and the immediate recognition of all subscriber promotion subsidies incurred in 1998, whereas during the nine-month period ended September 30, 1997, a portion of such expenses were initially deferred and amortized over the related prepaid subscription term (generally one year). Advertising and other expenses totaled $26 million for the nine months ended September 30, 1998, an increase of $2 million over the same period in 1997.

     For the nine months ended September 30, 1998, the Company's subscriber acquisition costs, inclusive of acquisition marketing expenses, totaled
$180 million (approximately $260 per new subscriber activation). Comparatively, the Company's subscriber acquisition costs, inclusive of acquisition marketing expenses and deferred subscriber acquisition costs, totaled $195 million (in excess of $350 per new subscriber activation) during the same period in 1997. The decrease in the Company's subscriber acquisition costs, on a per new subscriber activation basis, principally resulted from decreases in the manufactured cost of EchoStar receiver systems. The Company expects that its subscriber acquisition costs, on a per new subscriber activation basis, will increase in the near-term as a result of increased competition for DBS subscribers.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative (G&A) expenses totaled $67 million for the nine months ended September 30, 1998, an increase of $21 million as compared to the same period in 1997. The increase in G&A expenses was principally attributable to increased personnel expenses to support the growth of the DISH Network. G&A expenses as a percentage of total revenue decreased to 10% for the nine months ended September 30, 1998 compared to 15% for the corresponding period in 1997. Although the Company expects that G&A expenses as a percentage of total revenue will continue to approximate 1998 levels or decline modestly in the future, there can be no assurance that this expense to revenue ratio will not increase.

     EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA for the nine months ended September 30, 1998 improved to $22 million compared to negative EBITDA of $44 million during the same period in 1997. This improvement in EBITDA principally resulted from increases in Technology and DISH Network revenues. The Company believes its ability to repay or refinance its existing debt will be significantly influenced by its ability to continue to improve reported EBITDA. However, EBITDA does not purport to represent cash provided by or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     During the fourth quarter of 1998, the Company introduced the DISH Network One-Rate Plan. Under the DISH Network One-Rate Plan, consumers are eligible to receive a $249 rebate on the purchase of certain EchoStar receiver systems. Consequently, subscribers who qualify to participate in the DISH Network One-Rate Plan have a materially higher acquisition cost than other DISH Network subscribers. The rebate is contingent upon the subscriber's one-year commitment to subscribe to the America's Top 100 CD programming package and two premium channel packages, committing the subscriber to a monthly programming payment of at least $48.98. The consumer must pay the entire sales price of the system at the time of purchase, but is not required to prepay for the programming. After receiving the subscriber's first full programming payment (equal to $97.96 for two months of programming), the Company issues a $249 rebate to the subscriber. Although subscriber acquisition costs are materially higher under the DISH Network One-Rate Plan, management believes that these customers represent lower credit risk and therefore may be marginally less likely to churn than other DISH Network subscribers. Although there can be no assurance as to the ultimate duration of the DISH Network One-Rate Plan, it will continue through at least March 1999.

     The Company's subscriber acquisition costs, both in aggregate and on a per subscriber basis, will increase in direct relation to the participation rate in the DISH Network One-Rate Plan. The Company presently expects fewer than one-third of its fourth quarter 1998 subscriber activations to result from the DISH Network One-Rate Plan, and is expected to cause increased operating losses in the near term. However, future consumer participation levels could be significantly higher. To the extent that actual consumer participation levels exceed present expectations and subscriber acquisition costs materially increase, the Company's EBITDA results will be negatively impacted in the near-term because subscriber acquisition costs are expensed as incurred.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for the nine months ended September 30, 1998, (including amortization of subscriber acquisition costs of $19 million) aggregated $78 million, a $56 million decrease compared to the corresponding period in 1997. The decrease in depreciation and amortization expenses principally resulted from the decrease in amortization of subscriber acquisition costs (decrease of $76 million), partially offset by an increase in depreciation related to the commencement of operation of EchoStar III, EchoStar IV and other depreciable assets placed in service during 1998.

     OTHER INCOME AND EXPENSE. Other expense, net totaled $115 million for the nine months ended September 30, 1998, an increase of $44 million as compared to the same period in 1997. The increase in other expense resulted primarily from interest expense associated with the Company's 12 1/2% Senior Secured Notes due 2002 (the 1997 Notes) and increases in interest expense associated with increased accreted balances on its 12 7/8% Senior Secured Discount Notes due 2004 (the 1994 Notes) and its 13 1/8% Senior Secured Discount Notes due 2004 (the 1996 Notes).

YEAR ENDED DECEMBER 31, 1997, COMPARED TO THE YEAR ENDED DECEMBER 31, 1996.

     REVENUE. Total revenue in 1997 was $476 million, an increase of 141%, or $279 million, as compared to total revenue of $197 million in 1996. The increase in total revenue in 1997 was primarily attributable to the operation of the DISH Network during the entirety of 1997, combined with DISH Network subscriber growth.

     DISH Network subscription television services revenue totaled $299 million during 1997, an increase of $249 million compared to 1996. This increase was directly attributable to the operation of the DISH Network during the entirety of 1997, combined with the increase in the number of DISH Network subscribers. Average monthly revenue per subscriber approximated $38.50 during 1997 compared to approximately $35.50 in 1996. The increase in monthly revenue per subscriber was primarily due to additional channels added upon commencement of operations of EchoStar II.

     Other DISH Network revenue totaled $43 million in 1997, an increase of $35 million compared to 1996. Other DISH Network revenue primarily consists of incremental revenues over advertised subscription rates realized from the 1996 Promotion (a marketing promotion whereby consumers were able to purchase a standard EchoStar receiver system for $199, conditioned upon the consumer's prepaid one-year subscription to a programming package for approximately $300), as well as installation revenue and loan origination and participation income. In 1997, the Company recognized incremental revenues related to the 1996 Promotion of approximately $39 million, an increase of $34 million over 1996.

     During 1997, DTH equipment sales and integration services totaled
$90 million. The Company currently has agreements for the sale of digital satellite broadcasting equipment using its proprietary technology to two international DTH service operators. The Company realized revenues of $74 million related to these agreements during 1997. Of this amount, $59 million related to sales of digital set-top boxes and other DTH equipment while
$15 million resulted from the provision of integration services (revenue from uplink center design, construction oversight, and other project integration services). DBS accessory sales totaled $10 million during 1997, an $8 million increase compared to 1996.

     DTH equipment sales and integration services revenue totaled $77 million during 1996. These revenues consisted primarily of sales of EchoStar receiver systems and related accessories prior to the August 1996 nationwide rollout of the 1996 Promotion.

     Satellite services revenue totaled $11 million during 1997, an increase of $5 million, or 91%, compared to 1996. The increase in satellite services revenue was primarily attributable to an increase in the number of content providers, increased usage by the Company's BTV customers, and an entire year of operation in 1997.

     C-band and other revenue totaled $33 million for 1997, a decrease of $23 million compared to $56 million in 1996. Other revenue principally related to domestic and international sales of C-band products and net domestic C-band programming revenues. This decrease resulted from the world-wide decrease in demand for C-band products and services. Effective January 1, 1998, ECC ceased operation of its C-band programming business.

     DISH NETWORK OPERATING EXPENSES. DISH Network operating expenses totaled $193 million during 1997, an increase of $151 million as compared to 1996. The increase in DISH Network operating expenses was primarily attributable to operation of the DISH Network during the entirety of 1997 and the increase in the number of DISH Network subscribers.

     Subscriber-related expenses totaled $144 million in 1997, an increase of $121 million compared to 1996. Such expenses totaled 48% of subscription television services revenues, compared to 46% of subscription television services revenues during 1996.

     Satellite and transmission expenses increased $8 million in 1997 compared to 1996 primarily as a result of the operation of the DISH Network (including EchoStar II) during the entirety of 1997.

     Customer service center and other operating expenses totaled $35 million in 1997, an increase of $22 million as compared to 1996. The increase in customer service center and other operating expenses was directly attributable to the operation of the DISH Network during the entirety of 1997, combined with the increase in the number of DISH Network subscribers.

     COST OF SALES -- DTH EQUIPMENT AND INTEGRATION SERVICES. Cost of sales--DTH equipment and integration services totaled $61 million during 1997, a decrease of $15 million, or 20%, as compared to 1996. During 1997, cost of sales--DTH equipment and integration services principally represented costs associated with set-top boxes and related components sold to international DTH operators. For 1996, cost of sales--DTH equipment and integration services totaled $76 million and represented costs of EchoStar receiver systems sold prior to the August 1996 rollout of the 1996 Promotion.

     COST OF SALES -- C-BAND AND OTHER. Cost of sales--C-band and other totaled $24 million during 1997, a decrease of $18 million compared to 1996. This decrease was consistent with the decrease in related revenues and resulted from the world-wide decrease in the demand for C-band products and services.

     MARKETING EXPENSES. Marketing expenses totaled $183 million for 1997, an increase of $130 million as compared to 1996. The increase in marketing expenses was primarily attributable to the increase in subscriber promotion subsidies. These costs totaled $149 million during 1997, an increase of $114 million over 1996. This increase resulted from the commencement of the 1997 Promotion (a marketing promotion that maintained the suggested retail price for a standard EchoStar receiver system at $199, but eliminated the requirement for the coincident purchase of an extended subscription commitment) and the increase in the number of EchoStar receiver systems sold during 1997. Advertising and other expenses increased $17 million to $35 million during 1997 as a result of increased marketing activity and operation of the DISH Network during the entirety of 1997.

     GENERAL AND ADMINISTRATIVE EXPENSES. G&A expenses totaled $66 million for 1997, an increase of $17 million as compared to 1996. The increase in G&A expenses was principally attributable to increased personnel expenses to support the growth of the DISH Network. G&A expenses as a percentage of total revenue decreased to 14% during 1997 as compared to 25% during 1996.

     EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA was negative $52 million for 1997, as compared to negative EBITDA of $65 million for 1996. This improvement in EBITDA resulted from the factors affecting revenue and expenses discussed above. EBITDA does not purport to represent cash provided by or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for 1997 (including amortization of subscriber acquisition costs of $121 million) aggregated $173 million in 1997, an increase of $130 million, as compared to 1996. The increase in depreciation and amortization expenses principally resulted from amortization of subscriber acquisition costs (increase of $105 million) and depreciation of EchoStar II (placed in service during the fourth quarter of 1996).

     OTHER INCOME AND EXPENSE. Other expense, net totaled $99 million during 1997, an increase of $51 million as compared to 1996. The increase in other expense resulted primarily from interest expense associated with the 1997 Notes, which were issued in June 1997, and increases in interest expense associated the 1994 Notes and the 1996 Notes due to higher accreted balances thereon. These increases in interest expense were partially offset by increases in capitalized interest. Capitalized interest (primarily related to satellite construction) totaled $43 million during 1997, compared to $32 million during 1996.

     INCOME TAX BENEFIT. The $55 million decrease in the income tax benefit during 1997 principally resulted from ECC's decision to increase its valuation allowance sufficient to fully offset net deferred tax assets arising during the year. Realization of these assets is dependent on ECC generating sufficient taxable income prior to the expiration of the net operating loss carryforwards. ECC's net deferred tax assets ($67 million at each of December 31, 1996 and 1997) principally relate to temporary differences for amortization of original issue discount on the 1994 Notes and 1996 Notes, net operating loss carryforwards, and various accrued expenses which are not deductible until paid. If future operating results differ materially and adversely from ECC's current expectations, its judgment regarding the magnitude of its valuation allowance may change.

YEAR ENDED DECEMBER 31, 1996, COMPARED TO THE YEAR ENDED DECEMBER 31, 1995.

     REVENUE. Total revenue for 1996 was $197 million, an increase of $48 million as compared to total revenue during 1995 of $149 million. This increase resulted from the introduction of the DISH Network and was partially offset by decreased sales of domestic and international C-band equipment and decreased C-band programming revenues.

     The DISH Network commenced operation in March 1996. During 1996, DISH Network subscription television services revenues totaled $50 million and Other DISH Network revenue approximated $8 million, of which approximately $5 million related to incremental revenue realized on sales made pursuant to the 1996 Promotion.

     During 1996, DTH equipment sales and integration services revenues principally resulted from sales of EchoStar receiver systems and related accessories prior to the August 1996 nationwide rollout of the 1996 Promotion. DTH equipment sales and integration services revenue for 1996 totaled $77 million, an increase of $41 million over 1995 revenues of $36 million. During 1995, DTH equipment sales and integration services revenue primarily related to sales of a competitor's DBS satellite receivers and related accessories (Competitor DBS Receivers). All Competitor DBS Receivers were manufactured and supplied by a third-party manufacturer.

     C-band and other revenue totaled $56 million for 1996, a decrease of $57 million compared to $113 million in 1995. Other revenue principally related to domestic and international sales of C-band products and net domestic C-band programming revenues. This decrease resulted from the world-wide decrease in demand for C-band products and services.

     DISH NETWORK OPERATING EXPENSES. DISH Network operating expenses totaled $42 million for 1996 and represented 85% of subscription television services revenue.

     COST OF SALES -- DTH EQUIPMENT AND INTEGRATION SERVICES. For 1996, cost of sales--DTH equipment and integration services totaled $76 million and represented costs of EchoStar receiver systems sold prior to the August 1996 rollout of the 1996 Promotion. For 1995, cost of sales--DTH equipment and integration services totaled $30 million and primarily represented costs of sales associated with Competitor DBS Receivers.

     COST OF SALES -- C-BAND AND OTHER. Cost of sales--C-band and other totaled $42 million during 1996, a decrease of $43 million compared to 1995. This decrease was consistent with the decrease in related revenues and resulted from the decline in the world-wide demand for C-band products and services.

     MARKETING EXPENSES. Marketing expenses totaled $53 million for 1996, an increase of $51 million as compared to $2 million in 1995. The increase in marketing expenses was primarily attributable to the increase in subscriber promotion subsidies. These costs totaled $35 million in 1996. During 1996, advertising and other expenses totaled $18 million, an increase of $16 million compared to 1995, as a result of increased marketing activity associated with the introduction of the DISH Network.

     GENERAL AND ADMINISTRATIVE EXPENSES. G&A expenses totaled $49 million during 1996, an increase of $13 million as compared to $36 million in 1995. The increase in G&A expenses was principally attributable to increased personnel expenses to support the introduction and growth of the DISH Network.

     EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA was negative $65 million for 1996 as compared to negative EBITDA of $5 million during 1995. This deterioration in EBITDA resulted from the introduction of the DISH Network in March 1996, combined with the decrease in C-band revenues discussed above. EBITDA does not purport to represent cash provided by or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for 1996 (including amortization of subscriber acquisition costs of $16 million) aggregated $43 million, an increase of $40 million, as compared to $3 million in 1995. The increase in depreciation and amortization expenses principally resulted from amortization of subscriber acquisition costs and depreciation of EchoStar I and EchoStar II.


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     OTHER INCOME AND EXPENSE.  Other expense, net totaled $48 million for 1996, an increase of $37 million, as compared to $11 million in 1995. The increase in other expense resulted primarily from interest expense associated with the 1996 Notes, which were issued in March 1996, and increases in interest expenses associated with the 1994 Notes (resulting from a higher accreted balance thereon). These increases in interest expense were partially offset by increases in capitalized interest. Capitalized interest (principally attributable to satellite construction) totaled $32 million during 1996, compared to $26 million during 1995.

     INCOME TAX BENEFIT. The increase in the income tax benefit of $49 million principally resulted from the increase in the net loss during 1996.

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 1998, the Company's unrestricted cash, cash equivalents and marketable investment securities totaled $44 million, compared to $66 million as of December 31, 1997. During the nine months ended September 30, 1998 and 1997, net cash flows used in operations totaled $40 million and $48 million, respectively. Capital expenditures totaled $134 million and $175 million during those same periods. The Company's capital expenditures during the first nine months of 1998 principally related to the ongoing construction and launch of EchoStar IV, the expansion of the Company's digital broadcast operations center, and building improvements to the Company's new corporate headquarters.

     The Company's working capital and capital expenditure requirements were substantial during the three-year period ended December 31, 1997. Such expenditures principally related to the ongoing development of the EchoStar DBS system and the related commercial introduction of DISH Network service in March 1996. Capital expenditures, including expenditures for satellite systems under construction, totaled $134 million, $215 million and $222 million during 1995, 1996 and 1997, respectively.

     During 1995, 1996 and 1997, net cash flows used in operations totaled
$22 million, $23 million, and $8 million, respectively. The Company expects that its future working capital, capital expenditure and debt service requirements will be satisfied from existing cash and investment balances, cash generated from operations and advances from ECC. The Company's ability to generate positive future operating and net cash flows is dependent upon its ability to continue to rapidly expand its DISH Network subscriber base and its ability to grow its Technology and Satellite Services businesses. There can be no assurance that the Company will be successful in achieving its goals. The amount of capital required to fund the Company's 1999 working capital and capital expenditure needs will vary, dependent upon the level of success the Company experiences relative to its goals. The Company's working capital and capital expenditure requirements could increase materially in the event of increased competition for subscription television customers, significant launch delays or failures, or in the event of a general economic downturn, among other factors.

     During 1995 and 1996, the Company's capital expenditure and working capital requirements were funded principally from the proceeds of three offerings. In June 1994, the Company consummated an offering (the 1994 Notes Offering) of the 1994 Notes and 3,744,000 Warrants (representing 2,808,000 shares of ECC's
Class A common stock). The 1994 Notes Offering resulted in net proceeds of approximately $323 million. In June 1995, ECC completed an initial public offering (the IPO) of 4 million shares of its Class A common stock, resulting in net proceeds of approximately $63 million. During March 1996, EchoStar Satellite Broadcasting Corporation (ESBC), a wholly owned subsidiary of ECC, consummated an offering (the 1996 Notes Offering) of the 1996 Notes, resulting in aggregate net


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proceeds of approximately $337 million. As of December 31, 1997, substantially all of the proceeds of the 1994 Notes Offering, the IPO and the 1996 Notes Offering had been used to fund the construction and development of the EchoStar DBS system. During 1997 the Company's working capital and capital expenditure requirements were funded principally by advances received from ECC.

     On June 25, 1997 the Company consummated an offering (the 1997 Notes Offering) of the 1997 Notes. The 1997 Notes Offering resulted in net proceeds of $363 million. Interest accrues on the 1997 Notes at a rate of 12 1/2% and is payable in cash semi-annually on January 1 and July 1 of each year, with the first interest payment due January 1, 1998. Of the net proceeds from the 1997 Notes Offering, $109 million were placed in an escrow account (the Interest Escrow) to fund semi-annual interest payments through January 1, 2000. Additionally, $112 million of the net proceeds of the 1997 Notes Offering were placed in a separate escrow account (the Satellite Escrow) to fund the construction, launch and insurance of EchoStar IV. The 1997 Notes mature on July 1, 2002.

     On October 2, 1997, ECC consummated an offering (the Series B Preferred Offering) of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004, par value $0.01 per share (including any additional shares of such stock issued from time to time in lieu of cash dividends, the Series B Preferred Stock). The Series B Preferred Offering resulted in net proceeds to ECC of
$193 million. Each share of Series B Preferred Stock had a liquidation preference of $1,000 per share. Dividends on the Series B Preferred Stock were payable quarterly in arrears, commencing on January 1, 1998. The Series B Preferred Stock was exchanged into 12 1/8% Senior Preferred Exchange Notes due 2004 (the Senior Preferred Exchange Notes) on January 4, 1999.

     On December 23, 1998, the Company commenced Tender Offers to purchase for cash all of the outstanding 1994 Notes, 1996 Notes and 1997 Notes. On January 4, 1999, ECC commenced a similar Tender Offer for the Senior Preferred Exchange Notes. The Company has been advised by the depositary for the Tender Offers that as of the date hereof it has received tenders and consents from holders of more than 99% of the aggregate outstanding principal amount of each such series of notes to eliminate substantially all restrictive covenants as well as to amend certain provisions contained in the related indentures governing the 1994 Notes, the 1996 Notes, the 1997 Notes and the Senior Preferred Exchange Notes.

     Each of the indentures relating to the 1994 Notes, the 1996 Notes and the 1997 Notes contained restrictive covenants that impose significant restrictions on the Company's thereunder, including with respect to the ability of such Company's to incur indebtedness and pay dividends or make distributions. Following consummation of the Tender Offers and related consent solicitations, substantially all of such restrictions have been removed, and each such Company is permitted under such indentures to distribute cash to the Company to, among other things, service the interest and principal payment requirements on the Notes. Because less than all of the 1994 Notes, the 1996 Notes and the 1997 Notes were tendered in the Tender Offers, prior to consummation of the reorganization described previously, each of Dish, ESBC and the Company will have continuing obligations under any of their securities not purchased in the Tender Offers. Following consummation of such reorganization, any such remaining debt securities will constitute obligations of the Company and will rank PARI PASSU with the Notes.

SUBSCRIBER ACQUISITION COSTS

     As previously described, the Company subsidizes the cost of EchoStar receiver systems in order to stimulate DISH Network subscriber growth. Consequently, the Company's subscriber acquisition costs are significant. During the nine months ended September 30, 1998, the Company's aggregate subscriber


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acquisition costs (subscriber promotion subsidies and acquisition marketing expenses) approximated $260 per new subscriber activation. The Company expects that its future subscriber acquisition costs will increase as a result of the DISH Network One-Rate Plan. Under that plan, consumers are eligible to receive a rebate on the purchase of certain EchoStar receiver systems. Consequently, subscribers who qualify to participate in the DISH Network One-Rate Plan have a materially higher acquisition cost than other DISH Network subscribers. Although there can be no assurance as to the ultimate duration of the DISH Network One-Rate Plan, it will continue through at least March 1999.

FUTURE CAPITAL REQUIREMENTS

     As of September 30, 1998, the Company had approximately $1.5 billion of outstanding long-term debt substantially all of which will be retired upon consummation of the Tender Offers. The Notes will have semi-annual cash interest requirements aggregating approximately $94 million. There will be no scheduled principal payment or sinking fund requirements prior to maturity of the Notes. The Company utilized $91 million of satellite vendor financing for the Company's first four satellites. As of September 30, 1998, approximately $63 million of such satellite vendor financing was outstanding. The satellite vendor financing bears interest at 8.25% and is payable in equal monthly installments over five years following launch of the respective satellites. Satellite vendor financing of $13 million was used for EchoStar IV. The terms of the EchoStar IV satellite vendor financing are similar to that associated with the other satellite vendor financing.

     As a result of the 110 Acquisition, the Company expects to incur approximately $125 million during 1999 and 2000 in one-time expenses associated with repositioning subscriber satellite dishes (toward the 110DEG. WL orbital slot). In addition, the Company expects to expend approximately $35 million during 1999 for capital expenditures related to digital encoders required by the Cheyenne digital broadcast center to accommodate the expansion to approximately 500 video and audio channels.

     As a result of the anomalies experienced by EchoStar III and EchoStar IV (see "NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS"), and in order to fully exploit certain of its remaining FCC-allocated DBS frequencies, the Company intends to deploy one or more additional DBS satellites. If the 110 Acquisition is consummated, it would provide for the deployment of two additional DBS satellites at 110 degrees WL. The deployment of an additional DBS satellite to the 119 degrees WL orbital location would enable the Company to re-deploy either EchoStar I or EchoStar II to the 61.5 degrees WL orbital location or the 148 degrees WL orbital location in the event of further significant deterioration in the operational capacity of either EchoStar III or EchoStar IV. The Company is also evaluating other contingency plans. All of these possible deployments are subject to several FCC approvals. There can be no assurance that net insurance proceeds will be sufficient to fully cover the costs to deploy replacement DBS satellites.

     In addition to its DBS business plan, ECC has licenses, or applications pending with the FCC, for a two satellite FSS Ku-band satellite system, a two satellite FSS Ka-band satellite system, and a proposed modification thereof and a Low Earth Orbit Mobile-Satellite Service G-satellite system. ECC would need to raise additional capital for the foregoing purposes. Further, there may be a number of factors, some of which are beyond ECC's control or ability to predict, that could require ECC to raise additional capital. These factors include unexpected increases in operating costs and expenses, a defect in or the loss of any satellite, or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that additional debt, equity or other financing, if required, will be available on terms acceptable to the Company, or at all.


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

     If cash generated from the Company's operations is not sufficient to meet the debt service requirements of the Notes, the Company would be required to obtain cash from other financing sources. There can be no assurance that such financing would be available on terms acceptable to the Company, or if available, that the proceeds of such financing would be sufficient to enable the Company to meet all of its obligations. In the event that less than 100% of the 1994 Notes, 1996 Notes or 1997 Notes are tendered and subsequently retired with proceeds from the offering, the Company will be required to retire those Notes when they mature, and the indentures governing the 1994, 1996 and 1997 Notes will remain outstanding (although with substantially all of the restrictive covenants having been eliminated) until such time. There can be no assurance that the Company will have sufficient cash to retire those Notes.

YEAR 2000 READINESS DISCLOSURE

     The Company has assessed and continues to assess the impact of the year 2000 issue on its computer systems and operations. The year 2000 issue exists because many computer systems and applications currently use two-digit date fields to designate a year. Thus, as the century date approaches, date sensitive systems may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the year 2000 may cause computer systems to process critical financial and operational information incorrectly.

     The Company is currently engaged in the remediation and testing of its critical computer systems to ensure year 2000 compliance thereof. In connection with this effort, the Company has segregated its computer systems and corresponding year 2000 compliance risk into three categories: internal financial and administrative systems, service-delivery systems, and third-party systems. With respect to the Company's internal financial and administrative systems, the Company has substantially completed the identification, modification (as necessary) and testing of all such systems. Although there can be no assurance, the Company currently believes that its internal financial and administrative systems are year 2000 compliant. The Company currently is completing a similar effort with respect to its service-delivery systems and although there can be no assurance, the Company expects all such systems to be fully year 2000 compliant by the middle of 1999. The Company also is currently assessing its vulnerability to unexpected business interruptions due to the failure of external third-parties to remediate their year 2000 compliance issues. In connection with this assessment, the Company is in the process of communicating with all of its significant third-party business partners, suppliers and vendors to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own year 2000 issues. The Company is not aware of any material non-compliance with respect to year 2000 compliance by its significant third-party business partners, suppliers and vendors.

     Although there can be no assurance, the Company believes its costs to successfully mitigate the year 2000 issue will not be material to its operations. If the Company's plan is not successful or is not completed in a timely manner, the year 2000 issue could significantly disrupt the Company's ability to transact business with its customers and suppliers, and could have a material impact on its operations. There can be no assurance that the systems of other companies with which the Company's systems interact also will be timely converted, or that any such failure to convert by another company would not have an adverse effect on the Company's business or its operations.

                                       BUSINESS

GENERAL

     The Company is a wholly owned subsidiary of ECC. ECC's common stock is publicly traded on the Nasdaq National Market. Substantially all of the Company's operations are conducted by its


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subsidiaries. The Company operates three business units:

- THE DISH NETWORK -- a DBS subscription television service in the United States. As of December 31, 1998, ECC had approximately 1.9 million DISH Network subscribers.

- ETC -- engaged in the design, distribution and sale of DBS set-top boxes, antennas and other digital EQUIPMENT for the DISH Network (EchoStar receiver systems), and the design and distribution of similar equipment for DTH projects of others internationally, together with the provision of uplink center design, construction oversight, and other project integration services for international DTH ventures.

- SATELLITE SERVICES -- engaged in the turn-key delivery of video, audio and data services to business television customers and other satellite users. These services may include satellite uplink services, satellite transponder space usage billing, customer service, and other services.

BUSINESS OVERVIEW AND STRATEGY

     Since 1994, the Company has deployed substantial resources to develop the EchoStar DBS system and the DISH Network. The EchoStar DBS system consists of the Company's FCC-allocated DBS orbital spectrum, four operational DBS satellites, digital satellite receivers, a digital broadcast operations center, customer service facilities, and other assets utilized in its operations. Our primary objective is to continue to expand our DISH Network subscriber base, as well as to develop as an integrated, full-service satellite company.

     The Company's future success in the subscription television industry is dependent upon its ability to acquire and retain DISH Network subscribers, among other factors. Beginning in 1996, the Company made a strategic decision to reduce the price charged to consumers for EchoStar receiver systems in order to stimulate subscriber growth. Accordingly, since August 1996, the Company has been selling its EchoStar receiver systems to DISH Network subscribers below its manufactured cost. The Company's marketing programs and pricing strategies have significantly increased the affordability of EchoStar receiver systems for consumers. The primary purposes of these marketing promotions are to rapidly build a subscriber base, to expand retail distribution of the Company's products, and to build consumer awareness of the DISH Network brand. These programs are consistent with and emphasize the Company's long-term business strategy which focuses on generating the majority of its future revenue through the sale of DISH Network programming to a large subscriber base. These programs, however, have resulted in, and will continue to result in, the Company incurring significant costs to acquire subscribers. The Company believes such costs will be fully recouped from future programming revenues expected to be generated from customers obtained as a result of these programs.

     The Company also employs a "value-based" strategy with respect to programming packages available on the DISH Network. For example, the DISH Network's entry level "America's Top 40" programming package is priced at $19.99 per month, compared to, on average, over $30 per month for comparable cable television service (typically consisting of 54 analog channels). The DISH Network's "America's Top 100 CD" programming package (priced at $28.99 per month) also compares favorably to similar cable television programming. The rate for a similar cable television system offering, consisting of an expanded basic cable package and a digital music service, typically exceeds $40 per month. Similarly, the DISH Network offers up to seven premium movie channels, for only $10.99 per month or about the same amount that cable subscribers typically pay for one or two movie channels.


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

     The Company is also seeking to broaden its product offering to include services such as Internet and high-speed data services. For example, the Company has entered into an agreement with WebTV, which is wholly owned by Microsoft Corporation, to provide Internet TV via satellite. The service will integrate the DISH Network's digital satellite television programming with the Internet TV services from WebTV Networks, including digital video recording, advanced electronic program guide, broadband data delivery and video games. The Company believes that broadening its product offering will allow it to increase both its subscriber base and average revenue per subscriber.

     On November 30, 1998, ECC, News Corporation and MCI announced the 110 Acquisition, which provides for: the assignment to ECC of the license held by MCI to operate a high-powered DBS business at the 110 degrees WL full CONUS orbital location consisting of 28 frequencies; in-orbit delivery of two Space Systems/Loral-built satellites, currently expected to be launched in 1999; a recently-constructed digital broadcast operations center located in Gilbert, Arizona; a worldwide license agreement to manufacture and distribute set-top boxes internationally using NDS Limited encryption/decoding technology; a commitment by an affiliated entity of News Corporation to purchase from ETC a minimum of 500,000 of its set-top boxes; and a three-year retransmission consent agreement for DISH Network to rebroadcast FOX Network owned-and-operated local station signals to their respective markets. News Corporation will bear the costs of the construction, launch and insurance of the two Space Systems/Loral-built satellites, including launch insurance and one year of in-orbit insurance. ECC and MCI also agreed that MCI will have the non-exclusive right to bundle DISH Network service with MCI's telephony service offerings on mutually agreeable terms. In addition, the FOX News Channel is now carried on the DISH Network. We received standard program launch support payments in exchange for carrying the programming.

     By combining the capacity of the newly acquired satellites at the 110 degrees WL orbital slot and ECC's current satellites at 119 degrees WL (which is subject to FCC approval which has been applied for), we expect that our DISH Network will have the capacity to provide more than 500 channels of programming, Internet and high-speed data services and HDTV nationwide through a single 18 inch dish, and would be positioned to become a one-dish solution for satellite-delivered local programming channels in major markets across the country. We also expect to be able to serve Alaska, Hawaii, Puerto Rico and the United States territories in the Caribbean.

DISH NETWORK

     Since commencing operation in March 1996, the DISH Network has grown to more than 1.9 million subscribers, including 330,000 new subscribers in the fourth quarter of 1998, and has become a leading provider of DBS programming services in the United States. DBS, as used herein, describes a high power satellite broadcast service in a portion of the Ku frequency band that, by international agreement, contemplates wide orbital spacing among satellites, generally permitting higher powered transmissions than other satellite services and allowing reception with a small, pizza-sized satellite dish. Although the concept of DBS was introduced in 1982, it did not become commercially viable until a few years ago because available technology did not allow for the power required to transmit to small dishes and digital compression technology had not been adequately developed. Today, the Company believes that DBS provides the most cost-efficient national point to multi-point transport of video, audio and data services.

     The Company has four operational DBS satellites (EchoStar I, EchoStar II, EchoStar III and EchoStar IV) that operate in geostationary orbit. Orbital positions, or "slots," are designated by their longitude and comprise both a physical location and an assignment of spectrum in the applicable


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frequency band, divided into 32 frequency channels, each with a useable bandwidth of 24 MHz. Using digital compression technology, each frequency channel can be converted into eight or more digital channels of programming. The Company is currently using approximately 50 frequencies, including 21 frequency channels at an orbital slot capable of providing nationwide DBS service. See "-- Government Regulation--DBS Rules."

DBS AND RELATED COMPONENTS

     As an operator of a digital satellite television service, the Company enters into agreements with programmers, who deliver their programming content to the Company's digital broadcast operations center via commercial satellite, fiber optics or microwave transmissions. The Company generally monitors such signals for quality, and may add promotional messages, public service programming or other system-specific content. The signals are then digitized, compressed, encrypted and combined with other programming sharing a given transponder and other necessary data streams (such as conditional access information). Each signal is then uplinked, or transmitted, to one of the Company's DBS satellites, which receives and transmits the signal to consumers.

     In order to receive DISH Network programming, a subscriber must be equipped with: (i) a dish; (ii) a low noise block converter ("LNB") and related equipment; (iii) an integrated receiver/decoder ("IRD," sometimes referred to herein as the "satellite receiver" or "set-top box"), which receives the data stream from each broadcasting transponder, separates it into separate digital programming signals, decrypts and decompresses those signals that the subscriber is authorized to receive, and converts such digital signals into analog radio frequency signals; and (iv) a television set, to view and listen to the programming contained in the analog signals. A subscriber's IRD is generally connected to the DISH Network's authorization center by telephone to report the purchase of pay-per-view movies and events.

     The EchoStar DBS system integrates digital video and audio compression. Authorization information for subscription programming is stored on microchips placed on a credit card-sized access, or "smart card." The smart card, which can easily be updated or replaced periodically at low cost, provides a simple and effective method to adjust a subscriber's level of programming services. If the receiver's smart card is authorized for a particular channel, the data is decrypted and passed on for video and audio decompression.

     PROGRAMMING. The Company currently provides more than 200 channels of digital television programming and CD-quality audio programming to the entire continental United States. The Company also has in-orbit capacity through EchoStar III and EchoStar IV to provide more than 200 channels from its United States-licensed orbital slots that are not capable of providing full CONUS service. Assuming consummation of the 110 Acquisition and successful deployment of two new DBS satellites (EchoStar V and EchoStar VI), the Company expects to have the ability to provide more than 500 channels of digital video and audio programming broadcast nationwide, which subscribers could receive through a single dish. To attract subscribers, the Company has sought to exploit the cost advantage that DBS has over cable operators by offering the most popular programming (including "basic" channels such as ESPN, CNN, USA Network, Discovery, MTV and two channels each of Nickelodeon and The Disney Channel) at affordable prices, by emphasizing a strong commitment to customer service, and by emphasizing the quality difference between a digital and analog signal. As part of the 110 Acquisition, on January 7, 1999, DISH Network commenced broadcasting the FOX News Channel, enhancing the Company's popular programming line-up. The DISH Network also offers multichannel premium services for separate purchase (such as HBO, STARZ!, Encore, Cinemax, Showtime and The Movie Channel), at prices that vary depending upon the number and selection of services purchased. The DISH Network also offers 12


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channels of pay-per-view programming.

     LOCAL STRATEGY. The Company believes that in order for the DISH Network to be a competitive alternative to cable television service, it must, among other things, develop a method to seamlessly provide local broadcast network channels to consumers. Subject to eligibility conditions, the Company currently offers satellite delivery of local network affiliates to certain of the largest markets in the continental United States. The Company is presently retransmitting the network affiliates' signals from Atlanta, Boston, Chicago, Dallas/Ft. Worth, Denver, Los Angeles, Miami, New York, Phoenix, Pittsburgh, Salt Lake City, San Francisco and Washington, D.C., to "unserved households" (as defined by applicable laws and regulations) in the local areas from which those channels originate. See "--Government Regulation." A second 18-inch satellite dish is presently necessary to receive the Company's network affiliates programming in most markets. Thus, the Company's ability to successfully implement its local strategy is dependent, among other things, upon consumer acceptance of the installation of a second satellite dish in order to receive local programming. The Company's ability to successfully implement a one-dish solution to local programming would be enhanced by the 110 Acquisition (subject to FCC approval) and changes to existing legislation covering the retransmission of local signals, among other factors.

     ECHOSTAR RECEIVER SYSTEMS. DISH Network programming is available to consumers in the continental United States who purchase or lease an EchoStar receiver system. A typical EchoStar receiver system includes an 18-inch satellite dish, an EchoStar digital satellite receiver (which processes and descrambles signals for television viewing), a user-friendly remote control, and related components. Subscribers can receive local broadcast signals, either through a standard television antenna (a traditional rooftop or set-top antenna), by subscribing to basic cable or, in certain areas of the United States, directly from the DISH Network. EchoStar receiver systems are available in a variety of models. The standard EchoStar receiver system incorporates infrared remote control technology, an on-screen program guide, and the ability to switch between DISH Network and local programming signals using the remote control. In addition to the standard model features, the mid-level model features UHF remote control technology (which allows subscribers to control their EchoStar receiver system from up to 150 feet away through walls), and a high-speed data port. The Company's latest premium model includes enhanced features such as on-screen caller identification capability, event timers to automatically tune into or record selected programming and one-touch VCR recording using EchoStar's IR Blaster technology.

     Although EchoStar receiver systems are internally designed and engineered, ETC does not manufacture EchoStar receiver systems. Rather, the Company has contracted for the manufacture of EchoStar receiver systems with a high-volume contract electronics manufacturer. SCI currently is the Company's primary manufacturer of EchoStar receiver systems. During 1998, VTech also began manufacturing the Company's digital set-top boxes. JVC also manufactures limited quantities of other consumer electronics products that incorporate EchoStar receiver system technology. The Company also has a contract for the manufacture of EchoStar receiver systems with Phillips.

     INSTALLATION. Currently, a majority of EchoStar receiver system installations are performed by third parties. A wholly owned subsidiary of the Company offers installation services from its 18 offices located throughout the continental United States.

     CUSTOMER SERVICE CENTER. The Company currently maintains customer service centers in Thornton, Colorado, Littleton, Colorado and McKeesport, Pennsylvania. The Company outsource handling of customer service calls on an overflow basis, but presently expects that it will be able to field 100% of its customer service calls through its owned and operated facilities by April 1999. Potential and


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existing subscribers can call a single telephone number to receive assistance for hardware, programming, installation and technical support. The Company intends to expand its customer service operations as its DISH Network subscriber base demands.

     DIGITAL BROADCAST OPERATIONS CENTER. The Company's digital broadcast operations center is located in Cheyenne, Wyoming. Assuming consummation of the 110 Acquisition, ECC will acquire a second digital broadcast operations center located in Gilbert, Arizona, which the Company plans to operate when needed at a later date. The digital broadcast operations center uses fiber optic lines and downlink antennas to receive programming and other data at the center. The digital broadcast operations center uplinks programming content to the Company's DBS satellites via large uplink antennas. The digital broadcast operations center also maintains a number of large uplink antennas and other equipment necessary to modulate and demodulate the programming and data signals. All compression and encryption of the DISH Network's programming signals are performed by equipment at the Company's digital broadcast operations center.

     CONDITIONAL ACCESS SYSTEM. The Company has contracted with NagraStar LLC, a 50% owned joint venture (NagraStar). NagraStar has contracted with its other 50% owner for the provision of access control systems, including "smart cards" used with each EchoStar receiver system. The smart cards contain the authorization codes necessary to receive DISH Network programming. The access control system is central to the security network that prevents unauthorized viewing of programming. Access control systems of other DBS providers have been commercially pirated. The Company recently received data that suggests that a portion of its access control system has been compromised. The Company is presently evaluating the data to determine the corrective measures that are necessary. Though there can be no assurance, the Company does not believe that the compromise will materially affect its results of operations.

     SUBSCRIBER MANAGEMENT. The Company presently uses third-party software to perform subscriber management and billing functions related to its DISH Network business. The Company is developing a new proprietary subscriber management system that, when operational, will replace the system presently in use. The Company expects to migrate all of its DISH Network Subscribers to the new subscriber management and billing system beginning in July 1999. The proprietary system is designed specifically to manage DBS subscribers as compared to the Company's existing, third party developed-and-operated subscriber management system, which is oriented toward cable television subscribers. If the Company is successful in developing such a proprietary subscriber management system, the Company believes that this will potentially represent a source of revenue for the Company in the future. See "Risk Factors -- Subscriber Management."

DBS SALES AND MARKETING

     The Company presently utilizes approximately 18,000 independent distributors, retail stores and consumer electronics retailers to market and distribute EchoStar receiver systems and DISH Network programming services to its target markets. The majority of our subscriber activations have come from our independent dealer network, which consists of local retailers who specialize in TV and home entertainment systems. The Company intends to enhance consumer awareness of its product relative to other providers of DTH services by forming alliances with nationally recognized distributors of other consumer electronics products. The Company entered into a strategic alliance with JVC pursuant to which JVC distributes EchoStar receiver systems under the JVC label through certain of its nationwide retailers. During February 1998, the Company also executed agreements with Philips and VTech pursuant to which those entities will distribute privately labeled receiver systems, incorporating the Company's


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proprietary technology, through certain of their nationwide retailers. The
Company believes, but can give no assurance, that these additional distribution channels will further enhance the Company's ability to attract subscribers to the DISH Network.

     Through the Company's direct sales efforts, customers can call a single telephone number (1-800-333-DISH) 24 hours a day, seven days a week, to order EchoStar receiver systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function. The Company also is expanding into other less-traditional means of distribution such as alliances with electric and other utilities, multi-level marketing firms, and other non-consumer electronic retail businesses.

     The Company offers a residual (commission) program that it believes is competitive with that offered by other DBS operators. The program pays qualified distributors and retailers an activation allowance, along with a monthly fixed residual for programming services provided over the period that the respective DISH Network subscriber remains active. Thus, residuals may be earned by distributors and retailers over an extended period.

     The Company's marketing strategy includes national and regional broadcast and print advertising promoting the benefits of the DISH Network. The Company has comprehensive dealer guides describing all aspects of the DISH Network and its integrated product lines (programming, hardware and installation), which are provided to distributors at nationwide educational seminars. The Company expects to continue to offer a high level of retail support and to provide comprehensive point-of-sale literature, product displays, demonstration kiosks and signage for retail outlets. The Company also provides a promotional channel as well as a programming subscription for in-store viewing. The Company's mobile sales and marketing team visits retail outlets on a regular basis to reinforce training and ensure point-of-sale needs are quickly fulfilled. The Company also provides retailers and distributors with a DISH Network merchandise catalog so that they may add to their promotional materials. Additionally, one channel of programming on the DISH Network provides information about additional services and promotions periodically offered by the DISH Network. That channel is geared towards educating retailers, satellite dealers, and current and potential subscribers.

     The Company's marketing programs and pricing strategies have significantly increased the affordability of EchoStar receiver systems for consumers. In August 1996, the Company lowered the suggested retail price for a standard EchoStar receiver system to $199 (as compared to an average retail price in March 1996 of $499), conditioned upon the consumer's one-year prepaid subscription to the DISH Network's America's Top 50 CD programming package for $300. During 1997, the Company further reduced the "up-front" costs to consumers by maintaining the suggested retail price for a standard EchoStar receiver system at $199 and eliminating any related prepaid subscription commitments. In October 1998, the Company introduced the DISH Network One-Rate Plan pursuant to which consumers are eligible to receive a $249 rebate on the purchase of certain EchoStar receiver systems. This rebate is contingent upon the subscriber's one-year commitment to subscribe to the America's Top 100 CD programming package and two premium channel packages, committing the subscriber to a monthly programming payment of approximately $49.

     The primary purposes of these promotions are to rapidly build a subscriber base, to expand retail distribution of the Company's products, and to build consumer awareness of the DISH Network brand. These promotions are consistent with and emphasize the Company's long-term business strategy that focuses on generating the majority of its future revenue through the sale of DISH Network programming to a large subscriber base.


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     These promotions have resulted in, and will continue to result in, the
Company incurring significant costs to acquire subscribers. However, the Company believes that these costs will be fully recouped, provided that churn rates (currently less than 1.25% per month, on average) remain under control. The Company believes that several factors contribute to low customer attrition. DISH Network reception equipment cannot be utilized with competitors' systems. Consequently, subscribers cannot seamlessly migrate to alternative DBS providers. Further, based on high DBS industry consumer satisfaction ratings, feedback from consumers and dealers, and low DISH Network subscriber turnover rates, the Company anticipates high customer retention rates leading to an expected average minimum subscriber life of at least five years. Further, a majority of DISH Network subscribers purchase premium and pay-per-view programming in addition to their America's Top 40 or America's Top 100 CD subscription. These incremental revenues reduce the length of time necessary to recoup the average cost of acquiring new subscribers.

     The Company's present marketing strategy is based on current competitive conditions; those conditions may change and any such changes could adversely affect the Company. Future changes in marketing strategy may include additional promotions geared toward further increasing the affordability of EchoStar receiver systems and related accessories which, among other things, could increase the Company's cost of acquiring new subscribers.

SATELLITES

     EchoStar I and EchoStar II each are Lockheed Martin Series 7000 satellites equipped with 16 Ku-band transponders. Each transponder operates at 130 watts of power. EchoStar III and EchoStar IV are Lockheed Martin Series A2100AX satellites equipped with 32 transponders that operate at approximately 120 watts per channel (switchable to 16 transponders operating at over 230 watts per channel). Each transponder is capable of transmitting multiple digital video, audio and data channels. The Company's satellites have a minimum design life of 12 years.

     During October 1998, Lockheed Martin advised the Company that EchoStar III had experienced an anomaly that has resulted in the failure of three TWTAs and the loss of use of a total of six TWTAs. The satellite is equipped with a total of 44 TWTAs. Only 11 TWTAs are necessary to fully utilize DBSC's 11 frequencies at 61.5 degrees WL, where the satellite is located. Although there has been no interruption of service for our customers and no interruption of service is expected, we are presently working with Lockheed Martin to investigate the cause and potential implications of the anomalies. Lockheed Martin has informally advised us that it is possible the anomaly may result in the loss of additional TWTAs in the future.

     As a result of the anomaly related to the TWTAs, we have instructed our broker to notify our insurance carriers of an occurrence under the terms of the EchoStar III launch insurance policy. The EchoStar III launch insurance policy provides for insurance of $219.3 million covering the period from launch of the satellite (October 5, 1997) plus 365 days. Under that policy, we have until March 1999 to file a claim for either a constructive total or partial loss. It may be several weeks before all of the data required in connection with the filing of a claim can be accumulated. Pending completion of the anomaly investigation, we have transitioned to a 60-day, $200 million in-orbit insurance policy on EchoStar III at standard industry rates which was renewed through February 2, 1999 and which we expect to renew on an interim basis. However, the policy contains an exclusion for future TWTA losses based on similar anomalies. As a result of the exclusion, and in the event that comprehensive coverage for the TWTA anomalies is ultimately denied under the launch insurance policy, we could potentially experience uninsured losses of capacity on EchoStar III in the future, up to and including a total loss of capacity.


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

Although there can be no assurance, we expect that in-orbit insurance can be procured on more traditional terms in the future if the anomaly investigation is satisfactorily concluded and no further failures occur in the interim.

     EchoStar IV is currently able to use a maximum of only 20 transponders as a result of a solar array anomaly. The number of available transponders will decrease over time. EchoStar IV has also experienced the failure of three TWTAs and the loss of use of a total of six TWTAs comparable to those that occurred to EchoStar III. Based on existing data, we expect that approximately 16 transponders will probably be available over the entire 12 year design life of the satellite, absent significant additional TWTA anomalies or other failures. In September 1998, we filed a $219.3 million insurance claim for a total loss (as defined in the launch insurance policy) related to EchoStar IV. However, if we were to receive $219.3 million for a total loss on the satellite, the insurers would obtain the sole right to the benefits of salvage from EchoStar IV under the terms of the launch insurance policy. Although we believe we have suffered a total loss of EchoStar IV in accordance with that definition in the launch insurance policy, we presently intend to negotiate a settlement with the insurers that will compensate us for the reduced satellite transmission capacity and allow us to retain title to the asset.

     The Company will acquire two additional DBS satellites if the 110 Acquisition is consummated. EchoStar V and EchoStar VI each are high power Space Systems/Loral Series FS-1300 satellites. EchoStar V is equipped with 32 Ku-band transponders that will operate at approximately 110 watts per channel (switchable to 16 transponders operating at approximately 220 watts per channel). EchoStar VI is also equipped with 32 Ku-band transponders that will operate at approximately 120 watts per channel (switchable to 16 transponders operating at approximately 240 watts per channel). Each transponder is capable of transmitting multiple digital video, audio and data channels. EchoStar V and EchoStar VI each have a minimum design life of 12 years.

     The satellite purchase agreement for EchoStar V and EchoStar VI, the cost of which is borne by News Corporation and the rights to which will be assigned to the Company, requires Space Systems/Loral to deliver the satellites in orbit for a purchase price of approximately $165 million and $175 million, respectively. Such purchase price will be payable by MCI. Subject to certain exceptions, the satellite purchase agreement with Space systems/Loral requires delivery of EchoStar V by August 31, 1999 and EchoStar VI in the fourth quarter of 1999. The satellite purchase agreement requires Space Systems/Loral to pay for liquidated damages of $500,000 for the first day and $100,000 per day thereafter, capped at $2,000,000, if EchoStar V is not delivered on time. The agreement provides that no damages will be payable by Space Systems/Loral for late delivery of EchoStar VI. In addition, the 110 Acquisition agreement provides for launch insurance and one year of in-orbit insurance protection for EchoStar V and EchoStar VI, respectively.

SATELLITE LAUNCHES

     EchoStar V is expected to be launched during the third quarter of 1999 on an Atlas IIAS launch vehicle. EchoStar VI is expected to be launched during the fourth quarter of 1999 on a Proton K/Block DM four stage launch vehicle. Although there can be no assurance, the Company is trying to obtain earlier launch dates for both satellites.

MARKET FOR DIGITAL SATELLITE SERVICES

     THE MARKET. The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in United States history. As of December 31, 1998,


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approximately 9 million United States households subscribed to DBS and other digital DTH satellite services. This installed base represents a greater than 300% increase from the approximately 2 million DBS subscribers as of the end of 1995. Independent market research projects that the market for DBS and other digital DTH satellite services will grow to more than 18 million subscribers in 2003, representing an annual cumulative growth rate of approximately 15%. The Company believes that the market for digital satellite products and services will continue to grow because there is significant unsatisfied demand for high quality, reasonably priced television programming. The FCC estimates that approximately 66% of all new subscribers to multi-channel television services choose DBS over other alternatives. Of the approximately 98 million television households in the United States, it is estimated that more than 60 million subscribers pay an average of $40 per month for multi-channel programming services.

     The Company targets potential subscribers who are likely to be attracted by specific DISH Network programming services. Potential subscribers include:
(i) existing cable subscribers who desire a greater variety of programming, improved video and audio quality, better customer service and fewer transmission interruptions; (ii) households not passed by cable or that are currently underserved by cable; (iii) households headed by persons of foreign nationality living in the United States who demand international, cultural and niche programming typically not provided by cable television; (iv) the mobile, commercial and institutional markets; (v) businesses; and (vi) C-band subscribers who may desire to migrate to digital services.

     The Company has procured in-orbit insurance for EchoStar I and EchoStar II through June 25, 1999 and for EchoStar III through February 2, 1999. The in-orbit insurance policy for EchoStar I, EchoStar II and EchoStar III and the launch insurance policy for EchoStar IV include standard commercial satellite insurance provisions, including a material change in underwriting information clause requiring us to notify our insurers of any material change in the written underwriting information provided to the insurers or any change in any material fact or circumstance concerning our satellites insured under the policy. Such notification permits insurers to renegotiate the terms and conditions if the result is a material change in risk of loss or insurable interest. A change in the health status of an insured satellite or any loss occurring after risk has attached does not entitle the insurers to renegotiate the policy terms. The in-orbit insurance policy for EchoStar I and EchoStar II has a one-year policy period with a one-year extension provision. The policy period will continue until June 25, 1999. The in-orbit coverage for EchoStar III is for sixty days and will continue until February 2, 1999. There can be no assurance that such renewals will be possible or can be at rates or on terms favorable to us. For example, if EchoStar I, EchoStar II, EchoStar III or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. Further, although the Company has in-orbit coverage for 365 days after launch of EchoStar IV, there can be no assurance that the Company will be able to obtain in-orbit insurance for EchoStar IV thereafter.

     The satellite insurance policies for EchoStar I, EchoStar II, EchoStar III and EchoStar IV contain customary exclusions, including: (i) acts of war or similar actions; (ii) loss or damage caused by anti-satellite devices;
(iii) insurrection and similar acts; (iv) governmental confiscation; (v) nuclear reaction or radioactive contamination; (vi) willful or intentional acts of the Company or its contractors designed to cause loss or failure of a satellite;
(vii) claims for lost revenue and incidental and consequential damages; and
(viii) third-party claims against the Company.

     If, following launch, any Company satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse the Company for any loss. In addition, satellite insurance will not reimburse the Company for business interruption, loss of business and similar losses


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

that might arise from delay in the launch of any Company satellite.

COMPETITION

     Each of the businesses in which the Company operates is highly competitive. The Company 's existing and potential competitors include a wide range of companies offering video, audio, data, programming and entertainment services. The Company also faces competition from companies offering products and services that perform similar functions, including companies that offer cable television products and services, wireless cable products and services, DTH products and services, as well as DBS and other satellite programming, and companies developing new technologies. Many of the Company's competitors have substantially greater financial and marketing resources than the Company. The Company expects that quality and variety of programming, quality of picture and service, and cost will be the key bases of competition.

     Advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment, are constantly occurring. Moreover, mergers, joint ventures, and alliances among franchise, wireless or SMATV/private cable television operators, RBOCs and others may result in providers capable of offering bundled cable television and telecommunications services in competition with the Company. The Company cannot predict the effect that ongoing or future developments might have on the video programming distribution industry generally or the Company specifically.

     CABLE TELEVISION. Cable television service is currently available to the vast majority of United States television households. The United States cable television industry currently serves over 65 million subscribers. As an established provider of subscription television services, cable television is a formidable competitor in the overall market for television households. Cable television systems generally offer 30 to 80 analog channels of video programming. Cable television operators currently have an advantage relative to the Company with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. Many cable television operators are in the process of upgrading their distribution systems to expand their existing channel capacity for purposes of providing digital product offerings similar to those offered by DBS providers. In addition, such expanded capacity may be used to provide interactive and other new services.

     Many of the largest cable systems in the United States have announced plans to offer access to telephony services through their existing cable equipment, and have entered into agreements with major telephony providers to further these efforts. In some cases, certain cable systems have actually commenced commercial offerings of such services, the expansion of which could have a negative impact on the demand for DBS services. If such trials are successful, many consumers may find cable service to be more attractive than DBS for the reception of programming.

     Because reception of DBS signals requires line of sight to the satellite, it may not be possible for some households served by cable to receive DBS signals. Additionally, the initial cost required to receive DISH Network programming may reduce the demand for EchoStar receiver systems, because EchoStar receiver systems must be purchased, whereas cable and certain of the Company's satellite competitors lease their equipment to the consumer with little if any initial hardware payment required. The compulsory copyright license granted to satellite providers by the Satellite Home Viewer Act is narrower in scope than the compulsory license granted to cable operators, thus creating another competitive advantage for cable operators. Further, cable operators pay substantially lower royalty rates for the retransmission of distant network and superstation signals than the rates paid by satellite companies,



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thereby enjoying a competitive advantage.

     In addition, PrimeStar has announced that, subject to FCC approval of its pending application to acquire TSAT, which controls a DBS license to operate over 11 frequencies at 119 degrees WL, it currently intends to provide digital programming from Tempo's DBS satellite launched to that location in March 1997. TSAT's DBS satellite would allow PrimeStar to provide at least 65 digital video channels to subscribers, possibly complementing the offering of local cable systems. PrimeStar's complementary DBS service could make cable an even more powerful competitor to the DISH Network. Although ECC has opposed PrimeStar's FCC application on the grounds that it is anti-competitive, ECC cannot be sure that this application will not soon be granted.

     OTHER DBS AND DTH SATELLITE SYSTEM OPERATORS. In addition to the Company, several other companies have DBS authorizations and are positioned to compete with the Company for home satellite subscribers. For example, DIRECTV operates three DBS satellites and has 27 channel assignments at a full CONUS orbital slot. USSB owns and operates an additional five transponders on DIRECTV's first satellite and offers a programming service separate from, and complementary to, DIRECTV's service. DIRECTV and USSB together offer more than 200 channels of combined DBS video programming. The Company currently offers more than 150 channels of digital video programming. As of November 30, 1998, DIRECTV had approximately 4.3 million subscribers, approximately one-half of whom also subscribed to USSB programming. In December 1998, DIRECTV's parent executed a definitive merger agreement to acquire the business and assets of USSB in a transaction expected to be completed in mid-1999, subject to obtaining regulatory and shareholder approvals. In addition to the five USSB frequencies at 101 degrees WL, this transaction would give DIRECTV access to the three frequencies that USSB controls at 110 degrees WL, which DIRECTV might use to provide popular Hispanic programming.

     We also face competition from PrimeStar, which (apart from its proposed acquisition of TSAT) currently leases an FSS satellite at 85 degrees WL and, as of November 30, 1998, had approximately 2.3 million subscribers. In January 1999, DIRECTV's parent announced an agreement to purchase the satellite television business of PrimeStar. In addition, two other satellite companies, including a subsidiary of Loral, have conditional permits for a comparatively small number of DBS assignments that can be used to provide service to portions of the United States.

     There are a number of additional frequencies over which programming can be delivered via geostationary satellite, including medium and high powered Ka-band, Ku-band, and extended Ku-band, as well as proposed non-geostationary satellite systems that would operate over these frequencies. These satellite frequency bands and systems can be used to provide us with additional competition.

     TELEPHONE COMPANIES. Certain telecommunications carriers, including long distance telephone companies, could become significant competitors in the future, as they have expressed an interest in, and in some instances made substantial investments to become, subscription television and information providers. For instance, AT&T is in the process of acquiring cable operator TCI. Other telephone companies are also actively engaged in the video programming distribution business.

     VHF/UHF BROADCASTERS. Most areas of the United States are covered by traditional terrestrial VHF/UHF television broadcasts that typically include three to ten channels. These broadcasters are often low to medium power operators with a limited coverage area and provide local, network and syndicated programming. The local content nature of the programming may be important to the consumer, and VHF/UHF programming is typically free of charge. The FCC has allocated additional digital spectrum to licensed broadcasters. At least during a transition period, each existing television station will be able to



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

retain its present analog frequencies and also transmit programming on a digital channel that may permit multiple programming services per channel.

GOVERNMENT REGULATION

     The following summary of regulatory developments and legislation does not purport to describe all present and proposed government regulation and legislation affecting the video programming distribution industry. Other existing government regulations are currently the subject of judicial or administrative proceedings, legislative hearings or administrative proposals that could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings nor their impact upon the industry or the Company can be predicted at this time. This section sets forth a brief description of regulatory issues pertaining to operations of the Company.

     Authorizations and permits issued by the FCC and foreign or international regulatory agencies performing similar functions are required for the construction, launch and operation of satellites and other components of the EchoStar DBS system, and the sale of satellite receivers and other products of the Company in certain countries. In addition, as the operator of a privately owned United States satellite system, the Company is subject to the regulatory authority of the FCC and the Radio Regulations promulgated by the ITU. The Company also requires import and general destination export licenses issued by the United States Department of Commerce for the delivery of its manufactured products to overseas destinations. Finally, United States export control regulations and prior approval requirements apply to the delivery of satellites to be launched by non-United States launch providers and to providing related technical information to such providers.

     FCC PERMITS AND LICENSES. As the operator of a DBS system, ECC is subject to FCC jurisdiction and review primarily for: (i) assignment of frequencies and orbital slots; (ii) compliance with the terms and conditions of such assignments and authorizations, including required timetables for construction and operation of satellites; (iii) authorization of individual satellites (I.E., meeting minimum financial, legal and technical standards) and earth stations;
(iv) avoiding interference with other radio frequency emitters; (v) compliance with rules the FCC has established specifically for holders of DBS, other satellite and earth station authorizations, including construction milestones and due diligence requirements; and (vi) compliance with applicable provisions of the Communications Act.

     ECC's FCC authorizations are conditioned on satisfaction of ongoing due diligence, construction, reporting and related obligations. ECC cannot be sure that it will be able to comply with the FCC's due diligence obligations or that the FCC will determine that it has complied with such due diligence obligations, and the FCC also has declared that it will carefully monitor the reports required to be filed by DBS and FSS permitees. Failure of ECC to file adequate reports or to demonstrate timely progress in the construction of its DBS or FSS systems may result in the cancellation of its authorizations. ECC has not filed, or not timely filed, all required reports or filings with the FCC, and there is a risk that the filed reports may be found by the FCC not to comply fully with its due diligence requirements.

     ECC's permits and extension requests have been and may continue to be contested in FCC proceedings and in court by several companies with interests adverse to ECC's, including Dominion, PrimeStar, Tempo, DIRECTV, GE American Communications, Inc. and others.

     The licenses that the FCC issues for an operational DBS system to use frequencies at a specified orbital location are for a term of ten years (less than the useful life of a healthy DBS satellite). At the expiration of the initial license term, the FCC may renew the satellite operator's license or authorize the operator to operate for a period of time on special temporary authority, but there can be no assurance that the FCC will take such actions. In the event the FCC declines to renew the operator's license, the operator would be required to cease operations and the frequencies would revert to the FCC. STAs granted by the FCC are for a period of 180 days or less, and are subject to several other conditions. ECC also requires FCC authority to operate earth stations, including the earth stations necessary to uplink programming to its satellites.

     ECC has licenses to operate EchoStar I and EchoStar II at 119 degrees WL, both set to expire in 2006; a license to operate EchoStar III at 61.5 degrees WL, set to expire in 2008 (and an STA to operate certain additional frequencies on that satellite, currently set to expire on March 15, 1999 or earlier); and an authorization for 24 frequencies at 148 degrees WL. Under that authorization, ECC must, among other things, have its entire system at 148 degrees WL operational by December 20, 2002. EchoStar IV cannot operate over all of these 24 authorized frequencies, and ECC cannot be sure that it will meet this milestone.

     ECC has also filed with the FCC a modification application to operate EchoStar IV at 148 degrees WL. The state of Hawaii has requested conditions to that authorization and ECC has opposed several of those requested conditions. The FCC has not yet acted on ECC's application, and ECC currently operates EchoStar IV at 148 degrees WL under STA, currently set to expire February 21, 1999.

     ECC has requested FCC approval for the assignment to ECC of all FCC authorizations involved in the 110 Acquisition, where ECC proposes to operate EchoStar V and EchoStar VI. The FCC has placed these applications on public notice. Petitions to deny or comments were due January 14, 1999, ECC's opposition was due January 25, 1999, and replies are due February 1, 1999. The U.S. Department of Justice has filed comments in support of the 110 Acquisition application. Several parties have opposed the application on various grounds or have requested conditions, including, without limitation, arguing that alien ownership limitations and other broadcast qualification requirements apply, requesting program access conditions with respect to News Corporation's programming, and requesting conditions in connection with service to Alaska and Hawaii, including requesting service to Hawaii from 110 degrees WL as well as from the 148 degrees WL orbital location, with respect to which ECC has filed a still pending request for a waiver of the obligation to serve Alaska and Hawaii. We cannot be sure how the FCC would rule on any of these oppositions or requests. Although ECC has requested expedited action on the applications, ECC cannot be sure that the FCC will grant them and/or that it will grant them expeditiously. We note that, in a 1995 rulemaking, the FCC had imposed a one-time rule, applicable only to the January 1996 DBS auction, which effectively prevented DBS operators from using channels at more than one full CONUS location. If the FCC were to reimpose this rule, ECC would not be able to preserve both its requested authorization at 110 degrees WL and its existing licenses at 119 degrees WL. Although ECC has vigorously argued in its application that the FCC need not and should not reimpose that rule, we cannot be sure how the FCC will rule in that regard. Furthermore, MCI's authorization is subject to still pending challenges before the full FCC, and we cannot be sure how the FCC will rule on these challenges. Moreover, our plan to use our authorized frequencies at 119 degrees WL and our requested frequencies at 110 degrees WL in conjunction with a single consumer dish may be subject to additional regulatory requirements, and may require a modification of the ITU Region 2 Plan for the Broadcasting- Satellite Service ("BSS Plan") (see below). Furthermore, still pending before the FCC is a May 1997 application for minor modifications to MCI's authorization. These and possibly other modifications must be approved prior to the deployment of satellites at that location, and we cannot be sure that the FCC will approve them or that it will do so timely. Moreover, MCI has not yet received FCC authorization in connection with certain types of TT&C operations of its proposed system.


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

     The two satellites being manufactured for MCI (EchoStar V and EchoStar VI) for use at the 110 degrees WL orbital slot are equipped with spot beams to provide service to Alaska and Hawaii. The State of Hawaii has requested service using 18-24 inch dishes. The satellites probably will not be capable of providing service to substantial portions of Hawaii and Alaska with a dish that small, particularly areas with heavy and consistent precipitation. The State of Hawaii has requested the FCC to condition the transfer of control of the licenses to EchoStar on provision of service to 18-24 inch dishes.

     EchoStar I uses the C-Band frequencies for its TT&C operations. The FCC granted ECC conditional authority to use these frequencies, stating that the required coordination process with Canada and Mexico had been completed. In January 1996, however, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. Although ECC believes that it is unlikely that the FCC will subsequently require ECC to relinquish the use of such C-band frequencies for TT&C purposes, such relinquishment could result in the inability to control EchoStar I and the total loss of the satellite unless the satellite could be moved to another orbital slot with FCC approval. EchoStar II has its TT&C operations in the "extended" C-Band. In 1996, the International Bureau granted DirectSat conditional authority to use these frequencies subject to the condition of no harmful interference until January 1, 1999, at which time the FCC indicated it would review the suitability of those frequencies for TT&C operations. ECC has timely filed a request to extend the authorization to November 2006. There can be no assurance that the FCC will extend that authorization. The FCC's refusal to extend such authorization could result in the inability to control EchoStar II and a total loss of the satellite. Moreover, the FCC has recently released a Notice of Proposed Rulemaking proposing uses of those frequencies that may inhibit future satellite operations, and has frozen the acceptance of earth station applications in that band, which may inhibit DirectSat's future TT&C operations.

     On June 8, 1998, the FCC fined ECC in the total amount of $40,000 for operating EchoStar I and EchoStar II outside of their authorized locations--119.2 degrees WL and 118.8 degrees WL, respectively. The FCC also directed that ECC relocate EchoStar I and EchoStar II to 119.2 degrees WL and
119.05 degrees WL, respectively. ECC has paid the fine, has relocated the satellites in accordance with the FCCs' direction, and has timely notified the FCC of such relocation. Also pending before the FCC is a request for an STA to operate EchoStar II at 119.05 degrees WL. The FCC, although it has directed ECC to move EchoStar II to that location, has not yet acted on this request. Although ECC had also previously requested an STA to operate EchoStar I and EchoStar II at slightly different orbital locations, which would improve signal quality and facilitate better customer service, that request has raised objections, and the FCC staff has notified ECC of its concern that the requested STA may cause interference to the Tempo satellite at 118.8 degrees WL.

     Certain subsidiaries of ECC have entered into the Dominion Agreement with Dominion, an unaffiliated company, that holds a conditional construction permit and related rights to eight frequencies at 61.5 degrees WL, the same orbital location where EchoStar III is located. Pursuant to the Dominion Agreement, Dominion, subject to appropriate FCC approvals, has the right to use eight transponders on EchoStar III to exploit the Dominion frequencies. Additionally, the Dominion Agreement provides that until EchoStar III is operational, Dominion can use an entire transponder on an EchoStar satellite located at 119 degrees WL by paying EchoStar $1 million per month. From December 1996 through April 1997, in consideration of the use of such transponder for a period of five months, Dominion issued five $1 million promissory notes to EchoStar, each due May 10, 1997. When Dominion did not repay these notes, ECC exercised its right under the Dominion Agreement, subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III that Dominion has the right to use and that would operate on frequency channels assigned to


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Dominion. Dominion has pending FCC applications to modify its permit to rely on the Dominion Agreement to satisfy its due diligence and to extend its permit. These applications have not yet been approved. The Dominion Agreement may also require further FCC approval. Assuming the necessary FCC approvals are obtained and any further required approvals (including any required transfer of control approvals) are obtained, ECC would have the right to use a total of up to 17 transponders on EchoStar III. However, ECC's ability to use a total of up to 17 transponders depends on obtaining all necessary FCC approvals, and we cannot be sure that these approvals will be obtained.

     Among other regulatory requirements, all of ECC's DBS systems are required to conform to the ITU BSS Plan. Any operations that are not consistent with the BSS Plan (including, among other things, ECC's digital transmissions) can only be authorized on a non-interference basis pending successful modification of the BSS Plan or the agreement of all affected administrations to the non-conforming operations. Accordingly, unless and until the BSS Plan is modified to include the technical parameters of a DBS applicant's operations, non-standard satellites must not cause harmful electrical interference to, and are not entitled to any protection from, interference caused by other assignments that are in conformance with the BSS Plan. To ECC's knowledge, the U.S. Government has filed with the ITU modification requests with respect to EchoStar I, II and
III. The ITU has requested certain technical information in order to process the requested modifications and ECC has cooperated, and continues to cooperate, with the FCC in the preparation of its responses to any ITU requests. ECC cannot predict when the ITU will act upon these requests for modification or if they will be granted.

     ECC also has conditional authorizations for several other DBS and FSS satellites that are not operational. ESC has a conditional permit for 10 unspecified western frequencies. That permit was set to expire on August 15, 1995. Although ESC filed a timely extension request, the FCC has deferred a decision on that request pending the FCC's analysis of ESC's due diligence for that permit. Further, the FCC has not yet assigned frequencies to ESC with respect to that permit because in 1992 it held that ESC had not completed contracting for its western assignments--the first prong of the required diligence--and asked ESC to submit amended contract documentation. Although ESC has submitted such documentation, the FCC has not yet ruled on this matter, and we cannot be sure that the FCC will rule in our favor.

     DirectSat has a conditional permit for 1 frequency at 110 degrees WL and 11 frequencies at 175 degrees WL, which is set to expire on August 15, 1999. That expiration date is pursuant to an extension granted by the FCC's International Bureau in 1996. That extension was subject to the condition that DirectSat make significant progress toward construction and operation of its DBS system substantially in compliance with the timetable submitted pursuant to Amendment No. 7 of its satellite construction contract, dated June 17, 1995, or with a more expedited timetable. The International Bureau also urged DirectSat to expedite construction and launch of additional satellites for its DBS system. PrimeStar has filed a still pending application for review requesting that the FCC reverse the International Bureau's grant of an extension.

     DBSC has a conditional permit for 11 frequencies at 175 degrees WL, which was set to expire on November 30, 1998. That expiration date was pursuant to an extension granted by the FCC's International Bureau in 1995, which was subject to the condition that the FCC may cancel the permit if DBSC fails to progress toward operation of its system in accordance with the timetable DBSC has submitted to the FCC. That extension also is subject to a still pending challenge by PrimeStar.

     All of ESC, DirectSat and DBSC have timely filed requests for extension of these permits with respect to their western assignments to December 2002, but we cannot be sure how the FCC will act with


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respect to these requests.

     In 1997 ECC was granted a license for a two-satellite FSS Ka-band system at 83 degrees WL and 121 degrees WL. That license was based on an orbital plan agreed upon by applicants in ECC's processing round, which is subject to a challenge. In October 1997, the FCC released service rules applicable to Ka-band licensees. Among other things, the rules impose various technical requirements and restrictions, including the obligation to protect or coordinate with certain types of services and power control requirements. The FCC also imposed implementation milestones, including, for licensees without intersatellite links, commencement of construction within one year of grant, commencement of construction of a second satellite within two years of grant, launch of first satellite within five years of grant, and launch of all satellites by the dates required by the ITU--generally six years from filing of the ITU "Appendix 4" information (which was filed in November 1995), with the possibility of a three-year extension. Although ECC has proposed a system that uses intersatellite links, ECC is considering a modification of that proposed system (subject to FCC approval) that would not include intersatellite links. ECC cannot be sure whether such a modification request, if it were to be filed, would be granted or what milestones the FCC would deem applicable to such a modified proposed system. Further, the FCC prohibited trafficking in "bare" Ka-band licenses. The FCC also imposed the same annual reporting requirements that also apply to Ku-band FSS licensees. ECC cannot be sure that these new rules will not adversely affect ECC's plans with respect to its licensed Ka-band system.

     In November 1996, ECC was granted conditional authorization for two Ku-band FSS satellites to be located at 83 degrees WL and 121 degrees WL, subject, among other things, to submitting additional proof of its financial qualifications (the "ESC License"). ECC also has applied for authority to modify this system to add C-band capabilities to one satellite. In December 1996, PrimeStar and GE Americom separately filed petitions for reconsideration of the ESC License, seeking the reassignment of one satellite to a different orbital slot on the grounds that the satellite in dispute will interfere with the GE Americom satellite used by PrimeStar for its medium-power Ku-band service. If the FCC were to grant these petitions or entertain any future request to locate another satellite at 83 degrees WL in lieu of ECC's authorized satellite, the satellite in dispute may be reassigned to another orbital location; also, it may become subject to significant limitations on its power. Although ESC, an indirect, wholly owned subsidiary of ECC, has submitted proof of its financial qualifications, PrimeStar and GE Americom have challenged it, and in March 1997 separately filed petitions to cancel the ESC license on the grounds that the supplemental financial information provided by ESC is not adequate. If the FCC were to grant these petitions, ESC would lose the ESC License. Finally, PrimeStar and GE Americom have opposed ESC's C-band modification application by separately filing petitions (in March 1997) to deny ESC's application on similar grounds set forth in their petitions outlined above, and PanAmSat is seeking to use the location assigned to that satellite for its own conflicting C-band operations. If the FCC were to grant these petitions, ESC would not obtain the requested authorization to add C-band capabilities to one of its satellites. ECC cannot be sure as to how the FCC will rule with respect to any of these challenges. Although ECC has not finalized a business plan that incorporates use of this spectrum and is not relying on this spectrum for the generation of future revenues, if the FCC were to rule against ECC, a potential future business opportunity would be lost.

     An 80% owned subsidiary of ECC, E-Sat, Inc. (E-Sat) has received conditional authority to construct, launch and operate a six-satellite, Little Low Earth Orbit Mobile-Satellite Service (MSS) system. Although primary applications for the system are unrelated to DBS, it is possible that the system could serve as a path for wireless communication with ECC's DBS customers, particularly for periodic polling of units for pay-per-view purchases and relatively rapid feedback on viewer pay-per-view buy rates and preferences. This project is in an early stage of development and ECC cannot be sure that it will


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be able to successfully capitalize on any resulting business opportunity. ECC has entered into an agreement with the 20% owner of E-Sat that, among other things, gives that party an option to increase its ownership, subject to FCC approval. ECC notes that E-Sat and its assets are not part of or subject to any guaranty granted in connection with this offering.

     If ECC successfully constructs and launches Ku-band, extended Ku-band, Ka-band and/or Low Earth Orbit MSS satellites, those satellites might be used to complement the DISH Network, or for a variety of other uses. It is possible that the FSS Ku-band and Ka-band orbital locations requested by ECC and others could permit construction of satellites with sufficient power to allow reception of satellite signals by relatively small dishes. As these projects are in the early stages of development and are currently being challenged by several companies with interests adverse to those of ECC, there can be no assurance that the FCC will sustain these licenses, or grant the pending applications, and/or that ECC will be able to successfully capitalize on any resulting business opportunities.

     DBS RULES. Once the FCC grants a conditional construction permit, the permittee must proceed with due diligence in constructing the system. The FCC has adopted specific milestones that must be met in order to retain the permit, unless the FCC determines that an extension or waiver is appropriate, and permittees must file semi-annual reports on the status of their due diligence efforts. The due diligence milestones require holders of conditional permits to complete contracting for construction of their systems within one year of grant of the permit (with no unresolved contingencies that could preclude substantial construction of the satellites), and to place all satellites in operation within six years of grant. In addition, holders of permits received after January 19, 1996 must complete construction of the first satellite in their system within four years of grant of the permit. The FCC also may impose other conditions on the grant of the permit. The holders of new DBS authorizations issued on or after January 19, 1996 must also provide DBS service to Alaska and Hawaii where the service is technically feasible from the acquired orbital locations, which includes 148 degrees WL. EchoStar IV cannot satisfy this requirement from 148 degrees WL, and accordingly ECC requested a waiver of the requirement. The state of Hawaii has requested many conditions to such a waiver, and ECC has opposed several of these conditions. Those holding DBS permits as of January 1996 must either provide DBS service to Hawaii or Alaska from at least one of their orbital locations or relinquish their western assignments. Subject to applicable regulations governing non-DBS operations, a licensee may make unrestricted use of its assigned frequencies for non-DBS purposes during the first five years of the ten-year license term. After the first five years, the licensee may continue to provide non-DBS service so long as at least half of its total capacity at a given orbital location is used each day to provide DBS service. Further, the FCC has commenced a rulemaking that seeks to streamline and revise its rules governing DBS. This rulemaking concerns many new possible DBS rules. ECC cannot be sure about the content and effect of any new DBS rules ultimately promulgated by the FCC.

     Failure to comply with applicable Communications Act requirements and FCC rules, regulations, policies, and orders may result in the FCC's revoking, conditioning, or declining to review or extend an authorization.

     CERTAIN OTHER COMMUNICATIONS ACT PROVISIONS. As a distributor of television programming, ECC is also affected by numerous laws and regulations, including the Communications Act.

     ECC believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. Even if, under a future interpretation of the 1996 Act, ECC were to be classified as a telecommunications carrier subject to Title II, ECC believes that such


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reclassification would not likely increase substantially the regulatory burdens imposed on ECC or have an adverse impact on EchoStar's DBS operations, although there can be no assurance in this regard.

     ECC believes that, because it is engaged in a subscription programming service, it is not subject to many of the regulatory obligations imposed upon broadcast licensees. However, there can be no assurances that the FCC will not find in the future that ECC should be treated as a broadcast licensee with respect to its current and future operations and certain parties have requested such treatment. If the FCC were to determine that ECC is, in fact, a broadcast licensee, ECC could be required to comply with all regulatory obligations imposed upon broadcast licensees.

     The Communications Act, and the FCC's implementing regulations, provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. Although the FCC's International Bureau has ruled that these limitations do not apply to subscription DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to ECC's FSS authorizations if ECC holds itself out as a common carrier or if the FCC decides to treat it as such a carrier. The FCC has noted that ECC proposes to operate one of its proposed FSS systems on a common carrier as well as a non-common carrier basis.

     A recent survey of ECC's equity owners discloses that ECC's foreign ownership was under 5%, well below these limitations, if they were to apply. However, the 110 Acquisition would result in the issuance to an Australian corporation of stock in excess of the alien ownership limitations if they were to apply. ECC filed a petition for a declaratory ruling that it is in the public interest to waive any applicable limitations to allow this issuance. Under currently effective precedent, such a waiver is only needed to the extent ECC proposes to conduct common carrier operations with its authorized Ka-band system. After coordination with the FCC staff and in the interest of expediting consideration of the MCI/News Corp. Application before the full FCC, ECC withdrew the petition. EchoStar may need to refile that petition for consideration by the FCC's International Bureau under delegated authority, and there is no assurance that such a petition, to the extent necessary, will be granted, and/or that it will be granted expeditiously, or that conditions would not be imposed on such a grant, which conditions may not be favorable to EchoStar.

     The Communications Act requires prior FCC approval of transfers of control over, or assignment of Title III licenses. ECC plans to implement a reorganization. Pursuant to the reorganization, and subject to FCC approval where required, ECC will place ownership of all of ECC's DBS satellites and related FCC authorizations and licenses into ESC. DirectSat and DBSC, the current owners of EchoStar II and EchoStar III, will both be merged into ESC. Dish, Ltd. and EchoStar Satellite Broadcasting Corporation will be merged into EchoStar DBS Corporation. EchoStar DBS Corporation currently owns EchoStar IV, which, like the other DBS satellites and related FCC authorizations for frequencies, will be transferred to ESC. ECC's subsidiaries that currently hold FCC DBS authorizations have filed applications with the FCC to effect these "pro forma" assignment of their licenses to ESC.

     THE TELECOM ACT OF 1996. The 1996 Act clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers DBS operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DBS operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. The FCC recently promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building


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regulation, or any private covenant, homeowners' association rule or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. In November 1998, the FCC extended these rules to allow renters to install antennas within their leaseholds, I.E., homes, gardens, patios, terraces and balconies. The FCC declined to extend the rules to permit the installation of antennas on common property or on property to which a viewer was not permitted access, such as the locked roof of an apartment building. This November order is being appealed by several groups, including those representing building owners. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multichannel video programming distributors such as DBS operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC), although this "hours of the day" restriction was recently declared unlawful by a federal court. On March 24, 1997, the United States Supreme Court let stand a lower court ruling that allows enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared that its rules implementing the scrambling provision would become effective on May 18, 1997.

     THE CABLE ACT. In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DBS, to provide subscription television services. ECC has benefited from the programming access provisions of the Cable Act and implementing rules, in that it has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as ECC in making programming available (or to discriminate in the terms and conditions of such availability) could adversely affect ECC's ability to acquire programming on a cost-effective basis. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends such restrictions.

     On May 19, 1998, ECC also filed a complaint against Comcast seeking access to the sports programming controlled by Comcast in the Philadelphia area. The FCC has denied a separate complaint filed by DIRECTV requesting access to the same programming, partly on the basis, that the exclusive programming is delivered terrestrially and therefore is not subject to at least some program access prohibitions, and EchoStar cannot be sure as to how the FCC will act on EchoStar's complaint against Comcast. We cannot be sure that other vertically integrated vendors will not seek to rely on the FCC's denial of DIRECTV's complaint to deny us their programming and/or discriminate against us by switching to terrestrial transmission of the programming, or that they will not seek to acquire additional sports franchises and distribute the corresponding programming exclusively, rendering our service comparatively less attractive.

     On January 14, 1999, ECC filed a program access complaint with the FCC against Speedvision and Outdoor Life Network seeking access to the programming controlled by these two networks. ECC's program access complaint alleges that the conduct of Speedvision and Outdoor Life Network in cutting off ECC's access to programming after five days of carriage constitutes an unreasonable refusal to deal


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and a prohibited unfair practice under the Communications Act and the FCC's rules. ECC cannot be sure how the FCC will act on ECC's complaint against Speedvision and Outdoor Life Network. Speedvision has cut off the service allegedly based on its view that ECC has breached a November 1998 contract between the parties. Speedvision and Outdoor Life Network have sued ECC in federal district court in Connecticut requesting several remedies. We cannot be sure how the court will rule on this complaint.

     Pursuant to the Cable Act, the FCC recently imposed public interest requirements upon DBS licensees that include the obligation to set aside four percent of the licensee's channel capacity exclusively for non-commercial programming of an educational or informational nature provided by national educational programming suppliers. Among other constraints, the FCC defined relatively narrowly the type of suppliers for which this capacity must be reserved and required that the capacity be made available at substantially below cost rates. The FCC also applied to DBS providers the requirement of providing reasonable access to time at favored low rates, and equal opportunity, for certain qualified candidates for office.

     Although DBS operators like ECC currently are not subject to the "must carry" requirements of the Cable Act, the cable industry and broadcast interests have argued that DBS operators should be subject to these requirements, and the broadcasters also argue that satellite companies should not be allowed to provide local-into-local network service unless they also become subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation of a similar nature is enacted, ECC's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.

     CERTAIN OTHER RULEMAKINGS. The FCC recently proposed to allocate additional "expansion" spectrum for DBS operators starting in 2007. DIRECTV has filed an application for a satellite system utilizing those expansion frequencies.

     Foreign satellite systems also are potential providers of DBS within the U.S. In May 1996, in its DISCO II proceeding, the FCC proposed permitting non-U.S. satellite systems to serve the U.S. if the home country of the foreign-licensed satellite offers open "effective competitive opportunities"
(ECO) in the same satellite service to U.S. licensed satellites. In the February 1997 World Trade Organization Agreement, the U.S. offer contained an exemption from market opening commitments for, among other things, DBS and DTH services. In November 1997, the FCC released new rules whereby it maintained the ECO test with respect to foreign-licensed satellites seeking to provide DBS and DTH service in the United States; the FCC also established a strong presumption in favor of authorizing foreign-licensed satellites to provide services other than DBS and DTH in the United States.

     The FCC has proposed allowing non-geostationary orbit (NGSO) FSS to operate on a co-primary basis in the Ku-band. If the proposal is adopted, the NGSO satellite operations could provide global high-speed data services, thereby facilitating additional competition to satellite and other services. The FCC has also requested comment on a request to allow a terrestrial service proposed by Northpoint to retransmit local television signals and provide data services to DBS subscribers. Both of these proposed operations, if authorized and implemented, may cause interference in the DBS spectrum.

     LOCAL NETWORK SIGNALS. ECC's ability to transmit local programming via satellite into the markets from which the programming is generated may attract incremental subscribers who would not otherwise be willing to purchase satellite systems. Although ECC has commenced providing local network service to eligible subscribers in various metropolitan centers, subject to certain conditions,


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ECC's ability to provide such a service is limited as detailed below.

     SATELLITE HOME VIEWER ACT AND RETRANSMISSION CONSENT. In order to retransmit network station programming, satellite companies must obtain the retransmission consent of the station concerned, except for direct to home retransmissions to "unserved households," as this term is defined in the SHVA, and must also have a copyright license. Although ECC has entered into an agreement with FOX Network providing for consent to certain retransmissions of all FOX Network-owned and operated stations as part of the 110 Acquisition, there can be no assurance that this transaction will close or that ECC will obtain the retransmission consents to the extent necessary of any other network station.

     The SHVA establishes a "statutory" (or compulsory) copyright license that generally allows a DBS operator, for a statutorily-established fee, to retransmit local network signals to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household," with respect to a particular television network, is defined as one that cannot receive an over-the-air network signal of "grade B" intensity (a standard of signal intensity as defined by the FCC) of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides the signal of an affiliate of that network. Although management believes the SHVA could be read to allow ECC to retransmit this programming to certain local markets via DBS satellite (a view opposed by several parties), management also believes that the compulsory copyright license under the SHVA may not be sufficient to permit ECC to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel (CARP), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network television stations, on the ground that the compulsory license of the Copyright Act does not extend to such retransmissions. ECC petitioned the Librarian to modify the CARP report. The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals.

     The final ruling of the Librarian of Congress, reviewing the Panel's recommendation, was published in the Federal Register on October 28, 1997. With respect to "local-into-local" retransmissions, the Librarian affirmed the zero rate recommended by the Panel for satellite retransmission of a superstation signal within the station's local market--a recommendation that ECC had supported. The Librarian modified the Panel's recommendation, by also establishing a zero rate for secondary transmissions of a network station's signal to "unserved households" within the station's local market. The Librarian also reviewed the Panel's recommendation on the meaning of "unserved households" (i.e., whether the statutory license covers retransmissions to a household in a network station's local market receiving a signal of Grade B intensity from that station but not from any other affiliate of the same network and satisfying all other elements of the "unserved household" definition). The Panel had determined that the statutory license does not cover such retransmissions and the Panel did not have jurisdiction to recommend a rate for them. The Librarian decided that the law is silent on the issue, and accordingly, he cannot unequivocally say that the Panel's decision is arbitrary or contrary to law. Nonetheless, the Librarian determined that the Copyright Office retains the authority to conduct a rulemaking proceeding despite the Panel's determination, on the permissibility of secondary transmissions of a network station's signal to households within that station's local market that are served by that station but unserved by any other station affiliated with the same network under the "unserved household" provisions of the satellite compulsory license.


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     On December 23, 1997, ECC petitioned the Copyright Office to issue a rule confirming that a satellite carrier's local retransmission of network signals of the respective local network affiliates is permissible under the statutory license provided by the SVHA and related copyright law. On January 26, 1998, the Copyright Office initiated a rulemaking proceeding to determine whether the copyright law permits such "local-into-local" retransmissions. ECC's petition and subsequent comments have been opposed by, among others, certain sports leagues, representatives of the cable industry, several television networks and their broadcast affiliates, and the Motion Picture Association of America. ECC's position was supported by the staffs of the San Francisco Regional Office and the Bureau of Economics of the Federal Trade Commission. There can be no assurance that the rulemaking will result in an outcome favorable to ECC. Further, although ECC is continuing its effort to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals, to protect against the possibility the Copyright Office will not conduct a rulemaking proceeding or that any such rulemaking may not provide a favorable result to ECC, there can be no assurance that ECC will be successful in this effort. If a court or administrative agency were to reject the interpretation of "unserved household" supported by ECC, and legislation does not pass which clarifies and extends the scope of the compulsory license, ECC may have to engage in the relatively cumbersome process of obtaining copyright licenses from all individual copyright holders instead. In the absence of the legislation sought by ECC and/or a favorable outcome in the rulemaking, and failing successful negotiation of individual copyright licenses and retransmission consent agreements to the extent necessary, there can be no assurance that ECC would be successful in any copyright infringement or FCC litigation with copyright owners and/or broadcasters regarding the legality of certain local-into-local network retransmissions.

     DISTANT SIGNALS The national networks and local affiliate stations have recently sued PrimeTime 24, a satellite company whose programming feeds ECC had until recently delivered, challenging PrimeTime 24's methods of selling network programming to consumers based upon infringement of copyright. The U.S. District Court for the Southern District of Florida entered a nationwide injunction preventing PrimeTime 24 from selling its programming to consumers unless the programming was sold according to certain stipulations in the injunction. The injunction covers PrimeTime 24's "distributors" as well. The Plaintiff in the Florida litigation informed EchoStar that it considered ECC a "distributor" for purposes of that injunction. A federal district court in North Carolina has also issued an injunction against PrimeTime 24 prohibiting certain distant signal retransmission to homes delineated by a contour in the Raleigh area. Other copyright litigation against PrimeTime 24 is pending.

     As a result of: (a) these rulings; (b) ECC's determination to sell local network channels back into the area from which they originate; (c) 1997 adjustments to copyright royalties payable in connection with delivery of network signals by satellite; and (d) a number of other regulatory, political, legal, contractual and business factors, during July 1998, ECC ceased delivering PrimeTime 24 programming, and began uplinking and distributing network signals directly. ECC has also implemented Section 119 compliance procedures which will materially restrict the market for the sale of network signals by ECC. CBS and other broadcast networks have informed EchoStar that they believe ECC's method of providing distant network programming violates the SHVA and hence infringes their copyright.

     On October 19, 1998, EchoStar filed a declaratory judgment action in the United States District Court for the District of Colorado against the four major networks. In the future, ECC may attempt to certify a class including the networks as well as any and all owned and operated stations and any independent affiliates. ECC has asked the court to enter a judgment declaring that ECC's method of providing distant network programming does not violate the SHVA and hence does not infringe the networks' copyrights.

     Certain national television broadcast networks (and their local affiliates) have threatened to file counter-claims or separate lawsuits against ECC for both the retransmission of local-into-local and distant-into-local signals. On November 5, 1998, the CBS, ABC, NBC and FOX networks and their affiliate groups, acting on prior threats, filed a complaint alleging, among other things, copyright infringement against ECC in the federal district court in Miami. The plaintiffs in that action have also requested the issuance of a preliminary injunction against ECC. In the event of a decision adverse to ECC in any such litigation, significant damage awards and additional material restrictions on the sale of network signals by ECC could result. Among other things, ECC could be required to terminate delivery of distant network signals to a material portion of its subscriber base. Further restrictions on the sale of network channels imposed in the future could result in decreases in subscriber activations and subscription television services revenue and an increase in subscriber churn.

     On November 17, 1998, in response to petitions for rulemaking filed by ECC and the National Rural Telecommunications Cooperative (NRTC), the FCC released a NPRM concerning the term "Grade B intensity" as used in the SHVA. The NPRM requested comment and/or made tentative proposals, on among other things:
(1) the extent of the FCC's authority in connection with the definition, prediction, and measurement of Grade B intensity; (2) changing the definition of Grade B intensity so that truly unserved households can be better identified;
(3) endorsing or developing a methodology for accurately predicting whether an individual household is able to receive a signal of Grade B intensity; and
(4) developing an easy-to-use and inexpensive method for testing the strength of a broadcast network signal at an individual household. The FCC also noted that it does not "appear to have the statutory authority to prevent most of PrimeTime 24's subscribers from losing their network service under the Miami injunction. The evidence in the Miami and Raleigh court cases strongly suggests that many, if not most, of those subscribers do not live in "unserved households" under any interpretation of that term." The NPRM was the subject of extensive comments by, among others, the satellite industry (including ECC), the networks and broadcast affiliates, and several sports leagues. ECC cannot be sure that the FCC will accept ECC's position concerning the FCC's authority to promulgate a model predicting the incidence of Grade B intensity and a method for measuring it, nor can there be any assurance that any predictive model and/or measurement method developed by the FCC would be favorable to ECC.

     In addition, in its August 28, 1997 report, the CARP recommended that the royalty rate for satellite retransmissions of distant network-affiliated station and distant superstation signals be set at 27 cents per subscriber per month--a substantial increase compared to the previously applicable rates, which ranged from 6 to 17.5 cents. The Satellite Broadcasting & Communications Association, of which ECC is a member, requested modifications to the CARP report.

     The final ruling of the Librarian of Congress, reviewing the Panel's recommendation, was published in the FEDERAL REGISTER on October 28, 1997. The Librarian, among other things, affirmed the Panel's recommendation of a 27 cent per subscriber per month royalty rate for retransmissions of distant superstation and network station signals. While judicial review of this ruling is pending, the new rate became effective on January 1, 1998.

     Export Regulation. From time to time, the Company requires import licenses and general destination export licenses to receive and deliver components of DTH systems. In addition, the delivery of satellites and related technical information for the purpose of launch by a non-U.S. launch provider is subject to strict export control and prior approval requirements. ECC has contemplated the possibility of satellite launches by such non-U.S. providers, and cannot be sure that the requisite approvals will be received.

TECHNOLOGY

     The Company's Technology business principally consists of the design, engineering, manufacturing and sale of digital DTH equipment (such as digital set-top boxes, antennae and other related accessories). The Company's Technology business also provides uplink center design, construction oversight and other integration services to other DTH providers.

     The Company's Technology business resulted from the development of the DISH Network, and the Company's revenues are, and are expected to continue to be, derived principally from subscription fees for DISH Network programming. Although there can be no assurance, the Company believes that revenue from its Technology business may increase in the future. Further, the Technology business is expected to continue to support and create revenue opportunities for the DISH Network. For example, the design of digital set-top boxes for international DTH customers is performed by the same employees who design EchoStar receiver systems. Consequently, international Technology projects may result in improvements in design and economies of scale in the production of EchoStar receiver systems for the DISH Network.

     Currently, the Company has two agreements with international DTH providers (one in Canada and one in Spain) for the provision of digital set-top boxes. A substantial portion of the Company's Technology revenue in 1997 and 1998 resulted from sales to these two DTH providers. As a result, the Company's Technology business currently is economically dependent upon these two DTH providers. As part of the 110 Acquisition, ETC received a minimum order from a subsidiary of News Corporation for 500,000 set-top boxes. Although the Company continues to actively pursue other similar distribution and integration service opportunities, no assurance can be given that any such additional negotiations will be successful. The Company's future revenue from the sale of DTH equipment and integration services in international markets depends largely on the success of the DTH operator in that country, which, in turn, depends on other factors, such as the level of consumer acceptance of DTH products and the intensity of competition for international subscription television subscribers. No assurance can be given regarding the level of expected future revenues that may be generated from the Company's alliances with foreign DTH operators.

COMPETITION

     The Company's Technology products and services compete with those of a substantial number of foreign and domestic companies, many with greater resources, financial or otherwise, than the Company. The rapid technological changes occurring in these markets are expected to lead to the entry of new competitors. ETC's ability to anticipate these technological changes and to introduce enhanced products on a timely basis will be a significant factor in its ability to expand and remain competitive. Existing competitors' actions and new entrants may have a material adverse impact on ETC's sales. The Company believes that its competitive position in its Technology business results from its knowledge and experience in the DBS and DTH industries, its technological leadership and new product development capabilities, and the likely need for compatibility of new technologies with currently installed systems. There can be no assurance, however, that competitors will not be able to develop systems compatible with ETC's proprietary technology or that ETC will be able to introduce new products and technologies on a timely basis.

SATELLITE SERVICES

     Satellite Services primarily consist of the turn-key delivery of video, audio and data, primarily from the Company's satellites, to customers for business television, educational and other applications. Satellite Services was initially established to address the markets that fall outside of the typical DISH Network residential market. Included within Satellite Services are the following functions: (i) BTV services; (ii) broadcast and interactive data services; (iii) educational services; and (iv) satellite transmission and other services. The Company's BTV services include the uplink and delivery of organizationally specific programming content to EchoStar receiver systems that are specifically authorized for reception of those services. The Company bills for these services based on the amount of satellite transmission time used by its BTV customers. The Company currently delivers broadcast and interactive data services and expects to expand such services during 1999. These services focus on the delivery of data signals to authorized subscribers. The Company presently offers certain agricultural and financial data services and expects to expand both the number and variety of data services it offers. Transmission and other satellite services consists of the uplink and transmission of services for corporate and international customers, including the lease of excess DBS satellite broadcast capacity to third-parties.

COMPETITION

     EchoStar's Satellite Services business faces competition from a number of other companies and technologies. Many of these competitors have substantially greater financial and other resources than the Company. Satellite Services competitors include, among others, other satellite system operators, cable television system operators, Internet service providers, and telephone companies. The Company believes that the ability of its Satellite Services business to compete will be based on its knowledge and experience in the DTH and DBS industry, its technological leadership and new product capabilities, the quality of its video, audio and data transmissions, the quality of service provided, and cost. There can be no assurance that EchoStar's Satellite Services business will be able to successfully compete with existing and new providers of similar services.

PATENTS AND TRADEMARKS

     The Company uses a number of trademarks for its products and services, including "--EchoStar," "DISH Network--," "DISH Network," "America's Top 40," "America's Top 50 CD," and others. Certain of these trademarks are registered by the Company, and those trademarks that are not registered are generally protected by common law and state unfair competition laws. Although the Company believes that these trademarks are not essential to the Company's business, the Company has taken affirmative legal steps to protect its trademarks in the past and intends to actively protect these trademarks in the future.

     The Company is the assignee of certain patents for products and product components manufactured and sold by the Company, none of which the Company considers to be significant to its continuing operations. In addition, the Company has obtained and, although no assurances can be given, expects to obtain, licenses for certain patents necessary to the manufacture and sale by the Company and others of DBS receivers and related components. The Company has been notified that certain features of the EchoStar receiver system allegedly infringe on patents held by others, and that royalties are therefore required to be paid. The Company is investigating allegations of infringement and, if appropriate, intends to vigorously defend against any suit filed by the parties. There can be no assurance that the Company will be able to successfully defend any suit, if brought, or that the Company will be able to obtain a license for any patent that might be required. See "Business--Legal Proceedings."

EMPLOYEES

     The Company had 3,815 employees at December 31, 1998, of which 3,750 worked in the Company's domestic operations and 65 of which worked in the Company's international operations. The Company is not a party to any collective bargaining agreement and considers its relations with its employees to be good.

PROPERTIES

     The following table sets forth certain information concerning the Company's material properties:



DESCRIPTION/USE                                                LOCATION                   APPROXIMATE       OWNED OR
---------------                                                --------                 SQUARE FOOTAGE       LEASED
                                                                                        --------------       ------
Corporate headquarters                                 Littleton, Colorado                  156,000           Owned
EchoStar Technologies Corporation office               Englewood, Colorado                  155,000           Owned
   and distribution center
Office and distribution center                         Sacramento, California                78,500           Owned
Digital Broadcast Operations Center                    Cheyenne, Wyoming                     55,000           Owned
Customer Service Center                                Thornton, Colorado                    55,000           Owned
Customer Service Center                                McKeesport, Pennsylvania             100,000           Leased
European headquarters and warehouse                    Almelo, The Netherlands               53,800           Owned
Warehouse and distribution center                      Denver, Colorado                     132,800           Leased



LEGAL PROCEEDINGS

     THE NEWS CORPORATION LIMITED

     During February 1997, ECC and News Corporation announced an agreement (the "News Agreement") pursuant to which, among other things, News Corporation agreed to acquire approximately 50% of the outstanding capital stock of ECC. News Corporation also agreed to make available for use by ECC the DBS permit for 28 frequencies at 110 degrees WL purchased by MCI for more than $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement. Those substantial disagreements led the parties to litigation.

     In mid-1997, ECC filed a complaint seeking specific performance of the News Agreement and damages, including lost profits. News Corporation filed an answer and counterclaims seeking unspecified damages, denying all of the material allegations and asserting numerous defenses. Discovery commenced in July 1997, and the case was set for trial commencing March 1999.

     In connection with the pending 110 Acquisition, the litigation between ECC and News Corporation will be stayed and will be dismissed with prejudice upon closing or if the transaction is terminated for reasons other than the breach by, or failure to fill a condition within the control of, News Corporation or MCI.

     WIC PREMIUM TELEVISION LTD.

     On July 28, 1998, a lawsuit was filed by WIC Premium Television Ltd. (WIC), an Alberta corporation, in the Federal Court of Canada Trial Division, against certain defendants which include: General Instrument Corporation, HBO, Warner Communications, Inc., John Doe, Showtime, USSB, the Company and two of the Company's wholly owned subsidiaries, Dish, Ltd. (Dish) and Echosphere

Corporation (Echosphere). The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from activating receivers in Canada and from infringing any copyrights held by WIC. It is too early to determine whether or when any other lawsuits and/or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

     On September 28, 1998, WIC filed another lawsuit in the Court of Queen's Bench of Alberta Judicial District of Edmonton against certain defendants, which also include the Company, Dish, and Echosphere. WIC is a company authorized to broadcast certain copyrighted work, such as movies and concerts, to residents of Canada. WIC alleges that the defendants engaged in, promoted, and/or allowed satellite dish equipment from the United States to be sold in Canada and to Canadian residents and that some of the defendants allowed and profited from Canadian residents purchasing and viewing subscription television programming that is only authorized for viewing in the United States. The lawsuit seeks, among other things, interim and permanent injunction prohibiting the defendants from importing hardware into Canada and from activating receivers in Canada and damages in excess of the equivalent of US $175 million. It is too early to determine whether or when any other lawsuits and/or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages. The Company intends to vigorously defend itself in these lawsuits.

     BROADCAST NETWORK PROGRAMMING

     Section 119 of the Satellite Home Viewer Act ("SHVA") authorizes the Company to substitute satellite-delivered network signals to the Company subscribers, but only if those subscribers qualify as "unserved" households, defined in the SHVA, those that, among other things, "cannot receive, through the use of a conventional outdoor rooftop receiving antenna, an over-the-air signal of grade B intensity (as defined by the FCC) of a primary network station affiliated with that network." Historically, the Company obtained distant broadcast network signals for distribution to its subscribers through PrimeTime 24, Joint Venture ("PrimeTime 24"). PrimeTime 24 also distributes network signals to certain of the Company's competitors in the satellite industry.

     The national networks and local affiliate stations have recently challenged PrimeTime 24's methods of selling network programming (national and local) to consumers based upon infringement of copyright. The United States District Court for the Southern District of Florida entered a nationwide injunction preventing PrimeTime 24 from selling its programming to consumers unless the programming was sold according to certain stipulations in the injunction. The injunction covers "distributors" as well. The Plaintiff in the Florida litigation informed ECC that it considered the ECC a "distributor" for purposes of that injunction. A federal district court in North Carolina has also issued an injunction against PrimeTime 24 prohibiting certain distant signal retransmissions to homes delineated by a contour in the Raleigh area. Other copyright litigation against PrimeTime 24 is pending.

     As a result of: (a) these rulings; (b) ECC's determination to sell local network channels back into the area from which they originate; (c) 1997 adjustments to copyright royalties payable in connection with delivery of network signals by satellite; and (d) a number of other regulatory, political, legal, contractual and business factors, during July 1998, ECC ceased delivering PrimeTime 24 programming, and began uplinking and distributing network signals directly. ECC has also implemented Section 119 compliance procedures which will materially restrict the market for the sale of network signals by ECC. CBS and other broadcast networks have informed ECC that they believe ECC's method of providing distant network programming violates the SHVA and hence infringes their copyright.

     On October 19, 1998, ECC filed a declaratory judgment action in the United States District Court for the District of Colorado against the four major networks. In the future, ECC may attempt to certify a class including the networks as well as any and all owned and operated stations and any independent affiliates. ECC has asked the court to enter a judgment declaring that ECC's method of providing distant network programming does not violate the SHVA and hence does not infringe the networks' copyrights.

     Certain national television broadcast networks (and their local affiliates) have threatened to file counter-claims or separate lawsuits against ECC for both the retransmission of local-into-local and distant-into-local signals. On November 5, 1998, several broadcast parties, acting on prior threats filed a complaint alleging, among other things, copyright infringement against ECC in federal district court in Miami. The plaintiffs in that action have also requested the issuance of a preliminary injunction against ECC. In the event of a decision adverse to ECC in any such litigation, significant damage awards and additional material restrictions on the sale of network signals by ECC could result. Among other things, ECC could be required to terminate delivery of network signals to a material portion of its subscriber base. Further restrictions on the sale of network channels imposed in the future could result in decreases in subscriber activations and subscription television services revenue and an increase in subscriber churn.

     The determination of whether a household qualifies as "unserved" for the purpose of being eligible to receive a distant network signal by satellite under the SHVA depends, among other things, on whether that household can receive a signal of "Grade B intensity" as defined by the FCC.

     The Company is subject to various other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to those actions will not materially affect the financial position or results of operations of the Company.

                                      MANAGEMENT

     DIRECTORS AND OFFICERS

     The Company is a wholly owned subsidiary of ECC. The following table sets forth information concerning certain officers and directors of ECC and the
Company:



NAME                                 AGE                         POSITION
----                                 ---                         --------
Charles W. Ergen                     45       Chairman, Chief Executive Officer, President and
                                              Director of ECC and the Company
O. Nolan Daines                      39       Director of ECC
Raymond L. Friedlob                  54       Director of ECC
James DeFranco                       45       Executive Vice President and Director of ECC and
                                              the Company
David K. Moskowitz                   40       Senior Vice President, General Counsel, Secretary
                                              and Director of ECC and the Company
Michael T. Dugan                     49       President, EchoStar Technologies Corporation
Steven B. Schaver                    44       Chief Financial Officer and Chief Operating
                                              Officer of ECC and Chief Financial Officer of the
                                              Company



     CHARLES W. ERGEN. Mr. Ergen has been Chairman of the Board of Directors, President and Chief Executive Officer of ECC since its formation and, during the past five years, has held various executive officer and director positions with ECC's subsidiaries. Mr. Ergen, along with his spouse and James DeFranco, was a co-founder of ECC in 1980.

     O. NOLAN DAINES. In 1993, Mr. Daines founded DiviCom, Inc. (DiviCom). DiviCom is a global provider of standards-based MPEG-II encoding product systems for digital video broadcasting. DiviCom's product lines include audio/video/data encoding and networking systems, as well as integration consulting and implementation services. Prior to founding DiviCom, Mr. Daines served as Executive Director of Engineering and System Architecture at Compression
Labs Inc., where he led the development of digital video products and communications systems. In March 1998, Mr. Daines was appointed to ECC's Board of Directors.

     RAYMOND L. FRIEDLOB. Mr. Friedlob has been a director of ECC and a member of its Audit and Executive Compensation Committees since October 1995.
Mr. Friedlob is presently a member of the law firm of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC. Prior to 1995, Mr. Friedlob was a partner of
Raskin & Friedlob, where he had practiced since 1970. Mr. Friedlob specializes in federal securities law, corporate law, leveraged acquisitions, mergers and taxation.

     JAMES DEFRANCO. Mr. DeFranco, currently the Executive Vice President of ECC, has been a Vice President and a Director of ECC since its formation and, during the past five years, has held various executive officer and director positions with ECC's subsidiaries. Mr. DeFranco, along with Mr. Ergen and Mr. Ergen's spouse, was a co-founder of ECC in 1980.

     DAVID K. MOSKOWITZ. Mr. Moskowitz is the Senior Vice President, Secretary and General Counsel of ECC. In March 1998, Mr. Moskowitz was appointed to ECC's Board of Directors to fill the vacancy created by the resignation of Mr. R. Scott Zimmer. During the past five years, Mr. Moskowitz also has held various executive officer and director positions with ECC's subsidiaries. Mr. Moskowitz joined ECC in March 1990 and is responsible for all legal and regulatory affairs of ECC and its subsidiaries.

     MICHAEL T. DUGAN. Mr. Dugan is the President of the Consumer Products Division of ECC. In that capacity, Mr. Dugan is responsible for all engineering and manufacturing operations at ECC. Mr. Dugan has been with ECC since 1990.

     STEVEN B. SCHAVER. Mr. Schaver was named the Chief Financial Officer of ECC in February 1996. In November 1996, Mr. Schaver also was named Chief Operating Officer. From November 1993 to February 1996, Mr. Schaver was the Vice President of ECC's European and African operations. From July 1992 to
November 1993, Mr. Schaver was the Director of Sales and Marketing for ECC's largest Spanish customer, Internacional de Telecomunicaciones, S.A. in Madrid, Spain. Prior to July 1992 and since joining ECC in 1984, he has held various positions with subsidiaries of ECC, including Vice President of European operations. Prior to joining ECC Mr. Schaver was a Banking Officer with Continental Illinois National Bank.

     The Board of Directors of ECC currently has an Audit Committee and an Executive Compensation Committee, both of which were established in October 1995. The present members of the Audit and Executive Compensation Committees are Messrs. Daines and Friedlob. The principal functions of the Audit Committee are: (i) to recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging ECC's independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants; (iii) review the annual financial statements and other financial reports which require approval by the Board of Directors; (iv) review the adequacy of ECC's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The principal function of the Executive Compensation Committee is to award grants under and administer ECC's Stock Incentive Plan.

     EXECUTIVE COMPENSATION

     Executive Officers are compensated by certain subsidiaries of ECC. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 1998, 1997 and 1996 for the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                                 AWARDS
                                                                                             ------------
                                    YEAR        SALARY          BONUS       OTHER ANNUAL      SECURITIES       ALL OTHER
                                    ----        ------          -----      COMPENSATION(1)    UNDERLYING    COMPENSATION(2)
                                                                           ---------------     OPTIONS      ---------------
                                                                                                 (#)
Charles W. Ergen                   1998       $  248,082     $       --      $        --      $   30,000       $   8,545
Chairman, President and Chief
Executive Officer
                                   1997          190,000             --               --          30,000          13,044
                                   1996          190,000             --               --          17,300         140,680

James DeFranco                     1998       $  178,860     $       --      $        --      $   30,000       $   3,030
Executive Vice President and
Director
                                   1997          160,000             --               --          30,000          13,094
                                   1996          160,000             --               --              --          48,990

Michael T. Dugan                   1998       $  209,231     $       --      $        --      $   15,000       $   1,270
President, EchoStar Technologies
Corporation
                                   1997          160,000             --               --         138,820          13,094
                                   1996          149,615             --               --          18,735          12,882

David K. Moskowitz                 1998       $  187,311     $       --      $        --      $   30,000       $   1,270
Senior Vice President,
Secretary, General Counsel and
Director
                                   1997          157,692             --               --          30,000          12,918
                                   1996          142,692         10,000               --           7,495          12,994

Steven B. Schaver                  1998       $  183,081     $       --      $    15,074      $   39,090       $     800
Chief Operating Officer and
Chief Financial Officer
                                   1997          158,462             --           15,416          59,410          11,984
                                   1996          142,498         11,787           14,340              --          12,516


(1) With respect to Mr. Schaver, "Other Annual Compensation" includes housing and car allowances related to his overseas assignments. Although each Named Executive Officer enjoys certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of each Officer's salary and bonus.

(2) "All Other Compensation" consists of amounts contributed to the Corporation's 401(k) Plan on behalf of the Named Executive Officers. With respect to Mr. Ergen and Mr. DeFranco for 1996, "All Other Compensation" also includes payments made in connection with a tax indemnification agreement between ECC and such individuals.

         The following table provides information concerning grants of options to purchase shares of Class A common stock of ECC made in 1998 to the Named Executive Officers:


                                              OPTION GRANTS IN LAST FISCAL YEAR

NAME                        NUMBER OF       PERCENT OF      EXERCISE      EXPIRATION DATE     GRANT DATE
                           SECURITIES      TOTAL OPTIONS    PRICE PER                          PRESENT
                           UNDERLYING       GRANTED TO     SHARE ($/SH)                        VALUE(3)
                         OPTIONS GRANTED     EMPLOYEES
                               (#)           IN 1998
Charles W. Ergen            30,000(1)         4.33%           $18.29     April 15, 2006        $318,198
James DeFranco              30,000(1)         4.33%           $17.00     April 15, 2006         325,251
Michael T. Dugan            15,000(1)         2.17%           $17.00     April 15, 2006         162,625
David K. Moskowitz          30,000(1)         4.33%           $17.00     April 15, 2006         325,251
Steven B. Schaver           30,000(1)         4.33%           $17.00     April 15, 2006         325,251
Steven B. Schaver            9,090(2)         1.31%           $22.00     March 31, 2008         131,268


-----------

(1) In February 1998, ECC adopted an incentive plan (the 1998 Executive Incentive Plan) that provided, among other things, the Named Executive Officers with options to purchase up to 30,000 shares of Class A common stock, depending upon ECC's achievement of certain financial and other goals. These options are subject to cancellation to the extent ECC does not achieve these financial and other goals. Assuming ECC achieves these financial and other goals, 33 1/3% of these options will vest on April 15, 1999, and the remainder will vest 33 1/3% in each year thereafter. All options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

(2) In March 1998, ECC granted options to Mr. Schaver and other key employees to purchase shares of Class A common stock. These options will vest 20% one year following the date of the grant and continue to vest 20% each year thereafter through 2003. These options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

(3) Option values reflect Black-Scholes model output for options. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, because option valuation models require the input of highly subjective assumptions (including the expected stock price characteristics) significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock- based compensation awards. The assumptions used in the model were expected volatility of 67%, risk free rate of return of 5.64%, dividend yield of 0%, and time to exercise of six years.

         The following table provides information as of December 31, 1998, concerning unexercised options to purchase shares of Class A Common Stock:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES



                               NUMBER OF                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                            SHARES ACQUIRED                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              ON EXERCISE       VALUE                OPTIONS AT              DECEMBER 31, 1998 ($)(1)
                                  (#)        RECEIVED ($)       DECEMBER 31, 1998 (#)
                                                             EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                                                             -----------  -------------   -----------    -------------
Charles W. Ergen                      --      $      --         64,489         80,814      $2,344,164      $2,548,098
James DeFranco                        --             --         47,340         67,279       1,748,148       2,176,592
Michael T. Dugan                  17,000        496,163         64,361        137,180       2,074,513       4,361,525
David K. Moskowitz                    --             --         68,679         80,432       2,483,365       2,605,698
Steven B. Schaver                     --             --         34,395         98,058       1,170,798       3,064,854



-----------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of

         Class A Common Stock underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a share of Class A Common Stock on December 31, 1998.

     EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Prior to October 1995, ECC did not have an Executive Compensation Committee, and its Board of Directors determined all matters concerning executive compensation. During 1998, the Executive Compensation Committee consisted of Messrs. Daines and Friedlob. Mr. Friedlob is a partner in the law firm of Friedlob, Sanderson, Raskin, Paulson & Tourtillot, LLC, which billed ECC approximately $210,000 in fees related to securities offerings in 1997.

     DIRECTOR COMPENSATION. Directors of ECC who are not also Executive Officers of ECC receive $500 for each meeting of the Board of Directors attended and are reimbursed for reasonable travel expenses related to attendance at Board meetings. Directors of ECC who are employees are not compensated for their services as Directors. Directors of ECC are elected annually by the shareholders of ECC. Directors who are not also employees of ECC are granted options under the 1995 Non-employee Director Stock Option Plan (the Director Plan) to acquire 1,000 Class A Shares of ECC upon election to the Board. Mr. Friedlob was granted an option to acquire 1,000 Class A Shares of ECC on December 22, 1995, pursuant to the Director Plan. These options were 100% vested upon issuance and had an exercise price of $20.25 per share and a term of five years. These options were repriced to $17.00 per share during July 1997. Additionally, in February 1997, Mr. Friedlob was granted an option to acquire 5,000 shares of Class A Common Stock. These options were 100% vested upon issuance and have an exercise price of $17.00 and a term of five years. In March 1998, upon appointment to ECC's Board of Directors, Mr. Daines was granted an option to acquire 1,000 shares of ECC's Class A common stock. These options were 100% vested upon issuance, have an exercise price of $22.00, and a term of five years.

     STOCK INCENTIVE PLAN. ECC adopted the Incentive Plan to provide incentives to attract and retain Executive Officers and other key employees. ECC's Executive Compensation Committee administers the Incentive Plan. Key employees are eligible to receive awards under the Incentive Plan, at the Committee's discretion.

     Awards available under the Incentive Plan include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and
(vi) other stock-based awards. ECC has reserved up to 10 million Class A shares for granting awards under the Incentive Plan. Under the terms of the Incentive Plan, the Executive Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.

     Pursuant to the Incentive Plan, ECC has granted options to its Executive Officers and other key employees for the purchase of a total of 3,136,042 shares of Class A common stock. Options to purchase 1,871,442 shares of Class A common stock were outstanding as of December 31, 1998. These options generally vest at the rate of 20% per year, commencing one year from the date of grant and 20% thereafter on each anniversary of the date of the grant. The exercise prices of these options, which have always been equal to or greater than the fair market value at the date of grant, have ranged from $9.33 to $29.36 per share of ECC's Class A common stock. Certain of these stock options were repriced as described below.

     Effective July 1, 1997, the Executive Compensation Committee voted to reprice all outstanding options with an exercise price greater than $17.00 per Class A share to $17.00 per Class A share. The price to which the options were repriced exceeded the fair market value of a Class A share of the date of repricing. The market value of Class A shares on the date of repricing was $15.25 per Class A share. The

Executive Compensation Committee and the Board of Directors indicated that they would not typically consider reducing the exercise price of previously granted options. However, the Executive Compensation Committee and the Board of Directors recognized that certain events beyond the reasonable control of the employees of ECC (including particularly the failed transaction with The News Corporation Limited in 1997) had significantly reduced the incentive those options were intended to create. It is the expectation of the Executive Compensation Committee and the Board of Directors that by reducing the exercise price of these options to $17.00, the intended incentive will be restored in part.

     LAUNCH BONUS PLAN. Effective May 8, 1998, in connection with the launch of EchoStar IV, ECC granted a performance award of ten shares of Class A common stock to all full-time employees with more than 90 days of service. The total number of shares granted relative to the performance award approximated 16,600 shares.

     401(k) PLAN. In 1983, ECC adopted a defined-contribution tax-qualified 401(k) Plan. ECC's employees become eligible for participation in the 401(k) Plan upon completing six months of service with ECC and reaching age 21. Participants in the 401(k) Plan may contribute between 1% and 15% of their compensation in each contribution period. ECC may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. ECC may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) Plan with the approval of the Board of Directors.

     Participants in the 401(k) Plan are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in 401(k) Plan participants' accounts is based on years of service. A participant becomes 10% vested after one year of service, 20% vested after two years of service, 30% vested after three years of service, 40% vested after four years of service, 60% vested after five years of service, 80% vested after six years of service, and 100% vested after seven years of service.

     In March 1998, ECC contributed 80,000 shares of its Class A common stock to the 401(k) Plan as a discretionary employer stock contribution. These shares, which were allocated to individual participant 401(k) Plan accounts in proportion to their 1997 eligible compensation, are subject to the seven-year vesting schedule previously described. Shares of Class A common stock allocated to the 401(k) Plan accounts of the Named Executive Officers pursuant to the 1997 discretionary employer stock contribution were as follows: (i) Charles W. Ergen, 539 shares; (ii) Michael T. Dugan, 539 shares (iii) James DeFranco, 539 shares;
(iv) Steven B. Schaver, 534 shares; (v) David K. Moskowitz, 531 shares and
(vi) all Officers and Directors as a group, 4,247 shares.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1998, accrued dividends on the Series A Preferred Stock payable to Messrs. Ergen and DeFranco aggregated approximately $5.5 million and $288,000, respectively.

     During 1997, the law firm of Friedlob, Sanderson, Raskin, Paulson & Tourtillott, LLC billed ECC approximately $210,000 in fees related to certain of the Company's 1997 securities offerings. Mr. Friedlob, a member of ECC's Board of Directors, is a partner of that law firm.

     O. Nolan Daines, who was recently appointed to ECC's Board of Directors, also is the founder of DiviCom. During 1998, ECC purchased approximately
$15 million of equipment for its Digital Broadcast Operations Center and for certain of its other project integration services for international DTH ventures from DiviCom.

     The Company will distribute approximately $269.7 million of the net proceeds of the offering OF

Old Notes to ECC to repurchase the Senior Preferred Exchange Notes pursuant to the Tender Offers. In addition, ECC contributed cash or cash equivalents of $200 million to the Company as common equity. See "Use of Proceeds."

     In addition, the Company repaid a $12 million demand note payable to ECC in October 1997. Also, during 1995 and 1996, ECC advanced the Company $46 million in the form of notes payable to enable the Company to make required payments under its EchoStar III construction contract. The notes payable bear interest at 11.25%, which has been added to principal. The Company will use approximately $60.2 million of the net proceeds of the Old Notes to repay such notes payable together with accrued interest.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best knowledge of EchoStar, the beneficial ownership of EchoStar's voting securities as of December 31, 1998
(giving effect to the February   , 1999 retirement of all outstanding shares of
EchoStar's Series A preferred stock) by: (i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's voting shares; (ii) each Director of EchoStar; (iii) the five highest compensated persons acting as an Executive Officer of EchoStar (the "Named Executive Officers"); and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.



NAME(1)                                                    NUMBER OF  PERCENTAGE  PRO FORMA   PRO FORMA
                                                            SHARES        OF      NUMBER OF   PERCENTAGE
                                                                        CLASS     SHARES (2)  OF CLASS (2)
----------------------------------------------------      ------------------------------------------------

CLASS A COMMON STOCK (3):
    Charles W. Ergen (4), (5), (17), (18), (19)           30,052,731       62.1%  30,052,731     41.4%
    The News Corporation Limited (6)                               -        -     19,431,267     26.8%
    MCI WorldCom, Inc. (6)                                         -        -      4,827,493      6.7%
    FMR Corp. (7)                                          2,337,034        4.8%   2,337,034      3.2%
    Wellington Management Company, LLP (8)                 1,837,100        3.8%   1,837,100      2.5%
    AMVESCAP, PLC (9)                                      1,760,750        3.6%   1,760,750      2.4%
    James DeFranco (10), (17),(18)                         1,156,345        2.4%   1,156,345      1.6%
    David K. Moskowitz (11), (17), (18)                       84,140                  84,140
    Michael T. Dugan (12),(17),(18)                           73,979                  73,979
    Steven B. Schaver (13), (17), (18)                        49,677                  49,677
    0. Nolan Daines (14), (18)                                 5,000                   5,000
    Raymond L. Friedlob (15), (18)                             6,000                   6,000
    All Directors and Executive Officers as a Group
    (11 persons) (16), (17), (18)                         31,458,347       65.0%  31,458,347      43.3%


                                                                       NUMBER OF    PERCENTAGE
                                                                         SHARES      OF CLASS
CLASS B COMMON STOCK:
    Charles W. Ergen                                                   29,804,401     100.0%
    All Directors and Executive Officers as a Group (11 persons)       29,804,401     100.0%



*    Less than 1%.
     (1) Except as otherwise noted, the address of each such person is 5701 Santa Fe Drive, Littleton, Colorado 80120.
     (2) Gives effect to the 110 Acquisition. Also include shares of Class A Common Stock (Class A Shares) issuable upon conversion of Mr. Ergen's shares of Class B Common Stock (Class B Shares).
     (3) The following table sets forth to the best knowledge of EchoStar, the actual ownership of

          EchoStar's Class A Shares (including options exercisable within 60 days) as of December 31, 1998 by each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's voting shares; (ii) each Director or nominee of EchoStar;
          (iii) each Named Executive Officer; and (iv) all Directors and Executive Officers as a group:



NAME                                                                      NUMBER OF        PERCENTAGE OF
                                                                            SHARES             CLASS
------------------------------------------------------------------
CLASS A COMMON STOCK
   FMR Corp                                                                  2,337,034         14.4%
   Wellington Management Company, LLP                                        1,837,100         11.3%
   AMVESCAP, PLC                                                             1,760,750         10.8%
   James DeFranco                                                            1,156,345          7.1%
   Charles W. Ergen                                                            248,329          1.5%
   David K. Moskowitz                                                           84,140          *
   Michael T. Dugan                                                             73,979          *
   Steven B. Schaver                                                            49,677          *
   O. Nolan Daines                                                               5,000          *
   Raymond L. Friedlob                                                           6,000          *
   All Directors and Executive Officers as a Group (11 persons)              1,653,946         10.2%



     (4) Includes: (i) 1,915 Class A Shares held in EchoStar's 401(k) Employee Savings Plan (the 401(k) Plan); (ii) the right to acquire 70,489 Class A Shares within 60 days upon the exercise of employee stock options; and (iii) 29,804,401 Class A Shares issuable upon conversion of Mr. Ergen's Class B Shares;
     (5) The percentage of total voting power held by Mr. Ergen is 93.5%, after giving effect to the exercise of the employee stock options and would be approximately 85.5% after also giving effect to the 110 Acquisition.
     (6) The exact number of Class A Shares issuable to News Corporation and MCI in connection with the 110 Acquisition will not be determinable until consummation of that transaction. The number of Class A Shares that will be issued is subject to adjustment if the 20 day average closing price of EchoStar's Class A Shares is less than $15.00 or greater than $39.00. The 20 day average closing price of EchoStar's Class A Shares as of January 21, 1999 was $48.23. The following table illustrates, at various prices, the number of Class A Shares issuable to News Corporation and MCI.



                          NEWS CORPORATION                         MCI
 AVERAGE SHARE        SHARES         PERCENTAGE         SHARES          PERCENTAGE
     PRICE                           OF CLASS (2)                       OF CLASS (2)
       $10.00        36,045,000          38.6%          8,955,006           9.6%
       $15.00        24,030,000          30.7%          5,970,000           7.6%
       $39.00        24,030,000          30.7%          5,970,000           7.6%
       $40.00        23,429,250          30.2%          5,820,750           7.5%
       $45.00        20,826,000          28.0%          5,174,000           7.0%
       $50.00        18,743,400          26.1%          4,656,600           6.5%
       $55.00        17,039,455          24.5%          4,233,273           6.1%
       $60.00        15,619,500          23.0%          3,880,500           5.7%


     (7) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
     (8) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.
     (9) The address of AMVESCAP, PLC is 1315 Peachtree Street, N.W., Atlanta, Georgia 30309.

     (10) Includes: (i) 1,915 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 53,340 Class A Shares within 60 days upon the exercise of employee stock options; (iii) 751 Class A Shares held as custodian for his minor children; and (iv) 375,000 Class A Shares controlled by Mr. DeFranco as general partner of a partnership.
     (11) Includes: (i) 1,813 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 74,679 Class A Shares within 60 days upon the exercise of employee stock options; (iii) 166 Class A Shares held as custodian for his minor children; (iv) 3,000 Class A Shares owned by Mr. Moskowitz's spouse; and (v) 1,023 Class A Shares held as trustee for Mr. Ergen's children.
     (12) Includes: (i) 1,853 Class A Shares held in the 401(k) Plan and (ii) the right to acquire 72,125 Class A Shares within 60 days upon the exercise of employee stock options.
     (13) Includes: (i) 1,684 Class A Shares held in the 401 (k) Plan and (ii) the right to acquire 47,962 Class A Shares within 60 days upon the exercise of employee stock options.
     (14) Includes the right to acquire 1,000 Class A Shares within 60 days upon the exercise of employee stock options.
     (15) Includes the right to acquire 6,000 Class A Shares within 60 days upon the exercise of employee stock options.
     (16) Includes: (i) 14,486 Class A Shares held in the 401 (k) Plan; (ii) the right to acquire 351,395 Class A Shares within 60 days upon the exercise of employee stock options; 375,000 Class A Shares held in a partnership; (iv) 29,804,401 Class A Shares issuable upon conversion of Class B Shares; (v) 101,023 Class A Shares held in the name of, or in trust for, minor children and other family members; and (vi) 3,947 Class A Shares owned by or jointly with family members.
     (17) Includes 164,508 Class A Shares over which Mr. Ergen has voting power as trustee for the 401(k) Plan. These shares also are beneficially owned through investment power by each individual 401(k) Plan participant. The Class A Shares individually owned by each of the Named Executives through their participation in the 401(k) Plan are included in each respective Named Executive's information above.
     (18) Beneficial ownership percentage was calculated assuming exercise or conversion of all Class B Shares, warrants and employee stock options exercisable within 60 days (collectively, the "Derivative Securities") into Class A Shares by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of Class A Shares would be as follows: Mr. Ergen, 66.5%; Mr. DeFranco, 7.4%; less than one percent for Mr. Moskowitz, Mr. Dugan, Mr. Schaver, Mr. Daines and Mr. Friedlob; and all Officers and Directors as a group, 67.3%.
     (19) In connection with the 110 Acquisition, Mr. Ergen entered into a voting agreement with News Corporation and MCI pursuant to which News Corporation and MCI have agreed to vote their shares of EchoStar stock in the manner recommended by the Board of Directors of EchoStar. Mr. Ergen disclaims beneficial ownership of the shares of Class A Shares to be issued to News Corporation and MCI.

                               DESCRIPTION OF THE NOTES

     The Seven Year Notes and the Ten Year Notes (collectively, the Notes) will each be issued pursuant to an Indenture by and among the Company, the Guarantors and U.S. Bank Trust National Association, as Trustee (the Trustee). The terms of the Exchange Notes are substantially identical to the terms of the Old Notes. However, the Exchange Notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of the Company or certain other persons.

     The following summary of certain provisions of: (i) the Indenture; and
(ii) the Registration Rights Agreements (the Registration Rights Agreements), by and among the Company, the Guarantors and the

Initial Purchasers relating to each series of Notes, does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreements.

     You can find the definitions of certain capitalized terms used in this section under the subheading "--Certain Definitions." For purposes of this section, references to the "Company" include only EchoStar DBS Corporation and not its Subsidiaries, and references to "ECC" shall mean ECC together with each Wholly Owned Subsidiary of ECC that beneficially owns 100% of the Equity Interests of the Company, but only so long as ECC beneficially owns 100% of the Equity Interests of such Subsidiary.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the TIA). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. A copy of the Indenture may be obtained from the Company or the Initial Purchasers.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

     The following summary of certain provisions of: (i) the Indenture; and (ii) the Registration Rights Agreements (the Registration Rights Agreements), by and among the Company, the Guarantor and the Initial Purchasers, does not purport to be complete and is qualified in its entirety by reference to the Indentures and the Registration Rights Agreements. All material elements of the Indenture and the Registration Rights Agreements are set forth below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." In the following summary, "EchoStar" refers solely to EchoStar Communications Corporation and does not include any direct or indirect subsidiaries of EchoStar. Unless the context otherwise requires, all references herein to the "Notes" shall include the Old Notes and the Exchange Notes.

THE NOTES

     The Notes are:

-    general unsecured obligations of the Company;

-    ranked equally in right of payment to each other;

- ranked equally in right of payment with all existing and future senior debt of the Company;

- ranked senior in right of payment to all other existing and future subordinated debt of the Company;

- effectively junior to (i) all liabilities (including trade payables) of the Company's Subsidiaries (if any) that are Unrestricted Subsidiaries (and thus not Guarantors) or that are otherwise not Guarantors and of ETC or any Subsidiary of the Company which constitutes a Non-Core Asset in the event ETC or such Subsidiary is released from its Guarantee pursuant to the covenant entitled "Certain Covenants--Dispositions of ETC and Non-Core Assets," (ii) all liabilities (including trade payables) of any Subsidiary Guarantor if such Guarantor's Guarantee is subordinated or avoided by a court of competent jurisdiction (see "Risk Factors--Fraudulent Conveyance") and (iii) all secured obligations, to the extent of the collateral securing such obligations, including any borrowings under any future secured credit facilities of the Company; and

-    unconditionally guaranteed by the Guarantors.

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Any Ten Year Notes that remain outstanding after the completion of the Ten Year Note Exchange Offer, together with the Ten Year Exchange Notes issued in connection with the Ten Year Note Exchange Offer, will be treated as a single class of securities for all purposes under the Ten Year Note Indenture, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Excess Proceeds Offers. Any Seven Year Notes that remain outstanding after completion of the Seven Year Note Exchange Offer, together with the Seven Year Exchange Notes (together with the Ten Year Exchange Notes, the Exchange Notes) issued in connection with the Seven Year Note Exchange Offer, will be treated as a single class of securities for all purposes under the Seven Year Note Indenture, including without limitation, waivers, amendments, redemptions, Change of Control Offers and Excess Proceeds Offers. All references in this section to "Notes" shall be deemed to refer collectively to the Notes and any Exchange Notes, unless the context otherwise requires.

THE GUARANTEES

     The Notes are guaranteed by the Guarantors, which currently include DBSC and substantially all of the Company's direct and indirect Wholly Owned Restricted Subsidiaries. The Guarantees of the Notes are:

-    general unsecured obligations of each Guarantor;

-    ranked equally in right of payment to all other Guarantees;

- ranked equally in right of payment with any existing and future senior debt of the Guarantor;

- effectively junior to secured obligations, to the extent of the collateral securing such obligations, including any secured guarantees of the Company's obligations under any future credit facilities of the Company; and

- ranked senior in right of payment to all other existing and future subordinated debt of such Guarantor.

     Assuming we had completed the offering and applied the proceeds as intended, as of September 30, 1998, on a pro forma basis after giving effect to the Tender Offers (assuming that all of the 1994 Notes, the 1996 Notes, the 1997 Notes were tendered in the Tender Offers) and to the Reorganization, there would have been (i) no outstanding debt ranking ahead of the Notes or the Guarantees, as the case may be, (ii) $70.6 million of outstanding debt ranking equally with the Notes and the Guarantees, as the case may be, $45.4 million of which is secured and (iii) no outstanding debt ranking behind the Notes or the Guarantees, as the case may be. The Indentures will permit us and the Guarantors to incur additional Indebtedness, including secured and unsecured Indebtedness that ranks PARI PASSU with the Notes. Any secured Indebtedness will, as to the collateral securing such Indebtedness, be effectively senior to the Notes to the extent of such collateral.

     As of the date of the Indentures, all of the Company's Subsidiaries are "Restricted Subsidiaries" other than E-Sat, Inc., EchoStar Real Estate Corporation, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Private Ltd. and Satrec Mauritius Ltd., which are "Unrestricted Subsidiaries." Under certain circumstances, we will be permitted to designate certain of our Subsidiaries as additional "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

     ECC and its Subsidiaries (other than DBSC, which is expected to be merged into a Subsidiary of the Company upon approval by the FCC, and other than the Company and substantially all of its Subsidiaries) will not guarantee or otherwise be obligated in respect of the Notes.

GENERAL

     The Notes will rank PARI PASSU in right of payment to each other, and with all senior indebtedness of the Company, except to the extent of any collateral securing such senior indebtedness, which is effectively senior to the Notes to the extent of such collateral. Each Guarantee will rank PARI PASSU in right of payment with the other Guarantees, and with all senior indebtedness of the Guarantor issuing such Guarantee, except to the extent of any collateral securing such senior indebtedness, which is effectively senior to the Guarantees to the extent of such collateral. Although the Notes are titled "Senior," neither the Company nor any Guarantor has issued, and neither has any plans to issue, any indebtedness to which the Notes or the Guarantees, as the case may be, would be senior. On a pro forma basis, after giving effect to the offering of the Notes and to the application of the net proceeds therefrom as intended (assuming that all of the 1994 Notes, the 1996 Notes, the 1997 Notes and the Senior Preferred Exchange Notes were tendered in the Tender Offers), and to the Reorganization, the Company's aggregate consolidated Indebtedness as of September 30, 1998, for purposes of the Indenture, would have been approximately $2.07 billion.

PRINCIPAL, MATURITY AND INTEREST

     The Ten Year Notes will be issued in an aggregate principal amount of $1.625 billion. The Ten Year Notes will mature on February 1, 2009. The Seven Year Notes will be issued in an aggregate principal amount of $375.0 million. The Seven Year Notes will mature on February 1, 2006.

     Interest on the Notes will accrue at the rate per annum set forth on the cover page of this prospectus and will be payable semiannually in cash on each February 1 and August 1, commencing August 1, 1999 to holders of record on the immediately preceding January 15 and July 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

GUARANTEES

     Each Guarantor will jointly and severally guarantee the Company's obligations under the Ten Year Notes and the Seven Year Notes, respectively. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors--Fraudulent Conveyance." Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor based on the net assets of each other Guarantor.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another

Guarantor that is a Restricted Subsidiary of the Company, or with or to other persons upon the terms and conditions set forth in the Indentures. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person (whether or not such Guarantor is the surviving person) unless certain conditions are met. See "--Certain Covenants--Merger, Consolidation, or Sale of Assets."

     The Guarantee of a Guarantor will be deemed automatically discharged and released in accordance with the terms of the Indenture:

     (1) in connection with any direct or indirect sale, conveyance or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if such sale or disposition is made in compliance with the applicable provisions of the Indenture (See "--Certain Covenants--Asset Sales");

     (2) if a Guarantor is dissolved or liquidated in accordance with the provisions of the Indenture;

     (3) if the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Indentures; or

     (4) without limiting the generality of the foregoing, in the case of ETC or any Guarantor which constitutes a Non-Core Asset, upon the sale or other disposition of any Equity Interest of ETC or such Guarantor which constitutes a Non-Core Asset, respectively. See "--Certain Covenants--Dispositions of ETC and Non-Core Assets".

OPTIONAL REDEMPTION

THE TEN YEAR NOTES

     Except as provided in the next paragraph, the Ten Year Notes will not be redeemable at the Company's option prior to February 1, 2004. Thereafter, the Ten Year Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on February 1 of the years indicated below:


  YEAR                                                              PERCENTAGE
  ----                                                              ----------
  2004                                                              104.688%
  2005                                                              103.516
  2006                                                              102.344
  2007                                                              101.172
  2008                                                              100.000

     Notwithstanding the foregoing, at any time prior to February 1, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Ten Year Notes outstanding at a redemption price equal to 109.375% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to such repurchase date, with the net cash proceeds of one or more public or private sales (including sales to ECC, regardless of whether ECC obtained such funds from an offering of Equity

Interests or Indebtedness of ECC or otherwise) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); PROVIDED that: (a) at least 65% in aggregate principal amount of the Ten Year Notes originally issued remain outstanding immediately after the occurrence of such redemption; (b) such redemption occurs within 120 days of the date of the closing of any such sale; and (c) the sale of such Equity Interests is made in compliance with the terms of the Indenture.

THE SEVEN YEAR NOTES

     Except as provided in the next paragraph, the Seven Year Notes will not be redeemable at the Company's option prior to February 1, 2003. Thereafter, the Seven Year Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on February 1 of the years indicated below:


  YEAR                                                              PERCENTAGE
  2003                                                              104.625%
  2004                                                              102.313
  2005                                                              100.000


     Notwithstanding the foregoing, at any time prior to February 1, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Seven Year Notes outstanding at a redemption price equal to 109.250% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to such repurchase date, with the net cash proceeds of one or more public or private sales (including sales to ECC, regardless of whether ECC obtained such funds from an offering of Equity Interests or Indebtedness of ECC or otherwise) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); PROVIDED that: (a) at least 65% in aggregate principal amount of the Seven Year Notes originally issued remain outstanding immediately after the occurrence of such redemption; (b) such redemption occurs within 120 days of the date of the closing of any such sale; and (c) the sale of such Equity Interests is made in compliance with the terms of the Indenture.

SELECTION AND NOTICE

     If less than all of a series of Notes are to be redeemed at any time, selection of Notes of the applicable series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, PROVIDED that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note of the same series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to each holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (in either case, the "Change of Control Payment"). Within 15 days following any Change of Control, the Company shall mail a notice to each holder stating:

     (a) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control";

     (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Change of Control Payment Date");

     (c) that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

     (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (e) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

     (f) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

     (g)  any other information material to such holder's decision to tender
Notes.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control. Due to the highly leveraged structure of the Company and the terms of other indebtedness to which the Company and its Subsidiaries are or may in the future be subject, the Company may not be able to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control. If the Company fails to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default. In addition, the terms of other indebtedness to which the Company may be subject may prohibit the Company from purchasing the Notes or offering to purchase the Notes, and a Change of Control Offer or a Change of Control Payment could trigger a default or event of default under the terms of such indebtedness. In the event that the Company were unable to obtain the consent of the holders of any such other indebtedness to make a Change of Control Offer or make the Change of Control Payment or to repay such indebtedness, a Default or Event of Default may occur. See

"--Events of Default and Remedies."

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS. The Indenture will provide that neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly:

     (a) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;

     (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of ECC, the Company or any of their respective Subsidiaries or Affiliates, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary;

     (c) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes or the Guarantees, except in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness;

     (d) declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than (x) to the Company or any Wholly Owned Restricted Subsidiary or (y) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a PRO RATA basis; PROVIDED that in the case of this clause (y), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

     (e) make any Restricted Investment (all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

     (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (ii) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 8.0 to 1; and

     (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments after the date of the Indenture, is less than the sum of
(A) the difference of (x) cumulative Consolidated Cash Flow of the Company determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) minus (y) 120% of Consolidated Interest Expense of the Company, each as determined for the period (taken as one accounting period) from April 1, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus (B) an amount equal to 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under the covenant described under "--Activities of the Company,"

100% of the fair market value of the aggregate net proceeds other than cash received by the Company either from capital contributions from ECC, or from the issue or sale (including an issue or sale to ECC) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests sold to any Subsidiary of the Company), since the date of the Indenture, but, in the case of any net cash proceeds, only to the extent such net cash proceeds are not used to redeem Notes pursuant to the provision described in the second paragraph under "--Optional Redemption"; PROVIDED that the proceeds calculated for purposes of this clause (B) shall exclude cash and non-cash property and assets received by the Company pursuant to the covenants described under "--The 110 Acquisition" and "--The ECC Equity Contribution;" plus (C) in the event that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment of the Company or a Restricted Subsidiary in such Subsidiary at the time of such designation PROVIDED, HOWEVER, that the foregoing sum shall not exceed the amount of the Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary since the date of the Indenture, plus (D) 100% of any cash dividends and other cash distributions received by the Company and its Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary to the extent not included in Cumulative Consolidated Cash Flow plus (E), to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of the Company and its Restricted Subsidiaries since the Issue Date resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such person which were included in computations made pursuant to this clause (iii).

     The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (5), (6), (7), (8), (9), (12), (13) and
(14) below, no Default or Event of Default shall have occurred and be continuing therein):

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

     (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from ECC or from the substantially concurrent issue or sale (including to ECC) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to any Subsidiary of the Company);

     (3) Investments in an aggregate amount not to exceed $75 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such person pursuant to this clause (3);

     (4) Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of (A) $35 million plus (B) 40% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

     (5) cash dividends or distributions to ECC to the extent required for the purchase of employee stock options to purchase Capital Stock of ECC, or Capital Stock of ECC issued pursuant to the exercise of employee stock options to purchase Capital Stock of ECC, in an aggregate amount not to exceed $2 million in any calendar year and in an aggregate amount not to exceed $10 million since the date of the Indenture;

     (6) a Permitted Refinancing (as defined below in "--Incurrence of Indebtedness");

     (7) Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by the Company from capital contributions from ECC or from the issue and sale (including a sale to ECC) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to a Subsidiary of the Company), on or after the date of the Indenture; PROVIDED that such proceeds shall include only $300 million in the case of assets contributed pursuant to the covenant described under "--The 110 Acquisition" and shall include all of the cash contributed pursuant to the covenant described under "--The ECC Equity Contribution;" plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such person pursuant to this clause (7) in each case, PROVIDED that such Investments are in businesses of the type described under "--Activities of the Company;"

     (8) Investments in any Restricted Subsidiary which is a Guarantor but which is not a Wholly Owned Restricted Subsidiary;

     (9)  Investments in NagraStar in an aggregate amount not to exceed
$25 million and in SkyVista in an aggregate amount not to exceed $10 million;

     (10) cash dividends or other cash distributions to ECC in an amount sufficient to enable ECC to (A) repurchase its 12 1/8% Senior Exchange Notes,
(B) pay interest on any of its 12 1/8% Senior Exchange Notes which remain outstanding following consummation of the Tender Offers and (C) either
(x) redeem such 12 1/8% Senior Exchange Notes that remain outstanding at the prices set forth in the indenture governing such notes; or (y) repurchase or defease such notes at any time prior to such redemption; PROVIDED in each case, that ECC has irrevocably agreed, for the benefit of the Holders of the Notes, to apply such cash pursuant to the clause above under which such dividend or other distribution was made;

     (11) cash dividends or distributions to ECC to the extent required for the purchase of odd-lots of Equity Interests of ECC, in an amount not to exceed
$5 million in the aggregate;

     (12) the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under the covenant described under "--Dispositions of ETC and Non-Core Assets"; PROVIDED that all conditions to any such Restricted Payment set forth in such covenant are satisfied; or

     (13) Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with the covenant described under "--Asset Sales."

     Restricted Payments made pursuant to clauses (1), (2), (4), (7) (but only to the extent that net proceeds received by the Company as set forth in such clause (7) were included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (11) and (13) (but only to the extent such Investments pursuant to clause (13) (a) were made as a result of the receipt of non-cash proceeds from Asset Sales as set forth in the provision described in clause (y) of the last paragraph under "--Asset Sales" and (b) are not designated as Investments made pursuant to an applicable provision of the immediately preceding paragraph of this covenant (other than clause (13) thereof)) shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant. Restricted Payments made pursuant to clauses (3), (5), (6), (7) (but only to the extent that net proceeds received by the Company as set forth in such clause (7) were not included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (8), (9), (10), (12) and (13) (but only to the extent such Investments pursuant to clause (13) (a) were not made as a result of the receipt of non-cash proceeds from Asset Sales as set forth in the provision described in clause (y) of the last paragraph of "--Asset Sales" or (b) if made pursuant to such clause (y), were designated as Investments made pursuant to an applicable provision of the immediately preceding paragraph of this covenant (other than clause (13) thereof)) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

     If the Company or any Restricted Subsidiary makes an Investment which was included in computations made pursuant to this covenant and the person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant, then such amount shall be increased by the amount of such reduction.

     Not later than five business days after January 1 and July 1 of each year and ten days following a request from the Trustee, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made in the six months preceding such January 1, July 1 or date of request, as the case may be, is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations shall be based upon the Company's latest available financial statements.

     INCURRENCE OF INDEBTEDNESS. The Indentures provide that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); PROVIDED, HOWEVER, that, notwithstanding the foregoing the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 8.0 to 1.

     The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

     (i) Indebtedness represented by the Notes, the Guarantees and the Indenture;

     (ii) the incurrence by the Company or any Guarantor of Acquired Subscriber Debt not to exceed $1,250 per Acquired Subscriber;

     (iii) the incurrence by the Company or any Guarantor of Deferred Payments and letters of credit with respect thereto;

     (iv) Indebtedness of the Company or any Guarantor that ranks PARI PASSU with or is subordinated to the Notes and the Guarantees in an aggregate principal amount not to exceed $700 million at any one time outstanding, which Indebtedness may be secured to the extent permitted under the covenant described under "--Liens"; PROVIDED that up to $75 million at any one time outstanding of such Indebtedness may be incurred by Restricted Subsidiaries that are not Guarantors; PROVIDED further that any Indebtedness incurred pursuant to this clause (iv) that is incurred pursuant to a Credit Agreement shall be incurred pursuant to a Credit Agreement under which the Company is the sole primary obligor (and under which the Guarantors (and no other Restricted Subsidiary) may guarantee the primary obligations of the Company);

     (v) Indebtedness between and among the Company and each of the Guarantors;

     (vi) Acquired Debt of a person incurred prior to the date upon which such person was acquired by the Company or any Guarantor (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $30 million in the aggregate for all such persons other than those described in the immediately following clause (B); and (B) $5 million acquired in connection with the acquisition of Media4;

     (vii) Existing Indebtedness;

     (viii) the incurrence of Purchase Money Indebtedness by the Company or any Guarantor in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under the covenant "--Activities of the Company," being constructed, acquired or improved as well as any launch costs and insurance premiums related to such assets;

     (ix) Hedging Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary to the extent the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; PROVIDED, HOWEVER, that such Hedging Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuation in interest rates on Indebtedness incurred in accordance with the Indenture;

     (x) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds or letters of credit of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under the covenant "--Activities of the Company";

     (xi) Indebtedness of the Company or any Guarantor the proceeds of which are used solely to finance the construction and development of a call center owned by the Company or a Guarantor in McKeesport, Pennsylvania or any refinancing thereof; PROVIDED that the aggregate of all Indebtedness incurred pursuant to this clause (xi) shall in no event exceed $10 million at any one time outstanding;

     (xii) the incurrence by the Company or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this covenant or in clauses (i), (ii), (iii), (vi), (vii) above ("Refinancing Indebtedness"); PROVIDED, HOWEVER, that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith; (B) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and
(C) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees, if at all, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded (a "Permitted Refinancing");

     (xiii) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; or

     (xiv) Indebtedness under Capital Lease Obligations of the Company or any Guarantor with respect to no more than two direct broadcast satellites at any time.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xiv) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (i) through
(xiv) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     ASSET SALES. If the Company or any Restricted Subsidiary, in a single transaction or a series of related transactions:

     (a) sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than: (i) sales or other dispositions of inventory in the ordinary course of business; (ii) sales or other dispositions to the Company or a Wholly Owned Restricted Subsidiary of the Company by the Company or any Restricted Subsidiary; (iii) sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable; (iv) sales or other dispositions of rights to construct or launch satellites; and (v) sales or other dispositions permitted under "--Disposition of ETC and Non-Core Assets" (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Indenture described below under the caption "--Merger, Consolidation, or Sale of Assets");

     (b) issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitutes a Non-Core Asset permitted under "--Disposition of ETC and Non-Core Assets"), in either case, which assets or Equity Interests: (i) have a fair market value in excess of $35 million (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee); or (ii) are sold or otherwise disposed of for net proceeds in excess of $35 million (each of


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the foregoing, an "Asset Sale"), then:

     (A) the Company or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee not later than the fifth business day following January 1 and July 1 of each year and ten days following a request from the Trustee which certificate shall cover each Asset Sale made in the six months preceding January 1, July 1 or date of request, as the case may be) of the assets sold or otherwise disposed of; and

     (B) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, must be in the form of (x) cash, Cash Equivalents or Marketable Securities, (y) any asset which is promptly (and in no event later than 90 days after the date of transfer to the Company or a Restricted Subsidiary) converted into cash; PROVIDED that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, the Company shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; or (z) properties and capital assets (excluding Equity Interests) to be used by the Company or any of its Restricted Subsidiaries in a business permitted under the covenant described under "--Activities of the Company"; PROVIDED, HOWEVER, that up to $20 million of assets in addition to assets specified in clauses (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), PROVIDED that the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of the Company or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which the Company or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B).

     The Indentures also provide that the Net Proceeds from such Asset Sale shall be used only: (i) to acquire assets used in, or stock or other ownership interests in a person that upon the consummation of such Asset Sale becomes a Restricted Subsidiary and will be engaged primarily in, the business of the Company as described under "--Activities of the Company," to repurchase Notes or if the Company sells any of its satellites after launch such that the Company or its Restricted Subsidiaries own less than three in-orbit satellites, only to purchase a replacement satellite; or (ii) as set forth in the next sentence. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute "Excess Proceeds" and shall be applied to an offer to purchase Notes and other senior Indebtedness of the Company if and when required under "--Excess Proceeds Offer."

     Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration (i) as is designated by the Company in an Asset Sale as being subject to this paragraph; and (ii) with respect to which the aggregate fair market value at the time of receipt of all consideration received by the Company or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount contributed to the Company under the covenant described under "--ECC Equity Contribution" plus, to the extent any such consideration did not satisfy clauses (B)(x) or B(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee as set forth in clause (A) above).


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

     In addition, clause (B) above shall not apply to any Asset Sale (x) where assets not related to the direct broadcast satellite business are contributed to a joint venture between the Company or one of its Restricted Subsidiaries and a third party that is not an Affiliate of ECC or any of its Subsidiaries; PROVIDED that following the sale, lease, conveyance or other disposition the Company or one of its Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture, (y) to the extent the consideration therefor received by the Company or a Restricted Subsidiary would constitute Indebtedness or Equity Interests of a person that is not an Affiliate of ECC, the Company or one of their respective Subsidiaries; PROVIDED that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of the covenant described under "--Restricted Payments" and (z) where assets sold are satellites, uplink centers or call centers, PROVIDED that, in the case of clause (z) the Company and its Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.

     LIENS. The Indentures provide that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     MAINTENANCE OF INSURANCE. The Indentures provide that at all times, the Company or a Wholly Owned Restricted Subsidiary which is a Guarantor will maintain and be the named beneficiary under Satellite Insurance with respect to at least one-half of the satellites owned or leased by the Company or its Subsidiaries (insured in an amount at least equal to the depreciated cost of such satellites).

     In the event that the Company or its Restricted Subsidiaries receive proceeds from any Satellite Insurance covering any satellite owned by the Company or any of its Restricted Subsidiaries, or in the event that the Company or any of its Subsidiaries receives proceeds from any insurance maintained by any satellite manufacturer or any launch provider covering any of such satellites, all such proceeds (including any cash, Cash Equivalents or Marketable Securities deemed to be proceeds of Satellite Insurance pursuant to the respective definition thereof) shall be used only: (i) to purchase a replacement satellite if at such time the Company or a Restricted Subsidiary then owns less than three satellites, PROVIDED that if such replacement satellite is of lesser value compared to the insured satellite, any insurance proceeds remaining after purchase of such replacement satellite must be applied to the construction, launch and insurance of a satellite of equal or greater value as compared to the insured satellite (or in accordance with clause (iii) below); (ii) for purposes permitted under the covenant entitled "--Activities of the Company" if at such time the Company or a Restricted Subsidiary owns three or more satellites (or in accordance with clause (iii) below); or (iii) to the extent that such proceeds are not applied or contractually committed to be applied as described in (i) or (ii) above within 365 days of the receipt of such proceeds as "Excess Proceeds" to be applied to an offer to purchase Notes as set forth under "--Excess Proceeds Offer."

     ACTIVITIES OF THE COMPANY. The Indentures provide that neither the Company nor any of its Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.


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

     DISPOSITIONS OF ETC AND NON-CORE ASSETS. Notwithstanding the provisions of the covenants described under "--Restricted Payments" and "--Asset Sales," in the event that the 110 Acquisition has been consummated, the requirements set forth under "--The 110 Acquisition" have been satisfied and the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all of the Company's Equity Interests in or assets of ETC, then (1) the payment of any dividend or distribution consisting of Equity Interests or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment and (2) the sale, conveyance or other disposition of the Equity Interests or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale and (3) upon delivery of an Officers' Certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such a release, ETC shall be discharged and released from its Guarantee and, PROVIDED that the Company designates ETC as an Unrestricted Subsidiary, from all covenants and restrictions contained in the Indenture; PROVIDED that no such payment, dividend, distribution, sale, conveyance or other disposition of any kind (collectively, a "Payout") described in clauses (1) and (2) above shall be permitted if at the time of such Payout (1) after giving pro forma effect to such Payout, the Company would not have been permitted under the covenant described under "--Restricted Payments" to make a Restricted Payment in an amount equal to the total (the "ETC Amount Due") of (x) the amount of all Investments (other than the contribution of (i) title to the headquarters building of ETC in Inverness, Colorado and the tangible assets therein to the extent used by ETC as of the date of the Indenture and (ii) patents, trademarks and copyrights applied for or granted as of the date of the Indenture to the extent used by ETC or result from the business of ETC, in each case, to ETC) made in ETC by the Company or its Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made) minus (y) the amount of the after-tax value of all cash returns on such Investments paid to the Company or its Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to the Company) minus (z) $25 million and
(2) any contract, agreement or understanding between ETC and the Company or any Restricted Subsidiary of the Company and any loan or advance to or guarantee with, or for the benefit of, ETC issued or made by the Company or one of its Restricted Subsidiaries, is on terms that are less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of such Board. In the event that at the time of such Payout, the condition set forth in clause (1) of the proviso of the preceding sentence cannot be satisfied, ETC may seek to have a person other than the Company or one of its Restricted Subsidiaries pay in cash an amount to the Company or its Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the ETC Amount Due or the portion of the ETC Amount Due which would not have been permitted to be made as a Restricted Payment by the Company; PROVIDED that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in ETC and provided further that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under "--Restricted Payments." To the extent that the ETC Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by the Company and was not paid by another person as permitted by the preceding sentence, the Company shall be deemed to have made a Restricted Payment in the amount of such ETC Amount Due or portion thereof, as the case may be. It shall be a condition to any Payout pursuant to the first paragraph of this covenant that, commencing with the quarter


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commencing July 1, 1999, the Company shall have caused ETC to maintain, in accordance with GAAP, consolidated financial statements for ETC and its Subsidiaries on a "stand-alone" basis.

     Notwithstanding the provisions of the covenants described under "--Restricted Payments" and "--Asset Sales," (1) the payment of any dividend or distribution consisting of Equity Interests or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment and (2) the sale, conveyance or other disposition of the Equity Interests or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and (3) upon delivery of an Officers' Certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such a release, any such Non-Core Asset that is a Guarantor shall be discharged and released from its Guarantee and, provided the Company designates such Non-Core Asset as an Unrestricted Subsidiary, from all covenants and restrictions contained in the Indenture; PROVIDED that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and
(2) above if at the time of such Payout (1) after giving pro forma effect to such Payout, the Company would not have been permitted under the covenant described under "--Restricted Payments" to make a Restricted Payment in an amount equal to the total (the "Non-Core Asset Amount Due") of (x) the amount of all Investments made in such Non-Core Asset by the Company or its Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made) minus (y) the amount of the after-tax value of all cash returns on such Investments paid to the Company or its Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to the Company) minus (z) $25 million in the aggregate for all such Payouts and $5 million for any single such Payout and (2) any contract, agreement or understanding between or relating to a Non-Core Asset and the Company or a Restricted Subsidiary of the Company and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by the Company or one of its Restricted Subsidiaries, is on terms that are less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of such Board. In the event that at the time of such Payout, the condition set forth in clause (1) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a person other than the Company or one of its Restricted Subsidiaries pay in cash an amount to the Company such that after taxes, such amount, is greater than or equal to the Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by the Company; PROVIDED that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in a Non-Core Asset and provided further that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under " --Restricted Payments." To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by the Company and was not paid by another person as permitted by the preceding sentence, the Company shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.

     Promptly after any Payout pursuant to the terms of this covenant, the Company shall deliver an Officers' Certificate to the Trustee setting forth the Investments made by the Company or its Restricted


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Subsidiaries in ETC or a Non-Core Asset, as the case may be, and certifying that the requirements of this covenant have been satisfied in connection with the making of such Payout.

     ECC EQUITY CONTRIBUTION. Concurrently with or within five business days of the consummation of the Offering, ECC shall make a capital contribution to the common equity of the Company in the form of cash, Cash Equivalents or Marketable Securities in an aggregate amount no less than $200 million.

     THE 110 ACQUISITION. The Indentures provide that upon consummation of the 110 Acquisition, all property and assets acquired in such transaction or the right to receive such property and assets will be contributed as capital contributions to the Company or one or more of the Guarantors that is a Wholly Owned Restricted Subsidiary.

     ADDITIONAL SUBSIDIARY GUARANTEES. The Indentures provide that if the Company or any Guarantor transfers or causes to be transferred, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee no later than five business days following January 1 and July 1 of each year or ten days following a request from the Trustee, which certificate shall cover the six months preceding January 1, July 1 or date of request, as the case may be) exceeding the sum of $20 million in the aggregate for all such transfers after the date of the Indentures minus the fair market value of Restricted Subsidiaries acquired or created after the date of the Indentures that are not Guarantors (fair market value being determined as of the time of such acquisition) to Restricted Subsidiaries that are not Guarantors of the Notes, the Company, shall, or shall cause each of such Subsidiaries to which any amount exceeding such $20 million (less such fair market value) is transferred to:
(i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture; and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by the Company or any Guarantor in exchange for cash, Cash Equivalents or Marketable Securities in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee no later than five business days following January 1 and July 1 of each year or ten days following a request from the Trustee, which certificate shall cover the six months preceding January 1, July 1 or date of request, as the case may be) of such property or assets. In addition, if (i) the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (ii) an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary, such Subsidiary shall execute a supplemental indenture and deliver an opinion, each as required in the preceding sentence; PROVIDED that no supplemental indenture or opinion shall be required if the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee no later than five business days following January 1 and July 1 of each year or ten days following a request from the Trustee, which certificate shall cover the six months preceding such January 1, July 1 or date of request, as the case may be) of all such Restricted Subsidiaries created, acquired or designated since the date of the Indenture (fair market value being determined as of the time of creation, acquisition or designation) does not exceed the sum of $20 million in the aggregate minus the fair market value of the assets transferred to any Subsidiaries of the Company which do not execute supplemental indentures


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pursuant to the preceding sentences; PROVIDED FURTHER that to the extent a
Restricted Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) which instrument or restriction prohibits such Restricted Subsidiary from issuing a guarantee of the Notes, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such guarantee pursuant to the terms of such Acquired Debt.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Each Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distribution to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

     except for such encumbrances or restrictions existing under or by reasons of:

     (i) Existing Indebtedness and existing agreements as in effect on the date of the Indenture;

     (ii) applicable law or regulation;

     (iii) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that the Consolidated Cash Flow of such person shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture; except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

     (iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (v) Refinancing Indebtedness (as defined in "--Incurrence of
Indebtedness"), PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

     (vi) the Indenture and the Notes;

     (vii) Permitted Liens; or

     (viii) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the Indenture.


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     ACCOUNTS RECEIVABLE SUBSIDIARY.  Each Indenture provides that the Company:

     (a) may, and may permit any of its Subsidiaries to, notwithstanding the provisions of the covenant entitled "Restricted Payments," make Investments in an Accounts Receivable Subsidiary: (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance: (A) the purchase of accounts receivable of the Company and its Subsidiaries or (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor) and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

     (b) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of the Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

     (c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or its Subsidiaries or participation interests therein to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

     (d) shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of the Company or any of its Subsidiaries with respect to the accounts receivable sold by the Company or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; PROVIDED that neither the Company nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

     (e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of the Company and its Subsidiaries and activities incidental thereto;

     (f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to the Company and Non-Recourse Indebtedness; PROVIDED that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with


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GAAP;

     (g) shall cause any Accounts Receivable Subsidiary to remit to the Company or a Restricted Subsidiary of the Company on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to the Company, (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or (iii) to finance the purchase of additional accounts receivable of the Company and its Subsidiaries; and

     (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS. Each Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person unless:

     (a) the Company is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (b) the person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

     (c) immediately after such transaction, no Default or Event of Default exists; and

     (d) the Company or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Company immediately preceding the transaction; and (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant


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described under "--Incurrence of Indebtedness."

     Notwithstanding the foregoing, the Company may merge with another person if:

     (a) the Company is the surviving person;

     (b) the consideration issued or paid by the Company in such merger consists solely of Equity Interests (other than Disqualified Stock) of the Company or Equity Interests of ECC; and

     (c) immediately after giving effect to such merger, the Company's Indebtedness to Cash Flow Ratio does not exceed the Company's Indebtedness to Cash Flow Ratio immediately prior to such merger.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture and other than ETC and any Non-Core Asset in connection with any transaction permitted under "--Dispositions of ETC and Non-Core Assets") will not, and the Company will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person other than the Company or a Guarantor unless:

     (a) the Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (b) the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

     (c) immediately after such transaction, no Default or Event of Default exists; and

     (d) the Company will have Consolidated Net Worth immediately after the transaction (after any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Company immediately preceding the transaction.

     TRANSACTIONS WITH AFFILIATES. Each Indenture provides that the Company shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless:

     (a) such Affiliate Transaction is on terms that are no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Subsidiaries with an unrelated person; and

     (b) if such Affiliate Transaction involves aggregate payments in excess of $15 million such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, and the Company delivers to the Trustee no later than five business days


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following January 1 or July 1 of each year or ten days following a request from the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

     PROVIDED, HOWEVER, that (i) the payment of compensation to directors and management of ECC and its Subsidiaries; (ii) transactions between or among the Company and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the Company); (iii) any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or ETC or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of the Indenture; (iv) transactions permitted by the provisions of the Indenture described above under clauses (1), (2), (5),
(6), (8), (9), (10), (11) and (12) of the second paragraph of the covenant described under "--Restricted Payments"; (v) so long as it complies with clause
(a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of its Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice; and (vi) any transactions between the Company or any Restricted Subsidiary of the Company and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of the Company or Restricted Subsidiaries of the Company, on the other hand, shall, in each case, not be deemed Affiliate Transactions.

     REPORTS. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will file with the SEC and furnish to the holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified public accountants.

     PAYMENTS FOR CONSENT. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     EXCESS PROCEEDS OFFER. When the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled "Asset Sales" and "Maintenance of Insurance" or this paragraph exceeds $17.5 million, the Company will be obligated to make an offer to all holders of the Notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is PARI PASSU with, or (in the case of any secured Indebtedness) senior with respect to such collateral to, the Notes with any proceeds which constitute Excess Proceeds under the Indentures, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. To the extent that the


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principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

EVENTS OF DEFAULT AND REMEDIES

     Each Indenture provides that each of the following constitutes an Event of
Default:

          (a) default for 30 days in the payment when due of interest on the Notes issued thereunder;

          (b) default in payment when due of principal of the Notes issued thereunder at maturity, upon repurchase, redemption or otherwise;

          (c) failure to comply with the provisions described under "--Offer to Purchase upon Change of Control," "--Certain Covenants--Maintenance of Insurance," "--Certain Covenants--Transactions with Affiliates," or "--Certain Covenants--Asset Sales";

          (d) default under the provisions described under "--Certain Covenants--Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness" which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the Indenture;

          (e) failure by the Company for 60 days after notice from the Trustee or the holders of at least 25% in principal amount then outstanding of any issue of Notes to comply with any of its other agreements in the Indenture or the Notes of such issue;

          (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $20 million or more;

          (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $50 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

          (h) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full


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     liability) aggregating in excess of $20 million, which judgments are not stayed within 60 days after their entry;

          (i) certain events of bankruptcy or insolvency with respect to ECC, the Company or certain of the Company's Subsidiaries (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days); and

          (j) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantors, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of any Notes.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount then outstanding of any series of Notes may declare all the Notes of such series to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries described in (i) above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders' interest.

     The holders of a majority in aggregate principal amount then outstanding of each series of Notes, by notice to the Trustee, may on behalf of the holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under its respective Indentures, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, such series of Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indentures, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     All powers of the Trustee under the Indentures will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for DE FACTO or DE JURE transfer of control or assignment of Title III licenses.

NO PERSONAL LIABILITY OF DIRECTORS, OWNERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such


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liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Each Indenture will provide that with respect to the Notes issued thereunder, the Company may, at its option and at any time, elect to have all obligations discharged with respect to the outstanding Notes of such issue ("Legal Defeasance"). Such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such issue, except for: (a) the rights of holders of outstanding Notes of such issue to receive payments in respect of the principal of, premium, if any, and interest on the Notes of such issue when such payments are due, or on the redemption date, as the case may be; (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes of such issue and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) the Legal Defeasance provisions of the Indenture. In addition, the Indenture will provide that with respect to each issue of Notes, the Company may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes of such issue. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes of such issue.

     In order to exercise either Legal Defeasance or Covenant Defeasance: each Indenture will provide that with respect to the Notes issued thereunder, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes of such issue, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes of such issue on the stated maturity or on the applicable optional redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes of such issue will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the holders of the Notes of such issue will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the


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Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and
(vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to such series of Notes have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next paragraph, each Indenture and the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes of such series), and any existing default or compliance with any provision of the Indenture or the Notes of such series may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes of such series (including consents obtained in connection with a tender offer or exchange offer for Notes of such series).

     Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):

          (a) reduce the aggregate principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest on any Notes;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes of a series by the holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

          (g)  waive a redemption payment with respect to any Note; or

          (h)  make any change in the foregoing amendment and waiver provisions.

     In addition, without the consent of at least 66 2/3% of the Notes of a series then outstanding, an amendment or a waiver may not make any change to the covenants in the Indenture entitled "Asset Sales," "Offer to Purchase Upon a Change of Control" and "Excess Proceeds Offer" (including, in each case, the related definitions) as such covenants apply to such series of Notes.

     Notwithstanding the foregoing, without the consent of any holder of Notes, the Company, the


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Guarantors and the Trustee may amend or supplement each Indenture, the Notes or the Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or the Guarantees, to provide for the assumption of the Company's or a Guarantor's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or the Guarantees or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

     With respect to such series of Notes, the holders of a majority in principal amount of the then outstanding Notes of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Each Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i) this sentence shall not limit the preceding sentence of this paragraph;
(ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The Exchange Notes of each series will be represented by one or more registered global notes without interest coupons (collectively, the "Global Exchange Notes"). Upon issuance, the Global Exchange Notes will be deposited with the Trustee, as custodian for The Depository Trust Company (DTC), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     The Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Exchange Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Notes for Certificated Notes." Such Certificated Notes may, unless the Global Exchange Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Exchange Note representing the principal amount of Exchange Notes being transferred. In addition, transfer of beneficial interests in any Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.


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     DEPOSITARY PROCEDURES.  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the Direct Participants) and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and CEDEL. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has also advised the Company that, pursuant to DTC procedures, (i) upon deposit of the Global Exchange Notes, DTC will credit the accounts of Direct Participants with portions of the principal amount of Global Exchange Notes that have been allocated to them by the Initial Purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Exchange Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Exchange Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Exchange Notes. The Company expects that payments by Direct Participants to owners of beneficial interests in such Global Exchange Notes held through such Direct Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such Direct Participants.

     Investors in the Global Exchange Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations (including Euroclear and CEDEL) which are Direct Participants in DTC. Euroclear and CEDEL will hold interests in the Global Exchange Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator or Euroclear and Citibank, N.A., as depositary of CEDEL.
The depositaries, in turn, will hold such interests in the Global Exchange Notes in customers' securities accounts in the depositaries' names on the books of DTC. All ownership interests in any Global Exchange Notes, including those of customers' securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear and CEDEL in at also be subject to the procedures and requirements of such systems.

     The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Exchange Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Exchange Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "--Transfers of Interests in Global Notes for Certificated Notes."

     Except as described in "--Transfers of Interests in Global Notes for Certificated Notes", owners of beneficial interests in the Global Exchange Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indentures for any purpose.


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     Under the terms of each Indenture, the Company, the Guarantors and the
Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Exchange Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Exchange Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under each Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Exchange Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     The Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Exchange Notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; HOWEVER, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and UK time for CEDEL). Indirect Participants who hold interest in the Exchange Notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Exchange Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.


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

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Exchange Notes through Euroclear or CEDEL purchasing an interest in a Global Exchange Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Exchange Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes of a series as to which such Direct Participant or Direct Participants has or have given direction.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among Direct Participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

TRANSFER OF INTERESTS IN GLOBAL EXCHANGE NOTES FOR CERTIFICATED NOTES

     An entire Global Exchange Note may be exchanged for definitive Notes of a series in registered, certificated form without interest coupons (Certificated Notes) if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the Notes of such series. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, on behalf of such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither the Company, the Guarantors nor the Trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global


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Note or DTC for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     Each Indenture will require that payments in respect of the Notes represented by the Global Exchange Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Exchange Notes. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and the Series Supplements without charge by writing to the Company, 5701 South Sante Fe Drive, Littleton, Colorado 80120, attention David K. Moskowitz, facsimile (303) 723-1699.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     THE COMPANY AND THE GUARANTORS ARE MAKING THE EXCHANGE OFFER TO COMPLY WITH THEIR OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENTS TO REGISTER THE EXCHANGE OF EXCHANGE NOTES FOR THE OLD NOTES. IN THE REGISTRATION RIGHTS AGREEMENTS, THE COMPANY AND THE GUARANTORS ALSO AGREED UNDER CERTAIN CIRCUMSTANCES TO FILE A SHELF REGISTRATION STATEMENT TO REGISTER THE RESALE OF CERTAIN OLD NOTES AND EXCHANGE NOTES.

     The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreements on January 25, 1999. In the Registration Rights Agreement relating to each series of Notes, the Company and Guarantors agreed to file the Exchange Offer Registration Statement relating to such issue with the SEC within 90 days of the Closing Date, and use their respective best efforts to have it then declared effective at the earliest possible time. The Company and the Guarantors also agreed to use their best efforts to cause such Exchange Offer Registration Statement to be effective continuously, to keep each Exchange Offer open for a period of not less than 20 business days and cause each Exchange Offer to be consummated no later than the 210th day after the Closing Date. Pursuant to the Exchange Offer, certain holders of Notes which constitute Transfer Restricted Securities will be allowed to exchange their Transfer Restricted Securities for registered Exchange Notes. To participate in an Exchange Offer, each holder must represent that it is not an affiliate of the Company, it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes that are issued in the Exchange Offer, and that it is acquiring the Exchange Notes in such Exchange Offer in its ordinary course of business.

     If: (i) the Company is not permitted to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy or (ii) any holder of Transfer Restricted Notes notifies the Company within the specified time period that: (A) it is prohibited by law or SEC policy from participating in the Exchange Offer; (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) that it is a broker-dealer and owns Old Notes acquired


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directly from the Company or an affiliate of the Company, the Company and the
Guarantors will file with the SEC a Shelf Registration Statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, "Transfer Restricted Notes" means each Note until the earliest of: (i) the date on which such Note has been exchanged in the Exchange Offer and is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act; (ii) the date on which such Exchange Note is sold by a broker-dealer pursuant to the "Plan of Distribution" herein (including delivery of this Prospectus); (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Old Note may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

     The Registration Rights Agreement provides that (i) if the Company or the Guarantors fail to file an Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the Closing Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Closing Date, (iii) if the Exchange Offer is not consummated on or before the 210th day after the Closing Date, (iv) if obligated to file the Shelf Registration Statement and the Company and the Guarantors fail to file the Shelf Registration Statement with the SEC on or prior to the 90th day after the Closing Date or the 30th day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, for such time of non-effectiveness or non-usability (each, a Registration Default), the Company and the Guarantors agree to pay to each holder of Transfer Restricted Securities affected thereby liquidated damages (Liquidated Damages) in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues for the first 90- day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured or until the Transfer Restricted Securities become freely tradeable without registration under the Securities Act, up to a maximum amount of Liquidated Damages of $0.30 per week per $1,000 in principal amount of Transfer Restricted Securities. The Company and the Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     All accrued Liquidated Damages are to be paid by the Company or the Guarantors to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

     Holders of Notes are required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and are required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.


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

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACCOUNTS RECEIVABLE SUBSIDIARY" means one Unrestricted Subsidiary of the Company specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of the Company, and provided that any such designation shall not be deemed to prohibit the Company from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.

     "ACCOUNTS RECEIVABLE SUBSIDIARY NOTES" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

     "ACQUIRED DEBT" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

     "ACQUIRED SUBSCRIBER" means a subscriber to a pay television service provided by a pay television provider that is not an Affiliate of the Company at the time the Company or one of its Restricted Subsidiaries purchases the right to provide pay television service to such subscriber from such pay television provider, whether directly or through the acquisition of the entity providing pay television service to such subscriber.

     "ACQUIRED SUBSCRIBER DEBT" means (i) Indebtedness the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide pay television service to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such pay television business; PROVIDED that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; PROVIDED that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for pay television service made available by the Company or any of its Restricted Subsidiaries.

     "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; PROVIDED FURTHER that no individual, other than a director of ECC or the Company or an officer of ECC or the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to ECC, the Company or any of their respective Subsidiaries.


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

     "CAPITAL LEASE OBLIGATION" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

     "CASH EQUIVALENTS" means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through
(e) of this definition.

     "CHANGE OF CONTROL" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principal and his Related Parties or an entity controlled by the Principal and his Related Parties (and not controlled by any person other than the Principal or his Related Parties) (i) sell, transfer or otherwise dispose of more than 50% of the total Equity Interests in ECC beneficially owned (as defined in Rule 13(d)(3) under the Exchange Act but without including any Equity Interests which may be deemed to be owned solely by reason of the existence of any voting arrangements), by such persons on the date of the Indenture (as adjusted for stock splits and dividends and other distributions payable in Equity Interests), after giving effect to the repurchase of the Series A Preferred Stock on or about the date of the Indenture, or (ii) do not have the voting power to elect at least a majority of the Board of Directors of ECC; (b) the first day on which a majority of the members of the Board of Directors of ECC are not Continuing Directors; or
(c) any time that ECC shall cease to beneficially own 100% of the Equity Interests of the Company.

     "CONSOLIDATED CASH FLOW" means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the Offering.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations), on a consolidated basis determined in accordance with GAAP;


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

PROVIDED HOWEVER that with respect to the calculation of the consolidated interest expense of the Company, the interest expense of Unrestricted Subsidiaries shall be excluded.

     "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary (or, with respect to the calculation of the Consolidated Net Income of the Company, a Wholly Owned Restricted Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person;
(c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

     "CONSOLIDATED NET WORTH" means, with respect to any person, the sum of:
(a) the stockholders' equity of such person; plus (b) the amount reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

     "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of ECC who: (a) was a member of such Board of Directors on the date of the Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.

     "CREDIT AGREEMENT" means any one or more credit agreements (which may include or consist of revolving credits) between the Company and one or more banks or other financial institutions providing financing for the business of the Company and the Company's Restricted Subsidiaries, provided that the lenders party to the Credit Agreement may not be Affiliates of ECC, the Company or their respective Subsidiaries and provided further that the Guarantors may be guarantors under such agreements.

     "DBSC" means Direct Broadcasting Satellite Corporation, a Colorado corporation.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DEFERRED PAYMENTS" means Indebtedness to satellite construction or launch contractors incurred after the date of the Indenture in connection with the construction or launch of one or more satellites of the Company or its Restricted Subsidiaries used by it in the businesses described in the covenant "--Certain Covenants--Activities of the Company" in an amount not to exceed at any one time outstanding in the aggregate $135 million.

     "DNCC" means Dish Network Credit Corporation, a Colorado corporation.

     "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Notes mature; PROVIDED, HOWEVER, that any such Capital Stock may require the Company of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Notes have been paid in full.

     "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ETC" means EchoStar Technologies Corporation, a Texas corporation.

     "EXISTING INDEBTEDNESS" means the Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the date of the Indentures until such amounts are repaid.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the U.S., which are applicable as of the date of determination; PROVIDED that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the date of the Indentures.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rte of interest on the same notional amount and shall include,


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

without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates.

     "INDEBTEDNESS" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

     "INDEBTEDNESS TO CASH FLOW RATIO" means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries (or, if such person is the Company, of the Company and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"), PROVIDED, HOWEVER; that: (i) in making such computation, Indebtedness shall include the total amount of funds outstanding and available under any revolving credit facilities; and (ii) in the event that such person or any of its Subsidiaries (or, if such person is the Company, any of its Restricted Subsidiaries) consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

     "INVESTMENT GRADE" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

     "INVESTMENTS" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent status) of any jurisdiction).


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     "MARKETABLE SECURITIES" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;
(c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

     "MAXIMUM SECURED AMOUNT" means at any time (i) in the event the Company at such time has a rating or has received in writing an indicative rating on all outstanding Notes of both "Ba3" from Moody's and "BB-" from S&P, an amount equal to the greater of (x) the product of 1.25 times the Trailing Cash Flow Amount and (y) $500 million and (ii) in the event the Company does not have both of such ratings or indicative ratings at such time, $500 million.

     "MEDIA 4" means Media4, Inc., a Georgia corporation.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAGRASTAR" means NagraStar LLC, a Colorado limited liability corporation.

     "NET INCOME" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash.

     "NON-CORE ASSETS" means: (1) all intangible authorizations, rights, interests and other intangible assets related to all "western" DBS orbital locations other than 148 degrees WL (as the term "western" is used by the FCC) held by the Company and/or any of its Subsidiaries at any time, including without limitation the authorizations for 22 DBS frequencies at 175 degrees WL and ESC's permit for 11 unspecified western assignments; (2) all intangible authorizations, rights, interests and other intangible assets related to the FSS in the Ku-band, Ka-band and C-band held by the Company and/or any of its Subsidiaries at any time, including without limitation the license of ESC for a two satellite Ku-band system at 83 degrees and 121 degrees WL, the license of ESC for a two satellite Ka-band system at 83 degrees WL and 121 degrees WL, and the application of ESC to add C-band capabilities to a Ku-band


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satellite authorized at 83 degrees WL; (3) all intangible authorizations, rights, interests and other intangible assets related to the Mobile-Satellite Service held by the Company and/or any of its Subsidiaries at any time, including without limitation the license of E-SAT, Inc. for a low-earth orbit MSS system, (4) all intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service and (5) any Subsidiary of the Company the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of "--Certain Covenants--Dispositions of ETC and Non-Core Assets."

     "NON-RECOURSE INDEBTEDNESS" of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PERMITTED INVESTMENTS" means: (a) Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor,
(b) Investments in Cash Equivalents and Marketable Securities; and
(c) Investments by the Company or any Subsidiary of the Company in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary of the Company and becomes a Guarantor, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; PROVIDED that if at any time a Restricted Subsidiary of the Company shall cease to be a Subsidiary of the Company, the Company shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

     "PERMITTED LIENS" means: (a) Liens securing the Notes and Liens securing any Guarantee; (b) Liens securing the Deferred Payments; (c) Liens securing any Indebtedness permitted under the covenant described under "--Certain Covenants--Incurrence of Indebtedness"; PROVIDED that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred; (d) Liens securing Purchase Money Indebtedness, PROVIDED that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired; (e) Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I, EchoStar II, EchoStar III, EchoStar IV or any permitted replacements of any such satellites, PROVIDED that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts; (f) Liens on orbital slots, licenses and other assets and rights of the Company, PROVIDED that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition; (g) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, PROVIDED, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business; (h) Liens


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on property of an Unrestricted Subsidiary at the time that it is designated as a
Restricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary," PROVIDED that such Liens were not incurred in connection with, or contemplation of, such designation; (i) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (j) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore;
(k) Liens existing on the date of the Indentures; (l) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (m) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $10 million in principal amount in the aggregate at any one time outstanding; (n) Liens securing Indebtedness in an amount not to exceed $10 million incurred pursuant to clause (xi) of the second paragraph of the covenant described under "Incurrence of Indebtedness;" (o) Liens on any asset of the Company or a Guarantor securing Indebtedness in an amount not to exceed $10 million; (p) Liens securing Indebtedness permitted under clause (xii) of the second paragraph of the provision described under "--Certain Covenants--Incurrence of Indebtedness"; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced; (q) any interest or title of a lessor under any Capital Lease Obligation; PROVIDED that such Capital Lease Obligation is permitted under the other provisions of the Indenture; (r) Liens not provided for in clauses
(a) through (q) above, securing Indebtedness incurred in compliance with the terms of the Indentures provided that the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; PROVIDED that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis and (s) extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above, PROVIDED that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.

     "PREFERRED EQUITY INTEREST", in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

     "PRINCIPAL" means Charles W. Ergen.

     "PURCHASE MONEY INDEBTEDNESS" means (i) indebtedness of the Company or any Guarantor (including indebtedness that otherwise satisfies this clause (i) which was incurred prior to the date the obligor thereunder became a Guarantor) incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of persons that are not Affiliates of the Company) of the Company or any Guarantor: (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than


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$20 million of such Indebtedness at any one time outstanding is recourse to the
Company or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; or (ii) indebtedness of the Company or any Guarantor which refinances indebtedness referred to in clause (i) of this definition, PROVIDED that such refinancing satisfies subclauses (a) and (b) of such clause (i).

     "RECEIVABLES TRUST" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing,
(b) shall not at any time incur Indebtedness or issue any securities, except
(i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

     "RECEIVER SUBSIDY" means a subsidy, rebate or other similar payment by EchoStar or any of its Subsidiaries, in the ordinary course of business, to subscribers, vendors or distributors, relating to an EchoStar Receiver System, not to exceed the retail price of such EchoStar Receiver System, together with the retail price of installation of such EchoStar Receiver System.

     "RELATED PARTY" means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

     "RESTRICTED INVESTMENT" means an Investment other than Permitted
Investments.

     "RESTRICTED SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, other than Unrestricted Subsidiaries.

     "S&P" means Standard & Poor's Rating Services.

     "SATELLITE INSURANCE" means insurance providing coverage for a satellite in an amount which is, together with cash, Cash Equivalents and Marketable Securities segregated and reserved on the balance sheet of the Company, for the duration of the insured period or until applied in accordance with the covenant entitled "Maintenance of Insurance." For purposes of the Indenture, the proceeds of any Satellite Insurance shall be deemed to include the amount of cash, Cash Equivalents and Marketable Securities segregated and reserved by the Company for purposes of the preceding sentence.

     "SATELLITE RECEIVER" means any satellite receiver capable of receiving programming from the EchoStar Dish Network.-SM-


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     "SERIES A CUMULATIVE PREFERRED STOCK" means the Series A Cumulative
Preferred Stock of ECC outstanding on the date of the Indentures.

     "SKYVISTA" means SkyVista Corporation, a Colorado corporation.

     "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof. Notwithstanding the foregoing, for purposes of the Indentures, until the consummation of the Reorganization, DBSC shall be deemed to be a Subsidiary of the Company.

     "TRAILING CASH FLOW AMOUNT" means the Consolidated Cash Flow of the Company during the most recent four fiscal quarters of the Company for which financial statements are available.

     "UNRESTRICTED SUBSIDIARY" means; (A) E-Sat, Inc., EchoStar Real Estate Corporation, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Pvt. Ltd. and Satrec Mauritius Ltd.; and (B) any Subsidiary of the Company designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of the Company (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof; (b) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Company; and (c) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results; PROVIDED, HOWEVER, that none of the Company, ESC and Echosphere Corporation may be designated as Unrestricted Subsidiaries. At any time after the date of the Indentures that the Company designates an additional Subsidiary (other than ETC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee no later than five business days following January 1 and July 1 of each year and ten days following a request from the Trustee, which certificate shall cover the six months preceding such January 1, July 1 or date of request, as the case may be) of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of the Company if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment,


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sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary.

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such person, directly or indirectly.

               CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     In this section we discuss the material United States federal income tax consequences of participating in the Exchange Offer and owning and disposing of Exchange Notes.

     In this section we discuss only United States federal income tax consequences to United States Holders (as defined below) that participate in the Exchange Offer, and that hold Notes, and that will hold Exchange Notes, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). We generally do not address any tax considerations relevant to holders other than United States Holders or to United States Holders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities, holders of 10% or more of the voting stock of the Company, persons who "mark to market" their securities, persons who have a "functional currency" other than the United States dollar, or persons that will hold notes as a position in a "straddle" for tax purposes or as part of a "synthetic security" or a "conversion transaction" or other integrated investment consisting of Notes and one or more other investments.

     The term "United States Holder" means a beneficial owner of a Note or an Exchange Note that is:

     -         a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized under the laws of the United States, any state thereof or the District of Columbia;

     - a trust the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions; or

     - an estate the income of which is subject to United States federal income tax regardless of its source.

     This section is based upon the Code, Treasury regulations promulgated thereunder and rulings and judicial decisions now in effect. Those authorities could change at any time, and any such change could be retroactive. If that were to occur, the tax consequences of participating in the Exchange Offer and owning and disposing of Exchange Notes could differ from the consequences described below.

THE EXCHANGE OFFER

     If you exchange a Note for an Exchange Note in the Exchange Offer, the exchange will not be a taxable transaction for United States federal income tax purposes. Accordingly, you will not recognize


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any gain or loss when you receive the Exchange Note, and you will be required to continue to include interest on the Exchange Note in gross income as described below. Your holding period for the Exchange Note will include your holding period for the Note exchanged therefor, and your adjusted tax basis in the Exchange Note will be the same as your adjusted tax basis in such Note, in each case immediately before the exchange.

     If the Internal Revenue Service ("IRS") were to disagree and treat the exchange of a Note for an Exchange Note in the Exchange Offer as a taxable transaction, the United States federal income tax consequences to you generally would be as described below under "Dispositions of Notes."

INTEREST ON THE NOTES

     Interest on the Notes generally will be taxable to a holder as ordinary income at the time it is received or accrued in accordance with the holder's method of accounting for United States federal income tax purposes.

     We are obligated to pay Liquidated Damages in the form of additional interest in certain circumstances, as described under "Description of the Notes--Registration Rights; Liquidated Damages." We believe, and intend to take the position, that the possibility of payment of Liquidated Damages should not cause the Notes to be issued with original issue discount. You should consult your own tax advisor regarding the possible payment of Liquidated Damages.

MARKET DISCOUNT

     If a holder purchased a Note for less than its stated redemption price at maturity, the difference is treated as "market discount" for United States federal income tax purposes if it exceeds a specified DE MINIMIS amount. Under the market discount rules, when the holder disposes of the Exchange Note received in exchange for such Note, the holder will have to treat any gain as ordinary income to the extent that market discount has accrued on the Note and the Exchange Note and the holder has not included the market discount in income. In addition, if the holder incurred or continued any indebtedness to purchase or carry the Note or Exchange Note, the holder may have to defer the deduction of all or a portion of the related interest expense until the Exchange Note matures or the holder disposes of the Exchange Note.

     Market discount will accrue ratably from the date the holder acquired the Note to the date that the Exchange Note matures, unless the holder elects to accrue it under a constant-yield method. A holder may elect to include market discount in income currently as it accrues, either ratably or under a constant-yield method. If the holder elects to do so, the rule described above regarding deferral of interest deductions will not apply. The election to include market discount in income currently applies to all market discount obligations that the holder holds or acquires on or after the first day of the first taxable year to which the election applies. The holder may not revoke the election without the consent of the IRS.

AMORTIZABLE BOND PREMIUM

     If a holder purchased a Note for more than its stated redemption price at maturity, the holder will be treated as having purchased the Note at a "premium" and may elect to amortize the premium over the remaining term of the Note and the Exchange Note under a constant-yield method. The amount amortized in any year will be treated as a reduction of the holder's interest income from the Exchange Note. Premium on a Note and an Exchange Note held by a United States Holder that does not make such


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an election will decrease the gain or increase the loss otherwise recognized on a disposition of the Exchange Note. The election to amortize premium under a constant-yield method applies to all debt obligations that the holder holds or acquires on or after the first day of the first taxable year to which the election applies. The holder may not revoke the election without the consent of the IRS.

DISPOSITIONS OF NOTES

     Gain or loss recognized by a holder on a disposition (including a sale, exchange or redemption) of an Exchange Note will generally equal the difference between the amount realized by the holder on the disposition (except to the extent that such amount realized is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary income) and the holder's adjusted tax basis in the Exchange Note. A holder's adjusted tax basis in an Exchange Note generally will equal the holder's cost of the Note exchanged therefor, increased by any market discount that the holder previously included in income. Except as described above with respect to market discount, gain or loss recognized on a disposition of an Exchange Note generally will be long-term capital gain or loss if, at the time of the disposition, the Exchange Note has been held for more than one year. In general, long-term capital gains of individuals are eligible for reduced rates of United States federal income taxation. The deductibility of losses is subject to limitations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, payments of interest on, and the proceeds from the sale, redemption or other disposition of Exchange Notes (other than Exchange Notes held by certain exempt persons, including most corporations and other persons who, when required, demonstrate their exempt status) will be subject to information reporting requirements. "Backup withholding" at a rate of 31% may apply to such payments if the holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with all backup withholding requirements.

     The backup withholding tax is not an additional tax and may be credited against a holder's regular United States federal income tax liability or refunded by the IRS.

     The payment of proceeds from the disposition of Exchange Notes to or through the United States office of a broker will be subject to information reporting and backup withholding rules unless the owner establishes an exemption. Special rules may apply with respect to the payment of the proceeds from the disposition of Exchange Notes to or through foreign offices of certain brokers.

     Treasury regulations that are generally effective for payments made after December 31, 1999, subject to certain transition rules, modify in certain respects the backup withholding and information reporting rules. In general, these regulations do not significantly alter the substantive requirements of these rules, but unify current procedures and forms and clarify reliance standards. You should consult your own tax advisor regarding these regulations.

     THE FOREGOING DISCUSSION DOES NOT PURPORT TO BE COMPLETE, IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU RESULTING FROM PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS, AND ANY ESTATE, GIFT OR OTHER TAX LAWS, AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS, AS WELL AS THE TAX CONSEQUENCES OF NOT PARTICIPATING IN THE EXCHANGE OFFER.

                          UNITED STATES ERISA CONSIDERATIONS

     ANY UNITED STATES EMPLOYEE BENEFIT PLAN THAT PROPOSES TO PURCHASE THE NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES OF SUCH INVESTMENT UNDER THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE.

     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code (all of which are hereinafter referred to as "ERISA Plans") and on persons who are fiduciaries with respect to such ERISA Plans. A person who exercises discretionary authority or control with respect to the management or assets of an ERISA Plan will be considered a fiduciary of the ERISA Plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in the Notes, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, an ERISA Plan fiduciary considering an investment in the Notes should also consider whether such an investment may constitute or give rise to a prohibited transaction under ERISA or the Code and whether an administrative exemption may be applicable to such investment.

     The acquisition of the Notes by an ERISA Plan could be a prohibited transaction if either ECC, an Initial Purchaser or any of their respective affiliates (each, an "Offering Participant") are parties in interest or disqualified persons with respect to the ERISA Plan. Any prohibited transaction could be treated as exempt under ERISA and the Code if the Notes were acquired pursuant to and in accordance with one or more "class exemptions" issued by the United States Department of Labor ("DOL"), such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). Prior to acquiring the Notes in this offering, an ERISA Plan or fiduciary should determine either that none of the Offering Participants is a party in interest or disqualified person with respect to the ERISA Plan or that an exemption from the prohibited transaction rules is available for such acquisition.

     An ERISA Plan fiduciary considering the purchase of the Notes should consult its tax and/or legal advisors regarding ECC, the availability, if any, of exemptive relief from any potential prohibited transaction and other fiduciary issues and their potential consequences. Each purchaser acquiring the Notes with the assets of an ERISA Plan with respect to which any Offering Participant is a party in interest or a disqualified person shall be deemed to have represented that a statutory or an administrative exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code is applicable to such purchaser's acquisition of the Notes.

                                 PLAN OF DISTRIBUTION

     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an affiliate of the Company, (ii) a broker-dealer who acquired Old Notes directly from the Company or an affiliate thereof or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes and that broker-dealers (Participating Broker-Dealers) receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with the prospectus contained in the registration statement relating to the exchange offer. Pursuant to the Registration Rights Agreements, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Company has agreed that, for a period of one year after the consummation of the Exchange Offer, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal. Each holder of the Old Notes who wishes to exchange its Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a Prospectus in connection with any resale by it of such Exchange Notes.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreements.

     Following consummation of the Exchange Offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for Exchange Notes in the Exchange Offer, or terms which may differ from those contained in the Registration Statement. This Prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers.

Such additional exchange offers will take place from time to time until all outstanding Old Notes have been exchanged for Exchange Notes pursuant to the terms and conditions herein.

                                    LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon for us by Winthrop, Stimson, Putnam & Roberts, New York, New York, as to matters of New York law, and Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado, as to matters of Colorado law.

                                       EXPERTS

     The audited financial statements of the Company included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving such reports.

                         WHERE YOU CAN FIND MORE INFORMATION

     ECC and the Company are subject to the informational requirements of the Exchange Act and each of ECC, the Company, Dish and ESBC files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the foregoing companies may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W. Washington D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. ECC's Class A common stock is traded on the Nasdaq National Market and reports and other information concerning ECC can also be inspected at the Nasdaq National Market Exchange, 1735 K Street, N.W., Washington, D.C. 20546. Such material may also be accessed electronically by means of the EDGAR database at the SEC's home page on the Internet at http://www.sec.gov.

     We have filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") with respect to our 9 1/4% Senior Notes due 2006 and our 9?% Senior Notes due 2009. This Prospectus, which is part of the Registration Statement, omits certain information included in the Registration Statement. Statements made in the Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, we refer you to such exhibit for a more complete description of the matter involved.

INDEX TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

                                                                                                                PAGE
                                                                                                                -----
Combined and Consolidated Financial Statements:
  Report of Independent Public Accountants.................................................................      F-2
  Combined and Consolidated Balance Sheets at December 31, 1996 and 1997 and September 30, 1998............      F-3
  Combined and Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997,
    and for the nine months ended September 30, 1997 and 1998..............................................      F-4
  Combined and Consolidated Statements of Stockholder's Equity for the years ended December 31, 1995, 1996
    and 1997, and for the nine months ended September 30, 1998.............................................      F-5
  Combined and Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997,
    and for the nine months ended September 30, 1997 and 1998..............................................      F-6
  Notes to Combined and Consolidated Financial Statements..................................................      F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EchoStar DBS Corporation:

    We have audited the accompanying combined and consolidated balance sheets of EchoStar DBS Corporation (a Colorado corporation) and affiliates and subsidiaries, as described in Note 1, as of December 31, 1996 and 1997, and the related combined and consolidated statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined and consolidated financial position of EchoStar DBS Corporation and affiliates and subsidiaries as of December 31, 1996 and 1997, and the combined and consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Denver, Colorado,
February 27, 1998.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION, AS DEFINED IN NOTE 1)

                    COMBINED AND CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                 DECEMBER 31,
                                                                             --------------------  SEPTEMBER 30,
                                                                               1996       1997         1998
                                                                             ---------  ---------  -------------
                                                                                                    (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents................................................  $  38,440  $  62,059   $    42,301
  Marketable investment securities.........................................     18,807      3,906         1,999
  Trade accounts receivable, net of allowance for uncollectible accounts of
    $1,494, $1,347 and $3,530, respectively................................     13,483     66,045        83,893
  Inventories..............................................................     72,767     22,993        81,974
  Subscriber acquisition costs, net........................................     68,129     18,819            --
  Other current assets.....................................................     19,861      9,445        19,470
                                                                             ---------  ---------  -------------
Total current assets.......................................................    231,487    183,267       229,637
Restricted Assets:
  Insurance receivable (Note 4)............................................         --         --       106,000
  Satellite escrow.........................................................         --     73,233         8,410
  Interest escrow..........................................................         --    112,284        68,173
  1996 Notes escrow........................................................     47,491         --            --
  Other restricted cash and marketable investment securities...............     31,450      2,245            --
                                                                             ---------  ---------  -------------
Total restricted cash and marketable investment securities.................     78,941    187,762       182,583
Property and equipment, net................................................    585,533    859,284       857,965
FCC authorizations, net....................................................     72,500     99,220       103,937
Advances to affiliates, net................................................     11,651      2,021            --
Deferred tax assets........................................................     79,663     64,409        62,972
Other noncurrent assets....................................................     25,770     35,811        30,328
                                                                             ---------  ---------  -------------
      Total assets.........................................................  $1,085,545 $1,431,774  $ 1,467,422
                                                                             ---------  ---------  -------------
                                                                             ---------  ---------  -------------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable...................................................  $  41,228  $  69,036   $    91,685
  Deferred revenue.........................................................    104,095    122,215       113,048
  Accrued expenses.........................................................     41,804     97,090       131,255
  Advances from affiliates, net............................................         --         --        29,352
  Current portion of long-term debt........................................     11,334     17,885        21,064
                                                                             ---------  ---------  -------------
Total current liabilities..................................................    198,461    306,226       386,404
Long-term obligations, net of current portion:
  1994 Notes...............................................................    437,127    499,863       552,776
  1996 Notes...............................................................    386,165    438,512       481,966
  1997 Notes...............................................................         --    375,000       375,000
  Mortgages and other notes payable, net of current portion................     51,428     51,846        49,547
  Notes payable to ECC, including accumulated interest.....................     12,000     54,597        58,497
  Long-term deferred satellite services revenue and other long-term
    liabilities............................................................      7,037     19,500        27,954
                                                                             ---------  ---------  -------------
Total long-term obligations, net of current portion........................    893,757  1,439,318     1,545,740
                                                                             ---------  ---------  -------------
      Total liabilities....................................................  1,092,218  1,745,544     1,932,144
Commitments and Contingencies (Note 10)
Stockholder's Equity (Deficit):
  Common Stock, $.01 par value, 3,000 shares authorized, issued and
    outstanding............................................................         --         --            --
  Additional paid-in capital...............................................    108,841    125,164       145,164
  Unrealized holding losses on available-for-sale securities, net of
    deferred taxes.........................................................        (12)        (8)           --
  Accumulated deficit......................................................   (115,502)  (438,926)     (609,886)
                                                                             ---------  ---------  -------------
Total stockholder's equity (deficit).......................................     (6,673)  (313,770)     (464,722)
                                                                             ---------  ---------  -------------
      Total liabilities and stockholder's equity (deficit).................  $1,085,545 $1,431,774  $ 1,467,422
                                                                             ---------  ---------  -------------
                                                                             ---------  ---------  -------------

   See accompanying Notes to Combined and Consolidated Financial Statements.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

              (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES
         OF ECHOSTAR COMMUNICATIONS CORPORATION, AS DEFINED IN NOTE 1)

               COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                    NINE MONTHS ENDED
                                                                 YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                                           ------------------------------------  ------------------------
                                                              1995        1996         1997         1997         1998
                                                           ----------  -----------  -----------  -----------  -----------
                                                                                                        (UNAUDITED)
REVENUE:
  DISH Network:
    Subscription television services.....................  $   --      $    49,650  $   298,883  $   192,986  $   459,540
    Other................................................      --            8,238       42,925       32,942       11,096
                                                           ----------  -----------  -----------  -----------  -----------
  Total DISH Network.....................................      --           57,888      341,808      225,928      470,636
  DTH equipment sales and integration services...........      35,816       77,390       90,263       37,410      190,787
  Satellite services.....................................      --            5,822       11,135        7,879       15,805
  C-band and other.......................................     112,704       56,003       32,696       25,243       19,716
                                                           ----------  -----------  -----------  -----------  -----------
Total revenue............................................     148,520      197,103      475,902      296,460      696,944

COSTS AND EXPENSES:
  DISH Network Operating Expenses:
    Subscriber-related expenses..........................      --           22,840      143,529       97,262      210,717
    Customer service center and other....................      --           12,996       35,078       23,140       45,641
    Satellite and transmission...........................      --            6,573       14,563        9,676       17,725
                                                           ----------  -----------  -----------  -----------  -----------
  Total DISH Network operating expenses..................      --           42,409      193,170      130,078      274,083
  Cost of sales--DTH equipment and integration
    services.............................................      30,404       75,984       60,918       25,998      131,050
  Cost of sales--C-band and other........................      84,846       42,345       23,909       16,337       12,555
  Marketing:
    Subscriber promotion subsidies.......................      --           35,239      148,502       98,556      165,123
    Advertising and other................................       1,786       17,929       34,843       24,096       25,694
                                                           ----------  -----------  -----------  -----------  -----------
  Total marketing expenses...............................       1,786       53,168      183,345      122,652      190,817
  General and administrative.............................      36,376       48,693       66,060       45,883       66,836
  Amortization of subscriber acquisition costs...........      --           16,073      121,428       95,325       18,819
  Depreciation and amortization..........................       3,114       27,296       51,408       38,220       58,778
                                                           ----------  -----------  -----------  -----------  -----------
Total costs and expenses.................................     156,526      305,968      700,238      474,493      752,938
                                                           ----------  -----------  -----------  -----------  -----------

Operating loss...........................................      (8,006)    (108,865)    (224,336)    (178,033)     (55,994)

Other Income (Expense):
  Interest income........................................      12,545       15,111       12,512        8,569        8,172
  Interest expense, net of amounts capitalized...........     (23,985)     (62,430)    (110,003)     (79,056)    (122,219)
  Other..................................................         894         (345)      (1,451)        (353)        (699)
                                                           ----------  -----------  -----------  -----------  -----------
Total other income (expense).............................     (10,546)     (47,664)     (98,942)     (70,840)    (114,746)
                                                           ----------  -----------  -----------  -----------  -----------
Loss before income taxes.................................     (18,552)    (156,529)    (323,278)    (248,873)    (170,740)
Income tax benefit (provision), net......................       6,191       54,853         (146)         (64)        (220)
                                                           ----------  -----------  -----------  -----------  -----------
Net loss.................................................  $  (12,361) $  (101,676) $  (323,424) $  (248,937) $  (170,960)
                                                           ----------  -----------  -----------  -----------  -----------
                                                           ----------  -----------  -----------  -----------  -----------

   See accompanying Notes to Combined and Consolidated Financial Statements.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION, AS DEFINED IN NOTE 1)

    COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                        ACCUMULATED
                                                                                                        DEFICIT AND
                                                                                                         UNREALIZED
                                                 COMMON STOCK                     COMMON    ADDITIONAL    HOLDING
                                            ----------------------   PREFERRED     STOCK     PAID-IN       GAINS
                                             SHARES      AMOUNT        STOCK     WARRANTS    CAPITAL      (LOSSES)       TOTAL
                                            ---------  -----------  -----------  ---------  ----------  ------------  -----------
                                            (NOTES 1
                                            AND 2)
Balance, December 31, 1994................     33,544   $     336    $  15,991   $  26,133  $   62,197   $     (849)  $   103,808
  Issuance of Common Stock................          2          --           --          --           2           --             2
  8% Series A Cumulative Preferred Stock
    dividends (at $0.38 per share)........         --          --          616          --          --         (616)           --
  Exercise of Common Stock Warrants.......      2,731          26           --     (25,419)     25,393           --            --
  Common Stock Warrants exchanged for ECC
    Warrants..............................         --          --           --        (714)        714           --            --
  Launch bonuses funded by issuance of
    ECC's Class A Common Stock............         --          --           --          --       1,192           --         1,192
  Unrealized holding gains on
    available-for-sale securities, net....         --          --           --          --          --          251           251
  Net loss................................         --          --           --          --          --      (12,361)      (12,361)
                                            ---------       -----   -----------  ---------  ----------  ------------  -----------
Balance, December 31, 1995................     36,277         362       16,607          --      89,498      (13,575)       92,892
  Issuance of Common Stock (Note 1).......          1          --           --          --           2           --             2
  Reorganization of entities under common
    control (Note 1)......................    (36,275)       (362)     (16,607)         --      16,969           --            --
  Income tax benefit of deduction for
    income tax purposes on exercise of
    Class A Common Stock options..........         --          --           --          --       2,372           --         2,372
  Unrealized holding losses on
    available-for-sale securities, net....         --          --           --          --          --         (263)         (263)
  Net loss................................         --          --           --          --          --     (101,676)     (101,676)
                                            ---------       -----   -----------  ---------  ----------  ------------  -----------
Balance, December 31, 1996................          3          --           --          --     108,841     (115,514)       (6,673)
  Purchase price "pushed-down" to DBSC by
    ECC (Note 1)..........................         --          --           --          --      16,323           --        16,323
  Unrealized holding gains on
    available-for-sale securities, net....         --          --           --          --          --            4             4
  Net loss................................         --          --           --          --          --     (323,424)     (323,424)
                                            ---------       -----   -----------  ---------  ----------  ------------  -----------
Balance, December 31, 1997................          3          --           --          --     125,164     (438,934)     (313,770)
  Contribution of satellite asset
    (unaudited) (Note 4)..................         --          --           --          --      20,000           --        20,000
  Unrealized holding gains on
    available-for-sale securities, net
    (unaudited)...........................         --          --           --          --          --            8             8
  Net loss (unaudited)....................         --          --           --          --          --     (170,960)     (170,960)
                                            ---------       -----   -----------  ---------  ----------  ------------  -----------
Balance, September 30, 1998 (unaudited)...          3   $      --    $      --   $      --  $  145,164   $ (609,886)  $  (464,722)
                                            ---------       -----   -----------  ---------  ----------  ------------  -----------
                                            ---------       -----   -----------  ---------  ----------  ------------  -----------

   See accompanying Notes to Combined and Consolidated Financial Statements.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION, AS DEFINED IN NOTE 1)

               COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                             -------------------------------  --------------------
                                                               1995       1996       1997       1997       1998
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...................................................  $ (12,361) $(101,676) $(323,424) $(248,937) $(170,960)
Adjustments to reconcile net loss to net cash flows from
  operating activities:
    Depreciation and amortization..........................      3,114     27,296     51,408     38,220     58,778
    Amortization of subscriber acquisition costs...........         --     16,073    121,428     95,325     18,819
    Interest on notes payable to ECC added to principal....         --         --      5,215      4,868      3,900
    Deferred income tax benefit............................     (4,825)   (50,515)      (361)      (365)        --
    Amortization of debt discount and deferred financing
      costs................................................     23,528     61,695     83,221     60,650     89,455
    Change in reserve for excess and obsolete inventory....      1,212      2,866     (1,823)     2,230        374
    Change in long-term deferred satellite services revenue
      and other long-term liabilities......................         --      5,949     12,056      9,284      8,454
    Other, net.............................................        608        536        403         --         --
    Changes in current assets and current liabilities:
      Trade accounts receivable, net.......................     (1,536)    (4,368)   (52,562)   (40,975)   (17,848)
      Inventories..........................................    (19,654)   (36,864)    51,597     47,487    (59,355)
      Subscriber acquisition costs.........................         --    (84,202)   (72,118)   (70,395)        --
      Other current assets.................................    (14,088)    (3,118)    13,359     10,888     (8,592)
      Trade accounts payable...............................      4,111     22,165     27,808     (4,501)    22,649
      Deferred revenue.....................................     (1,009)   103,511     18,120      1,650     (9,167)
      Accrued expenses.....................................       (988)    17,816     58,124     46,604     23,425
                                                             ---------  ---------  ---------  ---------  ---------
Net cash flows from operating activities...................    (21,888)   (22,836)    (7,549)   (47,967)   (40,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities..............     (3,004)  (138,328)   (36,586)   (33,006)    (3,969)
Sales of marketable investment securities..................     33,816    119,730     51,513     20,573      5,868
Purchases of restricted marketable investment securities...    (15,000)   (21,100)    (1,495)    (1,495)        --
Funds released from escrow and restricted cash and
  marketable investment securities.........................    122,149    235,402    120,215    100,445    116,468
Offering proceeds and investment earnings placed in
  escrow...................................................     (9,589)  (193,972)  (227,561)  (224,858)    (5,269)
(Advances to) repayments from affiliates, net..............         --    (33,105)     9,976      7,231         --
Purchases of property and equipment........................   (133,555)  (214,614)  (221,750)  (174,741)  (133,807)
Payments received on convertible subordinated debentures
  from SSET................................................         --      6,445        834         --      1,521
Proceeds from sale of investment in DBSC to ECC............      4,210         --         --         --         --
Expenditures for FCC authorizations........................       (458)   (55,420)        --         --         --
Other......................................................         --         --     (1,225)    (1,730)      (121)
                                                             ---------  ---------  ---------  ---------  ---------
Net cash flows from investing activities...................     (1,431)  (294,962)  (306,079)  (307,581)   (19,309)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Common Stock.....................          2          2         --         --         --
Proceeds from (repayment of) note payable to ECC...........         --     12,000    (12,000)        --         --
Net proceeds from issuance of 1996 Notes...................         --    336,916         --         --         --
Net proceeds from issuance of 1997 Notes...................         --         --    362,500    362,500         --
Advances from affiliates...................................     20,000         --         --         --     51,689
Repayments of mortgage indebtedness and notes payable......       (238)    (6,631)   (13,253)   (15,613)   (12,070)
                                                             ---------  ---------  ---------  ---------  ---------
Net cash flows from financing activities...................     19,764    342,287    337,247    346,887     39,619
                                                             ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents.......     (3,555)    24,489     23,619     (8,661)   (19,758)
Cash and cash equivalents, beginning of year...............     17,506     13,951     38,440     38,440     62,059
                                                             ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents, end of year.....................  $  13,951  $  38,440  $  62,059  $  29,779  $  42,301
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

   See accompanying Notes to Combined and Consolidated Financial Statements.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

     (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED
           SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1998 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS ACTIVITIES

BASIS OF PRESENTATION

     The accompanying combined and consolidated financial statements form part of the Prospectus to exchange (the "Exchange Offer") the 9 1/4% Senior Notes due 2006 (the "Old Seven Year Notes") and the 9 3/8% Senior Notes due 2009 (the "Old Ten Year Notes") that were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (collectively, the "Old Notes") for publicly registered new 9 1/4% Senior Notes due 2006 (the "Exchange Seven Year Notes") and the 9 3/8% Senior Notes due 2009 (the "Exchange Ten Year Notes") with substantially identical terms (collectively the "Exchange Notes" and together with the Old Notes, the "Notes"). The Old Notes were issued by EchoStar DBS Corporation, a wholly-owned subsidiary of EchoStar Communications Corporation ("ECC"), on January 25, 1999. Pending approval from the Federal Communications Commission ("FCC") and successful completion of the Tender Offers (as defined herein), ECC intends to merge two of its direct wholly-owned subsidiaries, EchoStar Space Corporation ("Space") and Direct Broadcasting Satellite Corporation ("DBSC"), into a subsidiary of DBS Corp. The accompanying financial statements retroactively reflect the consolidated historical results of DBS Corp combined with the historical results of Space and DBSC. Substantially all of EchoStar's operating activities are conducted by subsidiaries of DBS Corp. DBSC and Space's assets consist principally of certain satellite and FCC authorization assets. There are no significant operating activities conducted by either DBSC or Space. (See Organizational History and Legal Structure below).

    ECC is a publicly traded company on the Nasdaq National Market. As used herein, "EchoStar" refers to ECC and its subsidiaries. For purposes of this Prospectus, the "Company" refers to the consolidation of DBS Corp and its subsidiaries and the combination with Space and DBSC.

    DBS Corp was formed under Colorado law in January 1996 for the initial purpose of participating in an FCC auction. On January 26, 1996, DBS Corp submitted the winning bid of $52.3 million for 24 direct broadcast satellite ("DBS") frequencies at 148 DEG. West Longitude ("WL"). In June 1997, DBS Corp completed an offering of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). Substantially all of the 1997 Notes were retired upon completion of the Tender Offers (as defined herein). Prior to consummation of the 1997 Notes Offering, ECC contributed all of the outstanding capital stock (the "Contribution") of EchoStar Satellite Broadcasting Corporation ("ESBC") to DBS Corp. As a result of the Contribution, ESBC is a wholly-owned subsidiary of DBS Corp. This transaction was accounted for as a reorganization of entities under common control in which ESBC is treated as the predecessor of DBS Corp. The accompanying financial statements retroactively reflect the resulting structure and historical results of DBS Corp and its predecessors.

    During 1994, EchoStar acquired approximately 40% of the outstanding common stock of Direct Broadcasting Satellite Corporation ("Old DBSC"). Old DBSC's principal assets included an FCC conditional satellite permit and specific orbital slot assignments for a total of 22 DBS frequencies. Through December 1996, EchoStar advanced Old DBSC a total of $46 million in the form of notes receivable to enable Old DBSC to make required payments under its satellite (EchoStar III) construction contract. As of December 31, 1996, these notes receivable totaled $49 million, including accrued interest of $3 million. On January 8, 1997, EchoStar consummated the merger of Old DBSC with a wholly-owned subsidiary of EchoStar, DBSC, as defined above. EchoStar issued approximately 650,000 shares of its Class A Common Stock to acquire the remaining 60% of Old DBSC that it did not previously own. This transaction was accounted for as a purchase and the excess of the purchase price over the fair value of Old DBSC's tangible assets was allocated to Old DBSC's FCC authorizations (approximately $16 million). Upon consummation of the merger, Old DBSC ceased to exist.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)

    On December 23, 1998, EchoStar announced that it has commenced cash tender offers (the "Tender Offers") to purchase any and all of the following debt securities issued by its direct and indirect subsidiaries: the 1997 Notes; the 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"), issued by ESBC, and the 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes"), issued by Dish, Ltd. The issues of notes described above are referred to as "the Notes". The Tender Offers are part of a plan to refinance existing indebtedness at more favorable interest rates and terms. The Tender Offers expired at 12:00 midnight, Eastern Time on Friday, January 22, 1999, unless extended.

    EchoStar also has sent to all holders of ECC's issued and outstanding
12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 (the "Series B Preferred") a notice to exchange all of the outstanding shares of Series B Preferred into 12 1/8% Senior Exchange Notes (the "Exchange Notes") on the terms and conditions set forth in the certificate of designation relating to the Series B Preferred. The Exchange Notes were issued on January 4, 1999 and EchoStar immediately commenced an offer to purchase any and all outstanding Exchange Notes and solicited consents from the registered holders to amendments to the indenture governing the Exchange Notes.

PRINCIPAL BUSINESS

    The operations of EchoStar include three interrelated business units:

    - THE DISH NETWORK--a direct broadcast satellite ("DBS") subscription television service in the United States. As of September 30, 1998, EchoStar had approximately 1.6 million DISH Network subscribers.

    - ECHOSTAR TECHNOLOGIES CORPORATION ("TECHNOLOGY")--engaged in the design, manufacture, distribution and sale of DBS set-top boxes, antennae and other digital equipment for the DISH Network ("EchoStar Receiver Systems"), and the design, manufacture and distribution of similar equipment for direct-to-home ("DTH") projects of others internationally, together with the provision of uplink center design, construction oversight and other project integration services for international DTH ventures.

    - SATELLITE SERVICES--engaged in the turn-key delivery of video, audio and data services to business television customers and other satellite users. These services may include satellite uplink services, satellite transponder space usage, billing, customer service and other services.

    Since 1994, EchoStar has deployed substantial resources to develop the "EchoStar DBS System." The EchoStar DBS System consists of EchoStar's FCC-allocated DBS spectrum, DBS satellites ("EchoStar I," "EchoStar II," "EchoStar III," and "EchoStar IV"), digital satellite receivers, digital broadcast operations center, customer service facilities, and other assets utilized in its operations.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)
EchoStar's principal business strategy is to continue developing its subscription television service in the U.S. to provide consumers with a fully competitive alternative to cable television service.

ORGANIZATION AND LEGAL STRUCTURE

    Certain companies principally owned and controlled by Mr. Charles W. Ergen were reorganized in 1993 into Dish, Ltd. (together with its subsidiaries, "Dish, Ltd."). In April 1995, ECC was formed to complete an initial public offering (the "IPO") of its Class A Common Stock. Concurrently, Mr. Ergen exchanged all of his then outstanding shares of Class B Common Stock and 8% Series A Cumulative Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange"). In December 1995, ECC merged Dish, Ltd. with a wholly-owned subsidiary of ECC (the "Merger").

    The following table summarizes the organizational structure of EchoStar and its principle subsidiaries as of December 31, 1997 and September 30, 1998:

                                                                                  REFERRED TO
LEGAL ENTITY                                                                       HEREIN AS         PARENT
-------------------------------------------------------------------------------  -------------  -----------------
EchoStar Communications Corporation............................................  ECC            Publicly owned
EchoStar DBS Corporation.......................................................  DBS Corp       ECC
EchoStar Space Corporation.....................................................  Space          ECC
Direct Broadcasting Satellite Corporation......................................  DBSC           ECC
EchoStar Satellite Broadcasting Corporation....................................  ESBC           DBS Corp
Dish, Ltd......................................................................  Dish, Ltd.     ESBC
EchoStar Satellite Corporation.................................................  ESC            Dish, Ltd.
Echosphere Corporation.........................................................  Echosphere     Dish, Ltd.
Houston Tracker Systems, Inc., a Colorado Corporation formed in 1998...........  HTS            Dish, Ltd.
EchoStar Technologies Corporation (formerly HTS, a Texas Corporation)..........  ETC            Dish, Ltd.
DirectSat Corporation..........................................................  DirectSat      Dish Ltd.
EchoStar International Corporation.............................................  EIC            Dish, Ltd.

SIGNIFICANT RISKS AND UNCERTAINTIES

    COMPETITION. The subscription television industry is highly competitive. EchoStar faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than EchoStar. EchoStar's ability to effectively compete in the subscription television market will depend on a number of factors, including competitive factors (such as the introduction of new technologies or the entry of additional strong competitors), the level of consumer demand for such services, the availability of EchoStar Receiver Systems, and EchoStar's ability to obtain necessary regulatory changes and approvals.

    DEPENDENCE ON SINGLE RECEIVER MANUFACTURER. During 1997, EchoStar Receiver Systems were manufactured exclusively by SCI Systems, Inc. ("SCI"), a high-volume contract electronics

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED) manufacturer. During February 1998, EchoStar executed two separate agreements for the manufacture of digital set-top boxes in accordance with EchoStar's specifications. There can be no assurance that either or both of Phillips Electronics of North America Corporation or Vtech Communications Ltd. will be able to successfully manufacture and deliver digital set-top boxes. EchoStar currently is negotiating with additional brand-name consumer electronics manufacturers to produce receivers for use with the DISH Network. No assurance can be provided regarding the ultimate success of those negotiations. In the event that EchoStar's manufacturers of digital set-top boxes are unable for any reason to produce receivers in a quantity sufficient to meet its requirements, EchoStar's ability to add additional subscribers, or its ability to satisfy delivery obligations for receiver sales to international DTH providers, may be materially impaired and its results of operations would be adversely affected.

    TRANSACTIONS WITH MAJOR CUSTOMERS. Export sales to two customers, ExpressVu, Inc. and Distribuidora de Television Digital S.A., together accounted for approximately 16% and 24% of the Company's total revenue, during the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. Complete or partial loss of one or both of these customers could have a material adverse effect on the Company's results of operations.

    SUBSTANTIAL LEVERAGE. EchoStar is highly leveraged, which makes it vulnerable to changes in general economic conditions. As of December 31, 1997, EchoStar had outstanding long-term debt (including both the current and long-term portion thereof) totaling approximately $1.4 billion. In addition, EchoStar's long-term debt will increase by at least $266 million through March 2000, as interest on certain of its long-term debt accrues and is not payable in cash. Substantially all of the assets of EchoStar and its subsidiaries are pledged as collateral on its long-term debt. Further, the indentures associated with EchoStar's long-term debt severely restrict its ability to incur additional indebtedness. Thus, it may be difficult for EchoStar and its subsidiaries to obtain additional debt financing if required or desired in order to implement EchoStar's business strategy. Certain of EchoStar's subsidiaries also are parties to other agreements which severely restrict their ability to obtain additional debt financing for working capital, capital expenditures and general corporate purposes.

    EXPECTED OPERATING LOSSES. Due to the substantial expenditures required to develop the EchoStar DBS System and introduce DISH Network service to consumers, the Company has sustained significant losses in recent periods. The Company's operating losses were $8 million, $109 million and $224 million for the years ended December 31, 1995, 1996 and 1997, respectively. The Company had net losses of $12 million, $102 million and $323 million during those same periods. Improvement in the Company's results of operations is largely dependent upon the Company's ability to expand its DISH Network subscription base, control subscriber churn (i.e., the rate at which subscribers terminate service), and effectively manage its operating and overhead costs. No assurance can be given that the Company will be effective with regard to these matters. In addition, the Company incurs significant costs to acquire DISH Network subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber churn. The Company anticipates that it will continue to experience operating losses through at least 1999. There can be no assurance that such operating losses will not continue beyond 1999 or

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED) that the Company's operations will generate sufficient cash flows to pay its obligations, including its obligations on its long-term debt, or to pay cash dividends on its common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION AND CONSOLIDATION

    The accompanying financial statements present the combination of DBS Corp, Space and DBSC, each direct wholly-owned subsidiaries of ECC. All significant intercompany transactions between DBS Corp, Space and DBSC (consisting primarily of capital advanced by DBS Corp to Space and DBSC) and between DBS Corp and its subsidiaries have been eliminated. Advances to affiliates are recorded at cost and represent the net amount of funds advanced to, or received from, unconsolidated affiliates of DBS Corp.

    The financial statements for 1995 present the consolidation of Dish, Ltd. and its subsidiaries through the date of the Exchange and the consolidation of ECC and its subsidiaries, thereafter. The Exchange and Merger was accounted for as a reorganization of entities under common control and the historical cost basis of assets and liabilities was not affected by the transaction. Effective March 1994, the stockholders approved measures necessary to increase the authorized capital stock of Dish, Ltd. to include 200 million shares of Class A Common Stock, 100 million shares of Class B Common Stock, and 20 million shares of Series A Convertible Preferred Stock and determined to split all outstanding shares of common stock on the basis of approximately 4,296 to 1.

    The Company accounts for investments in 50% or less owned entities using the equity method. At December 31, 1996 and 1997, these investments were not material to the Company's consolidated financial statements.

INTERIM FINANCIAL INFORMATION

    The accompanying unaudited combined and consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles and with Article 10 of Regulation S-X for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included in the interim financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) during 1995, 1996 and 1997 were not material to the Company's results of operations.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 1996 and 1997 consist of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STATEMENTS OF CASH FLOWS DATA

    The following presents the Company's supplemental cash flow statement disclosure (in thousands):

                                                                                               NINE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                                           --------------------------------  ---------------------
                                                             1995       1996        1997        1997       1998
                                                           ---------  ---------  ----------  ----------  ---------
                                                                                                  (UNAUDITED)
Cash paid for interest...................................  $     461  $   3,007  $    5,953  $    3,529  $  28,116
Cash paid for income taxes...............................      3,203        383         209      --         --
Capitalized interest.....................................     25,763     31,818      43,169      27,861     21,619
8% Series A Cumulative Preferred Stock
  dividends..............................................        617     --          --          --         --
Accrued capital expenditures.............................     15,000     --          --           1,000     --
Satellite launch payment for EchoStar II applied to
  EchoStar I launch......................................     --         15,000      --          --         --
Satellite vendor financing...............................     32,833     31,167      14,400      --         12,950
Other notes payable......................................     --         --           5,322      --         --
Contribution of satellite asset (Note 4).................     --         --          --          --         20,000
The purchase price of DBSC was "pushed-down" by ECC to
  DBSC as follows in the related purchase accounting:
  Echo III satellite construction costs..................     --         --          51,241      51,241     --
  FCC authorizations.....................................     --         --          16,243      16,651     --
  Notes payable to ECC, including accrued interest of
    $3,382...............................................     --         --         (49,382)    (49,382)    --
  Trade accounts payable and accrued expenses............     --         --          (1,279)     (1,687)    --
  Other notes payable....................................     --         --            (500)       (500)    --
  Additional paid-in capital.............................     --         --         (16,323)    (16,323)    --

MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE INVESTMENT
  SECURITIES

    As of December 31, 1996 and 1997, the Company has classified all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholder's equity, net of related deferred income taxes. The specific identification method is used to

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) determine cost in computing realized gains and losses. The major components of marketable investment securities as of December 31, 1996 and 1997 are as follows (in thousands):

                                                                  DECEMBER 31, 1996                      DECEMBER 31, 1997
                                                        -------------------------------------  -------------------------------------
                                                                      UNREALIZED                             UNREALIZED
                                                         AMORTIZED      HOLDING      MARKET     AMORTIZED      HOLDING      MARKET
                                                           COST          LOSS         VALUE       COST          GAIN         VALUE
                                                        -----------  -------------  ---------  -----------  -------------  ---------
Commercial paper......................................   $  16,065     $     --     $  16,065   $   3,898     $       8    $   3,906
Government bonds......................................       2,540           --         2,540         --            --           --
Mutual funds..........................................         219           (17)         202         --            --           --
                                                        -----------        -----    ---------  -----------        -----    ---------
                                                         $  18,824     $     (17)   $  18,807   $   3,898     $       8    $   3,906
                                                        -----------        -----    ---------  -----------        -----    ---------
                                                        -----------        -----    ---------  -----------        -----    ---------

    Restricted cash and marketable investment securities held in escrow accounts, as reflected in the accompanying combined and consolidated balance sheets, include cash restricted by the various indentures associated with certain of the Company's debt financing transactions (see Note 5), plus investment earnings thereon. Restricted cash and marketable investment securities are invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the applicable indenture.

    As of December 31, 1996, other restricted cash included a total of $25 million held in two escrow accounts for the benefit of EchoStar Receiver System manufacturers. These deposits were released from their respective escrow accounts during May 1997. In addition, $6 million at December 31, 1996 was restricted by an indenture to satisfy certain covenants pertaining to launch insurance for EchoStar II. This covenant was satisfied during September 1997.

    The major components of Restricted Cash and Marketable Investment Securities are as follows (in thousands):

                                                               DECEMBER 31, 1996                      DECEMBER 31, 1997
                                                     -------------------------------------  -------------------------------------
                                                                   UNREALIZED                            UNREALIZED
                                                      AMORTIZED      HOLDING      MARKET    AMORTIZED      HOLDING       MARKET
                                                        COST          GAIN         VALUE       COST         LOSS         VALUE
                                                     -----------  -------------  ---------  ----------  -------------  ----------
Commercial paper...................................   $  77,569     $    --      $  77,569  $  128,743    $      (9)   $  128,734
Corporate notes....................................        --            --           --        38,093         --          38,093
Government bonds...................................         368          --            368      16,706          (11)       16,695
Certificates of deposit............................         750          --            750       2,245         --           2,245
Accrued interest...................................         254          --            254       1,995         --           1,995
                                                     -----------        -----    ---------  ----------        -----    ----------
                                                      $  78,941     $    --      $  78,941  $  187,782    $     (20)   $  187,762
                                                     -----------        -----    ---------  ----------        -----    ----------
                                                     -----------        -----    ---------  ----------        -----    ----------

    Marketable investment securities and restricted cash and marketable investment securities include debt securities of $176 million with contractual maturities of one year or less and $11 million with contractual maturities of between one and five years. Actual maturities may differ from contractual maturities as a result of the Company's ability to sell these securities prior to maturity.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair values for the Company's 1994 Notes, 1996 Notes, and 1997 Notes (as defined, see Note 5) are based on quoted market prices. The fair values of the Company's mortgages and other notes payable are estimated using discounted cash flow analyses. The interest rates assumed in such discounted cash flow analyses reflect interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The following table summarizes the book and fair values of the Company's debt facilities at December 31, 1997 (in thousands):

                                                                       BOOK VALUE   FAIR VALUE
                                                                       -----------  ----------
1994 Notes...........................................................   $ 499,863   $  570,960
1996 Notes...........................................................     438,512      488,650
1997 Notes...........................................................     375,000      406,875
Mortgages and other notes payable....................................      69,731       69,127

INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Proprietary products are manufactured by outside suppliers to the Company's specifications. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs.

    Inventories consist of the following (in thousands):

                                                           YEARS ENDED DECEMBER
                                                                   31,           SEPTEMBER 30,
                                                           --------------------      1998
                                                             1996       1997      (UNAUDITED)
                                                           ---------  ---------  -------------
DBS receiver components..................................  $  15,736  $  12,506    $  34,107
EchoStar Receiver Systems................................     32,799      7,649       45,880
Consigned DBS receiver components........................     23,525      3,122        2,749
Finished goods--analog DTH equipment.....................      4,091      2,116        2,505
Spare parts and other....................................      2,279      1,440          947
Reserve for excess and obsolete inventory................     (5,663)    (3,840)      (4,214)
                                                           ---------  ---------  -------------
                                                           $  72,767  $  22,993    $  81,974
                                                           ---------  ---------  -------------
                                                           ---------  ---------  -------------

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Cost includes interest capitalized of $25 million, $26 million and $32 million during the years ended December 31, 1995, 1996 and 1997, respectively, and $20 million and $16 million during the nine-month periods ended September 30, 1997 and 1998, respectively. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure. Depreciation is recorded on a straight-line basis for financial reporting purposes. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

    The Company reviews its long-lived assets and identifiable assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the book value of the asset exceeded the undiscounted future cash flows related to the asset. For those assets which are to be disposed of, the assets would be impaired to the extent the fair value does not exceed the book value. The Company considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of frequency rights owned, in assessing whether the carrying value of assets can be recovered.

FCC AUTHORIZATIONS

    FCC authorizations are recorded at cost and amortized using the straight-line method over a period of 40 years. Such amortization commences at the time the related satellite becomes operational; capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorizations include interest capitalized of $1 million, $6 million and $11 million during the years ended December 31, 1995, 1996 and 1997, respectively and $8 million and $6 million during the nine-month periods ended September 30, 1997 and 1998, respectively.

REVENUE RECOGNITION

    Revenue from the provision of DISH Network subscription television services and satellite services is recognized as revenue in the period such services are provided. Revenue from sales of digital set-top boxes and related accessories is recognized upon shipment to customers. Revenue from the provision of integration services is recognized as revenue in the period the services are performed.

SUBSCRIBER PROMOTION SUBSIDIES AND SUBSCRIBER ACQUISITION COSTS

    During 1996, in order to stimulate subscriber growth, EchoStar made a strategic decision to reduce the price charged to consumers for EchoStar Receiver Systems. Accordingly, beginning in August 1996, EchoStar began selling its EchoStar Receiver Systems below its manufactured cost (the "1996 Promotion"). The 1996 Promotion lowered the suggested retail price charged by independent retailers for a standard EchoStar Receiver System to $199 (as compared to the original average retail price prior to August 1996 of approximately $499), conditioned upon the consumer's one-year prepaid subscription to the DISH Network's America's Top 50 CD programming package for approximately $300. The excess of EchoStar's aggregate costs (equipment, programming and other) over proceeds received pursuant to the 1996 Promotion was expensed ("subscriber promotion subsidies") upon shipment of the equipment. Remaining costs were deferred ("subscriber acquisition costs") and amortized over the term of the prepaid subscription (normally one year). Excluding expected incremental subscriber revenues,

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) such as from premium and Pay-Per-View services, this accounting treatment results in revenue recognition over the initial prepaid period of service equal to the sum of programming costs (which are recognized as service is provided) and amortization of subscriber acquisition costs. During the period from August 1996 through May 1997, substantially all new subscriber activations resulted from the 1996 Promotion.

    The caption "DISH Network--Subscription Television Services" in the accompanying statements of operations includes revenues from the 1996 Promotion equal to the advertised subscription rates for related DISH Network services. Incremental revenues realized from the 1996 Promotion are included in the caption "DISH Network--Other" and amounted to approximately $5 million during 1996 and $39 million during 1997.

    During June 1997, EchoStar introduced the "1997 Promotion." The 1997 Promotion maintained the suggested retail price for a standard EchoStar Receiver System at $199, but eliminated the extended subscription commitment. Net transaction costs associated with the 1997 Promotion are expensed as incurred (reported as a component of subscriber promotion subsidies) in the accompanying statements of operations. While some sales continue to be made under the terms of the 1996 Promotion, the majority of new subscriber activations have resulted from the 1997 Promotion since its introduction. As a result, beginning in October 1997, net transaction costs resulting from the sale of EchoStar Receiver Systems pursuant to the 1996 Promotion also are expensed as incurred. Consequently, no additional subscriber acquisition costs will be deferred. The unamortized balance of such costs ($19 million at December 31, 1997) was fully amortized by September 1998.

DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

    Costs of completing the 1994 Notes Offering, the 1996 Notes Offering and the 1997 Notes Offering (as defined, see Note 5) were deferred and are being amortized to interest expense over their respective terms. The original issue discounts related to the 1994 Notes and the 1996 Notes are being accreted to interest expense so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes and the 1996 Notes.

DEFERRED REVENUE

    Deferred revenue principally consists of prepayments received from subscribers for DISH Network programming. Such amounts are recognized as revenue in the period the programming is provided to the subscriber.

LONG-TERM DEFERRED SATELLITE SERVICES REVENUE

    Long-term deferred satellite services revenue consists of advance payments from certain content providers for carriage of their signal on the DISH Network. Such amounts are deferred and recognized as revenue on a straight-line basis over the related contract terms (up to ten years).

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCRUED EXPENSES

    Accrued expenses consist of the following (in thousands):

                                                               DECEMBER 31,
                                                           --------------------  SEPTEMBER 30,
                                                             1996       1997         1998
                                                           ---------  ---------  -------------
                                                                                  (UNAUDITED)
Accrued expenses.........................................  $  10,866  $  34,940   $    45,741
Accrued interest.........................................      1,108     24,385        12,239
Accrued programming......................................      9,463     20,018        30,965
Accrued royalties........................................      7,693     17,747        42,310
Deferred tax liabilities.................................     12,674     --           --
                                                           ---------  ---------  -------------
                                                           $  41,804  $  97,090   $   131,255
                                                           ---------  ---------  -------------
                                                           ---------  ---------  -------------

ADVERTISING COSTS

    Advertising costs, exclusive of subscriber promotion subsidies, are expensed as incurred and totaled $2 million, $18 million and $35 million for the years ended December 31, 1995, 1996 and 1997, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income" ("FAS No. 130"), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The Company adopted FAS No. 130 effective as of the first quarter of 1998. FAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components, however it has no impact on the Company's net income or stockholder's equity. The change in unrealized gain (loss) on available for sales securities is the Company's only component of other comprehensive income and such amounts were immaterial for the years ended December 31, 1995, 1996 and 1997. The components of comprehensive loss, net of tax, are as follows (in thousands):

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                      ------------------------
                                                                         1997         1998
                                                                      -----------  -----------
                                                                            (UNAUDITED)
Net loss............................................................  $  (248,937) $  (170,960)
Change in unrealized gain (loss) on available-for-sale securities...           12            8
                                                                      -----------  -----------
Comprehensive loss..................................................  $  (248,925) $  (170,952)
                                                                      -----------  -----------
                                                                      -----------  -----------

    In June 1997, the FASB issued FAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("FAS No. 131") which establishes standards for reporting information about

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) operating segments in annual financial statements of public business enterprises and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders and for related disclosures about products and services, geographic areas, and major customers. FAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The adoption of FAS No. 131 may require additional disclosure in the Company's financial statements.

RECLASSIFICATIONS

    Certain amounts from the prior years combined and consolidated financial statements have been reclassified to conform with the current year presentation.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following (in thousands):

                                                                                     DECEMBER 31,
                                                                     LIFE       ----------------------  SEPTEMBER 30,
                                                                  (IN YEARS)       1996        1997         1998
                                                                 -------------  ----------  ----------  -------------
                                                                                                         (UNAUDITED)
EchoStar I.....................................................           12    $  201,607  $  201,607   $   201,607
EchoStar II....................................................           12       228,694     228,694       228,694
EchoStar III...................................................           12          --          --         234,083
EchoStar IV (Note 4)...........................................           12          --          --         104,636
Furniture, fixtures and equipment..............................         2-12        72,932      92,170       155,208
Buildings and improvements.....................................         7-40        21,649      22,114        48,465
Tooling and other..............................................            2         3,253       4,336         5,579
Land...........................................................          --          1,613       1,636         1,638
Vehicles.......................................................            7         1,323       1,321         1,288
Construction in progress.......................................          --         89,681     393,189        20,396
                                                                                ----------  ----------  -------------
  Total property and equipment.................................                    620,752     945,067     1,001,594
Accumulated depreciation.......................................                    (35,219)    (85,783)     (143,629)
                                                                                ----------  ----------  -------------
  Property and equipment, net..................................                 $  585,533  $  859,284   $   857,965
                                                                                ----------  ----------  -------------
                                                                                ----------  ----------  -------------

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. PROPERTY AND EQUIPMENT (CONTINUED)
    Construction in progress consists of the following (in thousands):

                                                                                  DECEMBER 31,
                                                                              ---------------------  SEPTEMBER 30,
                                                                                1996        1997         1998
                                                                              ---------  ----------  -------------
                                                                                                      (UNAUDITED)
Progress amounts for satellite construction and capitalized interest:
  EchoStar III..............................................................  $  29,123  $  234,083    $  --
  EchoStar IV...............................................................     56,320     119,853       --
Other.......................................................................      4,238      39,253       20,396
                                                                              ---------  ----------  -------------
                                                                              $  89,681  $  393,189    $  20,396
                                                                              ---------  ----------  -------------
                                                                              ---------  ----------  -------------

    EchoStar III, which was launched in October 1997, commenced commercial operation in January 1998. EchoStar IV, which was launched in May 1998, commenced commercial operation in August 1998.

4. ECHOSTAR IV DEVELOPMENTS (UNAUDITED)

    As previously announced, the south solar array on EchoStar IV did not properly deploy subsequent to the launch of the satellite on May 8, 1998. This anomaly resulted in a reduction of power available to operate the satellite. In addition, an unrelated anomaly discovered during the third quarter of 1998 has resulted in the failure of six traveling-wave-tube amplifiers ("TWTAs"). The satellite is equipped with a total of 44 TWTAs. Only 24 TWTAs are necessary to fully utilize EchoStar's 24 frequencies at 148 DEG. West Longitude ("WL"), where the satellite is located.

    EchoStar is currently able to use a maximum of only 20 transponders as a result of the solar array anomaly described above. The number of available transponders will decrease over time, but based on existing data, EchoStar expects that approximately 16 transponders will probably be available over the entire expected 12 year life of the satellite, absent significant additional TWTA failures. In September 1998, EchoStar filed a $219.3 million insurance claim for a total constructive loss (as defined in the launch insurance policy) related to EchoStar IV. However, if EchoStar were to receive $219.3 million for a total constructive loss on the satellite, the insurers would obtain the sole right to the benefits of salvage from EchoStar IV under the terms of the launch insurance policy. While EchoStar believes it has suffered a total constructive loss of EchoStar IV in accordance with that definition in the launch insurance policy, EchoStar presently intends to negotiate a settlement with the insurers that will compensate EchoStar for the reduced satellite transmission capacity and allow EchoStar to retain title to the asset.

    Space originally contracted for the launch of EchoStar IV. Accordingly, all costs associated with the launch of EchoStar IV were recognized by Space. Funds necessary to pay for the launch of EchoStar IV were advanced to Space by ECC ($20 million) and DBS Corp ($64 million). However, because DBS Corp is the named insured under the terms of the EchoStar IV launch insurance policy, it will be entitled to all proceeds from any insurance settlement. Consequently, in September 1998, Space transferred its cost-basis in EchoStar IV to DBS Corp and ECC in settlement of prior advances. ECC then made a $20 million capital contribution of its basis in EchoStar IV to DBS Corp. As a result of

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. ECHOSTAR IV DEVELOPMENTS (UNAUDITED) (CONTINUED) these transactions (and prior to the impairment provision described below), all costs associated with the construction, launch and insurance of EchoStar IV are reflected on DBS Corp's balance sheet.

    During the third quarter of 1998, EchoStar recorded a $106 million provision for loss in connection with the estimated reduced operational capacity of EchoStar IV. This loss provision represents EchoStar's present estimate of its asset impairment attributable to lost transmission capacity on EchoStar IV resulting from the anomalies described above. EchoStar also recorded a $106 million gain attributable to an anticipated insurance claim receivable. While there can be no assurance as to the amount of the final insurance settlement, EchoStar believes that it will receive insurance proceeds related to EchoStar IV that will be sufficient to at least fully offset its asset impairment attributable to the reduction in capacity sustained by EchoStar IV. While EchoStar believes it has sustained a total constructive loss, insurers have requested additional information and may contest the claim. To the extent that it appears highly probable that EchoStar will receive insurance proceeds in excess of the $106 million currently recorded and that no further provision for loss is necessary, a gain will be recognized for the incremental amount in the period that the amount of the final settlement can be reasonably estimated. Likewise, if the satellite insurers obtain the right to salvage from EchoStar IV by payment to EchoStar of the $219.3 million insured amount, EchoStar will record an additional loss for the remaining carrying value of EchoStar IV. Pursuant to the terms of one of its indentures, EchoStar is required to reinvest all insurance proceeds received related to EchoStar IV in a replacement satellite or, at EchoStar's option, offer to repurchase outstanding 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). EchoStar intends to procure a replacement satellite on an accelerated basis.

5. LONG-TERM DEBT

1994 NOTES

    In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due June 1, 2004 (the "1994 Notes") and Common Stock Warrants (the "Warrants") (collectively, the "1994 Notes Offering"). The 1994 Notes Offering resulted in net proceeds to Dish, Ltd. of $323 million (including amounts attributable to the issuance of the Warrants and after payment of underwriting discounts and other issuance costs aggregating approximately $13 million).

    The 1994 Notes bear interest at a rate of 12 7/8% computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal value at stated maturity of $624 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I, EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are further guaranteed by each material, direct subsidiary of Dish, Ltd. Although the 1994 Notes are titled "Senior," Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior. The 1996 Notes and the 1997 Notes are effectively subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. LONG-TERM DEBT (CONTINUED)
Furthermore, at December 31, 1997, the 1994 Notes were effectively subordinated to approximately $9 million of mortgage indebtedness with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System, and rank PARI PASSU with the security interest of approximately $30 million of satellite vendor financing.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999, to 100% of principal value at stated maturity on or after June 1, 2002, together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002, and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the indenture related to the 1994 Notes (the "1994 Notes Indenture"), Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock;
(iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if (1) no default is continuing under the 1994 Notes Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to
1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Notes Indenture) from April 1, 1994, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

1996 NOTES

    In March 1996, ESBC, an indirect wholly-owned subsidiary of ECC, completed an offering (the "1996 Notes Offering") of 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"). The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $337 million (after payment of underwriting discounts and other issuance costs aggregating approximately $13 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. LONG-TERM DEBT (CONTINUED)
principal amount at stated maturity of $580 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

    The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by ECC, and are secured by liens on certain assets of ESBC, ECC and certain of ECC's subsidiaries, including all of the outstanding capital stock of Dish, Ltd., which currently owns substantially all of ECC's operating subsidiaries. Although the 1996 Notes are titled "Senior:" (i) ESBC has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1996 Notes would be senior; and (ii) the 1996 Notes are effectively subordinated to all liabilities of ECC (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC and the 1997 Notes), including liabilities to general creditors. As of December 31, 1997, EchoStar's liabilities, exclusive of the 1996 Notes and the 1997 Notes, aggregated approximately $882 million. Further, net cash flows generated by the assets and operations of ESBC's subsidiaries will be available to satisfy the obligations of the 1996 Notes only to the extent of allowable dividend payments by Dish, Ltd. under the 1994 Notes Indenture.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes will be subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000, to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

    The indenture related to the 1996 Notes (the "1996 Notes Indenture") contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets and apply the proceeds thereof; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; and (vii) enter into transactions with affiliates. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to DBS Corp without restrictions.

    In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

1997 NOTES

    In June 1997, DBS Corp, consummated an offering (the "1997 Notes Offering") of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). The 1997 Notes Offering resulted in net proceeds to DBS Corp of approximately $363 million (after payment of underwriting discounts and other issuance costs aggregating approximately $12 million). Interest accrues on the 1997 Notes at a rate of 12 1/2% and is

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. LONG-TERM DEBT (CONTINUED)
payable in cash semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Approximately $109 million of the net proceeds of the 1997 Notes Offering were placed in the Interest Escrow to fund the first five semi-annual interest payments (through January 1, 2000). Additionally, approximately $112 million of the net proceeds of the 1997 Notes Offering were placed in the Satellite Escrow to fund the construction, launch and insurance of EchoStar IV. The 1997 Notes mature on July 1, 2002.

    The 1997 Notes rank PARI PASSU in right of payment with all senior indebtedness of DBS Corp. The 1997 Notes are guaranteed on a subordinated basis by ECC (the "EchoStar Guarantee") and, contingent upon the occurrence of certain events, will be guaranteed by ESBC, Dish, Ltd., and certain other subsidiaries of DBS Corp and ECC. The 1997 Notes are secured by liens on the capital stock of DBS Corp, EchoStar IV, and certain other assets of DBS Corp. Although the 1997 Notes are titled "Senior:" (i) DBS Corp has not issued, and does not have any plans to issue, any indebtedness to which the 1997 Notes would be senior; and
(ii) the 1997 Notes are effectively subordinated to all liabilities of DBS Corp's subsidiaries, including the 1994 Notes, the 1996 Notes, and liabilities to general creditors (except to the extent that any subsidiary of DBS Corp may guarantee the 1997 Notes) and the EchoStar Guarantee is subordinated to all liabilities of ECC (except liabilities to general creditors). As of December 31, 1997, EchoStar's liabilities, exclusive of the 1997 Notes, aggregated approximately $1.3 billion.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1997 Notes are not redeemable at DBS Corp's option prior to July 1, 2000. Thereafter, the 1997 Notes will be subject to redemption, at the option of DBS Corp, in whole or in part, at redemption prices decreasing from 106.25% during the year commencing July 1, 2000 to 100% on or after July 1, 2002, together with accrued and unpaid interest thereon to the redemption date.

    The indenture related to the 1997 Notes (the "1997 Notes Indenture") and the Certificate of Designation related to ECC's 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock (the "Series B Preferred Stock") contain restrictive covenants that, among other things, impose limitations on the ability of DBS Corp to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to DBS Corp's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, DBS Corp may pay dividends on its equity securities only if: (1) no default shall have occurred or is continuing under the 1997 Notes Indenture; and
(2) after giving effect to such dividend and the incurrence of any indebtedness (the proceeds of which are used to finance the dividend), DBS Corps's ratio of total indebtedness to cash flow (calculated in accordance with the 1997 Notes Indenture) would not exceed 6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of the difference of cumulative consolidated cash flow (calculated in accordance with the 1997 Notes Indenture) minus 150% of consolidated interest expense of DBS Corp (calculated in accordance with the 1997 Notes Indenture), in each case from July 1, 1997 plus an amount equal to 100% of the aggregate net cash proceeds received by DBS Corp and its subsidiaries from the issuance or sale of certain equity interests of DBS Corp or EchoStar.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. LONG-TERM DEBT (CONTINUED)
    In the event of a change of control, as defined in the 1997 Notes Indenture, DBS Corp will be required to make an offer to repurchase all of the 1997 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

MORTGAGES AND OTHER NOTES PAYABLE

    Mortgages and other notes payable consists of the following (in thousands):

                                                                                  DECEMBER 31,
                                                                             ----------------------  SEPTEMBER 30,
                                                                                1996        1997         1998
                                                                             ----------  ----------  -------------
                                                                                                      (UNAUDITED)
8.25% note payable for satellite vendor financing for EchoStar I due in equal monthly installments of $722, including interest, through February
  2001.....................................................................  $   30,463  $   24,073   $    18,925
8.25% note payable for satellite vendor financing for EchoStar II due in equal monthly installments of $562, including interest, through November
  2001.....................................................................      27,161      22,489        18,724
8.25% note payable for satellite vendor financing for EchoStar III due in equal monthly installments of $294, including interest, through October
  2002.....................................................................      --          13,812        12,183
8.25% note payable for satellite vendor financing for EchoStar IV due in equal monthly installments of $264, including interest, through May
  2003.....................................................................      --          --            12,950
Mortgages and other unsecured notes payable due in installments through
  April 2009 with interest rates ranging from 8% to 10.5%..................       5,138       9,357         7,829
                                                                             ----------  ----------  -------------
Total......................................................................      62,762      69,731        70,611
Less current portion.......................................................     (11,334)    (17,885)      (21,064)
                                                                             ----------  ----------  -------------
Mortgages and other notes payable, net of current portion..................  $   51,428  $   51,846   $    49,547
                                                                             ----------  ----------  -------------
                                                                             ----------  ----------  -------------

    In addition to the above mortgages and other notes payable, as of December 31 1996, DBS Corp had a $12 million demand note payable to ECC. This note payable was repaid in full during October 1997. Also, during 1995 and 1996, ECC advanced DBSC $46 million in the form of notes payable to enable DBSC to make required payments under its EchoStar III construction contract (Note 1). The notes payable bear interest at 11.25%, which is being added to principal.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. LONG-TERM DEBT

    Future maturities of amounts outstanding under the Company's long-term debt facilities (excluding notes payable to ECC) as of December 31, 1997 are summarized as follows (in thousands):

                                                                                                  MORTGAGES
                                                                                                  AND OTHER
                                                              1994         1996         1997        NOTES
                                                              NOTES        NOTES       NOTES       PAYABLE       TOTAL
                                                           -----------  -----------  ----------  -----------  ------------
Year Ending December 31,
  1998...................................................  $   --       $   --       $   --       $  17,885   $     17,885
  1999...................................................      --           --           --          17,791         17,791
  2000...................................................      --           --           --          17,828         17,828
  2001...................................................      --           --           --          10,861         10,861
  2002...................................................      156,000      --          375,000       2,927        533,927
  Thereafter.............................................      468,000      580,000      --           2,439      1,050,439
  Unamortized discount...................................     (124,137)    (141,488)     --          --           (265,625)
                                                           -----------  -----------  ----------  -----------  ------------
Total....................................................  $   499,863  $   438,512  $  375,000   $  69,731   $  1,383,106
                                                           -----------  -----------  ----------  -----------  ------------
                                                           -----------  -----------  ----------  -----------  ------------

SATELLITE VENDOR FINANCING

    The purchase price for satellites is required to be paid in progress payments, some of which are non-contingent payments deferred until after the respective satellites are in orbit (satellite vendor financing). EchoStar utilized $36 million, $28 million and $14 million of satellite vendor financing for EchoStar I, EchoStar II and EchoStar III, respectively. The satellite vendor financing with respect to EchoStar I and EchoStar II is secured by substantially all assets of Dish, Ltd. and its subsidiaries (subject to certain restrictions) and a corporate guarantee of ECC. The satellite vendor financing for EchoStar III is secured by an ECC corporate guarantee. EchoStar also utilized $13 million of satellite vendor financing, at a rate of 8.25%, for EchoStar IV. The EchoStar IV satellite vendor financing is due over a period of five years and is secured by an ECC corporate guarantee.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. INCOME TAXES

    The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1995       1996        1997
                                                              ---------  ---------  -----------
Current (provision) benefit:
  Federal...................................................  $   1,711  $   4,596  $      (361)
  State.....................................................        (44)       (49)          (9)
  Foreign...................................................       (301)      (209)        (137)
                                                              ---------  ---------  -----------
                                                                  1,366      4,338         (507)
Deferred benefit:
  Federal...................................................      4,440     48,043      108,598
  State.....................................................        385      2,472        8,082
  Increase in valuation allowance...........................       --         --       (116,319)
                                                              ---------  ---------  -----------
                                                                  4,825     50,515          361
                                                              ---------  ---------  -----------
    Total benefit (provision)...............................  $   6,191  $  54,853  $      (146)
                                                              ---------  ---------  -----------
                                                              ---------  ---------  -----------

    As of December 31, 1997, the Company had net operating loss carryforwards ("NOLs") for Federal income tax purposes of approximately $334 million. The NOLs expire beginning in the year 2011. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. FAS No. 109, "Accounting for Income Taxes", ("FAS No. 109") requires that the potential future tax benefit of NOLs be recorded as an asset. FAS No. 109 also requires that deferred tax assets and liabilities be recorded for the estimated future tax effects of temporary differences between the tax basis and book value of assets and liabilities. Deferred tax assets are offset by a valuation allowance if deemed necessary.

    In 1997, the Company increased its valuation allowance sufficient to fully offset net deferred tax assets arising during the year. Realization of net deferred tax assets is not assured and is principally dependent on generating future taxable income prior to expiration of the NOLs. Management believes existing net deferred tax assets in excess of the valuation allowance will, more likely than not, be realized. The Company continuously reviews the adequacy of its valuation allowance. Future decreases to the valuation allowance will be made only as changed circumstances indicate that it is more likely that not the additional benefits will be realized. Any future adjustments to the valuation allowance will be recognized as a separate component of the Company's provision for income taxes.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. INCOME TAXES (CONTINUED)
    The temporary differences which give rise to deferred tax assets and liabilities as of December 31, 1996 and 1997 are as follows (in thousands):

                                                                                                DECEMBER 31,
                                                                                           -----------------------
                                                                                              1996        1997
                                                                                           ----------  -----------
Current deferred tax assets:
  Accrued royalties......................................................................  $    3,029  $     6,506
  Inventory reserves and cost methods....................................................       1,811        1,180
  Accrued expenses.......................................................................       1,414        6,391
  Allowance for doubtful accounts........................................................         674          517
  Reserve for warranty costs.............................................................         284          270
  Unrealized holding loss on marketable investment securities............................        --              4
  Other..................................................................................          57         --
                                                                                           ----------  -----------
Total current deferred tax assets........................................................       7,269       14,868
Current deferred tax liabilities:
  Subscriber acquisition costs and other.................................................     (19,943)      (6,846)
                                                                                           ----------  -----------
Total current deferred tax liabilities...................................................     (19,943)      (6,846)
                                                                                           ----------  -----------
Gross current deferred tax assets (liabilities)..........................................     (12,674)       8,022
Valuation allowance......................................................................        --         (5,081)
                                                                                           ----------  -----------
Net current deferred tax assets (liabilities)............................................     (12,674)       2,941

Noncurrent deferred tax assets:
  General business and foreign tax credits...............................................        --          2,224
  Net operating loss carryforwards.......................................................      77,910      122,515
  Amortization of original issue discount on 1994 Notes and 1996 Notes...................      34,912       60,831
  Other..................................................................................       3,451        7,571
                                                                                           ----------  -----------
Total noncurrent deferred tax assets.....................................................     116,273      193,141
Noncurrent deferred tax liabilities:
  Capitalized costs deducted for tax.....................................................     (17,683)        --
  Depreciation...........................................................................     (18,927)     (17,264)
  Other..................................................................................        --           (230)
                                                                                           ----------  -----------
Total noncurrent deferred tax liabilities................................................     (36,610)     (17,494)
                                                                                           ----------  -----------
Gross deferred tax assets................................................................      79,663      175,647
                                                                                           ----------  -----------
Valuation allowance......................................................................        --       (111,238)
                                                                                           ----------  -----------
Net noncurrent deferred tax assets.......................................................      79,663       64,409
                                                                                           ----------  -----------
Net deferred tax assets..................................................................  $   66,989  $    67,350
                                                                                           ----------  -----------
                                                                                           ----------  -----------

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. INCOME TAXES (CONTINUED)
    The actual tax benefit (provision) for 1995, 1996 and 1997 are reconciled to the amounts computed by applying the statutory Federal tax rate to income before taxes as follows:

                                                                            YEARS ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1995       1996       1997
                                                                         ---------  ---------  ---------
Statutory rate.........................................................       35.0%      35.0%      35.0%
State income taxes, net of Federal benefit.............................        1.2        1.8        1.6
Tax exempt interest income.............................................        0.1        --         --
Research and development and foreign tax credits.......................        0.2        --         0.7
Non-deductible interest expense........................................       (1.7)      (1.4)      (0.5)
Other..................................................................       (1.4)      (0.4)      (0.8)
Increase in valuation allowance........................................        --         --       (36.0)
                                                                               ---        ---  ---------
Total benefit from income taxes........................................       33.4%      35.0%       --%
                                                                               ---        ---  ---------
                                                                               ---        ---  ---------

7. STOCK COMPENSATION PLANS

STOCK INCENTIVE PLAN

    In April 1994, EchoStar adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. EchoStar has reserved up to 10 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. All stock options granted through December 31, 1997 have included exercise prices not less than the fair market value of EchoStar's Class A Common Stock at the date of grant, and vest, as determined by EchoStar's Board of Directors, generally at the rate of 20% per year.

    A summary of EchoStar's incentive stock option activity for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                             1995                     1996                     1997
                                                    -----------------------  -----------------------  -----------------------
                                                                 WEIGHTED-                WEIGHTED-                WEIGHTED-
                                                                  AVERAGE                  AVERAGE                  AVERAGE
                                                                 EXERCISE                 EXERCISE                 EXERCISE
                                                     OPTIONS       PRICE      OPTIONS       PRICE      OPTIONS       PRICE
                                                    ----------  -----------  ----------  -----------  ----------  -----------
Options outstanding, beginning of year............     744,872   $    9.33    1,117,133   $   12.23    1,025,273   $   14.27
Granted...........................................     419,772       17.13      138,790       27.02      779,550       17.05
Repriced..........................................      --          --           --          --          255,794       17.00
Exercised.........................................      (4,284)       9.33     (103,766)      10.24      (98,158)       9.64
Forfeited.........................................     (43,227)      10.55     (126,884)      13.27     (437,892)      19.46
                                                    ----------  -----------  ----------  -----------  ----------  -----------
Options outstanding, end of year..................   1,117,133   $   12.23    1,025,273   $   14.27    1,524,567   $   14.99
                                                    ----------  -----------  ----------  -----------  ----------  -----------
                                                    ----------  -----------  ----------  -----------  ----------  -----------
Exercisable at end of year........................     142,474   $    9.33      258,368   $   11.31      347,009   $   12.15
                                                    ----------  -----------  ----------  -----------  ----------  -----------
                                                    ----------  -----------  ----------  -----------  ----------  -----------

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. STOCK COMPENSATION PLANS (CONTINUED)
    Exercise prices for options outstanding as of December 31, 1997 are as follows:

                               OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                    ------------------------------------------  ---------------------------
                       NUMBER        WEIGHTED-                     NUMBER
                    OUTSTANDING       AVERAGE       WEIGHTED-   EXERCISABLE     WEIGHTED-
                       AS OF         REMAINING       AVERAGE       AS OF         AVERAGE
     RANGE OF       DECEMBER 31,    CONTRACTUAL     EXERCISE    DECEMBER 31,    EXERCISE
 EXERCISE PRICES        1997           LIFE           PRICE         1997          PRICE
------------------  ------------  ---------------  -----------  ------------  -------------
$9.333--$11.870...      429,644           4.60      $    9.53       226,771     $    9.48
17.000-- 17.000...    1,053,683           7.11          17.00       117,990         17.00
18.290-- 26.688...       41,240           4.79          20.58         2,248         26.69
                    ------------           ---     -----------  ------------       ------
$9.333--$26.688...    1,524,567           6.34      $   14.99       347,009     $   12.15
                    ------------           ---     -----------  ------------       ------
                    ------------           ---     -----------  ------------       ------

    On July 1, 1997, the Board of Directors approved a repricing of substantially all outstanding options with an exercise price greater than $17.00 per share of Class A Common Stock to $17.00 per share. The Board of Directors would not typically consider reducing the exercise price of previously granted options. However, these options were repriced due to the occurrence of certain events beyond the reasonable control of the employees of EchoStar which significantly reduced the incentive these options were intended to create. The fair market value of the Class A Common Stock was $15.25 on the date of the repricing. Options to purchase approximately 256,000 shares of Class A Common Stock were affected by this repricing.

ACCOUNTING FOR STOCK-BASED COMPENSATION

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of EchoStar's employee stock options is equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized. In October 1995, the FASB issued FAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," ("FAS No. 123") which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected to not adopt FAS No. 123 for expense recognition purposes.

    Pro forma information regarding net income is required by FAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation plans using the fair value method prescribed by that statement. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. STOCK COMPENSATION PLANS (CONTINUED)
options. The fair value of each option grant was estimated at the date of the grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1995       1996       1997
                                                              ---------  ---------  ---------
Risk-free interest rate.....................................       6.12%      6.80%      6.09%
Volatility factor...........................................         62%        62%        68%
Dividend yield..............................................       0.00%      0.00%      0.00%
Expected term of options....................................    6 years    6 years    6 years
Weighted-average fair value of options granted..............  $    9.86  $   16.96  $   10.38

    The Company's pro forma net loss was $13 million, $103 million and $325 million for the years ended December 31, 1995, 1996 and 1997, respectively.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards.

8. EMPLOYEE BENEFIT PLANS

EMPLOYEE STOCK PURCHASE PLAN

    During 1997, the Board of Directors and shareholders of ECC approved an employee stock purchase plan (the "ESPP"), effective beginning October 1, 1997. Under the ESPP, EchoStar is authorized to issue a total of 100,000 shares of ECC's Class A Common Stock. Substantially all full-time employees who have been employed by EchoStar for at least one calendar quarter are eligible to participate in the ESPP. Employee stock purchases are made through payroll deductions. Under the terms of the ESPP, employees may not deduct an amount which would permit such employee to purchase capital stock of EchoStar under all stock purchase plans of EchoStar at a rate which would exceed $25,000 in fair market value of capital stock in any one year. The purchase price of the stock is 85% of the closing price of ECC's Class A Common Stock on the last business day of each calendar quarter in which such shares of ECC's Class A Common Stock are deemed sold to an employee under the ESPP. The ESPP shall terminate upon the first to occur of (i) October 1, 2007 or (ii) the date on which the ESPP is terminated by the Board of Directors. During the fourth quarter of 1997, employees of the Company purchased 4,430 shares of ECC's Class A Common Stock through the ESPP.

401(K) EMPLOYEE SAVINGS PLAN

    EchoStar sponsors a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by EchoStar, subject to a maximum annual contribution by EchoStar of $1,000 per employee. EchoStar also may make an annual

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. EMPLOYEE BENEFIT PLANS (CONTINUED)
discretionary contribution to the plan with approval by EchoStar's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. The Company's cash contributions to the 401(k) Plan totaled $177,000, $226,000 and $329,000 during 1995, 1996 and 1997, respectively. Additionally, the Company contributed 55,000 shares of EchoStar's Class A Common Stock in 1995 and 1996, (fair value of $1 million and $935,000, respectively) to the 401(k) Plan as discretionary contributions. During 1998, the Company contributed 80,000 shares of EchoStar's Class A Common Stock (fair value of approximately $2 million) to the 401(k) Plan related to its 1997 discretionary contribution.

9. C-BAND AND OTHER REVENUE

    Effective January 1, 1998, the Company ceased operation of its C-band programming business. Consequently, the net result of the Company's C-band programming business is reported as "C-band and other revenue" in the accompanying statements of operations. C-band and other revenue consists of the following (in thousands):

                                                                 YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                                1995        1996       1997
                                                             ----------  ----------  ---------
C-band equipment sales and other...........................  $  110,992  $   54,592  $  32,308
C-band programming sales...................................      15,232      11,921      7,100
C-band programming--cost of sales..........................     (13,520)    (10,510)    (6,712)
                                                             ----------  ----------  ---------
  C-band and other revenue, net............................  $  112,704  $   56,003  $  32,696
                                                             ----------  ----------  ---------
                                                             ----------  ----------  ---------

10. OTHER COMMITMENTS AND CONTINGENCIES

    As of December 31, 1997, Space had contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV from the Baikonur Cosmodrome in the Republic of Kazakhstan, a territory of the former Soviet Union, utilizing a Proton launch vehicle (the "LKE Contract"). EchoStar IV was launched in May 1998 and commenced commercial operation in August 1998. As of December 31, 1997, the Company expected to expend approximately $68 million during 1998 in connection with the construction launch and insurance of EchoStar IV. Actual expenditures for these costs totaled approximately $80 million through September 30, 1998. These expenditures have been funded from the Satellite Escrow.

    EchoStar has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a two satellite FSS (fixed satellite service) Ku-band system and a two satellite FSS Ka-band satellite system. No assurance can be given that EchoStar's applications will be approved by the FCC or that, if approved, EchoStar will be able to successfully develop the FSS Ku-band or the Ka-band systems. EchoStar believes that establishment of the FSS Ku-band system or the FSS Ka-band system would enhance its competitive position in the DTH industry. In the event EchoStar's FSS Ku-band or Ka-band system applications are approved by the FCC, additional debt or equity financing would be required. No assurance can be given that such financing will be available, or that it will be available on terms acceptable to EchoStar.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)
PURCHASE COMMITMENTS

    As of December 31, 1997, the Company's purchase commitments totaled approximately $87 million. The majority of these commitments relate to EchoStar Receiver Systems and related components. All of the purchases related to these commitments are expected to be made during 1998. The Company expects to finance these purchases from existing unrestricted cash balances and future cash flows generated from operations, if any.

THE NEWS CORPORATION LIMITED

    During February 1997, EchoStar and The News Corporation Limited ("News") announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110 DEG. WL purchased by MCI Communications Corporation for over $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    In May 1997, EchoStar filed a Complaint requesting that the Court confirm EchoStar's position and declare that News is obligated pursuant to the News Agreement to lend $200 million to EchoStar without interest and upon such other terms as the Court orders. EchoStar also filed a First Amended Complaint significantly expanding the scope of the litigation to include breach of contract, failure to act in good faith, and other causes of action. EchoStar seeks specific performance of the News Agreement and damages, including lost profits based on, among other things, a jointly prepared ten-year business plan showing expected profits for EchoStar in excess of $10 billion based on consummation of the transactions contemplated by the News Agreement.

    In June 1997, News filed an answer and counterclaims seeking unspecified damages. News' answer denies all of the material allegations in the First Amended Complaint and asserts numerous defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. The counterclaims, in which News is joined by its subsidiary American Sky Broadcasting, L.L.C., assert that EchoStar and Ergen breached their agreements with News and failed to act and negotiate with News in good faith. EchoStar has responded to News' answer and denied the allegations in their counterclaims. EchoStar also has asserted various affirmative defenses. EchoStar is vigorously defending against the counterclaims. The case has been set for trial commencing March 1999, but that date could be postponed.

    In connection with the News and MCI/WorldCom Transaction (the "Pending 110 Acquisition") (Note 15), the litigation between EchoStar and News Corporation will be stayed and will be dismissed with prejudice upon closing or if the transaction is terminated for reasons other than the breach by, or failure to fill a condition within the control of, News Corporation or MCI WorldCom Inc. ("MCI").

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)
WIC PREMIUM TELEVISION LTD.

    On July 28, 1998, a lawsuit was filed by WIC Premium Television Ltd. ("WIC"), an Alberta corporation, in the Federal Court of Canada Trial Division, against certain defendants which include: General Instrument Corporation, HBO, Warner Communications, Inc., John Doe, Showtime, U.S. Satellite Broadcasting Corporation ("USSB"), ECC and two of ECC's wholly-owned subsidiaries, Dish, Ltd. ("Dish") and Echosphere Corporation ("Echosphere"). The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from activating receivers in Canada and from infringing any copyrights held by WIC. It is too early to determine whether or when any other lawsuits and/or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

    On September 28, 1998, WIC filed another lawsuit in the Court of Queen's Bench of Alberta Judicial District of Edmonton against certain defendants, which also include ECC, Dish, and Echosphere. WIC is a company authorized to broadcast certain copyrighted work, such as movies and concerts, to residents of Canada. WIC alleges that the defendants engaged in, promoted, and/or allowed satellite dish equipment from the United States to be sold in Canada and to Canadian residents and that some of the defendants allowed and profited from Canadian residents purchasing and viewing subscription television programming that is only authorized for viewing in the United States. The lawsuit seeks, among other things, interim and permanent injunction prohibiting the defendants from importing hardware into Canada and from activating receivers in Canada and damages in excess of the equivalent of US $175 million. It is too early to determine whether or when any other lawsuits and/or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

BROADCAST NETWORK PROGRAMMING

    Section 119 of the Satellite Home Viewer Act ("SHVA") authorizes EchoStar to sell satellite-delivered network signals (ABC, NBC, CBS Fox, etc.) to EchoStar subscribers, but only if those subscribers qualify as "unserved" households as that term is defined in the SHVA. Historically, EchoStar obtained broadcast network signals for distribution to its subscribers through PrimeTime 24, Joint Venture ("PrimeTime 24"). PrimeTime 24 also distributes network signals to certain of EchoStar's competitors in the satellite industry.

    The national networks and local affiliate stations have recently challenged PrimeTime 24's methods of selling network programming (national and local) to consumers based upon infringement of copyright. The U.S. District Court for the Southern District of Florida entered a nationwide injunction preventing PrimeTime 24 from selling its programming to consumers unless the programming was sold according to certain stipulations in the injunction. The Court also purported to enjoin PrimeTime 24's "distributors" as well. The Plaintiff in the Florida litigation informed EchoStar that it considered EchoStar a "distributor" and has since threatened EchoStar with litigation.

    As a result of: (a) these rulings; (b) EchoStar's determination to sell local network channels back into the area from which they originate; (c) 1997 adjustments to copyright royalties payable in connection with delivery of network signals by satellite; and (d) a number of other regulatory, political,

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED) legal, contractual and business factors, during July 1998, EchoStar ceased delivering PrimeTime 24 programming, and began uplinking and distributing network signals directly. EchoStar has also implemented Section 119 compliance procedures which will materially restrict the market for the sale of network signals by EchoStar. CBS and other broadcast networks have informed EchoStar that they believe EchoStar's method of providing distant network programming violates the SHVA and hence infringes their copyright.

    On October 19, 1998, EchoStar filed a declaratory judgment action in the United States District Court for the District of Colorado against the four major networks. In the future, EchoStar may attempt to certify a class including the networks as well as any and all owned and operated stations and any independent affiliates. EchoStar has asked the court to enter a judgment declaring that EchoStar's method of providing distant network programming does not violate the SHVA and hence does not infringe the networks' copyrights. The Company cannot be sure that the court will rule in our favor in this regard. Furthermore, an October 28, 1997, ruling of the Librarian of Congress substantially increased the royalty rate for retransmission of distant network and superstation signals. While judicial review of this ruling is pending, the rates are now effective.

    Certain national television broadcast networks (and their local affiliates) have threatened to file counter-claims or separate lawsuits against EchoStar for both the retransmission of local-into-local and distant-into-local signals. While to date EchoStar has not been served with a complaint, recent press reports indicate that a lawsuit may have been filed in Miami by the networks and their affiliates against EchoStar. In the event of a decision adverse to EchoStar in any such litigation, significant damage awards and additional material restrictions on the sale of network signals by EchoStar could result. Among other things, EchoStar could be required to terminate delivery of network signals to a material portion of its subscriber base. Further restrictions on the sale of network channels imposed in the future could result in decreases in subscriber activations and subscription television services revenue and an increase in subscriber churn.

    EchoStar is subject to various other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to those actions will not materially affect the financial position or results of operations of EchoStar.

METEOROID EVENTS

    In November 1998 certain meteoroid events occurred as the earth's orbit passed through the particulate trail of Comet 55P (Tempel-Tuttle). While there can be no assurance, the Company believes that its DBS satellites did not incur any significant damage as a result of these events. Similar meteoriod events are expected to occur again in November 1999. These meteoroid events continue to pose a potential threat to all in-orbit geosynchronous satellites, including EchoStar's DBS satellites. While the probability that EchoStar's spacecraft will be damaged by space debris is very small, that probability will increase by several orders of magnitude during the November 1999 meteoroid events. EchoStar is presently evaluating the potential effects that the November 1999 meteoroid events may have on its DBS satellites. At this time, EchoStar has not finally determined the impact, if any, these meteoroid events may have on EchoStar's DBS satellites.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS

    The following pages present the consolidated and combining financial information for DBS Corp and its affiliates and subsidiaries as of December 31, 1996 and 1997 and as of September 30, 1998, and for the three years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998. Consolidated and combining financial information is presented for the following entities:

        Consolidated DBS Corp (referred to as "DBS Corp")
        Space Stand Alone Company (referred to as "Space")
        DBSC Stand Alone Company (referred to as "DBSC")
        Combined and Consolidated DBS Corp (referred to as "DBS Corp and Affiliates and Subsidiaries")

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
CONSOLIDATED AND COMBINING BALANCE SHEETS--AS OF DECEMBER 31, 1996 (IN MILLIONS)

                                                                                                                DBS CORP AND
                                                                                                                 AFFILIATES
                                                                              DBS                                    AND
                                                                             CORP        SPACE        DBSC      SUBSIDIARIES
                                                                           ---------  -----------  -----------  -------------
ASSETS
Current Assets:
  Cash and cash equivalents..............................................  $      39      $  --        $  --         $   39
  Marketable investment securities.......................................         19         --           --             19
  Trade accounts receivable, net.........................................         14         --           --             14
  Inventories............................................................         73         --           --             73
  Subscriber acquisition costs, net......................................         68         --           --             68
  Other current assets...................................................         19         --           --             19
                                                                           ---------       -----        -----        ------
Total current assets.....................................................        232         --           --            232

Advances to affiliates, net..............................................         69         (57)         --             12
Restricted cash and marketable investment securities.....................         79         --           --             79
Property and equipment, net..............................................        529          57          --            586
FCC authorizations, net..................................................         72         --           --             72
Other noncurrent assets..................................................        105         --           --            105
                                                                           ---------       -----        -----        ------
    Total assets.........................................................  $   1,086      $  --        $  --         $1,086
                                                                           ---------       -----        -----        ------
                                                                           ---------       -----        -----        ------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable.................................................  $      41      $  --        $  --         $   41
  Deferred revenue.......................................................        104         --           --            104
  Accrued expenses.......................................................         43         --           --             43
  Advances from affiliates, net..........................................        --          --           --            --
  Current portion of long-term debt......................................         11         --           --             11
                                                                           ---------       -----        -----        ------
Total current liabilities................................................        199         --           --            199

Long-term obligations, net of current portion:
  Investment in subsidiaries.............................................        --          --           --            --
  1994 Notes.............................................................        437         --           --            437
  1996 Notes.............................................................        386         --           --            386
  Mortgages and other notes payable, net of current portion..............         64         --           --             64
  Long-term deferred satellite services revenue and other long-term
    liabilities..........................................................          7         --           --              7
                                                                           ---------       -----        -----        ------
Total long-term liabilities..............................................        894         --           --            894
                                                                           ---------       -----        -----        ------
                                                                           ---------       -----        -----        ------
    Total liabilities....................................................      1,093         --           --          1,093

Stockholders' equity (deficit)...........................................         (7)        --           --             (7)
                                                                           ---------       -----        -----        ------
    Total liabilities and stockholders' equity (deficit).................  $   1,086      $  --        $  --         $1,086
                                                                           ---------       -----        -----        ------
                                                                           ---------       -----        -----        ------

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
CONSOLIDATED AND COMBINING BALANCE SHEETS--AS OF DECEMBER 31, 1997 (IN MILLIONS)

                                                                                                                DBS CORP AND
                                                                                                                 AFFILIATES
                                                                              DBS                                    AND
                                                                             CORP        SPACE        DBSC      SUBSIDIARIES
                                                                           ---------  -----------  -----------  -------------
ASSETS
Current Assets:
  Cash and cash equivalents..............................................  $      62      $  --        $  --         $   62
  Marketable investment securities.......................................          4         --           --              4
  Trade accounts receivable, net.........................................         66         --           --             66
  Inventories............................................................         23         --           --             23
  Subscriber acquisition costs, net......................................         19         --           --             19
  Other current assets...................................................          8         --           --              8
                                                                           ---------        ---        -----         ------
Total current assets.....................................................        182         --           --            182

Advances to affiliates, net..............................................        230        (198)        (30)             2
Restricted cash and marketable investment securities.....................        188         --           --            188
Property and equipment, net..............................................        569         198          92            859
FCC authorizations, net..................................................         81         --           18             99
Other noncurrent assets..................................................        101         --           --            101
                                                                           ---------         ---        -----        ------
    Total assets.........................................................  $   1,351      $  --         $  80        $1,431
                                                                           ---------         ---        -----        ------
                                                                           ---------         ---        -----        ------

Current Liabilities:
  Trade accounts payable.................................................  $      68      $  --        $  --         $   68
  Deferred revenue.......................................................        122         --           --            122
  Accrued expenses.......................................................         97         --           --             97
  Advances from affiliates, net..........................................        --          --           --            --
  Current portion of long-term debt......................................         15         --             3            18
                                                                           ---------         ---        -----        ------
Total current liabilities................................................        302         --             3           305

  1994 Notes.............................................................        500         --           --            500
  1996 Notes.............................................................        438         --           --            438
  1997 Notes.............................................................        375         --           --            375
  Mortgages and other notes payable, net of current portion..............         41         --            66           107
  Long-term deferred satellite services revenue and other long-term
    liabilities..........................................................         20         --           --             20
                                                                           ---------         ---        -----        ------
Total long-term liabilities..............................................      1,374         --            66         1,440
                                                                           ---------         ---        -----        ------
    Total liabilities....................................................      1,676         --            69         1,745

Stockholders' equity (deficit)...........................................       (325)        --            11          (314)
                                                                           ---------         ---        -----        ------
                                                                           ---------         ---        -----        ------
    Total liabilities and stockholders' equity (deficit).................  $   1,351      $  --        $   80        $1,431
                                                                           ---------         ---        -----        ------
                                                                           ---------         ---        -----        ------

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
CONSOLIDATED AND COMBINING BALANCE SHEETS--AS OF SEPTEMBER 30, 1998 (IN
  MILLIONS)

                                                                                                                DBS CORP AND
                                                                                                                 AFFILIATES
                                                                              DBS                                    AND
                                                                             CORP        SPACE        DBSC      SUBSIDIARIES
                                                                           ---------  -----------  -----------  -------------
                                                                                              (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents..............................................  $      42      $  --        $  --         $   42
  Marketable investment securities.......................................          2         --           --              2
  Trade accounts receivable, net.........................................         84         --           --             84
  Inventories............................................................         82         --           --             82
  Subscriber acquisition costs, net......................................       --           --           --            --
  Other current assets...................................................         20         --           --             20
                                                                           ---------       -----        -----        ------
Total current assets.....................................................        230         --           --            230

Advances to affiliates, net..............................................        --          --           --            --
Restricted cash and marketable investment securities.....................        182         --           --            182
Property and equipment, net..............................................        639          99          120           858
FCC authorizations, net..................................................         86         --            18           104
Other noncurrent assets..................................................         93         --           --             93
                                                                           ---------       -----        -----        ------
    Total assets.........................................................  $   1,230      $   99       $  138        $1,467
                                                                           ---------       -----        -----        ------
                                                                           ---------       -----        -----        ------

Current Liabilities:
  Trade accounts payable.................................................  $      91      $  --        $    1        $   92
  Deferred revenue.......................................................        113         --           --            113
  Accrued expenses.......................................................        131         --           --            131
  Advances from affiliates, net..........................................       (147)        109           67            29
  Current portion of long-term debt......................................         18         --             3            21
                                                                           ---------       -----        -----        ------
Total current liabilities................................................        206         109           71           386

  1994 Notes.............................................................        553         --           --            553
  1996 Notes.............................................................        482         --           --            482
  1997 Notes.............................................................        375         --           --            375
  Mortgages and other notes payable, net of current portion..............         40         --            68           108
  Long-term deferred satellite services revenue and other long-term
    liabilities..........................................................         28         --           --             28
                                                                           ---------       -----        -----        ------
Total long-term liabilities..............................................      1,478         --            68         1,546
                                                                           ---------       -----        -----        ------
    Total liabilities....................................................      1,684         109          139         1,932

Stockholders' equity (deficit)...........................................       (454)        (10)          (1)         (465)
                                                                           ---------       -----        -----        ------
    Total liabilities and stockholders' equity (deficit).................  $   1,230      $   99       $  138        $1,467
                                                                           ---------       -----        -----        ------
                                                                           ---------       -----        -----        ------

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

 (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS
                       CORPORATION, AS DEFINED IN NOTE 1)

      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
CONSOLIDATED AND COMBINING STATEMENTS OF OPERATIONS--YEAR ENDED DECEMBER 31,
  1995 (IN MILLIONS)

                                                                                                                DBS CORP AND
                                                                                                                 AFFILIATES
                                                                                                                     AND
                                                                           DBS CORP      SPACE        DBSC      SUBSIDIARIES
                                                                           ---------  -----------  -----------  -------------
REVENUE:
  DTH equipment sales and integration services.........................    $      36        $  --        $  --          $   36
  C-band and other.....................................................          112           --           --             112
                                                                               -----         -----        -----          -----
Total revenue..........................................................          148           --           --             148

COSTS AND EXPENSES:
  Cost of sales--DTH equipment and integration services................           30           --           --              30
  Cost of sales--C-band and other......................................           85           --           --              85
  Advertising and other................................................            2           --           --               2
  General and administrative...........................................           36           --           --              36
  Depreciation and amortization........................................            3           --           --               3
                                                                               -----         -----        -----          -----
Total costs and expenses...............................................          156           --           --             156
                                                                               -----         -----        -----          -----

Operating loss.........................................................           (8)          --           --              (8)

Other Income (Expense):
  Interest income......................................................           13           --           --              13
  Interest expense, net of amounts capitalized.........................          (24)          --           --             (24)
  Other................................................................            1           --           --               1
                                                                               -----         -----        -----          -----
Total other income (expense)...........................................          (10)          --           --             (10)
                                                                               -----         -----        -----          -----
Loss before income taxes...............................................          (18)          --           --             (18)
Income tax benefit (provision), net....................................            6           --           --               6
                                                                               -----         -----        -----          -----
Net loss...............................................................    $     (12)       $  --        $  --          $  (12)
                                                                               -----         -----        -----          -----
                                                                               -----         -----        -----          -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)

    CONSOLIDATED AND COMBINING STATEMENTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
REVENUE:
  DISH Network:
    Subscription television services......................................  $      50   $      --    $      --     $      50
    C-band and other......................................................          8          --           --             8
                                                                            ---------         ---          ---         -----
  Total DISH Network......................................................         58          --           --            58
  DTH equipment sales and integration services............................         77          --           --            77
  Satellite services......................................................          6          --           --             6
  Other...................................................................         56          --           --            56
                                                                            ---------         ---          ---         -----
Total revenue.............................................................        197          --           --           197
COSTS AND EXPENSES:
  DISH Network Operating Expenses:
    Subscriber-related expenses...........................................         23          --           --            23
    Customer service center and other.....................................         13          --           --            13
    Satellite and transmission............................................          7          --           --             7
                                                                            ---------         ---          ---         -----
  Total DISH Network operating expenses...................................         43          --           --            43
  Cost of sales--DTH equipment and integration services...................         76          --           --            76
  Cost of sales--C-band and other.........................................         42          --           --            42
  Marketing:
    Subscriber promotion subsidies........................................         35          --           --            35
    Advertising and other.................................................         18          --           --            18
                                                                            ---------         ---          ---         -----
  Total marketing expenses................................................         53          --           --            53
  General and administrative..............................................         49          --           --            49
  Amortization of subscriber acquisition costs............................         16          --           --            16
  Depreciation and amortization...........................................         27          --           --            27
                                                                            ---------         ---          ---         -----
Total costs and expenses..................................................        306          --           --           306
                                                                            ---------         ---          ---         -----
Operating loss............................................................       (109)         --           --          (109)
Other Income (Expense):
  Interest income.........................................................         14          --           --            14
  Interest expense, net of amounts capitalized............................        (62)         --           --           (62)
  Other...................................................................         --          --           --            --
                                                                            ---------         ---          ---         -----
Total other income (expense)..............................................        (48)         --           --           (48)
                                                                            ---------         ---          ---         -----
Loss before income taxes..................................................       (157)         --           --          (157)
Income tax benefit (provision), net.......................................         55          --           --            55
                                                                            ---------         ---          ---         -----
Net loss..................................................................  $    (102)  $      --    $      --     $    (102)
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1997 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
REVENUE:
  DISH Network:
    Subscription television services......................................  $     299   $      --    $      --     $     299
    Other.................................................................         43          --           --            43
                                                                            ---------         ---          ---         -----
  Total DISH Network......................................................        342          --           --           342
  DTH equipment sales and integration services............................         90          --           --            90
  Satellite services......................................................         11          --           --            11
  C-band and other........................................................         33          --           --            33
                                                                            ---------         ---          ---         -----
Total revenue.............................................................        476          --           --           476
COSTS AND EXPENSES:
  DISH Network Operating Expenses:
    Subscriber-related expenses...........................................        144          --           --           144
    Customer service center and other.....................................         35          --           --            35
    Satellite and transmission............................................         14          --           --            14
                                                                            ---------         ---          ---         -----
  Total DISH Network operating expenses...................................        193          --           --           193
  Cost of sales--DTH equipment and integration services...................         61          --           --            61
  Cost of sales--C-band and other.........................................         24          --           --            24
  Marketing:
    Subscriber promotion subsidies........................................        149          --           --           149
    Advertising and other.................................................         35          --           --            35
                                                                            ---------         ---          ---         -----
  Total marketing expenses................................................        184          --           --           184
  General and administrative..............................................         66          --           --            66
  Amortization of subscriber acquisition costs............................        121          --           --           121
  Depreciation and amortization...........................................         51          --           --            51
                                                                            ---------         ---          ---         -----
Total costs and expenses..................................................        700          --           --           700
                                                                            ---------         ---          ---         -----
Operating loss............................................................       (224)         --           --          (224)
Other Income (Expense):
  Interest income.........................................................         13          --           --            13
  Interest expense, net of amounts capitalized............................       (105)         --           (5)         (110)
  Other...................................................................         (2)         --           --            (2)
                                                                            ---------         ---          ---         -----
Total other income (expense)..............................................        (94)         --           (5)          (99)
                                                                            ---------         ---          ---         -----
Loss before income taxes..................................................       (318)         --           (5)         (323)
Income tax benefit (provision), net.......................................         --          --           --            --
                                                                            ---------         ---          ---         -----
Net loss..................................................................  $    (318)  $      --    $      (5)    $    (323)
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF OPERATIONS--NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
                                                                                               (UNAUDITED)
REVENUE:
  DISH Network:
    Subscription television services......................................  $     193   $      --    $      --     $     193
    Other.................................................................         33          --           --            33
                                                                            ---------         ---          ---         -----
  Total DISH Network......................................................        226          --           --           226
  DTH equipment sales and integration services............................         37          --           --            37
  Satellite services......................................................          8          --           --             8
  C-band and other........................................................         25          --           --            25
                                                                            ---------         ---          ---         -----
Total revenue.............................................................        296          --           --           296
COSTS AND EXPENSES:
  DISH Network Operating Expenses:
    Subscriber-related expenses...........................................         97          --           --            97
    Customer service center and other.....................................         23          --           --            23
    Satellite and transmission............................................         10          --           --            10
                                                                            ---------         ---          ---         -----
  Total DISH Network operating expenses...................................        130          --           --           130
  Cost of sales--DTH equipment and integration services...................         26          --           --            26
  Cost of sales--C-band and other.........................................         16          --           --            16
  Marketing:
    Subscriber promotion subsidies........................................         99          --           --            99
    Advertising and other.................................................         24          --           --            24
                                                                            ---------         ---          ---         -----
  Total marketing expenses................................................        123          --           --           123
  General and administrative..............................................         46          --           --            46
  Amortization of subscriber acquisition costs............................         95          --           --            95
  Depreciation and amortization...........................................         38          --           --            38
                                                                            ---------         ---          ---         -----
Total costs and expenses..................................................        474          --           --           474
                                                                            ---------         ---          ---         -----
Operating loss............................................................       (178)         --           --          (178)
Other Income (Expense):
  Interest income.........................................................          9          --           --             9
  Interest expense, net of amounts capitalized............................        (75)         --           (5)          (80)
  Other...................................................................         --          --           --            --
                                                                            ---------         ---          ---         -----
Total other income (expense)..............................................        (66)         --           (5)          (71)
                                                                            ---------         ---          ---         -----
Loss before income taxes..................................................       (244)         --           (5)         (249)
Income tax benefit (provision), net.......................................         --          --           --            --
                                                                            ---------         ---          ---         -----
Net loss..................................................................  $    (244)  $      --    $      (5)    $    (249)
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF OPERATIONS--NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
                                                                                               (UNAUDITED)
REVENUE:
  DISH Network:
    Subscription television services......................................  $     460   $      --    $      --     $     460
    Other.................................................................         11          --           --            11
                                                                            ---------         ---          ---         -----
  Total DISH Network......................................................        471          --           --           471
  DTH equipment sales and integration services............................        191          --           --           191
  Satellite services......................................................         16          --           --            16
  C-band and other........................................................         19          --           --            19
                                                                            ---------         ---          ---         -----
Total revenue.............................................................        697          --           --           697
COSTS AND EXPENSES:
  DISH Network Operating Expenses:
    Subscriber-related expenses...........................................        211          --           --           211
    Customer service center and other.....................................         46          --           --            46
    Satellite and transmission............................................         17          --           --            17
                                                                            ---------         ---          ---         -----
  Total DISH Network operating expenses...................................        274          --           --           274
  Cost of sales--DTH equipment and integration services...................        131          --           --           131
  Cost of sales--C-band and other.........................................         12          --           --            12
  Marketing:
    Subscriber promotion subsidies........................................        165          --           --           165
    Advertising and other.................................................         26          --           --            26
                                                                            ---------         ---          ---         -----
  Total marketing expenses................................................        191          --           --           191
  General and administrative..............................................         67          --           --            67
  Amortization of subscriber acquisition costs............................         19          --           --            19
  Depreciation and amortization...........................................         43          10            6            59
                                                                            ---------         ---          ---         -----
Total costs and expenses..................................................        737          10            6           753
Operating loss............................................................        (40)        (10)          (6)          (56)
Other Income (Expense):
  Interest income.........................................................          8          --           --             8
  Interest expense, net of amounts capitalized............................       (117)         --           (5)         (122)
  Other...................................................................         (1)         --           --            (1)
                                                                            ---------         ---          ---         -----
Total other income (expense)..............................................       (110)         --           (5)         (115)
                                                                            ---------         ---          ---         -----
Loss before income taxes..................................................       (150)        (10)         (11)         (171)
Income tax benefit (provision), net.......................................         --          --           --            --
                                                                            ---------         ---          ---         -----
Net loss..................................................................  $    (150)  $     (10)   $     (11)    $    (171)
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF CASH FLOWS--YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS)

                                                                                                                   DBS CORP AND
                                                                                                                  AFFILIATES AND
                                                                           DBS CORP        SPACE        DBSC       SUBSIDIARIES
                                                                         -------------  -----------  -----------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)......................................................    $     (12)    $      --    $      --      $     (12)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Depreciation and amortization........................................            3            --           --              3
  Deferred income tax benefit..........................................           (5)           --           --             (5)
  Amortization of debt discount and deferred financing costs...........           24            --           --             24
  Other, net...........................................................            1            --           --              1
  Changes in current assets and current liabilities, net...............          (33)           --           --            (33)
                                                                                 ---           ---          ---            ---
Net cash flows from operating activities...............................          (22)           --           --            (22)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities..........................           (3)           --           --             (3)
Sales of marketable investment securities..............................           34            --           --             34
Purchases of restricted marketable investment securities...............          (15)           --           --            (15)
Purchases of property and equipment....................................         (114)          (20)          --           (134)
Offering proceeds and investment earnings placed in escrow.............          (10)           --           --            (10)
Funds released from escrow accounts....................................          122            --           --            122
Investment in DBSC.....................................................            5            --           --              5
                                                                                 ---           ---          ---            ---
Net cash flows from investing activities...............................           19           (20)          --             (1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from affiliates...............................................           --            20           --             20
Net proceeds from issuance of Common Stock.............................           --            --           --             --
                                                                                 ---           ---          ---            ---
Net cash flows from financing activities...............................           --            20           --             20
                                                                                 ---           ---          ---            ---
Net increase (decrease) in cash and cash equivalents...................           (3)           --           --             (3)
Cash and cash equivalents, beginning of year...........................           18            --           --             18
                                                                                 ---           ---          ---            ---
Cash and cash equivalents, end of year.................................    $      15     $      --    $      --      $      15
                                                                                 ---           ---          ---            ---
                                                                                 ---           ---          ---            ---

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF CASH FLOWS--YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................................  $    (102)  $      --    $      --     $    (102)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Depreciation and amortization...........................................         27          --           --            27
  Amortization of subscriber acquisition costs............................         16          --           --            16
  Deferred income tax benefit.............................................        (50)         --           --           (50)
  Amortization of debt discount and deferred financing costs..............         61          --           --            61
  Other, net..............................................................         10          --           --            10
  Changes in current assets and current liabilities, net..................         15          --           --            15
                                                                            ---------         ---          ---         -----
Net cash flows from operating activities..................................        (23)         --           --           (23)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities.............................       (138)         --           --          (138)
Sales of marketable investment securities.................................        120          --           --           120
Purchases of restricted marketable investment securities..................        (21)         --           --           (21)
Funds released from escrow and restricted cash and marketable investment
  securities..............................................................        236          --           --           236
Advances to affiliates....................................................        (64)         31           --           (33)
Purchases of property and equipment.......................................       (184)        (31)          --          (215)
Offering proceeds and investment earnings placed in escrow................       (194)         --           --          (194)
Payments received on convertible subordinated debentures from SSET........          6          --           --             6
Expenditures for FCC authorizations.......................................        (55)         --           --           (55)
Other.....................................................................         --          --           --            --
                                                                            ---------         ---          ---         -----
Net cash flows from investing activities..................................       (294)         --           --          (294)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of 1996 Notes..................................        337          --           --           337
Proceeds from note payable to ECC.........................................         12          --           --            12
Repayments of mortgage indebtedness and notes payable.....................         (8)         --           --            (8)
                                                                            ---------         ---          ---         -----
Net cash flows from financing activities..................................        341          --           --           341
                                                                            ---------         ---          ---         -----
Net increase (decrease) in cash and cash equivalents......................         24          --           --            24
Cash and cash equivalents, beginning of year..............................         15          --           --            15
                                                                            ---------         ---          ---         -----
Cash and cash equivalents, end of year....................................  $      39   $      --    $      --     $      39
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF CASH FLOWS--YEAR ENDED DECEMBER 31, 1997 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................................  $    (318)  $      --    $      (5)    $    (323)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Depreciation and amortization...........................................         51          --           --            51
  Amortization of subscriber acquisition costs............................        121          --           --           121
  Interest on notes payable to ECC........................................         --          --            5             5
  Amortization of debt discount and deferred financing costs..............         83          --           --            83
  Other, net..............................................................         11          --           --            11
  Changes in current assets and current liabilities, net..................         45          --           (1)           44
                                                                            ---------         ---          ---         -----
Net cash flows from operating activities..................................         (7)         --           (1)           (8)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities.............................        (37)         --           --           (37)
Sales of marketable investment securities.................................         52          --           --            52
Purchases of restricted marketable investment securities..................         (1)         --           --            (1)
Funds released from escrow and restricted cash and marketable investment
  securities..............................................................        120          --           --           120
Advances to affiliates....................................................       (135)        125           19             9
Purchases of property and equipment.......................................        (79)       (125)         (18)         (222)
Offering proceeds and investment earnings placed in escrow................       (228)         --           --          (228)
                                                                            ---------         ---          ---         -----
Net cash flows from investing activities..................................       (308)         --            1          (307)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Common Stock................................         --          --           --            --
Net proceeds from issuance of 1997 Notes..................................        363          --           --           363
Repayment of note payable to ECC..........................................        (12)         --           --           (12)
Repayments of mortgage indebtedness and notes payable.....................        (13)         --           --           (13)
                                                                            ---------         ---          ---         -----
Net cash flows from financing activities..................................        338          --           --           338
                                                                            ---------         ---          ---         -----
Net increase (decrease) in cash and cash equivalents......................         23          --           --            23
Cash and cash equivalents, beginning of year..............................         39          --           --            39
                                                                            ---------         ---          ---         -----
Cash and cash equivalents, end of year....................................  $      62   $      --    $      --     $      62
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF CASH FLOWS--NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................................  $    (244)  $      --    $      (5)    $    (249)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Depreciation and amortization...........................................         38          --           --            38
  Amortization of subscriber acquisition costs............................         95          --           --            95
  Interest on notes payable to ECC........................................         --          --            5             5
  Amortization of debt discount and deferred financing costs..............         61          --           --            61
  Other, net..............................................................         11          --           --            11
  Changes in current assets and current liabilities, net..................         (8)         --           (1)           (9)
                                                                            ---------         ---          ---         -----
Net cash flows from operating activities..................................        (47)         --           (1)          (48)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities.............................        (33)         --           --           (33)
Sales of marketable investment securities.................................         21          --           --            21
Purchases of restricted marketable investment securities..................         (1)         --           --            (1)
Funds released from escrow and restricted cash and marketable investment
  securities..............................................................        100          --           --           100
Advance to affiliates.....................................................       (119)        109           18             8
Purchases of property and equipment.......................................        (50)       (109)         (17)         (176)
Offering proceeds and investment earnings placed in escrow................       (225)         --           --          (225)
Other.....................................................................         (2)         --           --            (2)
                                                                            ---------         ---          ---         -----
Net cash flows from investing activities..................................       (309)         --            1          (308)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Common Stock................................         --          --           --            --
Net proceeds from issuance of 1997 Notes..................................        363          --           --           363
Repayments of mortgage indebtedness and notes payable.....................        (16)         --           --           (16)
                                                                            ---------         ---          ---         -----
Net cash flows from financing activities..................................        347          --           --           347
                                                                            ---------         ---          ---         -----
Net increase (decrease) in cash and cash equivalents......................         (9)         --           --            (9)
Cash and cash equivalents, beginning of year..............................         39          --           --            39
                                                                            ---------         ---          ---         -----
Cash and cash equivalents, end of year....................................  $      30   $      --    $      --     $      30
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

11. COMBINING SUMMARY FINANCIAL STATEMENTS (CONTINUED)
    CONSOLIDATED AND COMBINING STATEMENTS OF CASH FLOWS--NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN MILLIONS)

                                                                                                                 DBS CORP AND
                                                                                                                  AFFILIATES
                                                                               DBS                                    AND
                                                                              CORP        SPACE        DBSC      SUBSIDIARIES
                                                                            ---------  -----------  -----------  -------------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................................  $    (150)  $     (10)   $     (11)    $    (171)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Depreciation and amortization...........................................         43          10            6            59
  Amortization of subscriber acquisition costs............................         19          --           --            19
  Interest on notes payable to ECC........................................         --          --            4             4
  Amortization of debt discount and deferred financing costs..............         89          --           --            89
  Other, net..............................................................          8          --           --             8
  Changes in current assets and current liabilities, net..................        (48)         --           --           (48)
                                                                            ---------         ---          ---         -----
  Net cash flows from operating activities................................        (39)         --           (1)          (40)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities.............................         (4)         --           --            (4)
Sales of marketable investment securities.................................          6          --           --             6
Funds released from escrow and restricted cash and marketable investment
  securities..............................................................        116          --           --           116
Purchases of property and equipment.......................................       (134)         --           --          (134)
Offering proceeds and investment earnings placed in escrow................         (5)         --           --            (5)
Other.....................................................................          2          --           --             2
                                                                            ---------         ---          ---         -----
Net cash flows from investing activities..................................        (19)         --           --           (19)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Common Stock................................         --          --           --            --
Advances from affiliates..................................................         48          --            3            51
Repayments of mortgage indebtedness and notes payable.....................        (10)         --           (2)          (12)
                                                                            ---------         ---          ---         -----
Net cash flows from financing activities..................................         38          --            1            39
                                                                            ---------         ---          ---         -----
Net increase (decrease) in cash and cash equivalents......................        (20)         --           --           (20)
Cash and cash equivalents, beginning of year..............................         62          --           --            62
                                                                            ---------         ---          ---         -----
Cash and cash equivalents, end of year....................................  $      42   $      --    $      --     $      42
                                                                            ---------         ---          ---         -----
                                                                            ---------         ---          ---         -----

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

12. OPERATIONS IN GEOGRAPHIC AREAS

    The Company sells certain of its products on a worldwide basis and has operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas as of December 31, 1995, 1996 and 1997 and for the years then ended, is as follows (in thousands):

                                                                 UNITED                   OTHER
                                                                 STATES      EUROPE    INTERNATIONAL    TOTAL
                                                              ------------  ---------  ------------  ------------
1995
----
Total revenue...............................................   $   95,259   $  31,351   $   21,910   $    148,520
                                                              ------------  ---------  ------------  ------------
                                                              ------------  ---------  ------------  ------------
Export sales................................................   $    6,317
                                                              ------------
                                                              ------------
Operating income (loss).....................................   $   (7,895)  $     146   $     (257)  $     (8,006)
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
Other income (expense), net.................................                                         $    (10,546)
                                                                                                     ------------
                                                                                                     ------------
Net loss before income taxes................................                                         $    (18,552)
                                                                                                     ------------
                                                                                                     ------------
Identifiable assets.........................................   $   63,136   $  10,088   $    3,788   $     77,012
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
Corporate assets............................................                                         $    482,283
                                                                                                     ------------
                                                                                                     ------------
Total assets................................................                                         $    559,295
                                                                                                     ------------
                                                                                                     ------------
1996
----
Total revenue...............................................   $  159,611   $  26,984   $   10,508   $    197,103
                                                              ------------  ---------  ------------  ------------
                                                              ------------  ---------  ------------  ------------
Export sales................................................   $    1,536
                                                              ------------
                                                              ------------
Operating loss..............................................   $ (106,695)  $  (1,274)  $     (896)  $   (108,865)
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
Other income (expense), net.................................                                         $    (47,664)
                                                                                                     ------------
                                                                                                     ------------
Net loss before income taxes................................                                         $   (156,529)
                                                                                                     ------------
                                                                                                     ------------
Identifiable assets.........................................   $  836,598   $   5,795   $    1,871   $    844,264
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
Corporate assets............................................                                         $    241,281
                                                                                                     ------------
                                                                                                     ------------
Total assets................................................                                         $  1,085,545
                                                                                                     ------------
                                                                                                     ------------
1997
----
Total revenue...............................................   $  446,461   $  20,592   $    8,849   $    475,902
                                                              ------------  ---------  ------------  ------------
                                                              ------------  ---------  ------------  ------------
Export sales................................................   $   74,065
                                                              ------------
                                                              ------------
Operating loss..............................................   $ (222,710)  $  (1,224)  $     (402)  $   (224,336)
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
Other income (expense), net.................................                                         $    (98,942)
                                                                                                     ------------
                                                                                                     ------------
Net loss before income taxes................................                                         $   (323,278)
                                                                                                     ------------
                                                                                                     ------------
Identifiable assets.........................................   $1,086,450   $   5,696   $    2,682   $  1,094,828
                                                              ------------  ---------  ------------
                                                              ------------  ---------  ------------
Corporate assets............................................                                         $    336,946
                                                                                                     ------------
                                                                                                     ------------
Total assets................................................                                         $  1,431,774
                                                                                                     ------------
                                                                                                     ------------

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

13. VALUATION AND QUALIFYING ACCOUNTS

    The Company's valuation and qualifying accounts as of December 31, 1995, 1996 and 1997 are as follows (in thousands):

                                                                 BALANCE AT    CHARGED TO
                                                                BEGINNING OF    COSTS AND                BALANCE AT
                                                                    YEAR        EXPENSES    DEDUCTIONS   END OF YEAR
                                                                -------------  -----------  -----------  -----------
YEAR ENDED DECEMBER 31, 1995:
  Assets:
    Allowance for doubtful accounts...........................    $     186     $   1,160    $    (240)   $   1,106
    Loan loss reserve.........................................           95            19          (36)          78
    Reserve for inventory.....................................        1,585         1,511         (299)       2,797
  Liabilities:
    Reserve for warranty costs and other......................        1,493           562         (950)       1,105

YEAR ENDED DECEMBER 31, 1996:
  Assets:
    Allowance for doubtful accounts...........................    $   1,106     $   2,340    $  (1,952)   $   1,494
    Loan loss reserve.........................................           78           157          (94)         141
    Reserve for inventory.....................................        2,797         4,304       (1,438)       5,663
  Liabilities:
    Reserve for warranty costs and other......................        1,105          (342)      --              763

YEAR ENDED DECEMBER 31, 1997:
  Assets:
    Allowance for doubtful accounts...........................    $   1,494     $   4,343    $  (4,490)   $   1,347
    Loan loss reserve.........................................          141             7          (87)          61
    Reserve for inventory.....................................        5,663         1,650       (3,473)       3,840
  Liabilities:
    Reserve for warranty costs and other......................          763        --              (53)         710

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                                                 THREE MONTHS ENDED
                                                                 --------------------------------------------------
                                                                  MARCH 31     JUNE 30   SEPTEMBER 30  DECEMBER 31
                                                                 -----------  ---------  ------------  ------------
Year Ended December 31, 1996:
  Total revenue................................................   $  37,057   $  68,478   $   35,506    $   56,062
  Operating loss...............................................      (8,991)    (17,588)     (27,601)      (54,685)
  Net loss.....................................................      (7,787)    (21,134)     (26,769)      (45,986)

Year Ended December 31, 1997:
  Total revenue................................................   $  68,967   $  97,831   $  129,662    $  179,442
  Operating loss...............................................     (43,328)    (43,503)     (91,202)      (46,303)
  Net loss.....................................................     (63,303)    (66,067)    (119,567)      (74,487)

    Certain revenue amounts reflected above have been reclassified to conform with the 1997 presentation.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

15. SUBSEQUENT EVENTS (UNAUDITED)

ECHOSTAR III DEVELOPMENTS

    During July 1998, the Company announced that certain of the electronic power converters ("EPC") on its third DBS satellite, EchoStar III, were operating at higher than expected temperatures. In August 1998, Lockheed Martin, the satellite manufacturer, notified the Company that it had re-qualified the EPC's at the higher temperatures. As a result, the Company does not expect that this anomaly will have a material impact on EchoStar III's transmission capacity.

    During October 1998, Lockheed Martin advised the Company that EchoStar III had experienced an anomaly which, to date, has resulted in the loss of six TWTAs. The satellite is equipped with a total of 44 TWTAs. Only 11 TWTAs are necessary to fully utilize the Company's 11 frequencies at 61.5 DEG. WL, where the satellite is located. While there has been no interruption of service for its customers and no interruption of service is expected, the Company is presently working with Lockheed Martin to investigate the cause and potential implications of the anomaly. Lockheed Martin has informally advised the Company that it is possible the anomaly may result in the loss of additional transponders in the future.

    As a result of the anomaly related to the TWTAs, the Company has instructed its broker to notify its insurance carriers of an occurrence under the terms of the EchoStar III launch insurance policy. The EchoStar III launch insurance policy provides for insurance of $219.3 million covering the period from launch of the satellite (October 5, 1997) through October 5, 1998. Under that policy, the Company has until early 1999 to file a claim for either a constructive total or partial loss. It may be several months before all of the data required in connection with the filing of a claim can be accumulated. Pending completion of the anomaly investigation, the Company had transitioned to a 60-day, $200 million in-orbit insurance policy on EchoStar III at standard industry rates, which was renewed to February 2, 1999. However, the policy contains an exclusion for future TWTA losses based on similar anomalies. As a result of the exclusion, and in the event that comprehensive coverage for similar TWTA anomalies is ultimately denied under the launch insurance policy, the Company could potentially experience uninsured losses of capacity on EchoStar III in the future, up to and including a total loss of capacity. While there can be no assurance, the Company and its insurers expect that in-orbit insurance can be procured on more traditional terms in the future if the anomaly investigation is satisfactorily concluded and no further failures occur in the interim.

    Based on information currently available, management has evaluated the potential financial statement impact of this satellite anomaly in accordance with its stated accounting policies. The Company has not completed its assessment of the impairment to EchoStar III, but currently believes that insurance proceeds will be sufficient to offset any write-down of satellite assets that may be required because of lost transmission capacity caused by this anomaly. However, no assurance can be provided as to the ultimate amount that may be received from the insurance claim, or that coverage will be available. The Company will continue to evaluate the performance of EchoStar III and may modify its loss assessment as new events or circumstances develop. The Company does not maintain insurance for lost profit opportunity.

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

15. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
MEDIA4 ACQUISITION

    During October 1998, EchoStar announced its intention to acquire privately-held Media4, Inc. ("Media4"), an Atlanta-based supplier of broadband satellite networking equipment for personal computers. Under the agreement, EchoStar would issue approximately 386,000 shares of its Class A common stock, subject to adjustment, for 100% ownership of Media4.

    In connection with the merger, EchoStar has agreed to loan Media4 $250,000 per month for the period from October 1998 through the earlier of the consummation of the merger, or December 31, 1998. Each advance will be represented by a promissory note, bearing interest at 10%, compounded quarterly and due and payable September 30, 1999.

    EchoStar's obligation to acquire Media4 pursuant to the letter of intent is non-binding and is subject to the negotiation and execution of a definitive contract between the parties. Any contract signed by EchoStar for the purpose of acquiring Media4 will be subject to a complete due diligence review of Media4 by EchoStar, as well as the satisfaction by the seller of certain conditions. There can be no assurance that the acquisition will be consummated.

NEWS AND MCI WORLDCOM TRANSACTION

    The "110 Acquisition" was announced on November 30, 1998. Under the 110 Acquisition agreement, EchoStar will obtain MCI's license to operate 28 DBS frequencies at the 110 DEG. WL full CONUS orbital location, in-orbit delivery of two Loral-built satellites, currently expected to be launched during 1999; a recently-constructed digital broadcast operations center located in Gilbert, Arizona; a worldwide license agreement to manufacture and distribute set-top boxes internationally using NDS encryption/decoding technology; a minimum 500,000 unit purchase commitment by an affiliated entity of News from ETC for its set-top boxes; and a three-year no fee retransmission consent agreement for DISH Network to rebroadcast FOX Network owned-and-operated local station signals to their respective markets. The in-orbit delivery contract for the Loral-built satellites, the cost of which will be borne by News, includes construction and launch of the satellites and appropriate insurance coverage for launch and one-year of in-orbit insurance. EchoStar and MCI also agreed that MCI will have the non-exclusive right to bundle DISH Network service with MCI's telephony service offerings on mutually agreeable terms. In addition, the Fox News Channel is now carried on the DISH Network. The Company received standard launch support payments and a provision for "most favored nation" programming rates in exchange for carrying the programming.

    In connection with the 110 Acquisition and based on EchoStar's Class A common stock (Nasdaq: DISH) trading between $15.00 per share and $39.00 per share (the Collar), News will receive 24,030,000 newly-issued shares of EchoStar's Class A common stock and MCI will receive 5,970,000 newly-issued shares of EchoStar's Class A common stock, which is approximately 37 percent of EchoStar's fully-diluted equity and approximately 8.5 percent of the total voting power. If the price of the Class A common stock is above the range of the Collar, the number of newly issued shares will be adjusted downward.

    By combining the capacity of the newly acquired satellites at the 110 DEG.WL orbital slot and EchoStar's current satellites at 119 DEG.WL, EchoStar's DISH Network would have the capability to provide

            ECHOSTAR DBS CORPORATION AND AFFILIATES AND SUBSIDIARIES

             (A COMBINATION OF CERTAIN WHOLLY-OWNED SUBSIDIARIES OF ECHOSTAR COMMUNICATIONS CORPORATION AS DEFINED IN NOTE 1)

       NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)

15. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED) more than 500 channels of programming, Internet/data services and HDTV, along with the capability of broadcasting to the entire United States, including Alaska, Hawaii, Puerto Rico and the U.S. territories in the Caribbean and would be positioned to become a one-dish solution for local-into-local channels in major markets across the country.

    The transaction is subject to receipt of appropriate regulatory approvals and the consent of EchoStar's shareholders. EchoStar's Board of Directors has approved the agreement.

                                      PART II
                     INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Company against liability, including liability under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is, therefore, unenforceable.

COLORADO CORPORATIONS

     As provided in the Articles of Incorporation of the Company, a Colorado corporation, the Company may eliminate or limit the personal liability of a director to the Company or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that such provision shall not eliminate or limit the liability of a director to the Company or to its shareholders for monetary damages for: any breach of the director's duty of loyalty to the Company or to its shareholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; acts specified in
Section 7-108-403 of the Colorado Business Corporation Act; or any transaction from which the director derived an improper personal benefit. No such provisions eliminate or limit the liability of a director to the Company or to its shareholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.

     1. Under provisions of the Bylaws of the Company and the Colorado Business Corporation Act (the "Colorado Act"), each person who is or was a director of officer of the Company will be indemnified by the Company as a matter of right summarized as follows:

     (a) Under the Colorado Act, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company shall be indemnified against reasonable expenses (including attorneys' fees) in connection with such suit or proceeding.

     (b) Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys' fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in the Company's best interests, or in all other cases that his conduct was not opposed to the best interests of the Company, and with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful, but the Company may not indemnify the director if the director is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

     (c) In connection with a suit or proceeding by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but the Company may not indemnify the director if the director was found liable to the Company; and

     (d) Officers of the Company will be indemnified to the same extent as directors as described in (a), (b) and (c) above.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits


Exhibit        Description
-------        -----------
No.
---
3.1(a)         Articles of Incorporation of the Company (incorporated by
               reference to Exhibit 3.4(a) to the Company's Registration
               Statement on Form S-4, Registration No. 333-31929).

3.1(b)         Bylaws of the Company (incorporated by reference to Exhibit
               3.4(b) to the Company's Registration Statement on Form S-4,
               Registration No. 333-31929).

4.1            Indenture relating to the Seven Year Notes, dated as of January
               25, 1999, by and among the Company, the Guarantors and U.S. Bank
               Trust National Association, as trustee.

4.2            Form of Note for Seven Year Notes (included in Exhibit 4.1).

4.3            Indenture relating to the Ten Year Notes, dated as of January 25,
               1999, by and among the Company, the Guarantors and U.S. Bank
               Trust National Association, as trustee.

4.4            Form of Note for Ten Year Notes (included in Exhibit 4.3).

4.5 Registration Rights Agreement relating to the Seven Year Notes by and among the Company, the Guarantors and the parties named therein.

4.6 Registration Rights Agreement relating to the Ten Year Notes by and among the Company, the Guarantors and the parties named therein.

5.1 Opinion of Winthrop, Stimson, Putnam & Roberts regarding legality of securities being registered.

5.2 Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC regarding the legality of securities being registered.

10.1(a) Satellite Construction Contract, dated as of February 6, 1990, between EchoStar Satellite Corporation ("ESC") and Martin
               Marietta as successor to General Electric, EchoStar, Astro-Space
               Division ("General Electric") (incorporated by reference to
               Exhibit 10.1(a) to the Registration Statement on Form S-1 of
               Dish, Ltd. ("Dish") Registration No. 33-76450).


                                         II-2

10.1(b) First Amendment to the Satellite Construction Contract, dated as of October 2, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(b) to the Registration Statement on Form S-1 of Dish, Registration
               No. 33-76450).

10.1(c) Second Amendment to the Satellite Construction Contract, dated as of October 30, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(c) to the Registration Statement on Form S-1 of Dish, Registration
               No. 33-76450).

10.1(d) Third Amendment to the Satellite Construction Contract, dated as of April 1, 1993, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(d)to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

10.1(e) Fourth Amendment to the Satellite Construction Contract, dated as of August 19, 1993, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(e) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

10.1(f) Form of Fifth Amendment to the Satellite Construction Contract, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(f) to the Registration Statement on Form S-1 of
               Dish, Registration No. 33-81234).

10.1(g) Sixth Amendment to the Satellite Construction Contract, dated as of June 7, 1994, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(g) to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234).

10.1(h) Eighth Amendment to the Satellite Construction Contract, dated as of July 18, 1996, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(h) to the Quarterly Report on Form
               10-Q of EchoStar for the quarter ended June 30, 1996, Commission
               File No. 0-26176).

10.2           Master Purchase and License Agreement, dated as of August 12,
               1986, between Houston Tracker Systems, Inc. ("HTS") and
               Cable/Home Communications Corp. (a subsidiary of General
               Instruments Corporation) (incorporated by reference to Exhibit
               10.4 to the Registration Statement on Form S-1 of Dish,
               Registration No. 33-76450).

10.3 Master Purchase and License Agreement, dated as of June 18, 1986, between Echosphere Corporation and Cable/Home Communications
               Corp. (a subsidiary of General Instruments Corporation)
               (incorporated by reference to Exhibit 10.5 to the Registration
               Statement on Form S-1 of Dish, Registration No. 33-76450).

10.4 Merchandising Financing Agreement, dated as of June 29, 1989, between Echo Acceptance Corporation and Household Retail
               Services, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 of Dish, Registration No.
               33-76450).

10.5           Key Employee Bonus Plan, dated as of January 1, 1994
               (incorporated by  reference to Exhibit 10.7 to the Registration
               Statement on Form S-1 of Dish, Registration No. 33-76450).


                                         II-3

10.6 Consulting Agreement, dated as of February 17, 1994, between ESC and Telesat Canada (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 of Dish, Registration No.
               33-76450).

10.7 Form of Satellite Launch Insurance Declarations (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form
               S-1 of Dish, Registration No. 33-81234).

10.8           Dish 1994 Stock Incentive Plan (incorporated by reference to
               Exhibit 10.11 to the Registration Statement on Form S-1 of Dish,
               Registration No. 33-76450).

10.9           Form of Tracking, Telemetry and Control Contract between AT&T
               Corp. and ESC (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of Dish, Registration No.
               33-81234).

10.10          Manufacturing Agreement, dated as of March 22, 1995, between
               Houston Tracker Systems, Inc. and SCI Technology, Inc.
               (incorporated by reference to Exhibit 10.12 to the Registration
               Statement on Form S-1 of Dish, Commission File No. 33-81234).

10.11 Manufacturing Agreement dated as of April 14, 1995 by and between ESC and Sagem Group (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 of EchoStar
               Communications Corporation ("ECC"), Registration No. 33-91276).

10.12          Statement of Work, dated January 31, 1995 from ESC to Divicom
               Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 of ECC, Registration No.
               33-91276).

10.13 Launch Services Contract, dated as of June 2, 1995, by and between EchoStar Space Corporation and
               Lockheed-Khrunichev-Energia International, Inc. (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form
               S-1 of ECC, Registration No. 33-91276).

10.14          EchoStar 1995 Stock Incentive Plan (incorporated by reference to
               Exhibit 10.16 to the Registration Statement on Form S-1 of ECC,
               Registration No. 33-91276).

10.15(a)       Eighth Amendment to Satellite Construction Contract, dated as of
               February 1, 1994, between DirectSat Corporation and Martin
               Marietta (incorporated by reference to Exhibit 10.17(a) to the Quarterly Report on Form 10-Q of ECC for the quarter ended June
               30, 1996, Commission File No. 0-26176).

10.15(b)       Ninth Amendment to Satellite Construction Contract, dated as of
               February 1, 1994, between DirectSat Corporation and Martin
               Marietta (incorporated by reference to Exhibit 10.15 to the Registration Statement of Form S-4 of ECC, Registration No.
               333-03584).

10.15(c)       Tenth Amendment to Satellite Construction Contract, dated as of
               July 18, 1996, between DirectSat Corporation and Martin Marietta
               (incorporated by reference to Exhibit 10.17(b) to the Quarterly
               Report on Form 10-Q of ECC for the quarter ended June 30, 1996,
               Commission File No. 0-26176).


                                         II-4

10.16 Satellite Construction Contract, dated as of July 18, 1996, between EDBS and Lockheed Martin Corporation (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1996, Commission File No.
               0-26176).

10.17          Confidential Amendment to Satellite Construction Contract between
               DBSC and Martin Marietta, dated as of May 31, 1995 (incorporated by reference to Exhibit 10.14 to the Registration Statement of Form S-4 of ECC, Registration No. 333-03584).

10.18          Right and License Agreement by and among HTS and Asia
               Broadcasting and Communications Network, Ltd., dated December 19,
               1996 (incorporated by reference to Exhibit 10.18 to the Annual
               Report on Form 10-K of ECC for the year ended December 31, 1996, as amended, Commission file No. 0-26176).

10.19          Agreement between HTS, ESC and ExpressVu Inc., dated January 8,
               1997, as amended (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of ECC for the year ended December
               31, 1996, as amended, Commission file No. 0-26176).

10.20 Amendment No. 9 to Satellite Construction Contract, effective as of July 18, 1996, between Direct Satellite Broadcasting
               Corporation, a Delaware corporation ("DBSC") and Martin Marietta
               Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for the quarterly period ended June 30, 1997, Commission File No. 0-26176).

10.21 Amendment No. 10 to Satellite Construction Contract, effective as of May 31, 1996, between DBSC and Lockheed Martin Corporation
               (incorporated by reference to Exhibit 10.2 to the Quarterly
               Report on Form 10-Q of ECC for the quarterly period ended June
               30, 1997, Commission File No. 0-26176).

10.22          Contract for Launch Services, dated April 5, 1996, between
               Lockheed Martin Commercial Launch Services, Inc. and EchoStar
               Space Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of ECC for the quarterly period ended June 30, 1997, Commission File No. 0-26176).

10.23          OEM Manufacturing, Marketing and Licensing Agreement, dated as of
               February 17, 1998, by and among HTS, ESC and Philips Electronics
               North America Corporation (incorporated by reference to Exhibit
               10.1 to the Quarterly Report on Form 10-Q of ECC for the quarterly period ended March 31, 1998, Commission File No.
               0-26176).

10.24 Licensing Agreement, dated as of February 23, 1998, by and among HTS, ESC and VTech Communications Ltd. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of ECC for quarterly period ended March 31, 1998, Commission File No.
               0-26176).

10.25 Agreement to form NagraStar LLC, dated as of June 23, 1998 by and between Kudelski S.A., ECC and ESC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for quarterly period ended June 30, 1998, Commission File No.
               0-26176).


                                         II-5

10.26          Purchase Agreement by and among American Sky Broadcasting, LLC,
               The News Corporation Limited, MCI Telecommunications Corporation and EchoStar Communications Corporation, dated November 30, 1998.
               (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by ECC on November 30, 1998, Commission File No. 0-26176).

10.27 Form of Registration Rights Agreement to be entered into among EchoStar Communications Corporation, MCI Telecommunications
               Corporation, and a to-be-named wholly-owned subsidiary of MCI
               Telecommunications Corporation, American Sky Broadcasting, LLC, and a to-be-named wholly-owned subsidiary of The News Corporation
               Limited (incorporated by reference to Exhibit 10.2 to the Current
               Report on Form 8-K of EchoStar, filed as of December 1, 1998).

10.28          Voting  Agreement  dated November 30, 1998,  among EchoStar
               Communications Corporation,  American Sky Broadcasting,  LLC,
               The News Corporation Limited and MCI Telecommunications
               Corporation (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of EchoStar, filed as of December 1,
               1998).

12             Ratio of earnings to fixed charges.

21             Subsidiaries of the Company.

23.1           Consent of Winthrop, Stimson, Putnam & Roberts (included in
               Exhibit 5.1).

23.2           Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
               (included in Exhibit 5.2).

23.3           Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature pages to this Registration Statement).

25.1           Statement of Eligibility on Form T-1 under the Trust Indenture
               Act of 1939 of U.S. Bank Trust National Association, as Trustee of the Indenture, relating to the Seven Year Notes (separately bound).

25.2           Statement of Eligibility on Form T-1 under the Trust Indenture
               Act of 1939 of U.S. Bank Trust National Association, as Trustee of the Indenture, relating to the Ten Year Notes (separately bound).

99.1           Form of Letter of Transmittal.

99.2           Form of Notice of Guaranteed Delivery.

ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                     SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Littleton, State of Colorado, as of January 27, 1999.

ECHOSTAR DBS CORPORATION
DIRECTSAT CORPORATION
ECHO ACCEPTANCE CORPORATION
ECHOSPHERE CORPORATION
DISH INSTALLATION NETWORK CORPORATION
ECHOSTAR TECHNOLOGIES CORPORATION
HT VENTURES, INC.
ECHOSTAR INTERNATIONAL CORPORATION
SATELLITE SOURCE, INC.
ECHOSTAR SATELLITE CORPORATION
HOUSTON TRACKER SYSTEMS, INC.
ECHOSTAR NORTH AMERICA CORPORATION
SKY VISTA CORPORATION
ECHOSTAR INDONESIA, INC.
DIRECT BROADCASTING SATELLITE CORPORATION
ECHOSTAR SATELLITE BROADCASTING CORPORATION
DISH, LTD.
ECHOSTAR SPACE CORPORATION



                              By:/s/ CHARLES W. ERGEN
                                 --------------------
                                     Charles W. Ergen
                              Chief Executive Officer

     We, the undersigned officers and Directors of EchoStar DBS Corporation and each of the above-named Guarantors hereby severally constitute and appoint David
K. Moskowitz our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally do all such things in our names and on our behalf in our capacities as officers and Directors to enable EchoStar DBS Corporation and each of the above-named Guarantors to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated:


SIGNATURE                 TITLE                                            DATE
-----------------         --------                                         --------
                          Chairman, Chief Executive Officer and            January 27, 1999
/s/ Charles W. Ergen      Director (Principal Executive Officer)
--------------------
Charles W. Ergen


                          Chief Operating Officer and                      January 27, 1999
/s/ Steven B. Schaver     Chief Financial Officer
---------------------



                                         II-8


Steven B. Schaver         (Principal Financial and Accounting Officer)


                          Director                                         January 27, 1999
/s/ James DeFranco
------------------
James DeFranco


                          Director                                         January 27, 1999
/s/ David K. Moskowitz
----------------------
David K. Moskowitz

Index to Exhibits


 Exhibit   Description                                              Page Number
 -------   -----------                                              ----------
 No.
 ---
 3.1(a)    Articles of Incorporation of the Company (incorporated
           by reference to Exhibit 3.4(a) to the Company's
           Registration Statement on Form S-4, Registration No.
           333-31929).

 3.1(b) Bylaws of the Company (incorporated by reference to Exhibit 3.4(b) to the Company's Registration Statement on Form S-4, Registration No. 333-31929).

 4.1 Indenture relating to the Seven Year Notes, dated as of January 25, 1999, by and among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee.

 4.2       Form of Note for Seven Year Notes (included in Exhibit 4.1).

 4.3 Indenture relating to the Ten Year Notes, dated as of January 25, 1999, by and among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee.

 4.4       Form of Note for Ten Year Notes (included in Exhibit 4.3).

 4.5       Registration Rights Agreement relating to the Seven
           Year Notes by and among the Company, the Guarantors and the parties named therein.

 4.6       Registration Rights Agreement relating to the Ten Year
           Notes by and among the Company, the Guarantors and the parties named therein.

 5.1 Opinion of Winthrop, Stimson, Putnam & Roberts regarding legality of securities being registered.

 5.2       Opinion of Friedlob Sanderson Raskin Paulson &
           Tourtillott, LLC regarding the legality of securities being registered.

 10.1(a)   Satellite Construction Contract, dated as of February
           6, 1990, between EchoStar Satellite Corporation ("ESC") and Martin Marietta as successor to General Electric, EchoStar, Astro-Space Division ("General Electric")
           (incorporated by reference to Exhibit 10.1(a) to the Registration Statement on Form S-1 of Dish, Ltd.
           ("Dish") Registration No. 33-76450).

 10.1(b) First Amendment to the Satellite Construction Contract, dated as of October 2, 1992, between ESC and Martin
           Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(b) to the Registration
           Statement on Form S-1 of Dish, Registration No. 33-
           76450).



 10.1(c)   Second Amendment to the Satellite Construction
           Contract, dated as of October 30, 1992, between ESC and Martin Marietta as successor to General Electric
           (incorporated by reference to Exhibit 10.1(c) to the Registration Statement on Form S-1 of Dish,
           Registration No. 33-76450).

 10.1(d) Third Amendment to the Satellite Construction Contract, dated as of April 1, 1993, between ESC and Martin
           Marietta (incorporated by reference to Exhibit
           10.1(d)to the Registration Statement on Form S-1 of
           Dish, Registration No. 33-76450).

 10.1(e)   Fourth Amendment to the Satellite Construction
           Contract, dated as of August 19, 1993, between ESC and Martin Marietta (incorporated by reference to Exhibit
           10.1(e) to the Registration Statement on Form S-1 of
           Dish, Registration No. 33-76450).

 10.1(f)   Form of Fifth Amendment to the Satellite Construction
           Contract, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(f) to the Registration
           Statement on Form S-1 of Dish, Registration No. 33-
           81234).

 10.1(g) Sixth Amendment to the Satellite Construction Contract, dated as of June 7, 1994, between ESC and Martin
           Marietta (incorporated by reference to Exhibit 10.1(g) to the Registration Statement on Form S-1 of Dish,
           Registration No. 33-81234).

 10.1(h)   Eighth Amendment to the Satellite Construction
           Contract, dated as of July 18, 1996, between ESC and Martin Marietta (incorporated by reference to Exhibit
           10.1(h) to the Quarterly Report on Form 10-Q of
           EchoStar for the quarter ended June 30, 1996, Commission File No. 0-26176).

 10.2      Master Purchase and License Agreement, dated as of
           August 12, 1986, between Houston Tracker Systems, Inc.
           ("HTS") and Cable/Home Communications Corp. (a subsidiary of General Instruments Corporation)
           (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 of Dish,
           Registration No. 33-76450).

 10.3      Master Purchase and License Agreement, dated as of June
           18, 1986, between Echosphere Corporation and Cable/Home
           Communications Corp. (a subsidiary of General
           Instruments Corporation) (incorporated by reference to
           Exhibit 10.5 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

 10.4      Merchandising Financing Agreement, dated as of June 29,
           1989, between Echo Acceptance Corporation and Household
           Retail Services, Inc. (incorporated by reference to
           Exhibit 10.6 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).



 10.5      Key Employee Bonus Plan, dated as of January 1, 1994
           (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 of Dish,
           Registration No. 33-76450).

 10.6 Consulting Agreement, dated as of February 17, 1994, between ESC and Telesat Canada (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

 10.7      Form of Satellite Launch Insurance Declarations
           (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Dish,
           Registration No. 33-81234).

 10.8 Dish 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registration
           Statement on Form S-1 of Dish, Registration No. 33-
           76450).

 10.9 Form of Tracking, Telemetry and Control Contract between AT&T Corp. and ESC (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form
           S-1 of Dish, Registration No. 33-81234).

 10.10 Manufacturing Agreement, dated as of March 22, 1995, between Houston Tracker Systems, Inc. and SCI
           Technology, Inc. (incorporated by reference to Exhibit
           10.12 to the Registration Statement on Form S-1 of
           Dish, Commission File No. 33-81234).

 10.11 Manufacturing Agreement dated as of April 14, 1995 by and between ESC and Sagem Group (incorporated by reference to Exhibit 10.13 to the Registration
           Statement on Form S-1 of EchoStar Communications
           Corporation ("ECC"), Registration No. 33-91276).

 10.12     Statement of Work, dated January 31, 1995 from ESC to
           Divicom Inc. (incorporated by reference to Exhibit
           10.14 to the Registration Statement on Form S-1 of ECC,
           Registration No. 33-91276).

 10.13 Launch Services Contract, dated as of June 2, 1995, by and between EchoStar Space Corporation and Lockheed-
           Khrunichev-Energia International, Inc. (incorporated by reference to Exhibit 10.15 to the Registration
           Statement on Form S-1 of ECC, Registration No. 33-
           91276).

 10.14 EchoStar 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration
           Statement on Form S-1 of ECC, Registration No. 33-
           91276).

 10.15(a) Eighth Amendment to Satellite Construction Contract, dated as of February 1, 1994, between DirectSat
           Corporation and Martin Marietta (incorporated by reference to Exhibit 10.17(a) to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1996, Commission File No. 0-26176).



 10.15(b) Ninth Amendment to Satellite Construction Contract, dated as of February 1, 1994, between DirectSat
           Corporation and Martin Marietta (incorporated by reference to Exhibit 10.15 to the Registration
           Statement of Form S-4 of ECC, Registration No. 333-
           03584).

 10.15(c) Tenth Amendment to Satellite Construction Contract, dated as of July 18, 1996, between DirectSat
           Corporation and Martin Marietta (incorporated by reference to Exhibit 10.17(b) to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1996, Commission File No. 0-26176).

 10.16     Satellite Construction Contract, dated as of July 18,
           1996, between EDBS and Lockheed Martin Corporation
           (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1996, Commission File No. 0-26176).

 10.17     Confidential Amendment to Satellite Construction
           Contract between DBSC and Martin Marietta, dated as of May 31, 1995 (incorporated by reference to Exhibit
           10.14 to the Registration Statement of Form S-4 of ECC,
           Registration No. 333-03584).

 10.18     Right and License Agreement by and among HTS and Asia
           Broadcasting and Communications Network, Ltd., dated
           December 19, 1996 (incorporated by reference to Exhibit
           10.18 to the Annual Report on Form 10-K of ECC for the year ended December 31, 1996, as amended, Commission file No. 0-26176).

 10.19     Agreement between HTS, ESC and ExpressVu Inc., dated
           January 8, 1997, as amended (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of
           ECC for the year ended December 31, 1996, as amended, Commission file No. 0-26176).

 10.20 Amendment No. 9 to Satellite Construction Contract, effective as of July 18, 1996, between Direct Satellite
           Broadcasting Corporation, a Delaware corporation
           ("DBSC") and Martin Marietta Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for the quarterly period ended June
           30, 1997, Commission File No. 0-26176).

 10.21 Amendment No. 10 to Satellite Construction Contract, effective as of May 31, 1996, between DBSC and Lockheed
           Martin Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of
           ECC for the quarterly period ended June 30, 1997, Commission File No. 0-26176).

 10.22 Contract for Launch Services, dated April 5, 1996, between Lockheed Martin Commercial Launch Services,
           Inc. and EchoStar Space Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of ECC for the quarterly period ended June
           30, 1997, Commission File No. 0-26176).



 10.23 OEM Manufacturing, Marketing and Licensing Agreement, dated as of February 17, 1998, by and among HTS, ESC and Philips Electronics North America Corporation
           (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for the quarterly period ended March 31, 1998, Commission File No. 0-
           26176).

 10.24 Licensing Agreement, dated as of February 23, 1998, by and among HTS, ESC and VTech Communications Ltd.
           (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of ECC for quarterly period ended March 31, 1998, Commission File No. 0-
           26176).

 10.25     Agreement to form NagraStar LLC, dated as of June 23,
           1998 by and between Kudelski S.A., ECC and ESC
           (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for quarterly period ended June 30, 1998, Commission File No. 0-
           26176).

 10.26     Purchase Agreement by and among American Sky
           Broadcasting, LLC, The News Corporation Limited, MCI
           Telecommunications Corporation and EchoStar
           Communications Corporation, dated November 30, 1998.
           (incorporated by reference to Exhibit 10.1 to the Form
           8-K filed by ECC on November 30, 1998, Commission File
           No. 0-26176).

 10.27 Form of Registration Rights Agreement to be entered into among EchoStar Communications Corporation, MCI
           Telecommunications Corporation, and a to-be-named wholly-owned subsidiary of MCI Telecommunications
           Corporation, American Sky Broadcasting, LLC, and a to-be-named wholly-owned subsidiary of The News
           Corporation Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of
           EchoStar, filed as of December 1, 1998).

 10.28     Voting  Agreement  dated November 30, 1998,  among
           EchoStar Communications   Corporation,  American Sky
           Broadcasting,  LLC, The News Corporation Limited and
           MCI Telecommunications Corporation (incorporated by
           reference to Exhibit 10.3 to the Current Report on Form
           8-K of EchoStar, filed as of December 1, 1998).

 12        Ratio of earnings to fixed charges.

 21        Subsidiaries of the Company.

 23.1      Consent of Winthrop, Stimson, Putnam & Roberts
           (included in Exhibit 5.1).

 23.2      Consent of Friedlob Sanderson Raskin Paulson &
           Tourtillott, LLC (included in Exhibit 5.2).

 23.3      Consent of Arthur Andersen LLP.



 24 Power of Attorney (included in the signature pages to this Registration Statement).

 25.1      Statement of Eligibility on Form T-1 under the Trust
           Indenture Act of 1939 of U.S. Bank Trust National
           Association, as Trustee of the Indenture, relating to the Seven Year Notes (separately bound).

 25.2      Statement of Eligibility on Form T-1 under the Trust
           Indenture Act of 1939 of U.S. Bank Trust National
           Association, as Trustee of the Indenture, relating to the Ten Year Notes (separately bound).

 99.1      Form of Letter of Transmittal.

 99.2      Form of Notice of Guaranteed Delivery.